     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2000


                                                   REGISTRATION NO. 333-30760-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      KIEWIT MATERIALS                                                PETER KIEWIT
                          COMPANY                                                      SONS', INC.
                (EXACT NAME OF REGISTRANT                                      (EXACT NAME OF REGISTRANT
               AS SPECIFIED IN ITS CHARTER)                                   AS SPECIFIED IN ITS CHARTER)
    DELAWARE             1400              47-0819021               DELAWARE             1600              91-1842817
(STATE OR OTHER   (PRIMARY STANDARD     (I.R.S. EMPLOYER        (STATE OR OTHER   (PRIMARY STANDARD     (I.R.S. EMPLOYER
JURISDICTION OF       INDUSTRIAL      IDENTIFICATION NO.)       JURISDICTION OF       INDUSTRIAL      IDENTIFICATION NO.)
 INCORPORATION)  CLASSIFICATION CODE                            INCORPORATION)   CLASSIFICATION CODE
                       NUMBER)                                                         NUMBER)

                  ------------------------                                      ------------------------

        KIEWIT PLAZA, OMAHA, NEBRASKA 68131, (402) 536-3661             KIEWIT PLAZA, OMAHA, NEBRASKA 68131, (402) 342-2052
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)          INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                                                                                            OFFICES)

                       MARK E. BELMONT, ESQ.                                         TOBIN A. SCHROPP, ESQ.
           VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            KIEWIT PLAZA                                                  KIEWIT PLAZA
                       OMAHA, NEBRASKA 68131                                          OMAHA, NEBRASKA 68131
                           (402) 536-3661                                                (402) 342-2052
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING          (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                  AREA CODE, OF AGENT FOR SERVICE)                          TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                                                                                       AGENT FOR SERVICE)


                            ------------------------

                                WITH A COPY TO:
                            JOHN S. D'ALIMONTE, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 728-8000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       THE INFORMATION IN THIS OFFERING CIRCULAR-PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS OFFERING CIRCULAR-PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 8, 2000


JOINT PROSPECTUS

                           [PETER KIEWIT SONS' LOGO]

                            PETER KIEWIT SONS', INC.
                               OFFER TO EXCHANGE
                            ------------------------

       -- 8.028% SERIES 2000A CONVERTIBLE DEBENTURES OF KIEWIT MATERIALS COMPANY, DUE OCTOBER 31, 2010, OR

       -- (1) 8.028% SERIES 1997A CONVERTIBLE DEBENTURES OF PETER KIEWIT SONS', INC., DUE OCTOBER 31, 2010, AND (2) SHARES OF KIEWIT MATERIALS COMPANY COMMON STOCK

                                         for

      OUTSTANDING 8.028% SERIES 1997 CONVERTIBLE DEBENTURES OF PETER KIEWIT SONS', INC., DUE OCTOBER 31, 2007
                            ------------------------------

       -- 7.35% SERIES 2000B CONVERTIBLE DEBENTURES OF KIEWIT MATERIALS COMPANY, DUE OCTOBER 31, 2010, OR

       -- (1) 7.35% SERIES 1998A CONVERTIBLE DEBENTURES OF PETER KIEWIT SONS', INC., DUE OCTOBER 31, 2010, AND (2) SHARES OF KIEWIT MATERIALS COMPANY COMMON STOCK

                                         for

      OUTSTANDING 7.35% SERIES 1998 CONVERTIBLE DEBENTURES OF PETER KIEWIT SONS', INC., DUE OCTOBER 31, 2008
                            ------------------------------

       -- 8.25% SERIES 2000C CONVERTIBLE DEBENTURES OF KIEWIT MATERIALS COMPANY, DUE OCTOBER 31, 2010, OR

       -- (1) 8.25% SERIES 1999A CONVERTIBLE DEBENTURES OF PETER KIEWIT SONS', INC., DUE OCTOBER 31, 2010, AND (2) SHARES OF KIEWIT MATERIALS COMPANY COMMON STOCK

                                         for

      OUTSTANDING 8.25% SERIES 1999 CONVERTIBLE DEBENTURES OF PETER KIEWIT SONS', INC., DUE OCTOBER 31, 2009
                            ------------------------------


     The debenture exchange offer expires at 11:59 p.m., Omaha time, on September 14, 2000, unless extended.


     Kiewit intends to spin off Materials after the debenture exchange offer.

     Your right to withdraw tendered securities is limited, as described in this document.

     The new securities will not be listed on any securities exchange or market and will be subject to substantial transfer restrictions.

     SEE "RISK FACTORS," BEGINNING ON PAGE 16, FOR A DESCRIPTION OF FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THE DEBENTURE EXCHANGE OFFER.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


August   , 2000

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE DEBENTURE EXCHANGE OFFER....     1
SUMMARY.....................................................    10
  The Companies.............................................    10
  The Debenture Exchange Offer..............................    10
RISK FACTORS................................................    16
  Risk Factors Relating to the Debenture Exchange Offer, the
     Share Exchange and the Spin-off........................    16
  Risk Factors Regarding Materials..........................    17
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.............    22
THE DEBENTURE EXCHANGE OFFER, THE SHARE EXCHANGE
  AND THE SPIN-OFF..........................................    23
  Background and Purpose....................................    23
  The Share Exchange........................................    24
  The Spin-off..............................................    24
  Effects...................................................    24
  Dividend Policies.........................................    24
  Ownership and Transfer Restrictions.......................    24
  Consequences of a Decision Not to Exchange................    25
  Consequences of a Decision to Exchange....................    26
  No Appraisal Rights.......................................    26
  Regulatory Approvals......................................    26
  Capital Contributions to Materials........................    26
  Accounting Treatment......................................    26
THE DEBENTURE EXCHANGE OFFER................................    28
  Terms of the Debenture Exchange Offer.....................    28
  Exchange Alternatives.....................................    30
  Formula Price.............................................    32
  Transfer Restrictions.....................................    32
  Determining to Participate in the Debenture Exchange
     Offer..................................................    33
  Exchange of Kiewit Convertible Debentures.................    34
  Procedures for Tendering Kiewit Convertible Debentures....    34
  Lost or Destroyed Kiewit Convertible Debentures...........    34
  Kiewit's Interpretations Are Binding......................    35
  Withdrawal Rights.........................................    35
  Extension of Tender Period; Termination; Amendment........    36
  Conditions to the Debenture Exchange Offer................    36
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
  KIEWIT....................................................    38
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
  MATERIALS.................................................    40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF KIEWIT.......................    42
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF MATERIALS....................    50

                                                              PAGE
                                                              ----
BUSINESS OF MATERIALS.......................................    55
  Industry Background/Market Overview.......................    56
  Business Strategy.........................................    58
  Operations and Properties.................................    59
  Reserves..................................................    60
  Products..................................................    61
  Customers.................................................    61
  Competition...............................................    61
  Employees.................................................    61
  Governmental and Environmental Regulation.................    62
  Legal Proceedings.........................................    62
BUSINESS OF KIEWIT..........................................    63
  The Construction Business.................................    63
  Competition...............................................    63
  Demand....................................................    63
  Backlog...................................................    64
  Joint Ventures............................................    64
  Significant Customer......................................    64
  The Materials Business....................................    64
  Locations.................................................    64
  Properties................................................    64
  Environmental Protection..................................    65
  Employees.................................................    65
MANAGEMENT OF MATERIALS.....................................    66
  Senior Management and Directors of Materials..............    66
  Other Key Personnel.......................................    66
  Committees................................................    68
SECURITY OWNERSHIP OF MATERIALS COMMON STOCK BY CERTAIN
  BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF
  MATERIALS.................................................    69
EXECUTIVE COMPENSATION OF MATERIALS.........................    70
  Summary Compensation Table................................    70
  Director Compensation.....................................    70
  Other Compensation and Equity Programs....................    70
MANAGEMENT OF KIEWIT........................................    71
  Senior Management and Directors of Kiewit.................    71
  Committees................................................    73
SECURITY OWNERSHIP OF KIEWIT COMMON STOCK BY CERTAIN
  BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF
  KIEWIT....................................................    74
EXECUTIVE COMPENSATION OF KIEWIT............................    75
  Summary Compensation Table................................    75
  Director Compensation.....................................    75

                                                              PAGE
                                                              ----
CERTAIN TRANSACTIONS........................................    76
  Compensation Committee Interlocks and Insider
     Participation..........................................    77
COMPARISON OF OUTSTANDING KIEWIT CONVERTIBLE DEBENTURES AND
  NEW REDUCED PRINCIPAL AMOUNT KIEWIT CONVERTIBLE
  DEBENTURES................................................    78
  Basic Features............................................    78
  Conversion Rights.........................................    81
  Ownership and Transfer Restrictions.......................    82
  Redemption................................................    82
  Modification of the Indenture.............................    82
  Events of Default and Withholding of Notice to
     Debentureholders.......................................    82
  The Trustee...............................................    83
  Authentication and Delivery...............................    83
  Satisfaction and Discharge of Indenture...................    83
COMPARISON OF OUTSTANDING KIEWIT CONVERTIBLE DEBENTURES AND
  MATERIALS CONVERTIBLE DEBENTURES..........................    84
  Basic Features............................................    84
  Conversion Rights.........................................    87
  Ownership and Transfer Restrictions.......................    89
  Redemption................................................    89
  Modification of the Indenture.............................    89
  Events of Default and Withholding of Notice to
     Debentureholders.......................................    90
  The Trustee...............................................    90
  Authentication and Delivery...............................    90
  Satisfaction and Discharge of Indenture...................    90
COMPARISON OF RIGHTS OF HOLDERS OF KIEWIT COMMON STOCK AND
  MATERIALS COMMON STOCK....................................    91
  General...................................................    91
  Dividend Policy...........................................    91
  Voting Rights.............................................    91
  Repurchase Rights.........................................    92
  Liquidation Rights........................................    92
  Formula Price.............................................    93
  Ownership and Transfer Restrictions.......................    93
  Listing...................................................    94
  Limitation on Directors' Liability........................    94
  Preferred Stock...........................................    94
  Action by Stockholder Consent; Stockholders' Meetings.....    95
RELATIONSHIP BETWEEN KIEWIT AND MATERIALS...................    96
  Separation Agreement......................................    96
  Tax Sharing Agreement.....................................    97
  Other.....................................................    97

                                                              PAGE
                                                              ----
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...............    97
  Non-U.S. Persons..........................................    98
  Reporting Requirements....................................    99
MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES...........   100
  Exchange of Outstanding Kiewit Debentures for Materials
     Common Stock and New Reduced Principal Amount Kiewit
     Debentures.............................................   100
  Exchange of Outstanding Kiewit Debentures for Materials
     Convertible Debentures.................................   101
NEBRASKA TAX LETTER.........................................   102
LEGAL MATTERS...............................................   102
EXPERTS.....................................................   102
WHERE YOU CAN FIND MORE INFORMATION.........................   103
INDEX TO KIEWIT FINANCIAL STATEMENTS........................   F-1
INDEX TO KIEWIT MATERIALS COMPANY FINANCIAL STATEMENTS......  F-33
INDEX TO PACIFIC ROCK PRODUCTS AND RIVER CITY MACHINERY
  FINANCIAL STATEMENTS......................................  F-61
INDEX TO PRO FORMA INFORMATION..............................  F-72

            QUESTIONS AND ANSWERS ABOUT THE DEBENTURE EXCHANGE OFFER

Q:  WHAT IS THE DEBENTURE EXCHANGE OFFER?

A: In the debenture exchange offer, Peter Kiewit Sons', Inc. is offering the holders of its outstanding convertible debentures the opportunity to exchange their Kiewit debentures for:

     - Kiewit Materials Company debentures convertible into shares of Materials common stock; or

     - both shares of Materials common stock and new reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock.

    Materials is a wholly owned subsidiary of Kiewit.

    The debenture exchange offer is being made in connection with a proposal by Kiewit to separate its construction business and its materials business into two separate, independent companies by distributing shares of Materials common stock to Kiewit stockholders in a spin-off that is intended to be tax-free for U.S. federal income tax purposes.

Q:  WHAT IS THE SPIN-OFF?

A: After the completion of the debenture exchange offer and the share exchange described below, Kiewit will distribute the shares of Materials common stock it then holds as a dividend on a pro rata basis to holders of Kiewit common stock in the spin-off. Kiewit stockholders will receive in the spin-off one share of Materials common stock for each share of Kiewit common stock held.

Q:  WHY IS KIEWIT CONDUCTING THE DEBENTURE EXCHANGE OFFER?

A: Each holder of Kiewit convertible debentures is a party to a repurchase agreement that requires that the debentures be sold to Kiewit on termination of the holder's employment with Kiewit or a subsidiary of Kiewit. Following the completion of the spin-off, Materials employees will no longer be employed by Kiewit or a subsidiary of Kiewit and will no longer meet the requirements for owning Kiewit debentures. Therefore, they will be required to sell any Kiewit debentures they then own back to Kiewit. The debenture exchange offer allows debentureholders who are Materials employees the opportunity to acquire securities of their company and avoid having to sell any Kiewit debentures they own back to Kiewit immediately following the spin-off.

    Kiewit debentures do not contain provisions which would enable debentureholders who are Kiewit employees to participate in the distribution of shares of Materials common stock in the spin-off or which would adjust the conversion ratio of the outstanding Kiewit debentures to take into account the effect of the spin-off. Following the spin-off, the shares of Kiewit common stock issuable on conversion of the Kiewit debentures will have a lower aggregate formula price since the formula price for Kiewit common stock immediately after the spin-off will be reduced by the book value of Materials distributed as a dividend in the spin-off. The debenture exchange offer allows debentureholders who are Kiewit employees the opportunity to participate in the spin-off by receiving Materials common stock and new reduced principal amount Kiewit debentures.

Q:  WHAT WILL I RECEIVE IF I PARTICIPATE IN THE DEBENTURE EXCHANGE OFFER?

A: What you will receive if you participate in the debenture exchange offer depends on:

     - the series of the Kiewit convertible debentures you currently hold; and

     - the securities you elect to receive in exchange for your Kiewit convertible debentures.

    The table below shows what you will receive based on what you hold and which option you choose.

  -------------------------------------------------------------------------------------------
        SERIES OF KIEWIT                   CHOICE 1
     CONVERTIBLE DEBENTURES         EXCHANGE FOR MATERIALS                CHOICE 2
            YOU HOLD               CONVERTIBLE DEBENTURES IN      EXCHANGE FOR NEW REDUCED
                                   THE SAME PRINCIPAL AMOUNT       PRINCIPAL AMOUNT KIEWIT
                                   AS THE KIEWIT DEBENTURES      CONVERTIBLE DEBENTURES AND
                                        BEING EXCHANGED            MATERIALS COMMON STOCK
  -------------------------------------------------------------------------------------------
  8.028% Series 1997             8.028% Series 2000A            - 8.028% Series 1997A
  Convertible Debentures of      Convertible Debentures of        Convertible Debentures of
  Peter Kiewit Sons', Inc., due  Kiewit Materials Company, due    Peter Kiewit Sons', Inc.,
  October 31, 2007 and           October 31, 2010. The Series     due October 31, 2010 and
  convertible into shares of     2000A Convertible Debentures     convertible in October 2002
  Kiewit common stock in         you receive will be              into the same number of
  October 2002.                  convertible in October 2002      shares of Kiewit common
                                 into shares of Materials         stock as the Series 1997
                                 common stock with an initial     Convertible Debentures you
                                 aggregate formula price equal    exchange were convertible;
                                 to the aggregate formula         and
                                 price of the shares of Kiewit  - Shares of Materials common
                                 common stock into which the      stock.
                                 Series 1997 Convertible
                                 Debentures you exchange were
                                 convertible.
  -------------------------------------------------------------------------------------------
  7.35% Series 1998 Convertible  7.35% Series 2000B             - 7.35% Series 1998A
  Debentures of Peter Kiewit     Convertible Debentures of        Convertible Debentures of
  Sons', Inc., due October 31,   Kiewit Materials Company, due    Peter Kiewit Sons', Inc.,
  2008 and convertible into      October 31, 2010. The Series     due October 31, 2010 and
  shares of Kiewit common stock  2000B Convertible Debentures     convertible in October 2003
  in October 2003.               you receive will be              into the same number of
                                 convertible in October 2003      shares of Kiewit common
                                 into shares of Materials         stock as the Series 1998
                                 common stock with an initial     Convertible Debentures you
                                 aggregate formula price equal    exchange were convertible;
                                 to the aggregate formula         and
                                 price of the shares of Kiewit
                                 common stock into which the    - Shares of Materials common
                                 Series 1998 Convertible          stock.
                                 Debentures you exchange were
                                 convertible.
  -------------------------------------------------------------------------------------------
  8.25% Series 1999 Convertible  8.25% Series 2000C             - 8.25% Series 1999A
  Debentures of Peter Kiewit     Convertible Debentures of        Convertible Debentures of
  Sons', Inc., due October 31,   Kiewit Materials Company, due    Peter Kiewit Sons', Inc.,
  2009 and convertible into      October 31, 2010. The Series     due October 31, 2010 and
  shares of Kiewit common stock  2000C Convertible Debentures     convertible in October 2004
  in October 2004.               you receive will be              into the same number of
                                 convertible in October 2004      shares of Kiewit common
                                 into shares of Materials         stock as the Series 1999
                                 common stock with an initial     Convertible Debentures you
                                 aggregate formula price equal    exchange were convertible;
                                 to the aggregate formula         and
                                 price of the shares of Kiewit
                                 common stock into which the    - Shares of Materials common
                                 Series 1999 Convertible          stock.
                                 Debentures you exchange were
                                 convertible.
  -------------------------------------------------------------------------------------------

In the event you elect Choice 2:

     - the principal amount of the new Kiewit convertible debentures you receive will be equal to the principal amount of the outstanding Kiewit convertible debentures less the initial formula price of the Materials common stock received in the debenture exchange offer; and

     - the number of shares of Materials common stock you receive will be equal to the number of shares of Materials common stock you would have received had you converted your original Kiewit debentures prior to the spin-off, and received the dividend of Materials common stock in the spin-off. Kiewit stockholders will receive in the spin-off one share of Materials common stock for each share of Kiewit common stock they hold.

Q. WHAT SHOULD I EXPECT TO RECEIVE IF I EXCHANGE A $1,000 PRINCIPAL AMOUNT KIEWIT CONVERTIBLE DEBENTURE FOR A MATERIALS CONVERTIBLE DEBENTURE?


A: We have prepared the following table to illustrate what you would receive if you elected to exchange a $1,000 principal amount Kiewit convertible debenture in the debenture exchange offer for a Materials convertible debenture. The table assumes a formula price for Kiewit common stock immediately prior to the spin-off of $20.35 per share, the formula price as of August 14, 2000. The Kiewit formula price will be reduced in the event Kiewit pays a cash dividend prior to completion of the debenture exchange offer. The table also assumes an initial formula price for Materials common stock of $7.14 per share. The following is an example for illustrative purposes only and may not be indicative of what you will actually receive if you participate in the debenture exchange offer.




                                                                                CHOICE 1
      OUTSTANDING KIEWIT CONVERTIBLE DEBENTURE                       MATERIALS CONVERTIBLE DEBENTURE
-----------------------------------------------------------------------------------------------------------------
SERIES   PRINCIPAL   NUMBER OF SHARES     AGGREGATE     SERIES   PRINCIPAL   NUMBER OF SHARES   INITIAL AGGREGATE
          AMOUNT        OF KIEWIT       FORMULA PRICE             AMOUNT       OF MATERIALS       FORMULA PRICE
                       COMMON STOCK     OF SHARES OF                           COMMON STOCK       OF SHARES OF
                       ISSUABLE ON         KIEWIT                              ISSUABLE ON          MATERIALS
                      CONVERSION(1)     COMMON STOCK                          CONVERSION(1)       COMMON STOCK
                                         ISSUABLE ON                                               ISSUABLE ON
                                         CONVERSION                                                CONVERSION
-----------------------------------------------------------------------------------------------------------------
1997      $1,000          100             $2,035.00     2000A     $1,000          285.01            $2,034.97
-----------------------------------------------------------------------------------------------------------------
1998      $1,000           79.36          $1,614.98     2000B     $1,000          226.19            $1,614.99
-----------------------------------------------------------------------------------------------------------------
1999      $1,000           63.9           $1,300.37     2000C     $1,000          182.12            $1,300.34
-----------------------------------------------------------------------------------------------------------------


---------------

(1) The terms of the debentures require that, on conversion, the holder pay the then current formula price for the fraction of the share necessary to round the number of shares issuable on conversion up to the nearest whole number of shares. Therefore, on conversion, the holders of the Series 1998 and 1999 Kiewit convertible debentures would receive 80 and 64 shares of Kiewit common stock, respectively. Similarly, on conversion, the holders of the Series 2000A, 2000B and 2000C Materials convertible debentures would receive 286, 227 and 183 shares of Materials common stock, respectively.


Q. WHAT SHOULD I EXPECT TO RECEIVE IF I EXCHANGE A $1,000 PRINCIPAL AMOUNT KIEWIT CONVERTIBLE DEBENTURE FOR BOTH A NEW REDUCED PRINCIPAL AMOUNT KIEWIT CONVERTIBLE DEBENTURE AND SHARES OF MATERIALS COMMON STOCK?


A: We have prepared the following table to illustrate what you would receive if you elected to exchange a $1,000 principal amount Kiewit convertible debenture in the debenture exchange offer for both a new reduced principal amount Kiewit convertible debenture and shares of Materials common stock. The table assumes a formula price for Kiewit common stock immediately prior to the spin-off of $20.35 per share, the formula price as of August 14, 2000. The Kiewit formula price will be reduced in the event Kiewit pays a cash dividend prior to completion of the debenture exchange offer. The table also assumes an initial formula price for Materials common stock of $7.14 per share. The following is an example for illustrative purposes only and may not be indicative of what you will actually receive if you participate in the debenture exchange offer.


                                                                                     CHOICE 2

                OUTSTANDING KIEWIT                                 NEW REDUCED PRINCIPAL AMOUNT            AND     MATERIALS
              CONVERTIBLE DEBENTURE                                KIEWIT CONVERTIBLE DEBENTURE                  COMMON STOCK
______________________________________________________________________________________________________________________________
SERIES   PRINCIPAL                     AGGREGATE     SERIES   PRINCIPAL                      INITIAL AGGREGATE    NUMBER OF
          AMOUNT       NUMBER OF     FORMULA PRICE             AMOUNT        NUMBER OF         FORMULA PRICE      SHARES OF
                       SHARES OF     OF SHARES OF                            SHARES OF         OF SHARES OF       MATERIALS
                        KIEWIT          KIEWIT                                 KIEWIT             KIEWIT            COMMON
                     COMMON STOCK    COMMON STOCK                           COMMON STOCK       COMMON STOCK        STOCK(2)
                      ISSUABLE ON     ISSUABLE ON                           ISSUABLE ON         ISSUABLE ON
                     CONVERSION(1)    CONVERSION                           CONVERSION(1)        CONVERSION
______________________________________________________________________________________________________________________________
1997      $1,000         100           $2,035.00     1997A     $286.00         100               $1,260.00           100
______________________________________________________________________________________________________________________________
1998      $1,000          79.36        $1,614.98     1998A     $423.80          79.36            $  999.94            80
______________________________________________________________________________________________________________________________
1999      $1,000          63.9         $1,300.37     1999A     $543.04          63.9             $  805.14            64

            CHOICE 2

          MATERIALS
        COMMON STOCK
____________________________
SERIES  INITIAL AGGREGATE
          FORMULA PRICE
          OF SHARES OF
            MATERIALS
          COMMON STOCK
____________________________
1997         $714.00
____________________________
1998         $571.20
____________________________
1999         $456.96


---------------
(1) The terms of the debentures require that, on conversion, the holder pay the then current formula price for the fraction of the share necessary to round the number of shares issuable on conversion up to the nearest whole number of shares. Therefore, on conversion, the holders of the Series 1998 and 1999 Kiewit convertible debentures would receive 80 and 64 shares of Kiewit common stock, respectively.

(2) Assumes that the holder of the outstanding Kiewit convertible debenture has paid the then current formula price for the fraction of the share necessary to round the number of shares issuable on conversion up to the nearest whole number of shares.

Q:  WHAT IS THE SHARE EXCHANGE?

A: Kiewit is also offering Kiewit stockholders who are Materials employees the opportunity to exchange their shares of Kiewit common stock for shares of Materials common stock with an equal aggregate formula price. Kiewit's restated certificate of incorporation generally restricts ownership of Kiewit common stock to directors and employees of Kiewit and employees of its subsidiaries. Following the completion of the spin-off, Materials employees will no longer be employed by Kiewit or a subsidiary of Kiewit and will no longer meet the requirements for owning Kiewit common stock. Therefore, they will be required to sell any Kiewit common stock they then own back to Kiewit. To provide Materials employees with a larger, more direct stake in the materials business and an alternative to selling their Kiewit common stock back to Kiewit for cash immediately following the spin-off, Kiewit is offering Kiewit stockholders who are Materials employees the opportunity to exchange their shares of Kiewit common stock for shares of Materials common stock with an equal aggregate formula price.

Q:  WHY HAS KIEWIT DECIDED TO SEPARATE MATERIALS FROM KIEWIT?

A: The board of directors and management of Kiewit have concluded that separation of its materials business and its construction business by means of a spin-off is in the best interests of Kiewit and Kiewit's stockholders. In reaching this conclusion, Kiewit's board of directors and management considered that, as a result of the spin-off, the debenture exchange offer and the share exchange:

    - the senior management of Materials will acquire a larger, direct interest in the materials business that reflects solely the performance of Materials;

    - Materials employees will acquire a larger, direct interest in the materials business, which the Kiewit board of directors believes is essential to Materials' ability to better retain, attract, and motivate its employees; and

    - Materials should improve its ability to make sales to, and secure contracts from, unrelated construction businesses that have concerns about doing business with Materials while it is owned and controlled by a direct competitor.

Q:  HOW DO I DECIDE WHETHER TO PARTICIPATE IN THE DEBENTURE EXCHANGE OFFER?

A: Whether you should participate in the debenture exchange offer and which option you should choose if you decide to participate in the offer depends on a number of factors, including whether you are a Materials employee or a Kiewit employee. The table below shows what you will receive and the consequences of each choice you may make in the debenture exchange offer.

---------------------------------------------------------------------------------------------------------------
    EMPLOYEE                 CHOICE 1                        CHOICE 2                      CHOICE 3
                      EXCHANGE FOR MATERIALS         EXCHANGE FOR NEW REDUCED             DO NOTHING
                      CONVERTIBLE DEBENTURES         PRINCIPAL AMOUNT KIEWIT
                                                    CONVERTIBLE DEBENTURES AND
                                                      MATERIALS COMMON STOCK
---------------------------------------------------------------------------------------------------------------
Materials         You will receive Materials       You will receive new reduced  You will keep your
                  convertible debentures in the    principal amount Kiewit       outstanding Kiewit
                  same principal amount as the     convertible debentures and    debentures. However,
                  Kiewit debentures surrendered    shares of Materials common    following the spin-off, you
                  in a transaction that is         stock. However, following     will no longer be employed
                  intended to be tax-free to       the spin-off, you will no     by Kiewit or a subsidiary of
                  debentureholders for U.S.        longer be employed by Kiewit  Kiewit and you will be
                  federal income tax purposes.     or a subsidiary of Kiewit     required to sell your Kiewit
                                                   and you will be required to   debentures you then own back
                                                   sell the new reduced          to Kiewit.
                                                   principal amount Kiewit
                                                   debentures you then own back
                                                   to Kiewit.
---------------------------------------------------------------------------------------------------------------

Kiewit            You will receive Materials       You will receive new reduced  You will keep your
                  convertible debentures in the    principal amount Kiewit       outstanding Kiewit
                  same principal amount as the     convertible debentures and    debentures. However,
                  Kiewit debentures surrendered.   shares of Materials common    following the spin-off, the
                  However, following the           stock in a transaction that   shares of Kiewit common
                  spin-off, you will not be a      is intended to be tax-free    stock issuable on conversion
                  Materials employee and you will  to debentureholders for U.S.  of the Kiewit debentures
                  be required to sell any          federal income tax purposes.  will have a lower aggregate
                  Materials debentures you then                                  formula price, since that
                  own back to Materials.                                         formula price will be
                                                                                 reduced by the book value of
                                                                                 Materials distributed as a
                                                                                 dividend in the spin-off.
----------------

    You should consider all of the factors described under "Risk Factors" starting at page 16. Neither Kiewit, Materials nor any of their respective directors make any recommendation as to whether you should tender your Kiewit debentures. You must make your own decision as to whether to tender your Kiewit debentures after reading this document and consulting with your advisors based on your own financial position and requirements.

Q: TO WHOM WILL I BE ABLE TO TRANSFER NEW REDUCED PRINCIPAL AMOUNT KIEWIT CONVERTIBLE DEBENTURES?

A: The new reduced principal amount Kiewit debentures will be subject to substantial transfer restrictions and will remain subject to the repurchase agreement executed by the debentureholders at the time of initial purchase of the outstanding Kiewit debentures. Specifically, the terms of the repurchase agreement prohibit Kiewit debentureholders from transferring the Kiewit debentures in any manner except in a sale to Kiewit. The repurchase agreement also requires the holder to sell the Kiewit debentures back to Kiewit upon the termination of the holder's employment with Kiewit.

Q:  TO WHOM WILL I BE ABLE TO TRANSFER MATERIALS CONVERTIBLE DEBENTURES?

A: The Materials debentures will be subject to substantial transfer restrictions. Each holder of Kiewit debentures who elects to receive Materials debentures will be required to execute a repurchase agreement with Materials. Specifically, the terms of the repurchase agreement will prohibit Materials debentureholders from transferring the Materials debentures in any manner except in a sale to Materials. The repurchase agreement will also require the holder to sell the Materials debentures back to Materials upon termination of the holder's employment with Materials, other than as a result of the death of the holder.

Q: WHAT WILL I RECEIVE IF I CONVERT THE NEW REDUCED PRINCIPAL AMOUNT KIEWIT DEBENTURES?

A: The new reduced principal amount Kiewit debentures will be convertible during the applicable conversion period into the same number of shares of Kiewit common stock as the outstanding Kiewit debentures.

Q:  WHAT WILL I RECEIVE IF I CONVERT THE MATERIALS DEBENTURES?

A: The Materials debentures will be convertible during the applicable conversion period into shares of Materials common stock with an initial aggregate formula price equal to the aggregate formula price of the Kiewit common stock into which the holder's Kiewit debenture was convertible.

    Prior to the applicable conversion period, the Materials debentures will also be convertible during the one-month period after the occurrence of any of the following:

     - the holder's death;

     - a change of control of Materials; or

     - a call for redemption of the entire series of Materials debentures of which the holder's debentures are a part.

Q:  WHAT IS "FORMULA PRICE"?


A: The formula price of Kiewit common stock is the per share price at which Kiewit buys and sells shares of its common stock and is based on the adjusted book value of Kiewit at the end of the previous year less the amount of declared dividends during the current year. The formula price of Kiewit common stock on August 14, 2000 was $20.35 per share. The Kiewit formula price will be reduced in the event Kiewit pays a cash dividend prior to the completion of the debenture exchange offer.


    The formula price of Materials common stock is the per share price at which Materials will buy shares of its common stock and is based on the adjusted book value of Materials at the end of the previous year less the amount of declared dividends during the current year. In addition to any adjustments for declared dividends during the current year, the initial formula price for Materials common stock is also adjusted for the amount of any capital contributions made by Kiewit to Materials during fiscal year 2000 prior to the spin-off, other than amounts contributed in connection with the issuance of Materials debentures in the debenture exchange offer.

Q: CAN I PARTICIPATE WITH ONLY A PORTION OF MY KIEWIT CONVERTIBLE DEBENTURES IN THE DEBENTURE EXCHANGE OFFER?

A: Yes. You can tender some or all of your Kiewit debentures so long as the tendered debentures are in denominations of $1,000 or an integral multiple of $1,000. However, following the spin-off, if you are a Materials employee, you will be required to sell any Kiewit debentures you then hold back to Kiewit. If you are a Kiewit employee, the shares of Kiewit common stock issuable on conversion of the Kiewit debentures will have a lower aggregate formula price since the formula price for Kiewit common stock immediately after the spin-off will be reduced by the book value of Materials distributed as a dividend in the spin-off.

Q:  DO I HAVE TO DO ANYTHING IF I WANT TO RETAIN MY KIEWIT DEBENTURES?

A: No, you do not have to do anything if you want to retain your Kiewit debentures. However, following the spin-off, if you are a Materials employee, you will be required to sell any Kiewit debentures you then hold back to Kiewit. If you are a Kiewit employee, the shares of Kiewit common stock issuable on conversion of the Kiewit debentures will have a lower aggregate formula price since the formula price for Kiewit common stock immediately after the spin-off will be reduced by the book value of Materials distributed as a dividend in the spin-off.

Q:  HOW DO I PARTICIPATE IN THE DEBENTURE EXCHANGE OFFER?

A: Complete and sign the letter of transmittal designating the principal amount of Kiewit debentures you wish to tender. Send it, together with your Kiewit convertible debentures and any other documents required by the letter of transmittal, by registered mail, return receipt requested, so that it is received by Kiewit at the address on the back cover of this offering circular-prospectus before the expiration of the debenture exchange offer. If you are exchanging your outstanding Kiewit debentures for Materials debentures, you must also send an executed Materials repurchase agreement to Kiewit.

    If your Kiewit debenture has been pledged to a lender, you must make arrangements with the lender for the valid tender of the pledged Kiewit debentures. If, however, the lender is Enterprise Bank, N.A. or U.S. Bank, N.A., Kiewit will arrange directly with the bank for delivery of the pledged debentures to Kiewit.

Q:  CAN I CHANGE MY MIND AFTER I TENDER MY KIEWIT DEBENTURES?

A: Yes. You may withdraw tenders of your debentures any time before the expiration of the debenture exchange offer. If you change your mind again, you can retender your Kiewit debentures by following the tender procedures again prior to the expiration of the debenture exchange offer. However, following the spin-off, if you are a Materials employee, you will be required to sell any Kiewit debentures you then hold back to Kiewit. If you are a Kiewit employee, the shares of Kiewit common stock issuable on conversion of the Kiewit debentures will have a lower aggregate formula price since the formula price for Kiewit common stock immediately after the spin-off will be reduced by the book value of Materials distributed as a dividend in the spin-off.

Q: ARE THERE ANY CONDITIONS TO KIEWIT'S OBLIGATION TO COMPLETE THE DEBENTURE EXCHANGE OFFER?

A: Yes. Kiewit has received a ruling from the IRS confirming that the debenture exchange offer, the share exchange and the spin-off generally will be tax-free transactions for U.S. federal income tax purposes. The debenture exchange offer will not be completed unless that ruling remains in effect.

    Kiewit reserves the right to abandon the spin-off at any time prior to the completion of the debenture exchange offer and the share exchange. If Kiewit abandons the spin-off, it will not complete the debenture exchange offer or the share exchange. Kiewit also reserves the right to abandon the debenture exchange offer or the share exchange at any time prior to its completion. If Kiewit abandons either the debenture exchange offer or the share exchange, it will not complete the spin-off or the other exchange.

    There is no requirement that any minimum principal amount of debentures are tendered for the debenture exchange offer to be completed.

Q:  WHEN DOES THE DEBENTURE EXCHANGE OFFER EXPIRE?


A: The debenture exchange offer and withdrawal rights will expire at 11:59 p.m., Omaha time, on September 14, 2000, unless extended. You must tender your Kiewit debentures prior to the expiration date if you wish to participate in the debenture exchange offer.

Q:  WILL MATERIALS COMMON STOCK BE LISTED ON AN EXCHANGE?

A: The Materials common stock will not be listed on any national securities exchange or quoted on the Nasdaq National Market.

Q:  ARE SHARES OF MATERIALS COMMON STOCK TRANSFERABLE?

A: The Materials common stock will be subject to substantial transfer restrictions. Specifically, holders of Materials common stock will be prohibited from transferring the Materials common stock in any manner except in a sale to Materials or in a transfer for estate planning purposes that meets specified requirements. Upon the death of a Materials stockholder, the shares of Materials common stock owned by the deceased stockholder will be permitted to be transferred to his or her estate, provided that the shares transferred to the transferee will be subject to the same transfer restrictions. However, unlike Kiewit common stock, Materials stockholders will not be required to sell their Materials common stock back to Materials upon their retirement or other termination of their employment with Materials or Kiewit, as the case may be. All transfer restrictions may be terminated by the Materials board at any time.


    Holders of Materials common stock are permitted to pledge their Materials common stock for loans in connection with the ownership of Materials common stock. For a more detailed description of the transfer restrictions on Materials common stock, see page 93.


Q:  HOW CAN I SELL SHARES OF MATERIALS COMMON STOCK TO MATERIALS?

A: At any time on or prior to the 15th day of any calendar month, Materials stockholders may offer to sell all or part of their Materials common stock to Materials at the then current formula price. Materials will generally be required to accept the offer within 10 days of receipt of the offer.

    Materials' repurchase obligations may be terminated by Materials' board of directors at any time. However, the board shall not have that authority unless it has also determined that the Materials common stock is publicly traded.

Q: WILL I BE TAXED ON THE DEBENTURES AND/OR THE SHARES OF MATERIALS COMMON STOCK THAT I RECEIVE IN THE DEBENTURE EXCHANGE OFFER?

A: You generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of debentures and/or shares of Materials common stock in the debenture exchange offer, except to the extent that you are required to sell any debentures so received back to Kiewit or Materials immediately following the spin-off.

Q: IN THE EVENT I CHOOSE TO RECEIVE NEW REDUCED PRINCIPAL AMOUNT KIEWIT DEBENTURES AND SHARES OF MATERIALS COMMON STOCK IN THE DEBENTURE EXCHANGE OFFER, WHAT WILL BE THE TAX BASIS AND HOLDING PERIOD OF THE DEBENTURES AND THE SHARES FOR U.S. FEDERAL INCOME TAX PURPOSES?

A: For U.S. federal income tax purposes, you generally will have a tax basis in the new Kiewit convertible debentures and shares of Materials common stock received in the debenture exchange offer that is equal to your tax basis in the Kiewit convertible debentures you tendered in the exchange. That tax basis will be allocated in proportion to the fair market values of the new reduced principal amount Kiewit debentures and shares of Materials common stock. Your holding period will include the period during which you held the Kiewit debentures you tendered in the exchange, provided that you held the Kiewit debentures as capital assets at the time of the exchange.

Q:  WILL MATERIALS PAY DIVIDENDS ON SHARES OF MATERIALS COMMON STOCK?

A: Materials does not currently intend to pay cash dividends on the Materials common stock.

Q:  WILL KIEWIT CONTINUE TO PAY DIVIDENDS ON SHARES OF KIEWIT COMMON STOCK?

A: Kiewit intends to continue its current dividend policy of paying a regular cash dividend on its common stock based upon a percentage of the prior year's earnings from operations, with any special cash dividends to be based on earnings from unusual or non-recurring events.

Q:  WHOM SHOULD I CALL WITH QUESTIONS ABOUT THE DEBENTURE EXCHANGE OFFER?

A: Prior to the spin-off, stockholders with inquiries relating to the debenture exchange offer should contact:

              Douglas A. Obermier
              Stock Registrar
              Peter Kiewit Sons', Inc.
              Kiewit Plaza
              Omaha, Nebraska 68131
              (402) 342-2052

    After the spin-off, holders of Materials debentures and/or shares of Materials common stock with inquiries relating to their investment in Materials should contact:

              Mark E. Belmont
              Vice President, General Counsel
                and Secretary
              Kiewit Materials Company
              Kiewit Plaza
              Omaha, Nebraska 68131
              (402) 536-3661

    After the spin-off, holders of new Kiewit convertible debentures with inquiries relating to their investment in Kiewit should contact:

              Douglas A. Obermier
              Stock Registrar
              Peter Kiewit Sons', Inc.
              Kiewit Plaza
              Omaha, Nebraska 68131
              (402) 342-2052

                                    SUMMARY


     This summary highlights selected information from this offering circular-prospectus and may not contain all of the information that is important to you. To understand the debenture exchange offer fully, you should read carefully this entire offering circular-prospectus and the documents to which we have referred you. See "Where You Can Find More Information" on page 103.


THE COMPANIES

Peter Kiewit Sons', Inc.
Kiewit Plaza
Omaha, Nebraska 68131
(402) 342-2052


     Peter Kiewit Sons', Inc., together with its subsidiaries, is one of the largest construction contractors in North America. Kiewit primarily performs its services as a general contractor, responsible for the overall direction and management of construction projects. Kiewit was incorporated in Delaware in 1997 to continue a construction business founded in Omaha, Nebraska in 1884. For more detail on the business of Kiewit, see page 63.


Kiewit Materials Company
Kiewit Plaza
Omaha, Nebraska 68131
(402) 536-3661


     Kiewit Materials Company, a wholly owned subsidiary of Kiewit, together with its subsidiaries, operates ready mix, asphalt and aggregates operations in Arizona, Washington, Oregon, California, Wyoming, Nebraska, Utah and New Mexico. For more detail on the business of Materials, see page 55.


THE DEBENTURE EXCHANGE OFFER

TERMS OF THE DEBENTURE
EXCHANGE OFFER................   Kiewit is offering to exchange its outstanding
                                 convertible debentures for:

                                 - Materials debentures convertible into
                                   Materials common stock; or

                                 - both shares of Materials common stock and new
                                   reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock.

                                 The exchange offer is being made in connection with a proposal by Kiewit to separate its construction and materials businesses into two separate, independent companies by distributing shares of Materials common stock to Kiewit stockholders in a spin-off that is intended to be tax-free for U.S. federal income tax purposes.

                                 Holders of Kiewit convertible debentures who exchange their Kiewit debentures for Materials debentures will receive Materials debentures in the same principal amount, bearing interest at the same rate as the Kiewit convertible debentures for which they were exchanged and due on October 31, 2010. The Materials debentures will be convertible into shares of Materials common stock with an initial aggregate formula price equal to the aggregate formula price of the Kiewit common stock into which the holder's Kiewit debentures were convertible at the expiration of the debenture exchange offer. The Materials debentures will be convertible into shares of Materials common stock during the same one month period that the Kiewit debentures were convertible into shares of Kiewit common stock. Prior to the applicable conversion period, the Materials debentures will also be convertible in other limited circumstances. If the Materials debentures are not converted prior to the expiration of the one month conversion period stated in the debenture, the right to convert is lost. For a more detailed description of the conversion rights of the Materials debentures, see page 87.


                                 Holders of Kiewit convertible debentures who exchange their debentures for Materials common stock and new reduced principal amount Kiewit convertible debentures will receive:

                                 - new reduced principal amount Kiewit
                                   debentures, bearing interest at the same rate as the Kiewit convertible debentures for which they were exchanged and due on October 31, 2010; and

                                 - shares of Materials common stock.

                                 The new Kiewit debentures will be convertible into the same number of shares of Kiewit common stock as the original Kiewit debenture during the same period that the original Kiewit debenture was convertible. If the new reduced principal amount Kiewit debentures are not converted prior to the expiration of the one month conversion period stated in the debenture, the right to convert is lost. The principal amount of the new Kiewit debenture will be the principal amount of the holder's original Kiewit debenture less the initial formula price of the Materials common stock received by the holder in the debenture exchange offer. The number of shares of Materials common stock the holder of a new reduced principal amount Kiewit debenture will receive will be equal to the number of shares that holder would have received had he or she converted his or her original Kiewit debenture prior to the spin-off and received the dividend of Materials common stock in the spin-off.

                                 All Kiewit convertible debentures properly tendered and not withdrawn will be exchanged on the terms and conditions of the debenture exchange offer. Kiewit will promptly return to debentureholders any Kiewit debentures not accepted for exchange following the expiration of the debenture exchange offer.

TRANSFER RESTRICTIONS.........   The new reduced principal amount Kiewit
                                 debentures will be subject to substantial transfer restrictions and will remain subject to the repurchase agreement executed by the debentureholders at the time of the initial purchase of the Kiewit debentures.
                                 Specifically, the terms of the repurchase agreement prohibit Kiewit debentureholders from transferring the Kiewit debentures in any manner except in a sale to Kiewit. The repurchase agreement also requires the holder to sell the Kiewit debentures back to Kiewit upon the termination of the holder's employment with Kiewit.

                                 The Materials debentures also will be subject to substantial transfer restrictions. Each holder of Kiewit debentures who elects to receive Materials debentures will be required to execute a repurchase agreement with Materials. Specifically, the terms of the repurchase agreement will prohibit Materials debentureholders from transferring the Materials debentures in any manner except in a sale to Materials. The repurchase agreement will also require the holder to sell the Materials debentures back to Materials upon termination of the holder's employment with Materials, other than as a result of the death of the holder.

MINIMUM CONDITION.............   The debenture exchange offer is not conditioned
                                 upon any minimum aggregate principal amount of Kiewit convertible debentures being tendered for exchange.


EXPIRATION DATE; EXTENSION;
  TERMINATION.................   The debenture exchange offer will expire at
                                 11:59 p.m., Omaha time, on September 14, 2000, unless extended by Kiewit. You must tender your Kiewit convertible debentures prior to this date if you wish to participate. Kiewit may also terminate the debenture exchange offer in the circumstances described on page 36.


WITHDRAWAL RIGHTS.............   You may withdraw tenders of your debentures at
                                 any time before the expiration of the debenture exchange offer. If you change your mind again, you can retender your Kiewit debentures by following the tender procedures again prior to the expiration of the debenture exchange offer.


CONDITIONS TO THE DEBENTURE
EXCHANGE OFFER................   The debenture exchange offer is subject to
                                 various conditions. Kiewit has received a ruling from the IRS confirming that the debenture exchange offer, the share exchange and the spin-off generally will be tax-free transactions for U.S. federal income tax purposes. If the Kiewit board of directors determines at any time that Kiewit may be unable to rely on the ruling or that the ruling is not otherwise in effect, Kiewit would not complete the debenture exchange offer. For a more detailed description of the tax consequences of the debenture exchange offer, see page 97.


                                 Kiewit reserves the right to abandon the spin-off at any time prior to the completion of the debenture exchange offer and the share exchange. If Kiewit abandons the spin-off, it will not complete the debenture exchange offer or the share exchange. Kiewit also reserves the right to abandon the debenture exchange offer or the share exchange at any time prior to its completion. If Kiewit abandons either the debenture exchange offer or the share exchange, it will not complete the spin-off or the other exchange.

PROCEDURES FOR TENDERING......   You must complete and sign the letter of
                                 transmittal designating the principal amount of Kiewit debentures you wish to tender and whether you wish to exchange your Kiewit debentures for: (1) Materials debentures convertible into Materials common stock; or (2) both shares of Materials common stock and new reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock.
                                 Send the letter of transmittal, together with your convertible debentures and any other documents required by the letter of transmittal, by registered mail, return receipt requested, so that it is received by Kiewit at the address on the back cover of this offering circular-prospectus before the expiration of the debenture exchange offer. If you are exchanging your outstanding
                                 Kiewit debentures for Materials debentures, you must also send an executed Materials repurchase agreement to Kiewit.

                                 If your Kiewit convertible debentures have been pledged to a lender, you must make arrangements with the lender for the valid tender of the pledged Kiewit debentures. If, however, the lender is Enterprise Bank, N.A. or U.S. Bank, N.A., Kiewit will arrange directly with the bank for delivery of the pledged Kiewit debentures to Kiewit.

DELIVERY OF MATERIALS
CONVERTIBLE DEBENTURES, SHARES
  OF MATERIALS COMMON STOCK
  AND NEW REDUCED PRINCIPAL
  KIEWIT CONVERTIBLE
  DEBENTURES..................   Kiewit will deliver Materials convertible
                                 debentures, new reduced principal amount Kiewit convertible debentures and certificates representing shares of Materials common stock as soon as practicable after acceptance of Kiewit convertible debentures for exchange.


MATERIAL U.S. FEDERAL INCOME
TAX CONSEQUENCES..............   Debentureholders will generally not recognize
                                 gain or loss for U.S. federal income tax purposes as a result of the debenture exchange offer, except to the extent that the debentures received are immediately repurchased following the spin-off. A debentureholder will generally have a tax basis in the Materials common stock and/or debentures received equal to the tax basis in the Kiewit debentures exchanged, allocated, in the case of the receipt of Materials common stock and new reduced principal amount Kiewit debentures, in proportion to the fair market values of each at the time of the exchange. A debentureholder's holding period for the Materials debentures and/or common stock received will include the holding period for the Kiewit debentures exchanged, provided such debentures were held as capital assets at the time of the exchange.
                                 See "Material U.S. Federal Income Tax
                                 Consequences" on page 97.



MATERIAL CANADIAN FEDERAL
INCOME TAX CONSEQUENCES.......   As a result of the debenture exchange offer,
                                 Canadian resident debentureholders will realize a gain or loss for Canadian tax purposes relating to the U.S. dollar principal amount of the outstanding Kiewit debentures. In addition, debentureholders may receive a taxable stock option benefit from Canadian employment, depending on whether a value test is satisfied.
                                 See "Material Canadian Federal Income Tax
                                 Consequences" on page 100.


USE OF PROCEEDS...............   Neither Kiewit nor Materials will receive any
                                 proceeds from the issuance of debentures or Materials common stock in the debenture exchange offer.

RISK FACTORS..................   You should consider carefully the matters
                                 described under the caption "Risk Factors," as well as the other information set forth in this offering circular-prospectus.

DETERMINING WHETHER TO
PARTICIPATE IN THE DEBENTURE
  EXCHANGE OFFER..............   You should consider all of the factors
                                 described under "Risk Factors" starting at page
                                 16. Neither Kiewit, Materials nor any of their respective directors make any recommendation as to whether you should tender your Kiewit debentures. You must make your own decision as to whether to tender your Kiewit debentures after reading this document and consulting with your advisors based on your own financial position and requirements.

EFFECTS OF THE DEBENTURE
  EXCHANGE OFFER..............   Kiewit debentureholders will be affected by the
                                 spin-off regardless of whether they choose to participate in the debenture exchange offer.

CONSEQUENCES OF A DECISION NOT
TO EXCHANGE...................   Materials Employees

                                 Kiewit debentureholders who are Materials employees will cease to be employees of Kiewit or a subsidiary of Kiewit after the spin-off. Consequently, they will no longer meet the requirements for owning Kiewit debentures and will be required to sell any Kiewit debentures they then own back to Kiewit.

                                 Kiewit Employees

                                 For those Kiewit debentureholders who are Kiewit employees, the shares of Kiewit common stock issuable on conversion of the Kiewit debentures will have a lower aggregate formula price following the spin-off, since that formula price will be reduced by the book value of Materials distributed as a dividend in the spin-off.

CONSEQUENCES OF A DECISION TO
  EXCHANGE....................   Materials Employees

                                 Kiewit debentureholders who are Materials employees and who exchange some or all of their Kiewit convertible debentures in the debenture exchange offer will receive at their option:

                                 - Materials debentures convertible into shares
                                   of Materials common stock in a transaction that is intended to be tax-free to debentureholders for U.S. federal income tax purposes; or

                                 - both new reduced principal amount Kiewit
                                   debentures convertible into shares of Kiewit common stock, and shares of Materials common stock.

                                 A Materials employee who elects to receive new reduced principal amount Kiewit debentures and Materials common stock will be required to sell the new Kiewit debentures back to Kiewit following the spin-off.

                                 Kiewit Employees

                                 Kiewit debentureholders who are Kiewit
                                 employees and who exchange some or all of their Kiewit convertible debentures in the debenture exchange offer will receive at their option:

                                 - Materials debentures convertible into shares
                                   of Materials common stock; or

                                 - both new reduced principal amount Kiewit
                                   debentures convertible into shares of Kiewit common stock, and shares of Materials common stock in a transaction that is intended to be tax-free to debentureholders for U.S. federal income tax purposes.

                                 A Kiewit employee who elects to receive
                                 Materials debentures will be required to sell those debentures back to Materials following the spin-off.

                                  RISK FACTORS

     In considering whether to participate in the debenture exchange offer, you should consider carefully all of the information set forth or incorporated in this offering circular-prospectus and, in particular, the following risk factors. In addition, for a discussion of additional uncertainties associated with forward-looking statements in this offering circular-prospectus, please see "Forward-Looking Statements May Prove Inaccurate" on page 22.

RISK FACTORS RELATING TO THE DEBENTURE EXCHANGE OFFER, THE SHARE EXCHANGE AND THE SPIN-OFF

IF YOU DO NOT PARTICIPATE IN THE DEBENTURE EXCHANGE OFFER, YOU MAY BE ADVERSELY AFFECTED BY THE SPIN-OFF

     If the spin-off occurs, those Kiewit debentureholders who are Materials employees will cease to be employees of Kiewit or a subsidiary of Kiewit after the spin-off. Consequently, they will no longer meet the requirements for owning Kiewit debentures and will be required to sell any Kiewit debentures they then own back to Kiewit. For those Kiewit debentureholders who are Kiewit employees, the shares of Kiewit common stock issuable on conversion of the Kiewit debentures will have a lower aggregate formula price following the spin-off, since that formula price will be reduced by the book value of Materials distributed as a dividend in the spin-off.

NEW REDUCED PRINCIPAL AMOUNT KIEWIT DEBENTURES PAY LESS INTEREST, WHICH MAY AFFECT YOUR ABILITY TO MAKE PAYMENTS ON ANY LOANS SECURED BY KIEWIT DEBENTURES

     In the debenture exchange offer, Kiewit debentureholders may elect to exchange their Kiewit debentures for either Materials debentures or both new reduced principal amount Kiewit debentures and shares of Materials common stock. Those debentureholders who choose to receive both new reduced principal Kiewit debentures and Materials common stock will receive Kiewit debentures with a principal amount which is less than the principal amount of the Kiewit debenture tendered. Consequently, the interest payable with respect to the new reduced principal amount Kiewit debenture will be less than that payable with respect to the Kiewit debenture tendered in the debenture exchange offer. To the extent that a Kiewit debentureholder has obtained financing to purchase his or her Kiewit debenture, the debentureholder will have less interest income with which to make payments on that financing.

     If the Kiewit debentures being tendered in the debenture exchange offer are pledged to a lender, the securities received in exchange will also be subject to the pledge under the terms of the loan documentation between the debentureholder and the lender. As a result, the debentureholder may be required to deliver those securities to his or her lender.

     Debentureholders who have pledged their Kiewit debentures to a lender and who are considering participation in the debenture exchange offer should consult with their lender as to the effect of the debenture exchange offer on their individual loan arrangements.

THE DEBENTURE EXCHANGE OFFER, THE SHARE EXCHANGE AND THE SPIN-OFF WILL RESULT IN A LOWER FORMULA PRICE FOR KIEWIT COMMON STOCK

     After the completion of the debenture exchange offer, the share exchange and the spin-off, Kiewit will no longer own any of the outstanding common stock of Materials. The formula price for Kiewit common stock is determined by reducing the prior year's adjusted book value by the amount of the dividends declared during the current year. The spin-off will be effected by a dividend of shares of Materials common stock. Consequently, the formula price for Kiewit common stock immediately after the spin-off will be reduced by the book value of Materials distributed as a dividend in the spin-off, in respect of each Kiewit share.

KIEWIT CAN REFUSE A REQUEST TO WITHDRAW TENDERED KIEWIT DEBENTURES UNDER SPECIFIED CIRCUMSTANCES

     For a withdrawal of tendered Kiewit debentures to be effective, you must comply with specified procedures described in this offering circular-prospectus.

     If Kiewit:

     - delays its acceptance of Kiewit debentures tendered for exchange;

     - extends the debenture exchange offer; or

     - is unable to accept Kiewit debentures tendered for exchange under the debenture exchange offer for any reason,

then, without prejudice to Kiewit's rights under the debenture exchange offer, Kiewit may retain Kiewit debentures tendered. Those retained debentures may not be withdrawn except as otherwise provided in this document, subject to provisions under the Securities Exchange Act that provide that an issuer making an exchange offer shall either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the exchange offer.

RISK FACTORS REGARDING MATERIALS

MATERIALS HAS NO CURRENT INTENTION TO PAY DIVIDENDS

     Materials' dividend policy following the spin-off will be determined by its board of directors. Under Delaware law and Materials' restated certificate of incorporation, Materials' board of directors will not be required to declare dividends on any class of Materials capital stock and will be free to adopt the dividend policy it deems appropriate and to change its dividend policy and practices from time to time. It is anticipated that Materials will not pay cash dividends to its stockholders.

     Kiewit intends to continue its current dividend policy of paying a regular cash dividend on its common stock based on a percentage of the prior year's earnings from operations, with any special cash dividends to be based on earnings from unusual or non-recurring events.

A DECREASE IN GOVERNMENT FUNDING OF HIGHWAY CONSTRUCTION AND MAINTENANCE AND OTHER INFRASTRUCTURE PROJECTS MAY REDUCE MATERIALS' SALES AND PROFITS

     A decrease or delay in government funding of highway construction and maintenance and other infrastructure projects could reduce Materials' sales and profits. This is because many of the customers Materials serves and intends to serve in the future depend substantially on government funding of highway construction and maintenance and other infrastructure projects. Unlike some of its competitors, Materials operates in a limited number of states. As a result, Materials may be more vulnerable than its more geographically diverse competitors to decreases in state government highway spending in the states in which it operates.

BAD WEATHER IN MATERIALS' PEAK SEASON MAY RESULT IN LOWER SALES

     Poor weather during the months of April through November could result in lower sales of materials, which could reduce Materials' net sales and profits. This is because sales of materials are highest during this period and poor weather conditions may reduce or delay highway construction and maintenance and other infrastructure projects. In the past, significant changes in weather conditions during this period have caused variations in demand for materials. In addition, because Materials is not as geographically diverse as some of its competitors, it may be more vulnerable than these competitors to poor weather conditions in the regions in which it operates.

GENERAL AND LOCAL ECONOMIC DOWNTURNS MAY RESULT IN DECREASED SALES AND PROFITS

     General economic downturns or localized downturns in regions where Materials has operations, including any downturns in the construction industry, could result in a decrease in sales and profits. A majority of Materials' sales are to customers in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, such as the construction industry. Materials' business is principally located in the Pacific Northwest and the Southwest and is dependent upon the economies of those regions. Because its business is more geographically concentrated than some of its competitors, it may be more vulnerable to local economic conditions.

AN INCREASE IN THE PRICE OR DECREASE IN THE AVAILABILITY OF OIL MAY INCREASE THE PRICE OF ASPHALT, RESULTING IN LESS ASPHALT USE BY MATERIALS' CUSTOMERS

     A material rise in the price or a material decrease in the availability of oil could adversely affect Materials' operating results. Federal, state and municipal government spending on roads is subject to appropriations by the particular government entity. Asphalt prices are positively correlated to the price of oil. Therefore, if there is a material rise in the price or a material decrease in the availability of oil, there will be a resulting increase in the cost of producing asphalt, which Materials would likely attempt to pass along to its customers. As a result of any price increase, Materials' customers may use less asphalt, which would decrease its asphalt sales volumes. A material increase in the price or decrease in the availability of oil could also lead to higher gasoline costs which would also increase Materials' operating costs. An increase in Materials' operating costs could adversely affect its operating results if it cannot pass these increased costs through to its customers.

MATERIALS' SUCCESS DEPENDS SIGNIFICANTLY ON A LIMITED NUMBER OF KEY PERSONNEL

     Materials will be managed by a small number of executive officers, including Christopher J. Murphy, its Chief Executive Officer and President. The loss of any of its key personnel could have a material adverse effect on Materials. Materials believes that its future success will depend in large part on its ability to retain and attract highly skilled, knowledgeable, sophisticated and qualified personnel.

MATERIALS MAY INCUR SIGNIFICANT DEBT IN THE FUTURE WHICH COULD LIMIT ITS GROWTH AND ITS ABILITY TO RESPOND TO CHANGING CONDITIONS

     Materials may incur debt to fund acquisitions it may make as part of its growth strategy. The extent to which Materials incurs debt, and the resulting restrictive and financial covenants that Materials may be subject to, will have important consequences to the Materials stockholders. These include the following:

     - Materials' ability to use operating cash flows in other areas of its business might be limited because it would have to dedicate a substantial portion of these funds to pay interest;

     - Materials might be unable to obtain additional financing to fund its growth strategy, working capital, capital expenditures, debt service requirements or other purposes;

     - Materials' ability to adjust to changing market conditions and its ability to withstand competition might be hampered by the amount of debt it owes; and

     - Materials might be more vulnerable in a market downturn or a recession than its competitors with less debt.

     Future credit agreements that Materials may enter into may impose limitations on its ability to repurchase its shares of common stock.

ACQUISITIONS, WHICH ARE A PART OF MATERIALS' GROWTH STRATEGY, INVOLVE RISKS THAT COULD CAUSE ITS ACTUAL GROWTH OR OPERATING RESULTS TO DIFFER FROM ITS EXPECTATIONS


     Materials currently intends to grow in part through the acquisition of additional materials businesses in exchange for cash or debt securities. If it is not successful in integrating acquired businesses, Materials may have difficulty operating its business. Materials may have greater difficulty integrating acquired businesses and assets than its competitors because of its size and its rapid growth. Materials has completed thirteen business and asset acquisitions since 1992. Its future success may be limited because of unforeseen expenses, difficulties, complications, delays and other risks inherent in the integration of acquired businesses, including the following:


     - Materials may not be able to compete successfully for available acquisition candidates, complete future acquisitions, or accurately estimate the financial effect of any businesses it acquires;

     - Future acquisitions may require Materials to spend significant amounts of cash;

     - Materials may have trouble integrating acquired businesses and retaining personnel;

     - Materials may ultimately fail to consummate an acquisition, even if it announces that it plans to acquire a company;

     - Materials may choose to acquire a company that is less profitable than it is or has lower profit margins than it does;

     - Materials may not be able to obtain the necessary financing, on favorable terms or at all, to finance one or more of its potential acquisitions;

     - Acquisitions may disrupt Materials' business and distract its management from other responsibilities;

     - To the extent that any of the companies which Materials acquires fails, the growth of its business could be harmed; and

     - Future acquired companies may have unknown liabilities that could require Materials to spend significant amounts of additional capital.

MATERIALS MAY BE UNABLE TO COMPETE SUCCESSFULLY IN THE HIGHLY COMPETITIVE MATERIALS INDUSTRY

     The following factors specific to the materials industry may affect Materials' business:

     - Transporting materials over even relatively short distances is costly in relation to the value of the delivered materials. Therefore, if Materials cannot maintain production sites close to its customers, its operating results may be adversely affected;

     - The cost and time involved in locating suitable mineral sources, obtaining proper permits and establishing operations can be significant and if Materials does not continue to be successful in these matters, it may lose growth opportunities and its operating results may be adversely affected;

     - Materials has significant investments in fixed locations in specific geographic areas. In the event one or more of its materials production sites loses business in its market, it could have a material adverse effect on its business, financial condition and results of operations;

     - It is possible that Materials could encounter increased competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources; and

     - To the extent Materials' existing or future competitors seek to gain or retain market share by reducing prices, Materials may be required to lower its prices and rates, which would adversely affect its operating results.

MATERIALS' OPERATIONS ARE SUBJECT TO RISKS THAT MAY RESULT IN CLAIMS OF PERSONAL INJURY, PROPERTY DAMAGE OR OTHER LIABILITIES

     The drivers of Materials' heavy delivery trucks are subject to traffic and other hazards associated with providing services on construction sites. Materials' plant personnel are subject to the hazards associated with moving and storing large quantities of heavy raw materials. These operating hazards can cause personal injury and death, damage to or destruction of property and environmental damage. Materials' insurance coverage may not be adequate to cover all losses or liabilities it may incur in its operations, and Materials may not be able to maintain insurance of the types or at levels it deems necessary or adequate or at rates it considers reasonable. Materials' failure to maintain adequate insurance could have a material adverse effect on its business, financial position, results of operations and cash flows.

MATERIALS HAS NO OPERATING HISTORY AS AN INDEPENDENT COMPANY

     Materials does not have an operating history as an independent company and has historically relied on Kiewit for various financial, administrative and managerial expertise relevant to operating as an independent company. After the spin-off, Materials will be responsible for obtaining or providing its own administrative functions. While Materials has been profitable as part of Kiewit, it cannot be certain that, as a stand-alone company, its future profits will be comparable to reported historical consolidated results before the spin-off. In addition, Materials' credit rating may be lower than that of Kiewit.

ANTI-TAKEOVER PROVISIONS COULD DELAY A CHANGE IN MANAGEMENT OF MATERIALS

     Materials' restated certificate of incorporation and by-laws contain provisions that could make it more difficult or even prevent a third party from acquiring Materials without the approval of its incumbent board of directors. These provisions, among other things:

     - divide the board of directors into three classes, with members of each class to be elected in staggered three-year terms;

     - prohibit stockholder action by written consent in place of a meeting;

     - limit the right of stockholders to call special meetings of stockholders;

     - impose significant transfer restrictions on Materials common stock;

     - limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

     - authorize the board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

     These provisions could significantly impede the ability of the holders of Materials common stock to change management.

THE MATERIALS BOARD OF DIRECTORS MAY SUSPEND OR TERMINATE MATERIALS' OBLIGATION TO REPURCHASE SHARES OF MATERIALS COMMON STOCK IN SPECIFIED CIRCUMSTANCES

     Holders of Materials common stock are generally permitted, at any time on or prior to the 15th day of any calendar month, to offer to sell all or part of their Materials common stock to Materials at the current formula price. Materials is generally required to accept the offer within 10 days of receipt of the offer.

     The Materials board of directors may suspend Materials' duties to repurchase Materials common stock offered by a stockholder for up to one year upon the Materials board's determination that the Materials adjusted book value to be determined at the end of the current fiscal year is likely to be less than the Materials adjusted book value determined at the end of the prior fiscal year, less dividends declared on Materials common stock since the prior fiscal year end.

     If more than 5% of the outstanding shares of Materials common stock has been tendered for repurchase in any fiscal year, the Materials board has the right to decide to conserve Materials' cash by temporarily halting Materials' duty to repurchase Materials common stock for cash. In that event, payment will be in the form of interest-bearing promissory notes instead of cash.

     In addition, under Delaware law, Materials may not repurchase shares of its common stock if its capital is impaired or if the repurchase would impair its capital.

     Materials' repurchase obligations may be terminated by Materials' board of directors at any time. However, the board shall not have that authority unless it has also determined that the Materials common stock is publicly traded.

THE MATERIALS DEBENTURES, THE NEW REDUCED PRINCIPAL AMOUNT KIEWIT DEBENTURES AND THE MATERIALS COMMON STOCK ARE ALL SUBJECT TO SUBSTANTIAL TRANSFER RESTRICTIONS

     The Materials debentures will be subject to substantial transfer restrictions. Each holder of Kiewit debentures who elects to receive Materials debentures will be required to execute a repurchase agreement with Materials. Specifically, the terms of the repurchase agreement will prohibit Materials debentureholders from transferring the Materials debentures in any manner except in a sale to Materials. The repurchase agreement will also require the holder to sell the Materials debentures back to Materials upon the termination of the holder's employment with Materials, other than as a result of the death of the holder. In the event Materials is offered some, but not all, of a debentureholder's debentures, Materials may purchase all of that holder's debentures.

     New reduced principal amount Kiewit debentures received in the debenture exchange offer will remain subject to the repurchase agreement executed by the debentureholder at the time of the initial purchase of the Kiewit debentures. That agreement provides that debentureholders may not to transfer the debentures except in a sale to Kiewit. The repurchase agreement also provides that the debentures must be sold back to Kiewit upon the death or retirement of the purchaser of the debenture or the termination of the debentureholder's employment with Kiewit or its subsidiaries. In the event Kiewit is offered some, but not all, of a debentureholder's debentures, Kiewit may purchase all of such holder's debentures.

     Holders of Materials common stock will be prohibited from transferring the common stock in any manner except in a sale to Materials and, with prior approval by the Materials board of directors, to certain authorized transferees of the holders. In the event that the Materials board of directors decides to conduct an initial public offering of the Materials common stock, officers and directors of Materials and stockholders owning one percent or more of the Materials common stock outstanding at the time of the offering will not be permitted to sell or otherwise transfer any shares held by them for a period of up to one hundred eighty days following the offering.

DEBENTUREHOLDERS WHO EXCHANGE THEIR ORIGINAL KIEWIT DEBENTURES FOR NEW REDUCED PRINCIPAL AMOUNT KIEWIT DEBENTURES AND SHARES OF MATERIALS COMMON STOCK WILL BE SUBJECT TO THE RISKS OF OWNING AN EQUITY SECURITY SUBJECT TO SUBSTANTIAL TRANSFER RESTRICTIONS

     If debentureholders exchange their original Kiewit debentures for new reduced principal amount Kiewit debentures and shares of Materials common stock, a portion of their investment will be represented by an equity security. Since the Materials common stock is an equity, as opposed to a debt security, in the event of a bankruptcy, liquidation or reorganization, Materials will only make distributions with respect to Materials common stock after all obligations with respect to its debt and any preferred stock have been satisfied.

     There is no market for the Materials common stock which is subject to substantial transfer restrictions as described above under "The Materials debentures, the new reduced principal amount Kiewit debentures and the Materials common stock are all subject to substantial transfer restrictions."

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     Materials and Kiewit have made forward-looking statements in this offering circular-prospectus that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Materials and/or Kiewit. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that many factors, some of which are discussed elsewhere in this offering circular-prospectus, could affect the future financial results of Materials and/or Kiewit and could cause those results to differ materially from those expressed in the forward-looking statements contained in this offering circular-prospectus.

                         THE DEBENTURE EXCHANGE OFFER,
                      THE SHARE EXCHANGE AND THE SPIN-OFF

BACKGROUND AND PURPOSE

     The debenture exchange offer is being made in connection with a proposal by Kiewit to separate its materials business and construction business in a spin-off that is intended to be tax-free to stockholders for U.S. federal income tax purposes. The board of directors and management of Kiewit have determined that separation of the materials business and the construction business is in the best interests of Kiewit and Kiewit's stockholders. In reaching this conclusion, Kiewit's board of directors and management considered the factors discussed below.

  Key Materials Employees

     Kiewit's restated certificate of incorporation generally restricts ownership of Kiewit common stock to directors and employees of Kiewit and employees of its subsidiaries. Kiewit's policy of employee ownership originated many years ago as a way of attracting and motivating top-quality employees. Historically, Kiewit has maintained a relatively low salary structure and few retirement benefits for its key employees in relation to its competitors, instead choosing to motivate and reward employees by linking their personal economic well-being to the performance and growth of Kiewit common stock.

     In recent years, as a result of Materials' acquisition strategy, the materials business has become an increasingly larger portion of Kiewit's overall business. However, since the price of Kiewit common stock reflects the performance of all of Kiewit's operations, it does not directly and distinctly reflect the results of operations of the materials business. Kiewit believes that materials employees would be better motivated if there were a clearer connection between the results of their work and their economic rewards. This lack of connection between effort and reward is particularly pronounced for key employees of Materials, whose annual compensation, in keeping with Kiewit's core philosophy, is particularly low in relation to the value of their Kiewit common stock.

     Kiewit would like to provide Materials' key employees with a larger, direct ownership interest in the materials business alone, undistorted by the economic returns of the construction business. Kiewit believes that the future of the materials business depends to a large degree on the continued efforts of these individuals and that they will be much more and better motivated to promote its financial success if they hold an increased interest solely in the enterprise in which they are employed.


     By acquiring an increased equity interest in Materials, which will operate only the materials business, these employees' economic rewards will be tied much more closely and directly to their performance. Each of Materials' key employees is expected to exchange all of his Kiewit common stock for Materials common stock in the share exchange. If they do, these employees' equity ownership will change from an approximately 2.08% aggregate interest in Kiewit as of August 14, 2000, to an approximately 5.44% aggregate interest in Materials.


  Increased Ownership for All Materials Employees


     The share exchange provides all Materials employees who own Kiewit common stock, approximately 60 individuals (including key employees), with the opportunity to obtain a substantially larger, direct ownership interest in the materials business that is unaffected by the results of the construction business. Kiewit believes this increased correlation between these employees' work performance and their stock-based financial rewards is essential to Materials' ability to better retain, attract and motivate its employees broadly as a group. If all of the Materials employees who own Kiewit common stock exchange their Kiewit common stock for Materials common stock in the share exchange, these employees' equity ownership in Materials (including the key employees) will change from an approximately 3.24% aggregate interest in Kiewit as of August 14, 2000 to an approximately 8.47% aggregate interest in Materials. This more closely aligns the economic interests of these Materials employees with Materials' interests and is expected to motivate these employees to work and compete more efficiently.

  Competition

     The management of Materials believes that there are potential customers who are reluctant to do business with Materials because of its existing relationship with Kiewit. These potential customers view the companies operating the construction business within Kiewit's affiliated group as their direct competitors. The perception that the materials business is owned and controlled by Kiewit has limited Materials' ability to obtain business from these potential customers. The managers of Materials believe that their ability to make sales to and secure contracts from unrelated construction businesses would be meaningfully improved if the materials business were separated from the construction business, so that no entity owning or operating the construction business would have control over or benefit economically from the materials business.

THE SHARE EXCHANGE

     Kiewit is also offering Kiewit stockholders who are Materials employees the opportunity to exchange their shares of Kiewit common stock for shares of Materials common stock with an equal aggregate formula price. Kiewit's restated certificate of incorporation generally restricts ownership of Kiewit common stock to directors and employees of Kiewit and employees of its subsidiaries. Following the completion of the spin-off, Materials employees will no longer be employed by Kiewit or a subsidiary of Kiewit and will no longer meet the requirements for owning Kiewit common stock. Therefore, they will be required to sell any Kiewit common stock they then own back to Kiewit. To provide Materials employees with a larger, more direct stake in the materials business and an alternative to selling their Kiewit common stock back to Kiewit for cash immediately following the spin-off, Kiewit is offering Kiewit stockholders who are Materials employees the opportunity to exchange their shares of Kiewit common stock for shares of Materials common stock with an equal aggregate formula price.

THE SPIN-OFF

     After the completion of the debenture exchange offer and the share exchange, Kiewit will distribute the shares of Materials common stock it then holds as a dividend on a pro rata basis to holders of Kiewit common stock in the spin-off. Kiewit stockholders will receive in the spin-off one share of Materials common stock for each share of Kiewit common stock held.

EFFECTS

     As a result of the spin-off, the debenture exchange offer and the share exchange, Materials will become a fully independent, separate company. Kiewit debentureholders will be affected by the spin-off regardless of whether they choose to participate in the debenture exchange offer.

DIVIDEND POLICIES

     Materials does not currently intend to pay cash dividends on the Materials common stock.

     Kiewit intends to continue its current dividend policy of paying a regular cash dividend on its common stock based on a percentage of the prior year's earnings from operations, with any special cash dividends to be based on earnings from unusual or non-recurring events.

OWNERSHIP AND TRANSFER RESTRICTIONS

     Holders of Materials common stock are prohibited from transferring the Materials common stock in any manner except in a sale to Materials and, with prior approval by the Materials board of directors, to certain authorized transferees of the holders. Those authorized transferees consist of fiduciaries for the benefit of the holders and members of the immediate families of the holders, corporations wholly owned by holders or holders and their spouses and/or children, fiduciaries for the benefit of such corporations and charities and fiduciaries for charities designated by any such persons. Upon the death of a Materials stockholder, the shares of Materials common stock owned by the deceased stockholder would be permitted to be transferred to his or her estate, provided that the shares transferred to the transferee would be subject to the same transfer restrictions. There is no restriction on the maximum amount of Materials common stock that may be owned by any individual or entity.

     Holders of Materials common stock are permitted to pledge the Materials common stock for loans in connection with the ownership of the Materials common stock.

     In the event that the board of directors decides to conduct an initial public offering of the Materials common stock, officers and directors of Materials and stockholders owning one percent or more of the Materials common stock outstanding at the time of the offering will not be permitted to sell or otherwise transfer any shares held by them for a period of up to one hundred eighty days following the offering. In addition to any officers and directors who may be subject to the 180 day transfer restriction following an initial public offering, Materials estimates that there may be up to seven additional stockholders, all of whom are Kiewit employees, who may own 1% or more of Materials common stock and thus be subject to this transfer restriction.

     All transfer restrictions on Materials common stock may be terminated by the Materials board at any time.

     Kiewit common stock may generally be owned only by directors of Kiewit, employees of Kiewit and its subsidiaries and, with prior Kiewit board of directors approval, by certain authorized transferees of such employees (i.e., fiduciaries for the benefit of members of the immediate families of employees, corporations wholly owned by employees or employees and their spouses and/or children, fiduciaries for the benefit of such corporations, charities, and fiduciaries for charities designated by any such persons). No more than 10% of the total Kiewit common stock may be owned by any one employee and certain transferees at any time.

     Holders of Kiewit common stock are permitted to pledge the Kiewit common stock for loans in connection with the ownership of the Kiewit common stock.

     Each holder of Kiewit common stock is required to execute a repurchase agreement which provides that a stockholder may offer to sell all or part of the Kiewit common stock owned by such stockholder to Kiewit at any time at the current formula price and that Kiewit must accept any such offer. Upon the tender of a part of such holder's shares of Kiewit common stock, Kiewit is entitled, at its option, to require the holder to sell any or all remaining Kiewit common stock held by such holder back to Kiewit. Under the repurchase agreement, the employee will not be entitled to transfer the shares of Kiewit common stock held by such employee except in a sale to Kiewit or a transfer to an authorized transferee (i.e., a charity, etc.). Upon the death, termination of employment or retirement of such employee, all Kiewit common stock held by the employee and by such employee's authorized transferees is required to be sold back to Kiewit.

CONSEQUENCES OF A DECISION NOT TO EXCHANGE

  Materials Employees

     Kiewit debentureholders who are Materials employees will cease to be employees of Kiewit or a subsidiary of Kiewit after the spin-off. Consequently, they will no longer meet the requirements for owning Kiewit debentures and will be required to sell any Kiewit debentures they then own back to Kiewit.

  Kiewit Employees

     For those debentureholders who are Kiewit employees, the shares of Kiewit common stock issuable on conversion of the Kiewit debentures will have a lower aggregate formula price following the spin-off since that formula price will be reduced by the book value of Materials distributed as a dividend in the spin-off.

CONSEQUENCES OF A DECISION TO EXCHANGE

  Materials Employees

     Kiewit debentureholders who are Materials employees and who exchange some or all of their Kiewit convertible debentures in the debenture exchange offer will receive at their option:

     - Materials debentures convertible into shares of Materials common stock in a transaction that is intended to be tax-free to debentureholders for U.S. federal income tax purposes; or

     - both new reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock and shares of Materials common stock.

     A Materials employee who elects to receive new reduced principal amount Kiewit debentures and Materials common stock will be required to sell the new Kiewit debentures back to Kiewit following the spin-off.

  Kiewit Employees

     Kiewit debentureholders who are Kiewit employees and who exchange some or all of their Kiewit convertible debentures in the debenture exchange offer will receive at their option:

     - Materials debentures convertible into shares of Materials common stock;
       or

     - both new reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock and shares of Materials common stock in a transaction that is intended to be tax-free to debentureholders for U.S. federal income tax purposes.

     A Kiewit employee who elects to receive Materials debentures will be required to sell the Materials debentures back to Materials following the spin-off.

NO APPRAISAL RIGHTS

     Because none of the debenture exchange offer, share exchange or the spin-off is a merger or consolidation giving rise to appraisal rights under
Section 262 of the Delaware General Corporation Law, no appraisal rights are available to Kiewit stockholders or debentureholders in connection with these transactions.

REGULATORY APPROVALS

     Kiewit and Materials do not believe that any material federal or state regulatory approvals will be necessary to consummate the debenture exchange offer, the share exchange or the spin-off.

CAPITAL CONTRIBUTIONS TO MATERIALS


     Kiewit has made capital contributions to Materials in fiscal year 2000 in the amount of $50 million. Kiewit will also make a capital contribution to Materials upon completion of the debenture exchange offer as payment to Materials for the obligations assumed as a result of the issuance of the Materials debentures in the debenture exchange offer. Kiewit does not anticipate making any additional capital contributions to Materials prior to the spin-off.


ACCOUNTING TREATMENT

  Debenture Exchange Offer

     The Materials convertible debentures will be recorded at the same carrying value as the Kiewit convertible debentures as reflected on Kiewit's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Kiewit as a result of the consummation of the debenture exchange offer.

     The combined Materials common stock and new reduced principal amount Kiewit convertible debentures will be recorded at the same carrying value as the Kiewit convertible debentures as reflected on Kiewit's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Kiewit as a result of the consummation of the debenture exchange offer.

  Share Exchange

     The exchange of Materials common stock for Kiewit common stock in the share exchange will be computed on the basis of their respective formula prices on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Kiewit as a result of the consummation of the share exchange.

  Spin-off

     Shares of Materials common stock that are distributed in the spin-off will be accounted for as a dividend through a direct charge to retained earnings. The amount of the dividend will be equal to Kiewit's carrying value of the shares of Materials common stock distributed.

     After the spin-off, the historical consolidated financial statements of Kiewit will be retroactively restated, where appropriate, to disaggregate the historical basis financial information of Materials to present the business of Materials as discontinued operations. After the spin-off, Materials will be operated independently from Kiewit and will be reflected in the separate financial statements of Materials on a historical cost basis.

                          THE DEBENTURE EXCHANGE OFFER

TERMS OF THE DEBENTURE EXCHANGE OFFER

     Kiewit is offering holders of Kiewit convertible debentures the opportunity to exchange their Kiewit convertible debentures for:

     - Materials debentures convertible into Materials common stock; or

     - both shares of Materials common stock and new reduced principal amount Kiewit debentures convertible into shares of Kiewit common stock.

     The debenture exchange offer is being made in connection with a proposal by Kiewit to separate its construction and materials businesses into two separate, independent companies by distributing shares of Materials common stock to Kiewit stockholders in a spin-off that is intended to be tax-free for U.S. federal income tax purposes.

     Holders of Kiewit convertible debentures who exchange their Kiewit debentures for Materials debentures will receive Materials debentures in the same principal amounts, bearing interest at the same rate as the Kiewit debentures for which they were exchanged and due on October 31, 2010. The Materials debentures will be convertible into shares of Materials common stock with an initial aggregate formula price equal to the aggregate formula price of the Kiewit common stock into which the holder's Kiewit debenture was convertible.

     Holders of Kiewit convertible debentures who exchange their debentures for Materials common stock and new reduced principal amount Kiewit convertible debentures will receive:

     - new reduced principal amount Kiewit debentures, bearing interest at the same rate as the Kiewit debentures for which they were exchanged and due on October 31, 2010; and

     - shares of Materials common stock.

     The new reduced principal amount Kiewit debentures will be convertible into the same number of shares of Kiewit common stock into which the original Kiewit debentures were convertible. The number of shares of Materials common stock the holder of a new reduced principal amount Kiewit debenture will receive will be equal to the number of shares that holder would have received had he or she converted his or her original Kiewit debenture prior to the spin-off and received the dividend of Materials common stock in the spin-off.

     In addition, Kiewit debentureholders who participate in the debenture exchange offer will receive accrued interest on the Kiewit debentures they tender up to and including the date of the consummation of the debenture exchange offer. If the tendered debentures are pledged to Enterprise Bank, N.A. or U.S. Bank, N.A., Kiewit will pay that interest to those banks up to the amount of any interest accrued on the underlying loan. Any remaining accrued interest on the debentures will be paid by Kiewit directly to the debentureholder.

     All Kiewit convertible debentures properly tendered and not withdrawn will be exchanged on the terms and conditions of the debenture exchange offer. Kiewit will promptly return to debentureholders any Kiewit debentures not accepted for exchange following the expiration of the debenture exchange offer.


     Kiewit is sending this document and related documents to debentureholders
who held Kiewit convertible debentures on or about August   , 2000. On that
date, there were $13,095,000 in aggregate principal amount Kiewit convertible debentures outstanding, which were held by approximately 190 debentureholders.


     What Kiewit debentureholders will receive if they participate in the debenture exchange offer depends on:

     - the series of the Kiewit convertible debentures they currently hold; and

     - the securities they elect to receive in exchange for their convertible debentures.

     The table below shows what will be received based on what series debenture is held and which option is chosen.

----------------------------------------------------------------------------------------------
       SERIES OF KIEWIT                    CHOICE 1
    CONVERTIBLE DEBENTURES          EXCHANGE FOR MATERIALS                 CHOICE 2
           YOU HOLD               CONVERTIBLE DEBENTURES IN        EXCHANGE FOR NEW REDUCED
                                  THE SAME PRINCIPAL AMOUNT        PRINCIPAL AMOUNT KIEWIT
                                   AS THE KIEWIT DEBENTURES       CONVERTIBLE DEBENTURES AND
                                       BEING EXCHANGED              MATERIALS COMMON STOCK
----------------------------------------------------------------------------------------------
8.028% Series 1997 Convertible  8.028% Series 2000A             - 8.028% Series 1997A
Debentures of Peter Kiewit      Convertible Debentures of         Convertible Debentures of
Sons', Inc., due October 31,    Kiewit Materials Company, due     Peter Kiewit Sons', Inc.,
2007 and convertible into       October 31, 2010. The Series      due October 31, 2010 and
shares of Kiewit common stock   2000A Convertible Debentures      convertible in October 2002
in October 2002.                you receive will be               into the same number of
                                convertible in October 2002       shares of Kiewit common
                                into shares of Materials          stock as the Series 1997
                                common stock with an aggregate    Convertible Debentures you
                                formula price equal to the        exchange were convertible;
                                aggregate formula price of the    and
                                shares of Kiewit common stock
                                into which the Series 1997      - Shares of Materials common
                                Convertible Debentures you        stock.
                                exchange were convertible.
----------------------------------------------------------------------------------------------
7.35% Series 1998 Convertible   7.35% Series 2000B Convertible  - 7.35% Series 1998A
Debentures of Peter Kiewit      Debentures of Kiewit Materials    Convertible Debentures of
Sons', Inc., due October 31,    Company, due October 31, 2010.    Peter Kiewit Sons', Inc.,
2008 and convertible into       The Series 2000B Convertible      due October 31, 2010 and
shares of Kiewit common stock   Debentures you receive will be    convertible in October 2003
in October 2003.                convertible in October 2003       into the same number of
                                into shares of Materials          shares of Kiewit common
                                common stock with an aggregate    stock as the Series 1998
                                formula price equal to the        Convertible Debentures you
                                aggregate formula price of the    exchange were convertible;
                                shares of Kiewit common stock     and
                                into which the Series 1998
                                Convertible Debentures you      - Shares of Materials common
                                exchange were convertible.        stock.
----------------------------------------------------------------------------------------------
8.25% Series 1999 Convertible   8.25% Series 2000C Convertible  - 8.25% Series 1999A
Debentures of Peter Kiewit      Debentures of Kiewit Materials    Convertible Debentures of
Sons', Inc., due October 31,    Company, due October 31, 2010.    Peter Kiewit Sons', Inc.,
2009 and convertible into       The Series 2000C Convertible      due October 31, 2010 and
shares of Kiewit common stock   Debentures you receive will be    convertible in October 2004
in October 2004.                convertible in October 2004       into the same number of
                                into shares of Materials          shares of Kiewit common
                                common stock with an aggregate    stock as the Series 1999
                                formula price equal to the        Convertible Debentures you
                                aggregate formula price of the    exchange were convertible;
                                shares of Kiewit common stock     and
                                into which the Series 1999
                                Convertible Debentures you      - Shares of Materials common
                                exchange were convertible.        stock.
----------------------------------------------------------------------------------------------

     If you elect Choice 2:

     - the principal amount of the new Kiewit convertible debentures you receive will be equal to the principal amount of the outstanding Kiewit convertible debentures less the initial formula price of the Materials common stock received in the debenture exchange offer; and

     - the number of shares of Materials common stock you receive will be equal to the number of shares of Materials common stock you would have received had you converted your original Kiewit debentures prior to the spin-off and received the dividend of Materials common stock in the spin-off. In the spin-off, Kiewit stockholders will receive one share of Materials common stock for each share of Kiewit common stock they hold.

EXCHANGE ALTERNATIVES

     The following tables illustrate what you would receive depending on the choice you elect in the debenture exchange offer.

     The results in the tables below were prepared on the basis of the following:


     - Based on 33,396,272 shares of Kiewit common stock outstanding on August 14, 2000, of which 1,081,226 shares were held by Materials employees, and $13,095,000 in principal of Kiewit convertible debentures outstanding on August 14, 2000, of which $670,000 were held by Materials employees;



     - Assumes that the estimated adjusted book value that will be used in calculating the Materials formula price would be $259,732,655;


     - Assumes that, in the debenture exchange offer, holders of Kiewit convertible debentures who are employees of Materials exchanged $670,000 principal amount Kiewit debentures for Materials convertible debentures and other holders of Kiewit debentures exchanged $12,425,000 principal amount Kiewit debentures for new reduced principal amount Kiewit convertible debentures and shares of Materials common stock;

     - Assumes that all Materials employees who hold shares of Kiewit common stock exchanged their shares for shares of Materials common stock in the share exchange;


     - Assumes a formula price for Kiewit common stock immediately prior to the spin-off of $20.35 per share, the formula price as of August 14, 2000; and



     - Assumes a formula price for Materials common stock of $7.14 per share.

  Election to Receive Materials Convertible Debentures

     We have prepared the following table to illustrate what you would receive if you elect to exchange a $1,000 principal amount Kiewit convertible debenture in the debenture exchange offer for a Materials convertible debenture. The following is an example for illustrative purposes only and may not be indicative of what you will actually receive if you participate in the debenture exchange offer.


                                                                                CHOICE 1

      OUTSTANDING KIEWIT CONVERTIBLE DEBENTURE                       MATERIALS CONVERTIBLE DEBENTURE
-----------------------------------------------------------------------------------------------------------------
SERIES   PRINCIPAL   NUMBER OF SHARES     AGGREGATE     SERIES   PRINCIPAL   NUMBER OF SHARES   INITIAL AGGREGATE
          AMOUNT        OF KIEWIT       FORMULA PRICE             AMOUNT       OF MATERIALS       FORMULA PRICE
                       COMMON STOCK     OF SHARES OF                           COMMON STOCK       OF SHARES OF
                       ISSUABLE ON         KIEWIT                              ISSUABLE ON          MATERIALS
                      CONVERSION(1)     COMMON STOCK                          CONVERSION(1)       COMMON STOCK
                                         ISSUABLE ON                                               ISSUABLE ON
                                         CONVERSION                                                CONVERSION
-----------------------------------------------------------------------------------------------------------------
1997      $1,000          100             $2,035.00     2000A     $1,000          285.01            $2,034.97
-----------------------------------------------------------------------------------------------------------------
1998      $1,000           79.36          $1,614.98     2000B     $1,000          226.19            $1,614.99
-----------------------------------------------------------------------------------------------------------------
1999      $1,000           63.9           $1,300.37     2000C     $1,000          182.12            $1,300.34


---------------

(1) The terms of the debentures require that, on conversion, the holder pay the then current formula price for the fraction of the share necessary to round the number of shares issuable on conversion up to the nearest whole number of shares. Therefore, on conversion, the holders of the Series 1998 and 1999 Kiewit convertible debentures would receive 80 and 64 shares of Kiewit common stock, respectively. Similarly, on conversion, the holders of the Series 2000A, 2000B and 2000C Materials convertible debentures would receive 286, 227 and 183 shares of Materials common stock, respectively.


 Election to Receive New Reduced Principal Amount Kiewit Convertible Debentures and Materials Common Stock

     We have prepared the following table to illustrate what you would receive if you elect to exchange a $1,000 principal amount Kiewit convertible debenture in the debenture exchange offer for both a new reduced principal amount Kiewit convertible debenture and shares of Materials common stock. The following is an example for illustrative purposes only and may not be indicative of what you will actually receive if you participate in the debenture exchange offer.

                                                                                       CHOICE 2

                OUTSTANDING KIEWIT                               NEW REDUCED PRINCIPAL AMOUNT            AND      MATERIALS
              CONVERTIBLE DEBENTURE                                KIEWIT CONVERTIBLE DEBENTURE                  COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------
SERIES   PRINCIPAL                     AGGREGATE     SERIES   PRINCIPAL                      INITIAL AGGREGATE    NUMBER OF
          AMOUNT       NUMBER OF     FORMULA PRICE             AMOUNT        NUMBER OF         FORMULA PRICE      SHARES OF
                       SHARES OF     OF SHARES OF                            SHARES OF         OF SHARES OF       MATERIALS
                        KIEWIT          KIEWIT                                 KIEWIT             KIEWIT            COMMON
                     COMMON STOCK    COMMON STOCK                           COMMON STOCK       COMMON STOCK        STOCK(2)
                      ISSUABLE ON     ISSUABLE ON                           ISSUABLE ON         ISSUABLE ON
                     CONVERSION(1)    CONVERSION                           CONVERSION(1)        CONVERSION
------------------------------------------------------------------------------------------------------------------------------
1997      $1,000         100           $2,035.00     1997A     $286.00         100               $1,260.00           100
------------------------------------------------------------------------------------------------------------------------------
1998      $1,000          79.36        $1,614.98     1998A     $428.80          79.36            $  999.94            80
------------------------------------------------------------------------------------------------------------------------------
1999      $1,000          63.9         $1,300.37     1999A     $543.04          63.9             $  805.14            64

            CHOICE 2

            MATERIALS
          COMMON STOCK
--------------------------
SERIES  INITIAL AGGREGATE
          FORMULA PRICE
          OF SHARES OF
            MATERIALS
          COMMON STOCK
--------------------------
1997         $714.00
--------------------------
1998         $571.20
--------------------------
1999         $456.96


---------------
(1) The terms of the debentures require that, on conversion, the holder pay the then current formula price for the fraction of the share necessary to round the number of shares issuable on conversion up to the nearest whole number of shares. Therefore, on conversion, the holders of the Series 1998 and 1999 Kiewit convertible debentures would receive 80 and 64 shares of Kiewit common stock, respectively.

(2) Assumes that the holder of the outstanding Kiewit convertible debenture has paid the then current formula price for the fraction of the share necessary to round the number of shares issuable on conversion up to the nearest whole number of shares.

FORMULA PRICE


     The formula price of Kiewit common stock is the per share price at which Kiewit buys and sells shares of its common stock and is based on the adjusted book value of Kiewit at the end of the previous year less the amount of declared dividends during the current year. The formula price per share of Kiewit common stock on August 14, 2000 was $20.35 per share. This formula price will be reduced in the event Kiewit pays a cash dividend prior to completion of the debenture exchange offer.


     The formula price of Materials common stock is the per share price at which Materials will buy shares of its common stock and is based on the adjusted book value of Materials at the end of the previous year, less the amount of declared dividends during the current year. In addition to any adjustments for declared dividends during the current year, the initial formula price for Materials common stock is also adjusted for the amount of any capital contributions made by Kiewit to Materials during fiscal year 2000 prior to the spin-off, other than amounts contributed in connection with the issuance of Materials debentures in the debenture exchange offer.

TRANSFER RESTRICTIONS

     The new reduced principal amount Kiewit debentures will be subject to substantial transfer restrictions and will remain subject to the repurchase agreement executed by the debentureholders at the time of initial purchase of the Kiewit debentures. Specifically, the terms of the repurchase agreement prohibit Kiewit debentureholders from transferring the Kiewit debentures in any manner except in a sale to Kiewit. The repurchase agreement also requires the holder to sell the Kiewit debentures back to Kiewit upon the holder's termination of employment with Kiewit.

     The Materials debentures will also be subject to substantial transfer restrictions. Each holder of Kiewit debentures who elects to receive Materials debentures will be required to execute a repurchase agreement with Materials. Specifically, the terms of the repurchase agreement will prohibit Materials debentureholders from transferring the Materials debentures in any manner except in a sale to Materials. The repurchase agreement will also require the holder to sell the Materials debentures back to Materials upon the termination of the holder's employment with Materials, other than as a result of the death of the holder.

     The Materials common stock will also be subject to substantial transfer restrictions. Specifically, holders of Materials common stock will be prohibited from transferring Materials common stock in any manner except in a sale to Materials or in a transfer for estate planning purposes that meets specified requirements. Upon the death of a Materials stockholder, the shares of Materials common stock owned by the deceased stockholder will be permitted to be transferred to his or her estate, provided that the shares transferred to the transferee will be subject to the same transfer restrictions. Holders of Materials common stock are permitted to pledge the Materials common stock for loans in connection with the ownership of the Materials common stock.

DETERMINING TO PARTICIPATE IN THE DEBENTURE EXCHANGE OFFER

     Whether you should participate in the debenture exchange offer and which option you should choose if you decide to participate in the offer depends on a number of factors, including whether you are a Materials employee or a Kiewit employee. The Materials debentures may be owned: (1) prior to the spin-off only by employees of Kiewit or a subsidiary of Kiewit; and (2) following the spin-off only by employees of Materials or a subsidiary of Materials. The Kiewit debentures may only be owned by employees of Kiewit or a subsidiary of Kiewit.

     The table below shows what you will receive and the consequences of each choice you may make in the debenture exchange offer.

-------------------------------------------------------------------------------------------------
     EMPLOYEE                CHOICE 1                  CHOICE 2                  CHOICE 3
                      EXCHANGE FOR MATERIALS   EXCHANGE FOR NEW REDUCED         DO NOTHING
                      CONVERTIBLE DEBENTURES   PRINCIPAL AMOUNT KIEWIT
                                                CONVERTIBLE DEBENTURES
                                                 AND MATERIALS COMMON
                                                        STOCK
-------------------------------------------------------------------------------------------------
 Materials           You will receive          You will receive new      You will keep your
                     Materials convertible     reduced principal amount  outstanding Kiewit
                     debentures in the same    Kiewit convertible        debentures. However,
                     principal amount as the   debentures and shares of  following the spin-off,
                     Kiewit debentures         Materials common stock.   you will no longer be
                     surrendered in a          However, following the    employed by Kiewit or a
                     transaction that is       spin-off, you will no     subsidiary of Kiewit and
                     intended to be tax-free   longer be employed by     you will be required to
                     to debentureholders for   Kiewit or a subsidiary    sell your Kiewit
                     U.S. federal income tax   of Kiewit and you will    debentures you then own
                     purposes.                 be required to sell the   back to Kiewit.
                                               new reduced principal
                                               amount Kiewit debentures
                                               you then own back to
                                               Kiewit.
-------------------------------------------------------------------------------------------------
 Kiewit              You will receive          You will receive new      You will keep your
                     Materials convertible     reduced principal amount  outstanding Kiewit
                     debentures in the same    Kiewit convertible        debentures. However,
                     principal amount as the   debentures and shares of  following the spin-off,
                     Kiewit debentures         Materials common stock    the shares of Kiewit
                     surrendered. However,     in a transaction that is  common stock issuable on
                     following the spin-off,   intended to be tax-free   conversion of the Kiewit
                     you will not be a         to debentureholders for   debentures will have a
                     Materials employee and    U.S. federal income tax   lower aggregate formula
                     you will be required to   purposes.                 price, since that
                     sell any Materials                                  formula price will be
                     debentures you then own                             reduced by the book
                     back to Materials.                                  value of Materials
                                                                         distributed as a
                                                                         dividend in the
                                                                         spin-off.
-------------------------------------------------------------------------------------------------

     You should consider all of the factors described under "Risk Factors" starting at page 16. Neither Kiewit, Materials nor any of their respective directors make any recommendation as to whether you should tender your Kiewit debentures. You must make your own decision as to whether to tender your Kiewit debentures after reading this document and consulting with your advisors based on your own financial position and requirements.

EXCHANGE OF KIEWIT CONVERTIBLE DEBENTURES

     If all of the conditions to the debenture exchange offer are met, Kiewit will accept for exchange Kiewit convertible debentures that have been validly tendered and not properly withdrawn or deemed withdrawn prior to the expiration date except as described in "-- Extension of Tender Period; Termination; Amendment" on page 36. Kiewit may, subject to the rules under the Securities Act, delay accepting or exchanging any Kiewit debentures in order to comply in whole or in part with any applicable law. For a description of Kiewit's right to delay, terminate or amend the debenture exchange offer, see "-- Extension of Tender Period; Termination; Amendment" on page 36.

PROCEDURES FOR TENDERING KIEWIT CONVERTIBLE DEBENTURES

     To tender your Kiewit convertible debentures, you must send to Kiewit, by registered mail, return receipt requested, the following documents to be received by Kiewit before the expiration date for the debenture exchange offer:

     - a completed and executed letter of transmittal indicating: (1) the principal amount of Kiewit debentures tendered, and (2) whether you are exchanging the Kiewit debentures for: (a) Materials debentures convertible into shares of Materials common stock, or (b) shares of Materials common stock and new reduced principal amount Kiewit debentures, and any other documents required by the letter of transmittal;

     - an executed Materials repurchase agreement if you are exchanging the Kiewit debentures for Materials debentures; and

     - the Kiewit convertible debentures.

Kiewit's address is listed on the back cover of this document.

     If Kiewit debentures have been pledged to a lender, the registered holder of the pledged Kiewit debentures must make appropriate arrangements with the lender for the valid tender of the Kiewit debentures. If, however, the lender is Enterprise Bank, N.A. or U.S. Bank, N.A., Kiewit will arrange directly with those banks for the delivery of the pledged Kiewit debentures to Kiewit. Kiewit will deliver the Materials debentures or the Materials common stock and new reduced principal Kiewit debentures issued in exchange for Kiewit debentures directly to any lending institution to which the Kiewit debentures were pledged if so directed by the registered holder of the Kiewit debentures in the holder's letter of transmittal. If the Materials debentures or Materials common stock and new reduced principal Kiewit debentures received in exchange for the tendered Kiewit debentures are to be delivered to a lender other than Enterprise Bank, N.A. or U.S. Bank, N.A., the letter of transmittal must state with specificity the necessary information, including the name, address and contact person of the lender, to effect the delivery. If a holder of pledged Kiewit debentures does not designate the lending institution to which the Materials debentures or Materials common stock and new reduced principal Kiewit debentures received in exchange for tendered Kiewit debentures is to be delivered, Kiewit may deliver the Materials debentures or Materials common stock and new reduced principal Kiewit debentures to the exchanging debentureholder, but reserves the right to deliver such securities directly to a lending institution if Kiewit believes in good faith that the lending institution is entitled to receive them under a borrowing arrangement with the exchanging debentureholder.

     Persons who have pledged Kiewit debentures to a lender and who are considering participation in the debenture exchange offer should consult with the lender as to the effect of the debenture exchange offer on their loan arrangements.

LOST OR DESTROYED KIEWIT CONVERTIBLE DEBENTURES

     If any Kiewit convertible debentures have been mutilated, destroyed, lost or stolen, the debentureholder must:

     - furnish to Kiewit evidence, satisfactory to it in its discretion, of the ownership of and the destruction, loss or theft of the convertible debenture;

     - furnish to Kiewit indemnity, satisfactory to it in its discretion; and

     - comply with any other reasonable regulations Kiewit may prescribe.

KIEWIT'S INTERPRETATIONS ARE BINDING

     Kiewit will determine in its own discretion all questions as to the form of documents, including notices of withdrawal, and the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Kiewit convertible debentures. This determination will be final and binding on all tendering debentureholders. However, a tendering debentureholder who disagrees with an interpretation by Kiewit may seek recourse under state law, to the extent that any such recourse is available. Kiewit reserves the right to:

     - reject any and all tenders of any Kiewit convertible debentures not properly tendered;

     - waive any defects or irregularities in the tender of Kiewit convertible debentures or any conditions of the debenture exchange offer either before or after the expiration date; and

     - request any additional information from any Kiewit debentureholder that Kiewit deems necessary.

     Neither Kiewit nor Materials will be under any duty to notify tendering debentureholders of any defect or irregularity in tenders or notices of withdrawal.

WITHDRAWAL RIGHTS

     You may withdraw tenders of Kiewit convertible debentures at any time prior to the expiration date and, unless Kiewit has accepted your tender as provided in this document, after the expiration of 40 business days from the commencement of the debenture exchange offer. If Kiewit:

     - delays its acceptance of Kiewit convertible debentures tendered for exchange;

     - extends the debenture exchange offer; or

     - is unable to accept Kiewit convertible debentures tendered for exchange under the debenture exchange offer for any reason,

then, without prejudice to Kiewit's rights under the debenture exchange offer, Kiewit may retain Kiewit convertible debentures tendered, and those debentures may not be withdrawn except as otherwise provided in the immediately preceding sentence, subject to provisions under the Securities Exchange Act that provide that an issuer making an exchange offer shall either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the exchange offer. Pursuant to the terms of the repurchase agreements executed by all Kiewit debentureholders, in the event Kiewit is offered some, but not all, of a debentureholder's debentures, Kiewit may purchase all of such holder's debentures. Kiewit has determined, however, that it will not exercise this right in the event that a debentureholder tenders only a portion of his or her Kiewit debentures in the debenture exchange offer.

     For a withdrawal to be effective, a written notice of withdrawal must be received by Kiewit at its address set forth on the back cover of this document. The notice of withdrawal must:

     - specify the name of the person having tendered the Kiewit convertible debentures to be withdrawn; and

     - identify the principal amount of Kiewit convertible debentures to be withdrawn.

     If Kiewit convertible debentures have been delivered or otherwise identified to Kiewit, then, before the release of the convertible debentures, the withdrawing holder must also submit the serial numbers of the particular convertible debentures to be withdrawn, and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

     Any Kiewit convertible debentures withdrawn will be deemed not to have been validly tendered for exchange for purposes of the debenture exchange offer. Properly withdrawn debentures may be retendered by following one of the procedures described under "-- Procedures for Tendering Kiewit Convertible Debentures" above at any time on or before the expiration date.

     Except as otherwise provided above, any tender of Kiewit convertible debentures made under the debenture exchange offer is irrevocable.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     Kiewit expressly reserves the right, in its discretion, for any reason, including the non-satisfaction of the conditions for completion set forth below, to extend the period of time during which the debenture exchange offer is open or to amend the debenture exchange offer in any respect.

     If Kiewit materially changes the terms of or information concerning the debenture exchange offer, Kiewit will extend the exchange offer. The SEC has stated that, as a general rule, it believes that an offer should remain open for a minimum of five business days from the date that notice of the material change is first given. The actual length of time will depend on the particular facts and circumstances. Subject to the preceding paragraph, the debenture exchange offer will be extended so that it remains open for a minimum of ten business days following the announcement if:

     - Kiewit changes the principal amount of Kiewit convertible debentures eligible for exchange or imposes a minimum condition; or

     - the debenture exchange offer is scheduled to expire within ten business days of announcing a material change.

     If the conditions indicated in the next section have not been met, Kiewit reserves the right, in its sole discretion, so long as Kiewit convertible debentures have not been accepted for exchange, to delay acceptance for exchange of or exchange for any Kiewit convertible debentures or to terminate the debenture exchange offer and not accept for exchange any Kiewit convertible debentures.

     If Kiewit extends the debenture exchange offer, is delayed in accepting any Kiewit convertible debentures or is unable to accept for exchange any Kiewit convertible debentures under the debenture exchange offer for any reason, then, without affecting Kiewit's rights under the debenture exchange offer, it may retain all Kiewit convertible debentures tendered. These Kiewit convertible debentures may not be withdrawn except as provided in "-- Withdrawal Rights" above. Kiewit's reservation of the right to delay acceptance of any Kiewit convertible debentures is subject to applicable law, which requires that Kiewit pay the consideration offered or return the Kiewit convertible debentures deposited promptly after the termination or withdrawal of the debenture exchange offer.

     Kiewit will issue a press release or other public announcement no later than 9:00 a.m., Omaha time, on the next business day following any extension, amendment, non-acceptance or termination of the previously scheduled expiration date.

CONDITIONS TO THE DEBENTURE EXCHANGE OFFER

     Kiewit has received a ruling from the IRS confirming that, based on factual representations by Kiewit and Materials, the debenture exchange offer, the share exchange and the spin-off generally will be tax-free transactions for U.S. federal income tax purposes. The ruling is based, in part, on those Kiewit stockholders who are key Materials employees obtaining a meaningful increase in their percentage ownership of Materials as a result of the share exchange. If the Kiewit board of directors determines at any time that Kiewit may be unable to rely on the ruling or that the ruling is not otherwise in effect, Kiewit would not complete the debenture exchange offer.

     Kiewit expressly reserves the right to abandon the debenture exchange offer and not accept for exchange any Kiewit convertible debentures if the Kiewit board of directors reasonably determines that any material change in the business, financial condition, results of operations or prospects of Kiewit or Materials has occurred, or in any other circumstance, and that, as a result, completion of the debenture exchange offer would no longer be in the best interest of Kiewit and its stockholders. Kiewit also expressly reserves the right to abandon the share exchange. If Kiewit abandons either the debenture exchange offer or the share exchange, it will not complete the spin-off or the other exchange.

     Kiewit also reserves the right to abandon the spin-off at any time prior to the completion of the debenture exchange offer and the share exchange. If Kiewit abandons the spin-off, it will not complete the debenture exchange offer or the share exchange.

     Kiewit also expressly reserves the right, at any time or from time to time, whether or not the conditions to the debenture exchange offer have been satisfied, (1) to extend the expiration date or (2) if the Kiewit board of directors determines for any reason that such action would be in the best interest of Kiewit and its stockholders, to modify the debenture exchange offer in any respect, by giving written notice of such extension or modification to Kiewit debentureholders.

     The debenture exchange offer is not conditioned on any minimum principal amount of Kiewit convertible debentures stock being tendered for exchange.

     If Kiewit abandons the debenture exchange offer, it will return all tendered debentures to the tendering debentureholders promptly after the termination of the debenture exchange offer.

                       SELECTED HISTORICAL AND PRO FORMA
                            FINANCIAL DATA OF KIEWIT


     The following table presents selected historical and pro forma financial data of Kiewit. The historical information as of and for each of the fiscal years ended 1997 through 1999, and historical balance sheet information for each of the fiscal years ended 1998 and 1999, is derived from Kiewit's historical consolidated financial statements and the notes to those financial statements included elsewhere in this offering circular-prospectus. The balance sheet information as of the fiscal years ended 1995, 1996 and 1997 and the income statement information for the fiscal years ended 1995 and 1996 were derived from audited consolidated financial statements not included in this document. The historical information for the six months ended June 30, 1999 and June 30, 2000 is derived from the unaudited consolidated condensed financial statements included elsewhere in this offering circular-prospectus which, in the opinion of management, reflect all adjustments, which are of a recurring nature necessary to present fairly the financial position and results of operations and cash flows for the interim periods. Results for the six months ended June 30, 1999 and June 30, 2000 are not necessarily indicative of the results of operations to be expected for the full fiscal year.


                                                          HISTORICAL
                                --------------------------------------------------------------
                                                                                SIX MONTHS
                                            FISCAL YEAR ENDED                      ENDED
                                ------------------------------------------   -----------------
                                 1995     1996     1997     1998     1999    6/30/99   6/30/00
                                ------   ------   ------   ------   ------   -------   -------
                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Results of Operations:
  Revenue.....................  $2,330   $2,303   $2,742   $3,379   $4,013   $1,769    $2,396
  Net Earnings................     104      108      155      136      165       47        64

Per Common Share:
  Net Earnings
    Basic.....................    1.95     2.53     4.00     4.07     4.81     1.39      2.01
    Diluted...................    1.91     2.44     3.84     4.02     4.71     1.36      1.95
  Dividends(4)................    0.26     0.33     0.38     0.43     0.52    0.475      0.55
  Stock Price(5)..............    8.10    10.18    12.80    15.90    20.63    15.65     20.35
  Book Value..................   10.73    12.76    16.10    19.35    24.01    20.54     26.05

Financial Position:
  Total Assets................     978    1,039    1,342    1,379    1,599    1,455     1,645
  Current Portion of Long-term
    Debt......................       2       --        5        8        4        9         2
  Long-term Debt, net of
    Current Portion...........       9       12       22       13       18       13        18

  Redeemable Common
    Stock(6)..................     467      562      652      691      837      720       829

                                               PRO FORMA (1)(2)(3)
                                -------------------------------------------------
                                   FISCAL YEAR ENDED         SIX MONTHS ENDED
                                       12/25/99                   6/30/00
                                -----------------------   -----------------------
                                SCENARIO 1   SCENARIO 2   SCENARIO 1   SCENARIO 2
                                ----------   ----------   ----------   ----------
                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Results of Operations:
  Revenue.....................    $3,586       $3,586       $2,174       $2,174
  Net Earnings................       139          139           54           54

Per Common Share:
  Net Earnings
    Basic.....................      4.20         4.20         1.75         1.75
    Diluted...................      4.11         4.11         1.70         1.70
  Dividends(4)................       .52          .52           --           --
  Stock Price(5)..............     14.75        14.40        14.55        14.25
  Book Value..................     18.16        17.74        18.39        18.07

Financial Position:
  Total Assets................     1,291        1,280        1,287        1,276
  Current Portion of Long-term
    Debt......................         3            3            1            1
  Long-term Debt, net of
    Current Portion...........         7           10            5            4

  Redeemable Common
    Stock(6)..................       603          589          566          556


---------------

(1) Completion of the share exchange, the debenture exchange offer and the spin-off has been assumed to be as of December 26, 1998 in the pro forma results of operations data for the year ended December 25, 1999 and the six months ended June 30, 2000 and as of June 30, 2000 in the pro forma financial position data.


(2) The pro forma results of operations, per common share and financial position data assume the earnings statement and balance sheet accounts of Materials have been removed, the share exchange, the debenture exchange offer and the spin-off have been completed, and Kiewit has made a $50 million capital contribution to Materials.


(3) The pro forma results of operations are based upon ownership information of Kiewit securities as of June 30, 2000 and assume that (i) in Scenario 1, (a) all Materials employees who hold shares of Kiewit common stock and Kiewit convertible debentures exchanged their Kiewit shares in the share exchange and their Kiewit debentures for Materials debentures in the debenture exchange offer, and (b) all Kiewit employees who hold Kiewit debentures exchanged them for new reduced principal amount Kiewit debentures and shares of Materials common stock in the debenture exchange offer, and (ii) in Scenario 2, (a) those Materials employees exchanged 50% of their Kiewit shares in the share exchange with the other 50% of their Kiewit shares being sold back to Kiewit for cash immediately after the spin-off and exchanged 50% of the principal amount of their Kiewit debentures for Materials debentures in the debenture exchange offer with the other 50% of the principal amount of their Kiewit debentures being sold back to Kiewit for cash immediately after the spin-off, and (b) all Kiewit employees who hold Kiewit debentures exchanged them for new reduced principal amount Kiewit debentures and shares of Materials common stock in the debenture exchange offer.

(4) The 1995, 1996, 1997, 1998 and 1999 Kiewit dividends include $.15, $.175,
    $.20, $.225 and $.27 for dividends declared in those years, respectively, but paid in January of the subsequent year.

(5) Pursuant to Kiewit's restated certificate of incorporation, the formula price calculation is calculated annually at the end of the fiscal year, except that adjustments to reflect dividends are made when declared.


(6) Ownership of Kiewit common stock is restricted to employees conditioned upon the execution of repurchase agreements which restrict employees from transferring the stock. Kiewit is generally required to purchase all of its common stock at the formula price. The aggregate redemption value of Kiewit common stock at June 30, 2000 was $648 million.

                       SELECTED HISTORICAL AND PRO FORMA
                          FINANCIAL DATA OF MATERIALS


     The following table presents selected historical and pro forma financial data of Materials. The historical income statement information as of and for each of the fiscal years ended 1997 through 1999, and historical balance sheet information for each of the fiscal years ended 1998 and 1999, is derived from Materials' historical consolidated financial statements and the notes to those financial statements included elsewhere in this offering circular-prospectus. The balance sheet information as of the fiscal years ended 1995, 1996 and 1997 and the income statement information for the fiscal years ended 1995 and 1996 were derived from audited consolidated financial statements not included in this document. The historical information for the six months ended June 30, 1999 and June 30, 2000 is derived from the unaudited consolidated condensed financial statements included elsewhere in this offering circular-prospectus which, in the opinion of management, reflect all adjustments, which are of a recurring nature necessary to present fairly the financial position and results of operations and cash flows for the interim periods. Results for the six months ended June 30, 1999 and June 30, 2000 are not necessarily indicative of the results of operations to be expected for the full fiscal year.


     For all historical periods presented, Materials operated as a part of Kiewit. Because Materials did not operate as an independent company during these periods, the data may not reflect the results of operations or the financial condition which would have resulted if Materials had operated as a separate, independent company. In addition, the data may not necessarily be indicative of Materials' future results of operations or financial position.

                                                            HISTORICAL
                       ------------------------------------------------------------------------------------

                                           FISCAL YEAR ENDED                           SIX MONTHS ENDED
                       ----------------------------------------------------------   -----------------------
                         1995       1996        1997         1998         1999       6/30/99      6/30/00
                       --------   --------   ----------   ----------   ----------   ----------   ----------
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Results of
 Operations:

 Revenue.............  $233,068   $246,083   $  277,309   $  333,060   $  437,058   $  208,747   $  227,471

 Net Earnings........    13,161     14,204       16,542       15,378       25,828        8,196       10,382

Per Common Share:

 Net Earnings

   Basic.............   131,609    142,043      165,423      153,783      258,280       81,961      103,823

   Diluted...........   131,609    142,043      165,423      153,783      258,280       81,961      103,823

 Dividends(4)........    80,975    143,553       39,700           --           --           --           --

 Book Value..........   915,115    986,516    1,216,306    1,392,870    2,097,326    1,928,479    2,199,871

Financial Position:

 Total Assets........   133,882    152,771      181,699      207,054      276,891      257,130      306,747

 Current Portion of
   Long-term Debt....        --         --          387          740          562          432          571

 Long-term Debt, net
   of Current
   Portion...........        --         --        1,492          761        3,753        2,675        5,231

 Stockholders'
   Equity............    91,512     98,652      121,631      139,287      209,733      192,848      219,987

                                      PRO FORMA (1)(2)(3)
                       -------------------------------------------------
                          FISCAL YEAR ENDED         SIX MONTHS ENDED
                              12/25/99                   6/30/00
                       -----------------------   -----------------------
                       SCENARIO 1   SCENARIO 2   SCENARIO 1   SCENARIO 2
                       ----------   ----------   ----------   ----------

Results of
 Operations:
 Revenue.............  $  437,058   $ 437,058    $ 227,471    $  227,471
 Net Earnings........      25,793      25,811       10,364        10,374
Per Common Share:
 Net Earnings
   Basic.............        0.65        0.72         0.30          0.31
   Diluted...........        0.67        0.72         0.30          0.31
 Dividends(4)........          --          --           --            --
 Book Value..........   2,401,350   2,399,410         7.81          8.16
Financial Position:
 Total Assets........     307,963     307,434      357,791       357,269
 Current Portion of
   Long-term Debt....         562         562          571           571
 Long-term Debt, net
   of Current
   Portion...........       4,423       4,088        5,901         5,566
 Stockholders'
   Equity............     240,135     239,941      270,361       270,174


---------------

(1) Completion of the share exchange, the debenture exchange offer and the spin-off has been assumed to be as of December 26, 1998 in the pro forma results of operations data for the year ended December 25, 1999 and six months ended June 30, 2000 and as of June 30, 2000 in the pro forma financial position data.


(2) The pro forma results of operations, per common share and financial position data assume the share exchange, debenture exchange offer and the spin-off have been completed, and that Kiewit has made a $50 million capital contribution to Materials.


(3) The pro forma results of operations are based upon ownership information of Kiewit securities as of June 30, 2000 and assume that (i) in Scenario 1, (a) all Materials employees who hold shares of Kiewit common stock and Kiewit convertible debentures exchanged their Kiewit shares in the share exchange and their Kiewit debentures for Materials debentures in the debenture exchange offer, and (b) all Kiewit employees who hold

    Kiewit debentures exchanged them for new reduced principal amount Kiewit debentures and shares of Materials common stock in the debenture exchange offer, and (ii) in Scenario 2, (a) those Materials employees exchanged 50% of their Kiewit shares in the share exchange with the other 50% of their Kiewit shares being sold back to Kiewit for cash immediately after the spin-off and exchanged 50% of the principal amount of their Kiewit debentures for Materials debentures in the debenture exchange offer with the other 50% of the principal amount of their Kiewit debentures being sold back to Kiewit for cash immediately after the spin-off, and (b) all Kiewit employees who hold Kiewit debentures exchanged them for new reduced principal amount Kiewit debentures and shares of Materials common stock in the debenture exchange offer.

(4) The 1996 dividends include $100,000 for dividends declared in 1996, but paid in January of the subsequent year. The 1995 and 1996 dividends per share include $40,975 and $3,553 of non-cash dividends, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF KIEWIT

     The following discussion is based upon and should be read in conjunction with Kiewit's Consolidated Financial Statements, including the notes thereto, included elsewhere in this offering circular-prospectus. Kiewit became an independent company in March 1998 when Level 3 Communications, Inc., then known as "Peter Kiewit Sons', Inc.", separated its construction and materials businesses from its other businesses in a spin-off. As a result of that transaction, Kiewit holds Level 3's former construction and materials businesses and Level 3 continues to hold the other businesses.

     Management has proposed to separate its materials and construction businesses in the form of a spin-off. Consequently, in the event that the spin-off is effected, Kiewit will no longer have any interest in its materials operations. The materials operations will be owned and operated solely by Materials. The spin-off will result in a decrease in equity, revenue and net income for Kiewit, but it is not expected to have an adverse impact on the future liquidity of Kiewit. The construction operations have historically generated cash flows sufficient to fund their operations, and this trend is expected to continue.


RESULTS OF OPERATIONS -- SECOND QUARTER 2000 VS. SECOND QUARTER 1999


     Revenue from each of Kiewit's segments was (in millions):


                                                               THREE MONTHS
                                                                  ENDED
                                                                 JUNE 30,
                                                              --------------
                                                               2000     1999
                                                              ------    ----
Construction................................................  $1,189    $887
Materials...................................................     124     109
                                                              ------    ----
                                                              $1,313    $996
                                                              ======    ====



     Included in the construction segment are construction revenues and margins earned by two Materials subsidiaries which perform construction in addition to their materials operations. Those subsidiaries had $2.7 million of construction revenue in the second quarter of 2000 and $3.7 million of construction revenue in the second quarter of 1999.



     Construction. Construction revenue for the second quarter of 2000 increased $302 million or 34% from the same period in 1999. The most significant factor contributing to this increase was a large fiber optic project where installation was being performed only in selected locations during the second quarter of 1999 as compared to nationwide installation being performed during the second quarter of 2000.



     Contract backlog at June 30, 2000 was $3.8 billion, of which 4.5% is attributable to foreign operations located in Canada. Domestic projects are spread geographically throughout the U.S.



     Margins, as a percentage of revenue, for the second quarter of 2000 increased to 7.9% compared to 7.2% for the same period in 1999. Margins may vary between periods due to the inherent uncertainties associated with fixed price contracts, as well as seasonality and the stage of completion of individual projects.



     Materials. Revenues increased $15 million or 14% in the second quarter of 2000 to $124 million, as compared to $109 million for the same period in 1999. The increase is comprised of a 3% increase in average selling prices, a 4% increase in unit volumes and the inclusion of additional revenues of $7 million from acquired companies. Unit volumes were greater for both ready mix concrete and aggregates which were mitigated by a decline in asphalt sales. Asphalt sales declined, as Kiewit became more selective in supplying the market in an effort to improve product margins.



     Margins increased to 10% in the second quarter of 2000 as compared to 8% for the same period in 1999. The increased unit volumes and average selling prices were responsible for the improved margins.

     General and Administrative Expenses. General and administrative expenses for the second quarter of 2000 increased $12 million to $44 million when compared to the same period in 1999. The increase was attributed to increased compensation and travel costs. As a percentage of revenue, general and administrative expenses increased from 3.2% in the second quarter of 1999 to 3.4% for the same period in 2000.



     Investment Income and Equity Earnings. Investment income for the second quarter of 2000 increased $1 million to $4 million as compared to the same period in 1999. An increase in interest income, due to higher interest rates, was responsible for the improved results.



     Other, net. Other income is comprised primarily of mine management fee income from Level 3 and gains and losses on the disposition of property, plant and equipment and other assets.



     Kiewit manages three active coal mines for Level 3. Fees for these services for the second quarter 2000 were $8 million as compared to $7 million for the same period in 1999. The increase is due to timing of revenues generated from a coal customer. Kiewit's fee is a percentage of adjusted operating earnings of the coal mines, as defined in the mine management agreement with Level 3. The mines managed by Kiewit for Level 3 earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts. After a significant long-term contract expires in 2000, adjusted operating earnings at the mines will decrease substantially, thereby decreasing the annual management fee earned by Kiewit to approximately $6 million in 2001.



     Additionally, the Minerals Management Service and Montana Department of Revenue have issued separate assessments to the Level 3 mines for the underpayment of royalties and production taxes. On May 9, 2000, the Montana Supreme Court issued an order dismissing the assessment of the Montana Department of Revenue. Level 3 is vigorously contesting the Minerals Management Service assessment. If Level 3 is ultimately required to pay the Minerals Management Service assessment of approximately $18.9 million, of which $9.3 million is principal and $9.6 million is interest, the payment would decrease future mine management fees in total by as much as $2.8 million, but will not affect fees previously received.



     Net gains on the disposition of property, plant and equipment and other assets increased to $7 million in the second quarter of 2000 from $6 million in the same period in 1999. The decrease is due to additional sales of excess construction equipment.



     Provision for income taxes. The effective income tax rates during the second quarter of 2000 and 1999 were 40%. These rates differ from the federal statutory rate of 35% primarily due to state income taxes.



RESULTS OF OPERATIONS -- SIX MONTHS 2000 VS. SIX MONTHS 1999



     Revenue from each of Kiewit's segments was (in millions):



                                                     SIX MONTHS ENDED
                                                         JUNE 30,
                                                     ----------------
                                                      2000      1999
                                                     ------    ------
Construction.......................................  $2,180    $1,569
Materials..........................................     216       200
                                                     ------    ------
                                                     $2,396    $1,769
                                                     ======    ======



     Included in the construction segment are construction revenues and margins earned by two Materials subsidiaries which perform construction in addition to their materials operations. Those subsidiaries had $6.6 million of construction revenue for the first six months of 2000 and $9.5 million of construction revenue for the first six months of 1999.



     Construction. Construction revenue for the first six months of 2000 increased $611 million or 39% from the same period in 1999. The most significant factor contributing to this increase was a large fiber optic project where installation work was being performed only in selected locations during the first six months of 1999 as compared to nationwide installation during the first six months of 2000.



     Margins, as a percentage of revenue, for the first six months of 2000 increased to 6.4% compared to 6.3% for the same period in 1999. Margins may vary between periods due to the inherent uncertainties associated with fixed price contracts, as well as seasonality and the stage of completion of individual projects.



     Materials. Materials revenues increased $16 million or 8% in the first six months of 2000 to $216 million, as compared to $200 million in the same period of 1999. The increase is primarily due to a 3% increase in average selling prices and the inclusion of additional revenues of $17 million from acquired companies. Offsetting the increases were declines in unit volumes of asphalt sales. Asphalt sales declined, as Kiewit became more selective in supplying the market in an effort to improve product margins.



     Margins remained consistent between the first six months of 2000 and the same period of 1999. Higher margin sales from acquired companies, a higher average selling price and a more selective approach to supplying asphalt demand were offset by increases in asphalt oil costs and higher fuel prices.



     General and Administrative Expenses. General and administrative expenses for the first six months of 2000 increased $14 million to $89 million when compared to the same period in 1999. The increase was attributed to increased compensation and travel costs. As a percentage of revenue, general and administrative expenses decreased from 4.2% in the first six months of 1999 to 3.7% in the same period of 2000 as a proportionate increase in administrative costs was not necessary to support Kiewit's revenue growth.



     Investment Income and Equity Earnings. Investment income for the first six months of 2000 increased $3 million to $10 million as compared to the same period in 1999. An increase in interest income, due to higher interest rates, was responsible for the improved results.



     Other, net. Other income is primarily comprised of mine management fee income from Level 3 and gains and losses on the disposition of property, plant and equipment and other assets.



     Kiewit manages three active coal mines for Level 3. Fees for these services for the first six months of 2000 were $16 million as compared to $14 million for the same period in 1999. The increase is due to timing of revenues generated from a customer. Kiewit's fee is a percentage of adjusted operating earnings of the coal mines, as defined in the mine management agreement with Level 3. The mines managed by Kiewit for Level 3 earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts. After a significant long-term contract expires in 2000, adjusted operating earnings at the mines will decrease substantially, thereby decreasing the annual management fee earned by Kiewit to approximately $6 million in 2001.



     Additionally, the Minerals Management Service and Montana Department of Revenue have issued separate assessments to the Level 3 mines for the underpayment of royalties and production taxes. On May 9, 2000, the Montana Supreme Court issued an order dismissing the assessment of the Montana Department of Revenue. Level 3 is vigorously contesting the Minerals Management Service assessment. If Level 3 is ultimately required to pay the Minerals Management Service assessment of approximately $18.9 million, of which $9.3 million is principal and $9.6 million is interest, the payment would decrease future mine management fees in total by as much as $2.8 million, but will not affect fees previously received.



     Net gains on the disposition of property, plant and equipment and other assets decreased to $11 million for the first six months of 2000 from $13 million in the same period in 1999. The decrease is due to a decline in sales of excess construction equipment.



     Provision for income taxes. The effective income tax rates for the first six months of 2000 and 1999 were 40%. These rates differ from the federal statutory rate of 35% primarily due to state income taxes.

RESULTS OF OPERATIONS -- 1999 VS. 1998

     Revenue from each of Kiewit's segments was (in millions):

                                                      1999      1998
                                                     ------    ------
Construction.......................................  $3,594    $3,057
Materials..........................................     419       322
                                                     ------    ------
                                                     $4,013    $3,379
                                                     ======    ======

     Included in the construction segment are construction revenues and margins earned by two Materials subsidiaries which perform construction in addition to their materials operations. Those subsidiaries had $16.6 million of construction revenue in 1999 and $10.6 million of construction revenue in 1998.

     During 1998, the materials segment included revenues of $6 million and losses of $3 million from the Oak Mountain coal operations venture, which were disposed of during 1998.

     Construction. Revenues for the construction business increased $537 million or 18% from the same time period in 1998. The increase is due to favorable market conditions in the business sectors that Kiewit operates.

     Construction backlog at December 25, 1999 was nearly $4 billion, of which 6% was attributable to foreign operations located primarily in Canada. Domestic projects are spread geographically throughout the U.S.

     Margins on construction projects as a percentage of revenue for the twelve months ended December 25, 1999 were consistent with margins in the same period in 1998, increasing from 8.6% to 8.7%.

     Materials. Revenues for the materials business increased $97 million or 30% from the same time period in 1998. The consolidation of Pacific Rock Products, L.L.C. in 1999 contributed $54 million of the increase. A continued strong market for materials products in the Southwest that resulted in additional unit sales of asphalt, ready mix and aggregates accounted for 80% of the balance of the increase. The remaining 20% of the balance of the increase resulted from increased selling prices.

     Materials margins increased from 7% to 11% when compared to the same time period in 1998. The consolidation of Pacific Rock combined with the elimination of $3 million in losses taken in 1998 for the Oak Mountain coal operations contributed to the increase.

     General and Administrative Expenses. General and administrative expenses for the twelve months ended December 25, 1999 were consistent with 1998, increasing from $142 million to $144 million.

     Investment Income and Equity Earnings, Net. During 1999, Kiewit determined that the decline in market value of an investment security was other-than-temporary. This investment was written down to the current market value and a loss of $18 million was recognized in the Statement of Earnings. This investment had previously been carried at market value and the write-down had been recorded as an unrealized loss as a separate component of other comprehensive income. As a result, this write-down had no effect on total comprehensive income or total redeemable common stock. Subsequent changes in the market value of the security will be included as a separate component of comprehensive income.

     Other, net. Other income is primarily comprised of mine management fee income from Level 3 and gains and losses on the disposition of property, plant and equipment and other assets.

     Kiewit manages 3 active coal mines for Level 3. Fees for these services were $33 million in 1999 compared to $34 million in 1998. Kiewit's fee is a percentage of adjusted operating earnings of the coal mines. The mines managed by Kiewit for Level 3 earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts. After a significant long-term contract expires next year, adjusted operating earnings at the mines will decrease substantially, thereby similarly decreasing the management fee earned by Kiewit to approximately $6 million in 2001.

     Additionally, the Minerals Management Service and Montana Department of Revenue have issued assessments to the Level 3 mines for the underpayment of royalties and production taxes. The assessment of the Montana Department of Revenue was dismissed on May 9, 2000. Level 3 is vigorously contesting the Minerals Management Service assessment. If Level 3 pays the Minerals Management Service assessment, the payment could materially decrease future mine management fees, but will not affect fees previously received.


     Net gains on the disposition of property, plant and equipment were $20 million for each of 1999 and 1998.


     Provision for Income Taxes. The effective income tax rates in 1999 and 1998 differ from the federal statutory rate of 35% due primarily to state income taxes. The effective income tax rates for 1999 and 1998 were 37.6% and 36.2%, respectively.

RESULTS OF OPERATIONS -- 1998 VS. 1997

     Revenue from Kiewit's segments for the twelve months ended December 26, 1998 and December 27, 1997 was (in millions):

                                                      1998      1997
                                                     ------    ------
Construction.......................................  $3,057    $2,474
Materials..........................................     322       268
                                                     ------    ------
                                                     $3,379    $2,742
                                                     ======    ======

     Included in the construction segment are construction revenues and margins earned by two Materials subsidiaries which perform construction in addition to their materials operations. Those subsidiaries had $10.6 million of construction revenue in 1998 and $12.3 million of construction revenue in 1997.

     During 1998 and 1997, the materials segment included revenues of $6 million and $11 million and losses of $3 million and $16 million, respectively, from the Oak Mountain coal operations mining venture which operations were disposed of during 1998.

     Construction. Revenues for the construction business increased $583 million or 23.6% from the same time period in 1997. $210 million of the increase in revenues resulted from several new domestic power production facilities. Joint ventures performing electrical work on railway systems contributed another $82 million. Another major factor was the "I-15" project, a $1.4 billion design build joint venture, of which Kiewit's share is $780 million, to reconstruct 16 miles of interstate through the Salt Lake City, Utah area which contributed $135 million to the increase. Several new projects account for the remainder of the increase.

     Contract backlog at December 26, 1998 was nearly $5 billion, of which 3.5% was attributable to foreign operations located primarily in Canada. Domestic projects are spread geographically throughout the U.S.

     Margins on construction projects as a percentage of revenue for the twelve months ended December 26, 1998 decreased to 8.6% from 13% for the same time period in 1997. Favorable resolutions of project uncertainties, change order settlements and bonuses for cost savings and early completion increased margins for the twelve months ended December 27, 1997. Margins in 1996 and 1995 were 9.6% and 7.7%, respectively.

     Materials. Revenues for the materials business were up 20%, from $268 million to $322 million, for the twelve months ended December 26, 1998 as compared to the same time period in 1997. Greater sales volume and higher average selling prices for aggregates, ready mix concrete and asphalt products resulted in a 27% increase which was partially offset by the decrease in revenues from $11 million in 1997 to $6 million in 1998 from the Oak Mountain Coal operations. The investment in Oak Mountain was sold on June 9, 1998. The Oak Mountain investment was previously written off as an impaired asset in December 1997. In 1998, Kiewit realized operating losses of $3 million.

     Margins from materials sales as a percentage of revenue for the twelve months ended December 26, 1998 increased from 4% in 1997 to 7% in 1998. The increase in margins was attributable to higher average selling prices and improvements in the performance of recent acquisitions. Also contributing to the increase was the reduction of losses from the Oak Mountain Coal operations.

     General and Administrative Expenses. General and administrative expenses decreased in 1998. General and administrative expenses, as a percent of revenue, decreased from 5.4% in 1997 to 4.2% in 1998, as a proportionate increase in administration costs were not necessary to support Kiewit's revenue growth.


     Investment Income and Equity Earnings, Net. Net investment income and equity earnings decreased by $5 million. The decrease was predominantly due to the increased interest expense on long-term debt of $2 million and a decrease in gains on sales of marketable securities of $2 million from 1997.


     Other, Net. Other income is primarily comprised of mine management fee income from Level 3 and gains and losses on the disposition of property, plant and equipment and other assets.

     Kiewit manages 3 active coal mines for Level 3. Fees for these services were $34 million in 1998 and $32 million in 1997. Kiewit's fee is a percentage of adjusted operating earnings of the coal mines, as defined. The mines managed by Kiewit for Level 3 earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts. As a significant long-term contract expires over the next two years, adjusted operating earnings at the mines will decrease substantially, thereby similarly decreasing the management fee earned by Kiewit to approximately $6 million in 2001.

     Additionally, the Minerals Management Service and Montana Department of Revenue have issued assessments to the Level 3 mines for the underpayment of royalties and production taxes. The assessment of the Montana Department of Revenue was dismissed on May 9, 2000. Level 3 is vigorously contesting the Minerals Management Service assessment. If Level 3 pays the Minerals Management Service assessment, the payments could materially decrease future mine management fees, but will not affect fees previously received.


     Net gains on the disposition of property, plant and equipment and other assets decreased to $20 million in 1998 from $24 million in 1997 as a result of a decrease in the amount of equipment sold in the ordinary course of business.


     Provision for Income Taxes. The effective income tax rates in 1998 and 1997 differ from the expected rate of 35% primarily due to state income taxes and prior year tax adjustments. The income tax rates were 36.2% for 1998 and 40.5% for 1997.


FINANCIAL CONDITION -- JUNE 30, 2000



     Cash and cash equivalents decreased $50 million to $288 million at June 2000 from $338 million at December 1999. The decrease reflects net cash provided by operations of $114 million offset by net cash used in investing activities of $72 million and $92 million used in financing activities.



     Net cash provided by operating activities for the first six months of 2000 of $114 million represented an increase of $1 million from the same period in 1999. A net income increase of $17 million for the first six months of 2000 compared to the same period in 1999 was offset by increased working capital requirements for construction contracts. Cash provided or used by operating activities is affected to a large degree by the mix, timing, stage of completion and terms of individual contracts which are reflected through changes in current assets and liabilities.



     Net cash used in investing activities for the first six months of 2000 increased by $26 million to $72 million as compared to the same period in 1999. This increase was due to increases in acquisitions of $4 million, additional capital expenditures of $20 million, decreases in proceeds from the sale of property, plant and equipment in the ordinary course of business of $6 million, a decrease in distributions from investees of $2 million and additions to notes receivable of $4 million. These changes were partially offset by a decrease in purchases of marketable securities of $2 million and an $8 million increase in proceeds from the sale of marketable securities.

     Net cash used in financing activities for the first six months of 2000 increased by $45 million to $92 million as compared to the same time period in 1999. This increase was due to an increase in repurchases of Kiewit common stock of $26 million, decrease in issuance of common stock of $25 million, increase in dividends paid of $2 million and change in outstanding checks in excess of funds on deposit of $6 million over 1999 amounts. These changes were partially offset by a decrease in payments on long-term debt of $14 million.



     Kiewit anticipates investing between $50 and $100 million annually in its construction and materials businesses. In the event that the spin-off of Kiewit's materials business is effected, Kiewit anticipates investing a similar amount in its construction business. Kiewit continues to explore opportunities to acquire additional businesses. Other long-term liquidity uses include the payment of income taxes and the payment of dividends. As of June 30, 2000, Kiewit had no material firm binding purchase commitments related to the investments described in Note 5 of the financial statements other than meeting the normal course of business needs of the construction partnership as well as other construction joint ventures. There are also no significant commitments between the construction and materials businesses. The current portion of long-term debt is $2 million. Kiewit paid dividends during the first six months of 2000 and 1999 of $18 million and $16 million, respectively. These amounts were determined by the Board of Directors and were paid in January and May of each such year. Kiewit also has the commitment to repurchase stock at any time during the year from shareholders.



     Kiewit does not believe that the spin-off of its materials business, if effected, will have an adverse impact on its liquidity or material commitments, since earnings generated from the materials business have historically been reinvested in the materials business. Kiewit's current financial condition, together with anticipated cash flows from operations, should be sufficient for immediate cash requirements and future investing activities. Kiewit does not presently have any committed bank credit facilities. In the past, Kiewit has been able to borrow on terms satisfactory to it. Kiewit believes that, to the extent necessary, it will likewise be able to borrow funds on acceptable terms for the foreseeable future.


FINANCIAL CONDITION -- DECEMBER 25, 1999

     Cash and cash equivalents increased $111 million to $338 million at December 1999 from $227 million at December 1998. The increase reflects net cash provided by operations of $192 million offset by net cash used in investing activities of $80 million and $4 million used in financing activities.

     Net cash generated from operating activities of $192 million represented a decrease of $4 million from 1998. Although net income had increased for 1999 compared to 1998, the decrease in cash and cash equivalents generated from operating activities was due primarily to increased working capital requirements for construction contracts. Cash provided or used by operating activities is affected to a large degree by the mix, timing, and state of completion and terms of the individual contracts, which are reflected through changes in current assets and liabilities.

     Net cash used in investing activities in 1999 of $80 million increased $7 million when compared to 1998. Kiewit had an additional $7 million in proceeds from the sale of property, plant and equipment in the ordinary course of business, a decrease in capital expenditures of $12 million and issued notes receivable of $2 million in 1999 compared to $20 million in 1998. Proceeds from sales and maturities of marketable securities decreased by $21 million. Kiewit made $23 million of additional investments in acquisitions.

     Net cash used in financing activities in 1999 decreased by $121 million from 1998. This decrease was substantially attributable to the exchange of Level 3's Class C Stock for Level 3's Class D Stock in 1998, which was no longer an option for shareholders in 1999.

FINANCIAL CONDITION -- DECEMBER 26, 1998

     Cash and cash equivalents decreased $5 million to $227 million at December 1998 from $232 million at December 1997. The decrease reflects net cash provided by operations of $196 million offset by net cash used in investing activities of $73 million and $125 million used in financing activities.

     Net cash provided by operating activities of $196 million represented an increase of $54 million over 1997. Of the increase, $19 million was due to the increase in net income. The remaining increase was due to the change in working capital requirements for construction contracts. Cash provided or used by operating activities is affected to a large degree by the mix, timing, and state of completion and terms of the individual contracts, which are reflected in changes in current assets and liabilities.


     Net cash used in investing activities in 1998 of $73 million was an increase of $15 million when compared to 1997. Kiewit decreased capital expenditures by $20 million, purchased $32 million less in marketable securities and invested $8 million less in partnerships and acquisitions. Kiewit issued $20 million of notes receivable and received $5 million in payments on those notes. Kiewit also received $49 million less on the sale of marketable securities than in 1997 as well as $11 million less on the sale of property, plant and equipment.

     Net cash used in financing activities amounted to $125 million in 1998, which was an increase of $102 million from 1997. $50 million of this change resulted from the additional exchange of Level 3's Class C Stock for Level 3's Class D Stock related to the March 1998 spin-off. Long-term borrowings decreased $8 million and net payments on short-term borrowings increased net cash used by $5 million. Net stock sales, repurchases and dividends provided $1 million less than in 1997. The remaining $38 million increase in net cash used related to the increase in the outstanding checks in excess of funds on deposits.

NEW ACCOUNTING PRONOUNCEMENT

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which established accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for all fiscal years beginning after June 15, 2000. Management does not expect adoption of this statement to materially affect Kiewit's financial statements as Kiewit has no significant derivative instruments or hedging activities.

YEAR 2000 UPDATE

     Kiewit's Year 2000 effort, which was comprised of internal updating and replacement of computer systems and external coordination with its customers, was completed on schedule. Kiewit has not experienced any material Year 2000 related difficulties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Kiewit does not believe that its business is subject to significant market risks arising from interest rates, foreign exchange rates or equity prices.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                       RESULTS OF OPERATIONS OF MATERIALS

     The following discussion is based upon and should be read in conjunction with Materials' Consolidated Financial Statements, including the notes thereto, included elsewhere in this offering circular-prospectus.

     Management has proposed to separate Kiewit's materials and construction businesses by means of a spin-off. Consequently, in the event that the spin-off is effected, Kiewit will no longer have any interest in its materials operations. The materials operations will be owned and operated solely by Materials. The spin-off is not expected to adversely impact Materials' equity, revenue or net income. Current cash flows are expected to be sufficient to fund current operations. Materials' ability to execute its future growth strategy will, however, be dependent upon the ability to obtain borrowings on terms deemed appropriate.


RESULTS OF OPERATIONS -- SECOND QUARTER 2000 VS. SECOND QUARTER 1999



     Revenue. Revenues increased $18,672,054 or 17% in the second quarter of 2000 to $127,930,873 compared to $109,258,819 for the same period in 1999. The increase is comprised of a 3% increase in average selling prices, a 4% increase in unit volumes and the inclusion of $6,517,352 of additional revenues from acquired companies. Unit volumes were greater for both ready mix concrete and aggregates which were mitigated by a decline in asphalt sales. Asphalt sales declined as Materials became more selective in supplying the market in an effort to improve product margins.



     Gross Profit. Gross profit margins increased to 12.8% in the second quarter of 2000 from 10.6% for the same period in 1999. The increased unit volumes and average selling prices were responsible for the improved margins.



     General and Administrative Expenses. General and administrative expenses were relatively constant for the second quarter of 2000 when compared to the same period in 1999. As a percentage of sales, this expense decreased to 4.2% in 2000 from 5.4% in 1999. This was due to the increase in revenues without a proportionate increase in expenses.



     Other Income and Expense. Other income increased $236,296 to $1,102,069 in the second quarter of 2000 from $865,773 in the same period in 1999. An increase in interest income, due to higher interest rates, was responsible for the increase.



     Income Tax Expense. The effective income tax rates during the second quarter of 2000 and 1999 were 40%. These rates differ from the federal statutory rates of 35% primarily due to state income taxes.



RESULTS OF OPERATIONS -- SIX MONTHS 2000 VS. SIX MONTHS 1999



     Revenue. Revenues increased $18,723,891 or 9% in the first six months of 2000 to $227,470,710, as compared to $208,746,819 for the same period of 1999.
The increase is primarily due to a 3% increase in average selling prices and the inclusion of additional revenues of $16,725,884 from acquired companies. Offsetting the increases were declines in unit volumes of asphalt sales. Asphalt sales declined as the company became more selective in supplying the market in an effort to improve product margins.



     Gross Profit. Gross profit margins remained consistent between the first six months of 2000 and the same period of 1999. Higher margin sales from acquired companies, a higher average selling price and a more selective approach to supplying asphalt demand were offset by increases in asphalt oil costs and higher fuel prices.



     General and Administrative Expenses. General and administrative expenses for the first six months of 2000 remained relatively constant when compared to the same period in 1999. As a percentage of sales, general and administrative expenses decreased to 5.2% in 2000 from 6.0% in 1999. This was due to the increase in revenues without a proportionate increase in expenses.



     Other Income and Expense. Other income decreased $134,697 to $1,971,378 for the first six months of 2000 from $2,106,076 for the same period in 1999. Increases in interest income, due to higher interest rates, were offset by a reduction in equity earnings due to the consolidation of Pacific Rock in the first quarter of 1999.



     Income Tax Expense. The effective income tax rates for the first six months of 2000 and 1999 were 40%. These rates differ from the federal statutory rate of 35% primarily due to state income taxes.


RESULTS OF OPERATIONS -- 1999 VS. 1998

     Revenue. In 1999 and 1998, 82% and 95% of revenues, respectively, were earned in the Southwest region of the United States. The remainder was earned through other locations in the United States. Revenue increased $103,997,646, from $333,060,002 in 1998 to $437,057,648 in 1999. The consolidation of Pacific Rock (see footnote 13 of the December 25, 1999 financial statements), due to the increase in Materials' ownership from 40% to 100%, contributed $54,510,558, and additional ballast sales at quarries in Wyoming and Utah accounted for $4,351,486 of the increase. Approximately 80% of the balance of the increase in revenues was derived from additional unit sales with the other 20% of the balance resulting from higher average selling prices for ready mix concrete and aggregates.

     Gross Profit. Gross profit margins increased from 10.5% in 1998 to 14.2% in 1999. The consolidation of Pacific Rock which had a higher margin on its sales was responsible for the percentage increase.

     General and Administrative Expenses. General and administrative expenses increased $5,620,915 in 1999 when compared to 1998. Increases in unit volume and the inclusion of Pacific Rock account for $3,690,754 of the additional expense.

     Other Income and Expense. Other income is comprised of investment income, equity earnings from Pacific Rock, interest expense and gains and losses on the sale of property, plant and equipment. Other income declined $5,253,501 in 1999 from 1998 as a result of the decline in equity earnings due to the consolidation of Pacific Rock, which equity earnings were $5,599,268 in 1998.

     Income Tax Expense. Income taxes differ from the federal statutory rate primarily because of state income tax and percentage depletion. The effective tax rates were 37.7% for 1999 and 38.8% for 1998.

RESULTS OF OPERATIONS -- 1998 VS. 1997


     Revenue. In 1998 and 1997, 95% and 96%, respectively, of revenues were earned in the Southwest region of the United States. The remainder was earned through other locations in the United States. Revenue increased 20% from $277,308,896 in 1997 to $333,060,002 in 1998. Approximately 79% of the increase resulted from additional unit sales. The remaining 21% resulted from higher average selling prices for ready-mix concrete, asphalt and aggregates.


     Gross Profit. Gross profit margins declined from 13% in 1997 to 10.5% in 1998. A 5% increase in cement and other costs, coupled with $1 million of start-up expenses incurred at a newly developed quarry site offset higher selling prices and unit volume increases.

     General and Administrative Expenses. General and administrative expenses increased from $16,277,521 in 1997 to $19,062,488 in 1998. As a percentage of revenue, this expense declined slightly from 5.9% in 1997 to 5.7% in 1998. The overall increase in expense was necessary to support sales volume increases and the expansion of product lines.

     Other Income and Expense. Other income is comprised of investment income, equity earnings from Pacific Rock and gains and losses on the sale of equipment in the ordinary course of business. Other income increased $836,819 during the twelve months ended 1998 when compared to the same period in 1997. Increases in equity earnings, primarily from better operating results at Pacific Rock, were responsible for the change. Higher interest expense and smaller gain from the sale of equipment mitigated the investment income increase.

     Income Tax Expense. Income tax expense differs from the federal statutory rate primarily because of state income taxes and percentage depletion. The effective income tax rates were 38.8% for 1998 and 39.7% for 1997.


FINANCIAL CONDITION -- JUNE 30, 2000



     Cash and cash equivalents decreased $24,974,264 to $47,355,863 at June 2000 from $72,330,127 at December 1999. The decrease reflects net cash provided by operations of $25,605,182 offset by net cash used in investing activities of $50,505,893 and $73,553 used in financing activities.



     Net cash provided by operating activities for the first six months of 2000 of $25,605,182 represented an increase of $32,453,899 from the same period in 1999. Net income increased $2,186,149 for the first six months of 2000 compared to the same period in 1999. The principal source of the increase in net cash from operating activities was a reduction in receivables.



     Net cash used in investing activities for the first six months of 2000 increased by $6,160,477 to $50,505,893 as compared to the same period in 1999. This increase was due to additional acquisitions of $1,089,403, decreases in proceeds from the sale of property, plant and equipment in the ordinary course of business of $463,745 and additional capital expenditures of $7,649,261. These changes were partially offset by a decrease in additions to notes receivable of $309,420, an increase in payments received on notes receivable of $232,512 and $2,500,000 of additional proceeds from the sale of marketable securities.



     Net cash used in financing activities for the first six months of 2000 increased by $29,929,340 to $73,553 as compared to a net source of cash of $29,855,787 for the same period in 1999. This change was due to a reduction in contributions from Kiewit of $45,171,113. This change was partially offset by a decrease in payments on long-term debt of $15,241,773.



     Materials continues to explore opportunities to acquire additional businesses. Other long-term liquidity uses include the payment of income taxes. The current portion of long-term debt is $570,514. Materials believes that its current financial condition, together with anticipated cash flows from operations, should be sufficient for the operational needs of its business for the next twelve months.


     Materials intends to pursue a growth strategy that will require substantial capital. These capital requirements will be in addition to amounts necessary to replace existing equipment and make long-term debt payments, which amounts are not anticipated to exceed $24 million for the next twelve months. Materials is unable to estimate capital requirements for its growth strategy for fiscal year 2000. Materials is actively pursuing its growth strategy, but capital requirements largely depend on the number of acquisition candidates in the market and the level of success Materials has in completing acquisitions.


     For the six-month period ended June 30, 2000, Materials expended approximately $33.5 million in connection with its growth strategy, which amount does not include approximately $2 million in acquisition indebtedness payable in equal installments over the next three years. In the third quarter of 2000, Materials expended approximately an additional $43.6 million on two aggregates businesses. Funding for these acquisitions came from a combination of cash generated from Materials operations and capital contributions from Kiewit.


     Following the spin-off, capital requirements for acquisitions that are in excess of internally generated funds are expected to come from the issuance of debt securities, which may be senior or junior to, or pari passu with, the Materials convertible debentures being issued in the debenture exchange offer, or borrowings under credit facilities. Should Materials obtain any debt financing, this financing may contain restrictive covenants with respect to future capital raising activities and other financial and operational matters.


     Although Materials has historically received contributions from Kiewit to fund its acquisitions, Materials does not believe that the spin-off of Kiewit's materials business, if effected, will have an adverse effect on Materials' liquidity or material commitments. Materials believes that its working capital at the time of the spin-off, together with its ability to borrow funds, will provide flexibility in pursuing its growth strategy and will allow it to make significant capital investments in connection with acquisitions. In addition, Materials has no current intention to pay cash dividends, but will instead use its capital to fund its growth strategy.

     Should Materials be unable to issue sufficient debt securities or obtain funds on terms deemed appropriate to fund its growth strategy, Materials would then be limited in its ability to fully execute its growth strategy. While Materials believes its growth strategy to be important in enhancing shareholder value, it does not believe that the inability to fully execute it would have a material adverse impact on current operations, financial condition or liquidity.

     Materials receives its revenue by selling ready mix, asphalt and aggregate products. Materials also generates a small amount of revenue from construction contracts. Materials does not generate a revenue backlog of any size given the nature of its business.


     Materials typically has a small number of notes receivable that are due from customers. These notes are usually short in duration and insignificant in amount. Materials does not have any note receivable commitments with customers on an on-going basis. Materials does not have any established credit facilities. At June 30, 2000, Materials had $5.8 million of notes payable.


FINANCIAL CONDITION -- DECEMBER 25, 1999

     Cash and cash equivalents increased $6,728,257 to $72,330,127 at December 1999 from $65,601,870 at December 1998. The increase reflects net cash provided by operations of $31,701,592 and net cash provided by financing activities of $28,402,215 which were partially offset by net cash used in investing activities of $53,375,550.

     Net cash provided by operating activities of $31,701,592 represented an increase of $2,072,600 from 1998. Although net earnings increased by $10,449,640 compared to 1998, this increase was offset by an increase in the reduction of accounts payable by $20,454,352 which was subsequently partially offset by an increase in income taxes payable of $6,624,167.

     Net cash used in investing activities increased by $39,559,000 to $53,375,550 in 1999 from $13,816,550 in 1998. This increase was primarily due to increased acquisitions activity of $34,015,297 related mainly to the Pacific Rock Products and River City Machinery acquisitions and increased capital expenditures in the normal course of business of $6,096,225.

     Net cash provided by financing activities increased by $26,634,711 to $28,402,215 in 1999 from $1,767,504 in 1998. Additional parent contributions of $42,015,056 which were partially offset by increased long-term debt reductions of $15,380,345 accounted for the increase.

FINANCIAL CONDITION -- DECEMBER 26, 1998

     Cash and cash equivalents increased $17,579,946 to $65,601,870 at December 1998 from $48,021,924 at December 1997. The increase reflects net cash provided by operations of $29,628,992 and net cash provided by financing activities of $1,767,504 which were partially offset by net cash used in investing activities of $13,816,550.

     Net cash provided by operating activities of $29,628,992 represented an increase of $1,153,431 from 1997. Although net earnings decreased by $1,163,970 compared to 1997, there were various offsetting factors. The undistributed equity earnings were $3,167,775 less in 1998 compared to 1997 and there was less reduction of accounts receivable by $2,714,512 compared to 1997. These factors were offset by less of an increase in accounts payable in 1998 of $7,878,902 compared to 1997.

     Net cash used in investing activities decreased by $13,665,454 to $13,816,550 in 1998 from $27,482,004 in 1997. This decrease was primarily due to a decrease in cash used in acquisitions of $5,996,007 and decreased capital expenditures in the normal course of business of $6,862,136.

     Net cash provided by financing activities increased by $4,901,196 to $1,767,504 in 1998 as compared to a net use of cash of $3,133,692 in 1997. There were no dividends paid in 1998 compared to $13,970,000 paid in 1997. This was offset by a decrease in contributions received from Kiewit of $8,567,161.

NEW ACCOUNTING PRONOUNCEMENT


     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which established accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for all fiscal years beginning after June 15, 2000. Management does not expect adoption of this statement to materially affect Materials' financial statements as Materials has no significant derivative instruments or hedging activities.


YEAR 2000 UPDATE

     Materials' Year 2000 effort, which was comprised of internal updating and replacement of computer systems and external coordination with its customer was completed on schedule. Materials has not experienced any material Year 2000 related difficulties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Materials does not believe that its business is subject to significant market risks arising from interest rates, foreign exchange rates or equity prices.

                             BUSINESS OF MATERIALS


     In 1968, Kiewit began its construction materials business in Arizona with its acquisition of Union Rock & Materials Corporation which principally operated in Phoenix and Tucson. In 1994, Kiewit acquired United Metro Materials which had operations throughout Arizona and merged its Arizona materials operations under the United Metro name. Following the United Metro acquisition, Kiewit has continued to expand its Arizona materials operations through seven additional acquisitions.



     Kiewit began its materials business in the Vancouver, Washington and Portland, Oregon areas in 1981. In 1996, Kiewit merged those materials operations with Pacific Rock Products, retaining a 40% interest in the combined entity. In 1999, Kiewit acquired the remaining 60% of Pacific Rock Products. For a more detailed description of the material terms of the acquisition of Pacific Rock, see footnote 13 to Materials Consolidated Financial Statements on page F-52.



     Kiewit entered the Northern California market with its acquisition of Solano Concrete Co., Inc. in the first quarter of 2000. For a more detailed description of the terms of the acquisition of Solano Concrete, see footnote 5 to Materials Consolidated Condensed Financial Statements on page F-59. Kiewit also acquired the assets of Dixon Redi-Mix, Inc. in the second quarter of 2000 for approximately $1.2 million in cash and approximately $2 million in notes, payable in equal installments over the next three years.



     Kiewit first entered the quarry business in 1950 with a quarry in Guernsey, Wyoming. In 1953, it began a quarry operation near Des Moines, New Mexico. Kiewit also holds a 49% joint venture interest in the Granite Canyon quarry near Cheyenne, Wyoming and a 51% joint venture interest in quarry operations near Little Lake and Hector, California. In 1997, Kiewit started a new quarry near Milford, Utah. Kiewit also acquired Fort Calhoun Stone Company, which has quarry operations in Nebraska, in the third quarter of 2000. For a more detailed description of the terms of the acquisition of Fort Calhoun Stone Company, see footnote 7 to Materials Consolidated Condensed Financial Statements on page F-60.


     Materials was formed in February 1999 to consolidate the materials businesses of Kiewit under one holding company.


     From January 1, 2000 through August 14, 2000, Materials had expended approximately $77 million and completed five acquisitions in connection with its growth strategy.



     Materials operates aggregate, ready mix, asphalt and materials operations in Arizona, Washington, Oregon, California, Wyoming, Nebraska, Utah and New Mexico, with primary operations in Arizona, centered in the Phoenix and Tucson metropolitan areas and in the Pacific Northwest, centered in the Vancouver, Washington and Portland, Oregon metropolitan areas. Aggregate products are used as highway construction materials, railroad ballast, decorative landscape rock, roofing aggregate and building stone. Materials also provides construction services in and around Yuma, Arizona, focusing mainly on paving and related projects. In 1999, Materials produced in excess of 28 million tons of construction materials and generated approximately $437 million of revenue.


     Materials' Arizona and Pacific Northwest markets have been some of the highest growth markets in the United States. Factors contributing to this growth include large population increases and increases in public sector spending on highway projects. Materials believes that it should continue to experience strong demand for its products, due in large part to federally funded highway construction projects under the Transportation Equity Act for the 21st Century. This act provides $218 billion for highway, transit and safety spending for years 1998 through 2003, which represents a 40% increase in average annual federal highway spending when compared to federal funding programs for the preceding six years.

     Materials has a favorable market position with the combination of its strong market presence, extensive, high quality aggregate reserves, efficient operations and experienced management team. Materials seeks to be a low cost producer, facilitate employee involvement, promote favorable community relations and be a safety conscious employer. It intends to leverage these attributes with a growth strategy to expand its presence in existing markets and to enter new markets with high-growth potential. Materials believes that there exists a significant opportunity for growth through acquisitions given the large number of independent materials companies that operate in the United States. These acquisition opportunities coupled with its current expertise and the expected strong demand for its products provide for a positive environment in which to pursue its growth oriented business plan.

INDUSTRY BACKGROUND/MARKET OVERVIEW

     Materials is a vertically integrated manufacturer of aggregates, ready-mix concrete and hot-mix asphalt for use primarily in construction.

  Aggregates

     Aggregates are a basic construction material, comprising sand, gravel and crushed stone, used extensively for highway and infrastructure construction and maintenance as well as for commercial and residential construction. In addition, Materials also produces aggregates for use as railroad track ballast. For these purposes, aggregates have few, if any, substitutes. The United States market for all aggregates was approximately 2.9 billion tons in 1999 with a value of $13.7 billion. This represents an increase of 2.7% in volume and 5.1% in dollar value above 1998 levels.

     Historically, demand for aggregates has been only moderately cyclical, especially relative to other building materials such as cement and gypsum wallboard. In addition to moderate cycles and with the exception of 1998, the national per ton average price for aggregates has not experienced an annual decline between 1985 and 1999.

     Spending on highway and infrastructure construction and maintenance significantly drives demand for aggregates. Spending levels are influenced by public sector expenditures for construction and regional economic conditions. Residential and commercial construction spending is influenced by general economic conditions and prevailing interest rates and consequently is generally more cyclical than public construction spending. Demand is also seasonal because of the impact of weather conditions on construction activity.

     Materials management believes that the aggregates industry is currently undergoing significant consolidation, although generally the industry remains fragmented nationally as well as in many regional areas.

     Due to the high cost of transportation relative to the value of the product, competition within the aggregates industry tends to be localized. Generally, individual aggregate production sites compete for customers within a limited geographic area, which may be as small as 20 to 30 miles depending on local availability of suitable aggregates and the geographic density of demand. As a result, the proximity of aggregate production sites to customers is an important factor in competition for customers.

     There are four primary factors which limit the availability of economically viable aggregates reserves in a particular market:

     - the geological existence of suitable aggregates within a particular market;

     - the physical characteristics of available aggregates and the difficulty in satisfying increasingly rigorous specifications required by customers;

     - the difficulty in and increasingly higher cost of obtaining the necessary permits for potential reserves; and

     - the feasibility of cost-effectively extracting, processing and delivering available reserves.

     In addition to factors that limit the availability of suitable aggregates, increasing levels of operational, technical and financial sophistication in the aggregates industry have rewarded efficient producers with a competitive advantage in terms of their ability to meet the increasing demand for quality aggregates and to satisfy increasingly demanding and technically sophisticated customers.

     The difficulty and related expense of complying with environmental and other regulations may make it difficult for small producers to open new aggregate production sites, enter new markets and compete effectively. In ongoing aggregate mining and processing, aggregates producers must adhere to various mining regulations, including rules and regulations regarding:

     - dust and water emissions;

     - sediment and erosion control;

     - noise limitations;

     - wetlands protection;

     - reclamation of depleted quarry sites; and

     - the safety of blasting and other mining techniques.

     Often new aggregate production sites require, among other things, zoning changes and local, state and federal permits and plans regarding mining, reclamation and air and water emissions. Once appropriate zoning is secured and approved, it is permanent. Generally, permits must be renewed every five years. Their renewal can only be denied, however, if the controlling agency is able to prove that the permit holder has repeatedly violated the set guidelines and has not taken remedial action when notified of violations. New site approval procedures may require the preparation of archaeological surveys, endangered species studies and other studies to assess the environmental impact. Compliance with these regulatory requirements necessitates a significant up-front investment and adds to the length of time to develop a new site.

     Aggregates producers often face opposition from the communities in which new aggregate production sites are to be located. Public concerns center on noise levels and blasting safety, the visual impact of an aggregate production site on neighboring properties and high volume of truck traffic. To respond to these issues, producers must operate in a more sophisticated manner, such as developing blasting techniques to minimize surface vibrations and noise and developing an effective community communications program. Producers are often required to acquire larger tracts of property to allow for extended buffer zones between aggregate production sites and surrounding properties and to invest significant capital to improve road and highway access.

  Ready-mix Concrete

     Ready-mix concrete is a versatile, low-cost manufactured material the construction industry uses in substantially all of its projects. It is a stone-like compound that results from combining fine and coarse aggregates, such as sand, gravel and crushed stone, with water, various admixtures and cement. Ready-mix concrete can be manufactured in thousands of variations, which in each instance may reflect a specific design use. Manufacturers of ready-mix concrete generally maintain less than one day's requirements of raw materials and must coordinate their daily material purchases with the time-sensitive delivery requirements of their customers.

     Annual usage of ready-mix concrete in the United States is currently at a record level and is projected to continue growing. According to the National Ready-mix Concrete Association, total sales from production and delivery of ready-mix concrete in the United States grew from $17.6 billion in 1996 to $19.3 billion in 1997, an increase of 9.7%, and to $21.3 billion in 1998, an increase of 10.4%, and are expected to grow to $22.1 billion in 1999. Also according to this industry association, the following segments of the construction industry accounted for the following approximate percentages of total sales of ready-mix concrete in the United States in 1998:

SEGMENT                                                     PERCENTAGE
-------                                                     ----------
Commercial and industrial construction....................      18%
Residential construction..................................      22%
Street and highway construction and paving................      32%
Other public works and infrastructure construction........      28%
                                                               ---
Total.....................................................     100%

     Ready-mix concrete begins to harden when mixed and generally becomes difficult to place within 60 to 90 minutes after mixing. This characteristic generally limits the market for a permanently installed plant to an area within a 25-mile radius of its location. Concrete manufacturers produce ready-mix concrete in batches at their plants and use mixer and other trucks to distribute and place it at the job sites of their customers. These manufacturers generally do not provide paving or other finishing services that construction contractors or subcontractors typically perform.

     Manufacturers generally obtain contracts through local sales and marketing efforts they direct at general contractors, developers and home builders. As a result, local relationships are very important.

     On the basis of information from the National Ready-mix Concrete Association, in addition to vertically integrated manufacturers of cement and ready-mix concrete, more than 3,500 independent producers currently operate a total of approximately 5,300 plants in the United States. Larger markets generally have numerous producers competing for business on the basis of price, timing of delivery and reputation for quality and service. The typical ready-mix concrete company is family-owned and has limited access to capital, limited financial and technical expertise and limited exit strategies for its owners. Given these constraints, many ready-mix concrete companies are finding it difficult to both grow their businesses and compete effectively against larger, more cost-efficient and technically capable competitors. These characteristics present consolidation and growth opportunities.

  Hot Mix Asphalt

     Hot mix asphalt is a combination of approximately 95% aggregates bound together by asphalt cement, also known as asphalt oil, a crude oil product. It is used almost exclusively for paving and related applications.

     To make hot mix asphalt, the asphalt cement is heated, combined and mixed with the aggregates at a hot mix asphalt facility. It is then loaded into trucks for transport to the paving site. The trucks dump the hot mix asphalt into hoppers located at the front of paving machines. The asphalt is placed, and then is compacted using a heavy roller which is driven over the asphalt. Because the temperature of the hot mix asphalt drops rapidly after spreading and because compaction of the hot mix asphalt to achieve a specified density must take place at temperatures above 175 degrees, compaction usually takes place within a matter of minutes after the paver spreads the hot mix asphalt. This generally also limits the market a hot mix asphalt facility can serve to within a radius of approximately 20 miles around the facility.

     Hot mix asphalt is recyclable. One hundred percent of an asphalt pavement can be picked up, remixed with a portion of fresh materials, and used again.

     According to the National Asphalt Pavement Association, of the 2.27 million miles of paved road in the U.S., 94% is surfaced with asphalt, including 65% of the interstate system. Materials believes the hot mix asphalt industry has similar characteristics to the ready mix concrete industry in that there are many local, independent operators as well as some large consolidators. In many instances, hot mix asphalt will be provided in conjunction with paving services by integrated paving contractors.

BUSINESS STRATEGY

     Materials intends to continue to grow its business over the next 3 to 5 years through a four-part business strategy. First, Materials plans to continue to build value in markets currently served. In accomplishing this objective, Materials will strive for significant amounts of negotiated work that command higher margins by continuing its focus on customer satisfaction and loyalty and continuing its efforts to retain and improve upon its market share leadership. Materials also will continue to invest in technology to develop more efficient and service-oriented truck dispatching, improve production methods to lower costs and maintain superior equipment maintenance standards.

     Second, Materials plans to expand its presence in existing markets through acquisitions in exchange for cash or debt securities. Materials should have the opportunity to purchase smaller materials companies that operate in or near current operations, as these markets remain fragmented and include a large number of family-owned businesses facing inter-generational transition issues. Successful acquisition of additional operations will allow Materials to eliminate duplicate overhead functions, improve efficiencies through the use of newer technologies and benefit from cost savings derived from economies of scale in operations and the purchasing of parts and supplies.

     Third, Materials plans to enter, via acquisition in exchange for cash or debt securities, new high-growth potential markets. Metropolitan communities with high rates of expected population growth, coupled with greater than average increases in spending on retirement and leisure activities, are some of the variables that are considered in selecting an area for expansion. Materials has begun to implement this strategy with its recent acquisition of a materials operation located in Northern California. This business is an integrated supplier of high quality aggregates, ready-mix concrete and asphalt. It serves the rapidly expanding market between San Francisco and Sacramento.


     Finally, Materials will seek to acquire and develop additional strategic aggregate reserves in selected markets, such as its recent acquisition of Fort Calhoun Stone Company, which has quarry operations in Nebraska. The successful implementation of this strategy element will not only replace reserves consumed by operations, but will enhance Materials' competitive cost position by the ownership of reserves in attractive locations.



     Since 1992, Materials has acquired thirteen materials companies and started one new site in the implementation of its four-part strategy. The purchase price payable in these acquisitions ranged from approximately $2 million to $47 million. Three of the acquisitions were in excess of $40 million, one was in excess of $30 million and the remainder were between $2 million and $7 million. These acquisitions have allowed Materials to expand its presence in existing markets in Arizona and the Vancouver, Washington and Portland, Oregon areas and to enter new markets in Northern California and Nebraska. Revenues have increased from $40 million in 1992, to approximately $437 million in 1999 and production tonnage has grown from 5.5 million tons in 1992, to in excess of 28 million tons in 1999. Materials intends to continue its disciplined investment approach to achieve profitable growth through acquisitions.



     From January 1, 2000 through August 14, 2000, Materials had expended approximately $77 million and completed five acquisitions in connection with its growth strategy. Although as a part of its growth strategy, Materials evaluates potential acquisitions from time to time, Materials is not currently a party to any agreements which would be material to its business or which would require separate disclosure.


OPERATIONS AND PROPERTIES

     Materials is organized into four operating divisions: Arizona Operations, Pacific Northwest Operations, Northern California Operations and Quarries Operations. Materials believes that a decentralized management structure allows for a quicker reaction to localized events and a more profitable operation. Each division is responsible for maintenance and operation of significant investments in fixed plant assets and a substantial mobile equipment fleet. Each operation also is charged with customer relations, dispatching of delivery vehicles, quality control, scheduling of production and the development and maintenance of certain computer systems.


     Materials is a vertically integrated provider of aggregates, ready-mix concrete and asphalt products. Its operations employ approximately 2,300 people. Materials operates 62 ready-mix batch plants or asphalt plants at 23 locations in Arizona, California, Oregon and Washington. Its aggregates operations are located in Arizona, California, New Mexico, Nebraska, Utah, Washington and Wyoming. Materials manages a truck fleet of about 1,000 vehicles, 900 of which are owned and 100 of which are either leased on a long-term basis or managed on a day-to-day rental basis. In 1999, Materials' combined operations produced and sold in excess of 28 million tons of aggregates consisting of construction materials, ballast, highway aggregates, roofing aggregates, concrete block aggregates and landscape rock products. Its Arizona operation also manages a construction service business in the Yuma, Arizona area.


     Materials' executive management provides its four operating divisions with strategic planning, corporate development and acquisitions and operations oversight. Materials also has a centralized administrative staff that provides labor relations, various accounting functions, legal, tax planning and compliance, equipment purchasing and equipment maintenance support.

RESERVES


     Materials estimates that its total recoverable aggregates reserves are in excess of 726 million tons. The yield from the mining of these reserves is based on an estimate of volume that can be economically extracted to meet current market and product applications. Materials' mining plans are developed by experienced mining engineers and operating personnel using drilling and geological studies in conjunction with mine planning software. In certain instances, reserve extraction is limited to phases or yearly amounts. Various properties also have reserves under lease that have not been included in a mining permit. These reserves have been excluded from Materials' recoverable reserve estimate.



     Materials owns about 311 million tons of aggregates reserves and leases another 415 million tons of aggregates reserves. Materials' leases usually require royalty payments based on either revenue derived from the location or an amount for each ton of materials removed and sold from a site and have terms ranging from one year to 85 years. Materials' royalty payments range from $0.38 to $1.00 per ton. Most of its long-term leases also provide an option for the lease to be renewed.



     The following table summarizes Materials principal aggregate production facilities, and estimated reserves at August 14, 2000:



                                                                                 ANNUAL
                                                                               PRODUCTION                        YEARS UNTIL
                                                           TYPE OF            (IN THOUSANDS     NATURE             RESERVE
                                  PRODUCT                 FACILITY              OF TONS)      OF INTEREST         DEPLETION
                            -------------------  ---------------------------  -------------   -----------   ---------------------
Portland Oregon/Vancouver
 Washington Area (10
 sites)...................  Sand and Gravel(8)   Production and Distribution      5,558        5 Leased     Average of 12.6 years
                            Gray Basalt(2)                                                      5 Owned
Yolo County, California...  Sand and Gravel      Production and Distribution      1,000           Owned                26.9 years
Milford, Utah.............  Quartz Latite        Production and Distribution        400          Leased                17.6 years
Little Lake, California...  Scoria               Production and Distribution         80          Leased                19.4 years
Granite Canyon, Wyoming...  Granite              Production and Distribution      4,000          Leased                28.5 years
Des Moines, New Mexico....  Scoria               Production and Distribution        125          Leased                31.3 years
Guernsey, Wyoming (3
 sites)...................  Dolomite, Limestone  Production and Distribution        800        1 Leased       Average of over 100
                            and Quartz                                                          2 Owned                     years
Phoenix, Arizona Area (11
 sites)...................  Sand and Gravel      Production and Distribution     14,514        9 Leased      Average of 6.9 years
                                                                                                2 Owned
Tucson, Arizona Area (4
 sites)...................  Sand and Gravel      Production and Distribution      2,600        1 Leased      Average of 6.3 years
                                                                                                3 Owned
Nogales, Arizona..........  Sand and Gravel      Production and Distribution        160          Leased                23.6 years
Sierra Vista, Arizona.....  Sand and Gravel      Production and Distribution        400          Leased                17.1 years
Flagstaff, Arizona (3
 sites)...................  Sand and Gravel      Production and Distribution        485          Leased     Average of 52.5 years
Coolidge, Arizona.........  Sand and Gravel      Production and Distribution        500          Leased                16.4 years
Casa Grande, Arizona......  Sand and Gravel      Production and Distribution        750          Leased                  16 years
Winkelman, Arizona........  Gypsum               Production                         112           Owned            Over 100 years
Campe Verde, Arizona......  Sand and Gravel      Production and Distribution        700           Owned                 6.8 years
Globe, Arizona............  Sand and Gravel      Production and Distribution        275           Owned                14.9 years
Yuma, Arizona.............  Sand and Gravel      Production and Distribution        600          Leased                52.0 years
Fort Mojave Indian
 Reservation, Arizona.....  Sand and Gravel      Production and Distribution        500          Leased                49.7 years
Bullhead City, Arizona....  Sand and Gravel      Production and Distribution        275          Leased                18.2 years
Mammoth, Arizona..........  Sand and Gravel      Production and Distribution        500          Leased                  52 years
Prescott, Arizona.........  Sand and Gravel      Production and Distribution        150           Owned                   4 years
Fort Calhoun, Nebraska (3
 sites)...................  Limestone            Production and Distribution      1,300        2 Leased       Average of over 100
                                                                                                1 Owned                     years


     Estimated reserves are the probable reserves that are at each quarry site. The reserve figures include only saleable tonnage and thus exclude waste material that is generated in the crushing and processing phases of the operation. Overall reserve estimates are determined by using a combination of drill holes, quarry mining plans and historical averages. Sites may have leases that expire prior to the exhaustion of estimated reserves.

The reserve life anticipates that some leases will be renewed to allow sufficient time to fully recover this material. The reserve estimate numbers for the property in Yolo County, California assume that the property will be limited to the current permit and that the permit will not be extended past its expiration date. The figures used in the reserve data and remaining life may require revisions due to changes in customer requirements and unknown geological occurrences. Estimated useful lives are calculated as total saleable reserves at a location divided by annual production. Actual useful lives will be subject to, among other things, fluctuations in customer demand, customer specifications, geological conditions and changes in mining plans. The life of any site in a city or area with multiple sites may be exhausted prior to or extend beyond the average life for the sites in that city or area.

PRODUCTS


     Aggregates. Materials primarily sells to third parties and utilizes internally various types of aggregate products. The production of these products typically involves extracting the material, crushing and sizing the material and shipping it to the customer using either trucks, rail or barge. Approximately 37% of the aggregates produced in 1999 were used internally in the production of value-added concrete and asphalt products.


     Ready-mix Concrete. Materials produces ready-mix concrete by combining aggregates, cement, water and additives. The additives allow Materials to customize the product to customer specifications for overall strength, drying speed and other properties. Product ingredients are combined at a batch plant site and loaded into a mixer truck for delivery to the customer's location.

     Asphalt. Materials also produces and sells asphalt products. Asphalt is a mixture of aggregates and asphalt oil. The asphalt oil is heated and combined at a plant site and then loaded into dump trucks for transit to the customer's location. Customer specifications can require the use of certain types or sizes of aggregates and/or varying proportions of aggregates and asphalt oil.

CUSTOMERS

     Materials markets to a wide variety of customers including street and highway contractors, industrial and residential contractors, public works contractors, wholesalers and retailers of decorative rock products, interstate railroads and manufacturers of concrete block products. Produced material is used in both publicly and privately funded projects, although Materials does not directly contract with any public entity. No single customer accounts for more than 3% of sales.

COMPETITION

     Due to the high cost of transportation, the materials business is highly dependent on the availability of high quality aggregates proximate to customers and production facilities. While price is an important factor in the customer's purchase decision, qualitative factors such as response time, reliability and product quality influence the purchase decision as well. With much of the industry consisting of small to medium sized independent firms, economies of scale, good site locations and technical knowledge will often provide a competitive advantage. While Materials believes it possesses these attributes in the markets it serves, in certain segments of those markets it competes directly with integrated materials companies that have greater financial resources. It is also possible that competitors with a lower cost structure or a willingness to accept lower margins than Materials may have an advantage on price sensitive projects.

EMPLOYEES

     Materials employs approximately 2,300 people. Of these, about 400 are officers, operations management, sales personnel, technical staff, administrative personnel and clerical staff. Approximately 1,600 employees are represented by labor unions under collective bargaining agreements and approximately 300 are non-union craft employees. The collective bargaining agreements have multi-year terms and expiration dates spread out over a period of time. These agreements call for specified wage rates, payments to pension plans or benefit trusts and require Materials to comply with various workplace rules. Materials considers relations with its employees to be good.

GOVERNMENTAL AND ENVIRONMENTAL REGULATION

     Materials' facilities are subject to various evolving federal, state and local laws and regulations relating to the environment, including those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Certain environmental laws impose substantial penalties for non-compliance and others, such as the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, impose strict, retroactive, joint and several liability upon persons responsible for releases of hazardous substances.

     Materials continually evaluates whether it must take additional steps at its locations to ensure compliance with certain environmental laws. Materials believes that its operations are in substantial compliance with applicable laws and regulations and that any noncompliance is not likely to have a material adverse effect on its business, financial position, results of operations or cash flows. However, future events, such as changes in, or modified interpretations of, existing laws and regulations or enforcement policies, or further investigation or evaluation of the potential health hazards of certain products or business activities, may give rise to additional compliance and other costs that could have a material adverse effect on Materials' business.

     Materials, as well as other companies in the aggregates industry, produces certain products containing varying amounts of crystalline silica. Excessive and prolonged inhalation of very small particles of crystalline silica has been associated with non-malignant lung disease. The carcinogenic potential of excessive exposure to crystalline silica has been evaluated for over a decade by a number of research groups including the International Agency for Research on Cancer, the National Institute for Occupational Safety and Health and the National Toxicology Program, a part of the Department of Health and Human Services. Results of various studies have ranged from classifying crystalline silica as a probable to a known carcinogen. Other studies concluded higher incidences of lung cancer in some operations were due to cigarette smoking, not silica. Governmental agencies, including the Occupational Safety and Health Administration and Mine Safety Health Administration, coordinate to establish standards for controlling permissible limits on crystalline silica. Materials believes it currently meets government guidelines for crystalline silica exposure and will continue to employ advanced technologies as they become available to ensure worker safety and to comply with all applicable regulations.

     Materials believes that its compliance with environmental laws has not had a material adverse effect on its business, financial position, results of operations or cash flows.

LEGAL PROCEEDINGS

     From time to time, Materials has been involved in various legal proceedings relating to its operations and properties, all of which it believes are routine in nature and incidental to the conduct of its business. Although the ultimate legal and financial liability associated with such proceedings cannot be estimated with certainty, Materials believes, based on its examination of such matters, that none of these proceedings, if determined adversely, would have a material adverse effect on its business, financial position, results of operations or cash flows.

                               BUSINESS OF KIEWIT

     Kiewit, together with its subsidiaries, is one of the largest construction contractors in North America and also owns materials businesses. Kiewit was incorporated in Delaware in 1997 to continue a construction business founded in Omaha, Nebraska in 1884.

THE CONSTRUCTION BUSINESS

     The construction business is conducted by operating subsidiaries of Kiewit. Kiewit and its joint ventures and partnerships perform construction services for a broad range of public and private customers primarily in the United States and Canada. New contract awards during 1999 were distributed among the following construction markets (approximately, by number): power, heat, cooling -- 34%, transportation (including highways, bridges, airports, railroads, and mass transit) -- 33%, commercial buildings -- 27%, water supply/dams -- 3%, oil and gas -- 2% and other markets -- 1%.

     Kiewit primarily performs its services as a general contractor. As a general contractor, Kiewit is responsible for the overall direction and management of construction projects and for completion of each contract in accordance with its terms, plans, and specifications. Kiewit plans and schedules the projects, procures materials, hires workers as needed, and awards subcontracts. Kiewit generally requires performance and payment bonds or other assurances of operational capability and financial capacity from its subcontractors.

  Contract Types

     Kiewit performs its construction work under various types of contracts, including fixed unit or lump-sum price, guaranteed maximum price, and cost-reimbursable contracts. Contracts are either competitively bid and awarded or negotiated. Kiewit's public contracts generally provide for the payment of a fixed price for the work performed. Profit on a fixed-price contract is realized on the difference between the contract price and the actual cost of construction, and the contractor bears the risk that it may not be able to perform all the work for the specified amount. Construction contracts generally provide for progress payments as work is completed, with a retainage, ranging from 0% to 10%, to be paid when performance is substantially complete. Construction contracts frequently contain penalties or liquidated damages for late completion and infrequently provide bonuses for early completion.

  Government Contracts

     Public contracts accounted for approximately 76% of the combined prices of contracts awarded to Kiewit during 1999. Most of these contracts were awarded by government and quasi-government units under fixed price contracts after competitive bidding. Most public contracts are subject to termination at the election of the government. In the event of termination, the contractor is entitled to receive the contract price on completed work and payment of termination related costs.

COMPETITION

     A contractor's competitive position is based primarily on its prices for construction services and its reputation for quality, timeliness, experience, and financial strength. The construction industry is highly competitive and lacks firms with dominant market power. In 1999, Engineering News Record, a construction trade publication, ranked Kiewit as the eighth largest United States contractor in terms of 1998 revenue and 14th largest in terms of 1998 new contract awards. It ranked Kiewit first in the transportation market in terms of 1998 revenue.

DEMAND

     The volume and profitability of Kiewit's construction work depends to a significant extent upon the general state of the economies of the United States and Canada, and the volume of work available to contractors. Fluctuating demand cycles are typical of the industry, and such cycles determine to a large extent the degree of competition for available projects. Kiewit's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action. The volume of available government work is affected by budgetary and political considerations. A significant decrease in the amount of new government contracts, for whatever reason, would have a material adverse effect on Kiewit.

BACKLOG

     At the end of 1999, Kiewit had backlog (anticipated revenue from uncompleted contracts) of approximately $4 billion, a decrease from approximately $4.9 billion at the end of 1998. Of current backlog, approximately $1 billion is not expected to be completed during 2000. In 1999, Kiewit was low bidder on 168 jobs with total contract prices of approximately $1.5 billion, an average price of approximately $9.1 million per job. There were 19 new projects with contract prices over $20 million, accounting for approximately 63% of the successful bid volume.

JOINT VENTURES

     Kiewit frequently enters into joint ventures to efficiently allocate expertise and resources among the venturers and to spread risks associated with particular projects. In most joint ventures, if one venturer is financially unable to bear its share of expenses, the other venturers may be required to pay those costs. Kiewit prefers to act as the sponsor of its joint ventures. The sponsor generally provides the project manager, the majority of venturer-provided personnel, and accounting and other administrative support services. The joint venture generally reimburses the sponsor for such personnel and services on a negotiated basis. The sponsor is generally allocated a majority of the venture's profits and losses and usually has a controlling vote in joint venture decision making. In 1999, Kiewit derived approximately 62% of its joint venture revenue from sponsored joint ventures and approximately 38% from non-sponsored joint ventures. Kiewit's share of joint venture revenue accounted for approximately 25% of its 1999 total revenue.

SIGNIFICANT CUSTOMER

     During 1999, Kiewit earned 21.7% of revenues from contracts with Level 3.

THE MATERIALS BUSINESS


     Several of Kiewit's subsidiaries, located in Arizona, Washington, Oregon, California, Wyoming, Nebraska, Utah and New Mexico, produce construction materials, including ready-mix concrete, asphalt, sand and gravel, limestone, landscaping materials and railroad ballast. As a result of the spin-off, these materials operations will no longer be a part of Kiewit. They will be owned and operated by Materials.


LOCATIONS

     Kiewit structures its construction operations around 20 principal operating offices located throughout North America, including its headquarters located in Omaha, Nebraska. Through its decentralized system of management, Kiewit has been able to quickly respond to changes in the local markets. At the end of 1999, Kiewit had current projects in 47 states, Puerto Rico, Washington, D.C. and 8 Canadian provinces.

PROPERTIES

     Kiewit's headquarters facilities are located in Omaha, Nebraska and are owned by Kiewit. Kiewit also has 19 principal district offices in its construction operations, 15 of which are located in owned facilities and 4 which operate from leased facilities. Kiewit also has 14 area offices in its construction operation, 2 of which are owned facilities and 12 of which are leased facilities. Kiewit owns or leases numerous shops, equipment yards, storage facilities, warehouses and construction material quarries. Since construction projects are inherently temporary and location-specific, Kiewit owns approximately 1,000 portable offices, shops and transport trailers. Kiewit has a large equipment fleet, including approximately 5,100 trucks, pickups and automobiles and 3,800 heavy construction vehicles, such as graders, scrapers, backhoes and cranes. Joint ventures in which

Kiewit is a participant also own an approximate additional 100 portable offices, shops and transport trailers, 600 trucks, pickups and automobiles and 1,000 heavy construction vehicles.

ENVIRONMENTAL PROTECTION

     Compliance with federal, state, and local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not and is not expected to have a material effect upon the capital expenditures, earnings, or competitive position of Kiewit and its subsidiaries.

EMPLOYEES

     At the end of 1999, Kiewit and its majority-owned subsidiaries employed approximately 20,300 people. Of these, approximately 2,300 were employees of Materials and its subsidiaries.

                            MANAGEMENT OF MATERIALS

SENIOR MANAGEMENT AND DIRECTORS OF MATERIALS

     The following table provides material information concerning Materials' board of directors and executive officers who will be serving or in office as of the date of the spin-off.

NAME                                   AGE                           POSITION
----                                   ---                           --------
Christopher J. Murphy................  45     President, Chief Executive Officer and Director
Donald E. Bowman.....................  51     Vice President and Chief Financial Officer
Mark E. Belmont......................  47     Vice President, General Counsel and Secretary
Todd A. Freyer.......................  39     Controller and Treasurer
Daniel W. Speck......................  45     Vice President
John J. Shaffer......................  49     Vice President
Richard W. Colf......................  57     Director
Richard Geary........................  65     Director
James Goodwin........................  44     Director
Bruce E. Grewcock....................  46     Director
William L. Grewcock..................  74     Director
Walter Scott, Jr. ...................  69     Director
Kenneth E. Stinson...................  57     Chairman of the Board of Directors

OTHER KEY PERSONNEL

     The following table provides material information concerning other key personnel of Materials.

NAME                                   AGE                           POSITION
----                                   ---                           --------
John L. Fowler.......................  57     Vice President, United Metro Materials, Inc. and Vice
                                              President, Solano Concrete Co., Inc., each a Materials
                                              subsidiary
R. David Jennings....................  53     Vice President, Twin Mountain Rock Company, a
                                              Materials subsidiary
William G. Heeter....................  62     Vice President -- Sales and Marketing, United Metro
                                              Materials Inc.
Rick W. Thomas.......................  43     Director of Business Development, Materials

     Christopher J. Murphy. Mr. Murphy has been a director and the Chief Executive Officer of Materials since January 1, 2000. Mr. Murphy has been the President of Materials since February 2, 1999. Mr. Murphy has been the President of Kiewit Mining Group Inc., a Kiewit subsidiary, since July 1996 and was Vice President of Kiewit Mining Group Inc. from October 1995 to July 1996. Mr. Murphy has been the President of United Metro Materials since July 1996 and was Senior Vice President of United Metro Materials from August 1994 to July 1996. Mr. Murphy is the Chairman of the Executive Committee of Materials. Following the spin-off, Mr. Murphy will cease to be an officer of Kiewit Mining Group.

     Donald E. Bowman. Mr. Bowman has been Vice President and Chief Financial Officer of Materials since April 24, 2000. Mr. Bowman was President, Eastern Region, Construction Materials of Lafarge Corporation from January 1998 to March 1999. Mr. Bowman was President and Chief Executive Officer of Redland Genstar, Inc., for more than five years prior to January 1998.

     Mark E. Belmont. Mr. Belmont has been General Counsel and Secretary of Materials since January 1, 2000 and a Vice President of Materials since February 2, 1999. Mr. Belmont has been Senior Corporate Counsel of Kiewit since July 1991.

     Todd A. Freyer. Mr. Freyer has been Controller of Materials since April 1, 2000 and the Treasurer since February 2, 1999. Mr. Freyer has been Accounting Manager of Kiewit Mining Group since April 1999 and was Accounting Supervisor of Kiewit Mining Group for more than five years prior to April 1999. Following the spin-off, Mr. Freyer will cease to be an employee of Kiewit Mining Group.

     Daniel W. Speck. Mr. Speck has been a Vice President of Materials since January 1, 2000. Mr. Speck has been Vice President of United Metro Materials since April 1997. Mr. Speck was the manager of Walnut Creek Mining Company from March 1993 to March 1997.

     John J. Shaffer. Mr. Shaffer has been a Vice President of Materials since January 1, 2000. Mr. Shaffer has been Vice President of Pacific Rock Products, L.L.C. since February 1, 1996. Mr. Shaffer was Vice President of Pacific Rock Products, Inc. for more than five years prior to February 1, 1996.

     Richard W. Colf. Mr. Colf has been a director of Materials since January 1, 2000. Mr. Colf has been an Executive Vice President of Kiewit since July 1998. Mr. Colf has been an Executive Vice President of Kiewit Pacific Co., a Kiewit subsidiary, since September 1998, was a Senior Vice President of Kiewit Pacific from October 1995 to September 1998 and was a Vice President of Kiewit Pacific for more than five years prior to October 1995. Mr. Colf is currently also a director of Kiewit. Mr. Colf is a member of the Audit Committee of Materials.

     Richard Geary. Mr. Geary has been a director of Materials since January 1, 2000. Mr. Geary was an Executive Vice President of Kiewit from August 1997 to July 1998. Mr. Geary was an Executive Vice President of Kiewit Construction Group Inc., a Kiewit subsidiary, and President of Kiewit Pacific Co. for more than five years prior to August 1997. Mr. Geary is currently also a director of Kiewit and serves on the board of directors of Standard Insurance Company, David Evans & Associates, Today's Bank, and is a trustee of the Oregon Health Sciences University Foundation. Mr. Geary is the Chairman of the Audit Committee of Materials.

     James Goodwin. Mr. Goodwin has been a director of Materials since April 1, 2000. Mr. Goodwin has been a private investor since February 1998. Mr. Goodwin was a Managing Director at Gleacher NatWest, Inc. for more than five years prior to February 1998. Mr. Goodwin is also a director of Champps Entertainment, Inc. Mr. Goodwin is a member of the Compensation Committee of Materials.

     Bruce E. Grewcock. Mr. Grewcock has been a director of Materials since February 2, 1999. Mr. Grewcock has been an Executive Vice President of Kiewit since August 1997. Mr. Grewcock has been the President of Kiewit Western Co., a Kiewit subsidiary, since July 1997. Mr. Grewcock was an Executive Vice President of Kiewit Construction Group Inc. from July 1996 to June 1998 and President of Kiewit Mining Group Inc., from January 1992 to July 1996. Mr. Grewcock is currently also a director of Kiewit and Kinross Gold Corporation. Mr. Grewcock is a member of the Executive Committee and the Compensation Committee of Materials.

     William L. Grewcock. Mr. Grewcock has been a director of Materials since January 1, 2000. Mr. Grewcock was Vice Chairman of Level 3 Communications, Inc. for more than five years prior to April 1998. Mr. Grewcock is currently also a director of Kiewit and Level 3. Mr. Grewcock is a member of the Audit Committee of Materials.

     Walter Scott, Jr. Mr. Scott has been a director of Materials since January 1, 2000. Mr. Scott has been the Chairman Emeritus of Kiewit since August 1997 and has been the Chairman of the Board of Level 3 Communications, Inc. for more than the last five years. Mr. Scott was the Chief Executive Officer of Level 3 for more than five years prior to August 1997. Mr. Scott is currently also a director of Berkshire Hathaway Inc., Burlington Resources Inc., MidAmerican Energy Holding Co., ConAgra, Inc., Commonwealth Telephone Enterprises, Inc., RCN Corporation, Kiewit, Valmont Industries, Inc. and Level 3. Mr. Scott is a member of the Compensation Committee of Materials.

     Kenneth E. Stinson. Mr. Stinson has been a director and Chairman of Materials since January 1, 2000. Mr. Stinson has been President of Kiewit since August 1997 and Chairman and Chief Executive Officer of Kiewit since March 1998. Mr. Stinson has been the Chairman and Chief Executive Officer of Kiewit Construction Group Inc. for more than the last five years. Mr. Stinson was Executive Vice President of Level 3 Communications, Inc. from June 1991 to August 1997. Mr. Stinson is currently also a director of ConAgra,

Inc., Valmont Industries, Inc., Kiewit and Level 3. Mr. Stinson is a member of the Executive Committee and is the Chairman of the Compensation Committee of Materials.

     John L. Fowler. Mr. Fowler has been Vice President of United Metro Materials since March 1, 1994 and was President of the United Metro Division of The Tanner Companies from 1985 to 1994. Mr. Fowler has been Vice President of Solano Concrete Co., Inc. since January 3, 2000.

     R. David Jennings. Mr. Jennings has been Vice President of Twin Mountain Rock Company, a Materials subsidiary, since 1986.

     William G. Heeter. Mr. Heeter has been Vice President -- Sales and Marketing of United Metro Materials and its predecessors since 1971.

     Rick W. Thomas. Mr. Thomas has been Director of Business Development of Materials since January 1999. From 1997 to 1998, Mr. Thomas held a senior operations position with Kiewit Mining Group Inc. From 1996 to 1997, Mr. Thomas was Vice President -- Engineering of Anker Energy Corporation. Mr. Thomas was Vice President -- Operations of Great Western Coal Company for more than five years prior to 1996.

     The Materials board of directors is divided into three classes, designated Class I, Class II and Class III, each class consisting, as nearly as possible, of one-third of the total number of directors constituting the Materials board. The initial Class I directors are: Messrs. Bruce Grewcock, William Grewcock and Scott. The initial Class II directors are: Messrs. Colf, Geary and Goodwin. The initial Class III directors are: Messrs. Murphy and Stinson. The term of the initial Class I directors will terminate on the date of the 2001 annual meeting of stockholders. The term of the initial Class II directors will terminate on the date of the 2002 annual meeting of stockholders. The term of the initial Class III directors will terminate on the date of the 2003 annual meeting of the stockholders. At each annual meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting will be elected for three-year terms.

COMMITTEES

     The board of directors has an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee recommends the selection of and reviews the services provided by Materials' independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls and reports and makes recommendations to the full board. The initial Audit Committee members are Messrs. Geary (Chairman), Colf and William Grewcock.

     The Compensation Committee determines the compensation of the Chief Executive Officer, recommends the compensation of Materials' key management and personnel and recommends securities ownership and other benefits. The initial Compensation Committee members are Messrs. Stinson (Chairman), Goodwin, Bruce Grewcock and Scott.

     The Executive Committee exercises, to the maximum extent permitted by law, all powers of the board between board meetings, except those functions assigned to specific committees. The initial Executive Committee members are Messrs. Murphy (Chairman), Bruce Grewcock and Stinson.

   SECURITY OWNERSHIP OF MATERIALS COMMON STOCK BY CERTAIN BENEFICIAL OWNERS,
                 DIRECTORS AND EXECUTIVE OFFICERS OF MATERIALS

     The table below shows information about the expected ownership of Materials common stock as of the date of the spin-off by each of Materials' directors and the four most highly compensated executive officers in 1999 and each person who is expected to beneficially own more than 5 percent of Materials common stock. The table also shows the expected ownership of Materials common stock by all of the directors and executive officers as a group as of that date. The ownership information presented below with respect to all persons:

     - is based on the ownership of Materials common stock after the completion of the debenture exchange offer, the share exchange and the spin-off;

     - assumes that, in the share exchange, the persons listed below who are employees of Materials exchanged any shares of Kiewit common stock they held for shares of Materials common stock;

     - assumes that, in the debenture exchange offer, the persons listed below who are employees of Materials exchanged any Kiewit convertible debentures they held for Materials convertible debentures;

     - assumes that, in the debenture exchange offer, the persons listed below who are employees of Kiewit exchanged any Kiewit convertible debentures they held for both new reduced principal amount Kiewit convertible debentures and shares of Materials common stock;


     - assumes a formula price for Kiewit common stock immediately prior to the spin-off of $20.35 per share, the formula price as of August 14, 2000;



     - assumes a formula price for Materials common stock of $7.14 per share;



     - reflects the beneficial ownership of Kiewit common stock at August 14, 2000 and the distribution ratio of one share of Materials common stock for each share of Kiewit common stock in the spin-off, and the Materials common stock split necessary to achieve that ratio; and



     - assumes no change in beneficial ownership of Kiewit common stock between August 14, 2000 and the date of the spin-off.


"Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared power to dispose of, or to direct the disposition of, a security. A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.


                                                               NUMBER OF SHARES
NAME                                                          BENEFICIALLY OWNED    PERCENT OF SHARES
----                                                          ------------------    -----------------
Kenneth E. Stinson(1)(2)....................................      2,880,492                7.92%
Richard W. Colf.............................................      1,725,960                4.75%
Bruce E. Grewcock...........................................        988,804                2.72%
Christopher J. Murphy.......................................        848,954                2.33%
Richard Geary...............................................        717,780                1.97%
Walter Scott, Jr............................................        400,000                 1.1%
Daniel W. Speck.............................................        211,925                   *
Mark E. Belmont.............................................         40,837                   *
John J. Shaffer.............................................          9,975                   *
William L. Grewcock.........................................          8,192                   *
James Goodwin...............................................             --                   *
                                                                  ---------               -----
Directors and Executive Officers as a Group (13
  Individuals)..............................................      7,880,231               21.67%


---------------
 *  Less than 1%

(1) Includes the 766,773 shares of Materials common stock expected to be held in trusts, for which Mr. Stinson is the trustee with sole voting and investment powers.

(2) Mr. Stinson's address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

                      EXECUTIVE COMPENSATION OF MATERIALS

SUMMARY COMPENSATION TABLE

     The following table presents information regarding the compensation paid by Kiewit to Materials' Chief Executive Officer and each of Materials' three other most highly compensated executive officers for the fiscal year ended December 25, 1999. Kiewit does not maintain plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits were granted to Materials' executive officers.

NAME AND PRINCIPAL POSITION                                   YEAR    SALARY($)    BONUS($)
---------------------------                                   ----    ---------    --------
Christopher J. Murphy.......................................  1999     185,700     150,000
  President and Chief Executive Officer
John J. Shaffer.............................................  1999     138,312     111,754
  Vice President
Mark E. Belmont.............................................  1999     134,875      13,000
  Vice President, General Counsel and Secretary
Daniel W. Speck.............................................  1999     117,650      30,000
  Vice President

     Other annual compensation is not included because, in 1999, no executive officer received any other annual compensation in excess of the reporting threshold.

DIRECTOR COMPENSATION

     Directors of Materials who are not employees or officers of Materials or its subsidiaries will receive director's fees consisting of an annual retainer of $35,000, payable in shares of Materials common stock.

OTHER COMPENSATION AND EQUITY PROGRAMS

     Materials intends to implement a retention bonus program for certain of its key employees to ensure their continued employment during Materials' transition to an independent company. Materials anticipates that any bonuses under this bonus program will be paid to such key employees who remain employed on January 1, 2001 and January 1, 2002. The amount of any bonuses and the determination of the individuals to whom bonuses may be paid will be determined by the Materials board of directors and management in their sole discretion.

     The compensation payable to certain of Materials' executive officers who previously were employees of Kiewit is expected to increase following the spin-off.

     Kiewit has historically offered certain of its employees the opportunity to purchase securities in annual common stock and debenture offerings. The Kiewit board of directors and management, in their sole discretion, select the employees to whom Kiewit's securities will be offered and determine the amount of securities to be offered. Kiewit securities are offered only to salaried employees who are satisfactorily performing on a continuing basis in either an executive, managerial, administrative or professional capacity. The following factors are among those considered in determining whether an employee will be offered Kiewit securities and the amount of securities to be offered: the employee's effort and relative contribution to Kiewit's economic performance; the employee's level of responsibility; the potential displayed by the employee; the employee's length of service; and the amount of securities presently owned by the employee. In addition, Kiewit debentures are only offered to those employees whom the Kiewit board and management determine have contributed significantly to the growth and performance of Kiewit. Materials intends to follow Kiewit's prior practice by regularly selling Materials common stock and debentures to Materials employees in annual offerings. However, although Materials intends to follow Kiewit's prior practice, Materials is not required to offer its securities in any particular year, nor is Materials obligated to offer securities to any particular employee, whether or not that employee is already a security holder of Materials, in any particular year. In addition, Materials does not anticipate selling capital stock that represents, in the aggregate, more than 12% of the capital stock of Materials outstanding on a fully diluted basis immediately after the spin-off to employees over the next four to six years.

                              MANAGEMENT OF KIEWIT

SENIOR MANAGEMENT AND DIRECTORS OF KIEWIT

     The following table provides material information concerning Kiewit's board of directors and executive officers who will be serving or in office as of the date of the spin-off.

NAME                                        AGE                     POSITION
----                                        ---                     --------
Mogens C. Bay.............................  51     Director
Gregory D. Brokke.........................  38     Controller
John B. Chapman...........................  54     Vice President -- Human Resources and
                                                   Administration
Roy L. Cline..............................  62     Executive Vice President and Director
Richard W. Colf...........................  57     Executive Vice President and Director
James Q. Crowe............................  51     Director
Richard Geary.............................  65     Director
Bruce E. Grewcock.........................  46     Executive Vice President and Director
William L. Grewcock.......................  74     Director
Peter Kiewit, Jr. ........................  74     Director
Allan K. Kirkwood.........................  57     Executive Vice President and Director
Ben E. Muraskin...........................  36     Vice President
Gerald S. Pfeffer.........................  54     Vice President
Michael J. Piechoski......................  46     Vice President and Treasurer
Jerry C. Porter...........................  56     Vice President
Tobin A. Schropp..........................  38     Vice President, General Counsel and
                                                   Secretary
Walter Scott, Jr. ........................  69     Director
Stephen A. Sharpe.........................  48     Vice President
Kenneth E. Stinson........................  57     Chief Executive Officer, President and
                                                   Chairman of the Board of Directors
George B. Toll, Jr. ......................  63     Director

     Mogens C. Bay. Mr. Bay has been a director of Kiewit since March 1999. Mr. Bay has been Chairman of Valmont Industries, Inc. since January 1997 and President and Chief Executive Officer of Valmont since August 1993. Mr. Bay is also currently a director of Valmont and ConAgra, Inc. Mr. Bay is a member of the Compensation Committee and the Executive Compensation Subcommittee of the Compensation Committee of Kiewit.

     Gregory D. Brokke. Mr. Brokke has been the Controller of Kiewit since June 2000. Mr. Brokke was Assistant Treasurer of Kiewit from July 1997 to June 2000. Mr. Brokke was Audit Supervisor of Kiewit from December 1994 to June 1997.

     John B. Chapman. Mr. Chapman has been Vice President of Human Resources and Administration of Kiewit since August 1997. Mr. Chapman was Vice President of Human Resources for Kiewit Construction Group Inc. for more than five years prior to August 1997.

     Roy L. Cline. Mr. Cline has been a director and Executive Vice President of Kiewit since June 1999. Mr. Cline was the President of Kiewit Industrial Co. from March 1992 until June 1999. Mr. Cline is a member of the Executive Committee of Kiewit.

     Richard W. Colf. Biographical information regarding Mr. Colf is included in "Management of Materials." Mr. Colf is also a member of the Executive Committee of Kiewit.

     James Q. Crowe. Mr. Crowe has been a director of Kiewit since August 1997. Mr. Crowe has been the President and Chief Executive Officer of Level 3 Communications, Inc. since August 1997. Mr. Crowe was Chairman of the Board of MFS Communications Company, Inc. for more than five years prior to December

1997, Chief Executive Officer from November 1991 until December 1997 and was President from January 1988 to June 1989 and from April 1990 until January 1992. Mr. Crowe was Chairman of the Board of MCI WorldCom, Inc. from January 1997 until July 1997. Mr. Crowe is currently also a director of Commonwealth Telephone Enterprises, Inc., RCN Corporation, InaCom Corp. and Level 3. Mr. Crowe is a member of the Compensation Committee of Kiewit.

     Richard Geary. Biographical information regarding Mr. Geary is included in "Management of Materials."

     Bruce E. Grewcock. Biographical information regarding Mr. Grewcock is included in "Management of Materials." Mr. Grewcock is also a member of the Executive Committee of Kiewit.

     William L. Grewcock. Biographical information regarding Mr. Grewcock is included in "Management of Materials." Mr. Grewcock is also a member of the Compensation Committee of Kiewit.

     Peter Kiewit, Jr. Mr. Kiewit has been a director of Kiewit since August 1997. Mr. Kiewit has been Of Counsel to the law firm of Gallagher & Kennedy, Phoenix, Arizona, for more than the last five years. Mr. Kiewit is a member of the Audit Committee, the Compensation Committee and is the Chairman of the Executive Compensation Subcommittee of the Compensation Committee of Kiewit.

     Allan K. Kirkwood. Mr. Kirkwood has been a director of Kiewit since August 1997. Mr. Kirkwood has been an Executive Vice President of Kiewit since July 1998. Mr. Kirkwood has been an Executive Vice President of Kiewit Pacific Co. since September 1998, was a Senior Vice President of Kiewit Pacific from October 1995 to September 1998 and was a Vice President of Kiewit Pacific for more than five years prior to October 1995. Mr. Kirkwood is a member of the Executive Committee and is the Chairman of the Audit Committee of Kiewit.

     Ben E. Muraskin. Mr. Muraskin has been a Vice President of Kiewit since January 2000. Mr. Muraskin was a partner at Alston & Bird LLP from January 1999 to December 1999, and an associate at that firm from May 1992 to January 1999.

     Gerald S. Pfeffer. Mr. Pfeffer has been a Vice President of Kiewit since April 1998. Mr. Pfeffer was a Vice President of Kiewit Construction Group from December 1997 to June 1998. Mr. Pfeffer was Vice President of Kiewit SR91 Corp. from January 1993 to December 1997.

     Michael J. Piechoski. Mr. Piechoski has been a Vice President and the Treasurer of Kiewit since June 2000. Mr. Piechoski was Director of Audit of Kiewit from April 1999 to June 2000. Mr. Piechoski was Chief Accounting Officer of United Metro Materials from December 1983 to March 1999.

     Jerry C. Porter. Mr. Porter has been a Vice President of Kiewit since May 2000. Mr. Porter has been the design/build manager for Kiewit since September 1999. Mr. Porter was a construction design manager for Kiewit Pacific Co. from September 1996 until September 1999. Mr. Porter was an engineering manager and a construction manager for Kiewit SR91 Corp. from October 1993 until September 1996.

     Tobin A. Schropp. Mr. Schropp has been a Vice President, General Counsel and Secretary of Kiewit since September 1998. Mr. Schropp was Director of Taxes of Kiewit from March 1998 to September 1998. Mr. Schropp was Director of Taxes of Level 3 Communications, Inc. from August 1996 to March 1998, and Director of Research, Planning and Audit of Level 3 from September 1993 to August 1996.

     Walter Scott, Jr. Biographical information regarding Mr. Scott is included in "Management of Materials." Mr. Scott is also the Chairman of the Compensation Committee of Kiewit.

     Stephen A. Sharpe. Mr. Sharpe has been a Vice President of Kiewit since August 1997. Mr. Sharpe was a Vice President of Kiewit Construction Group Inc. from October 1996 to June 1998. Mr. Sharpe was a Vice President of U.S. Generating Company for more than five years prior to October 1996.

     Kenneth E. Stinson. Biographical information regarding Mr. Stinson is included in "Management of Materials." Mr. Stinson is also the Chairman of the Executive Committee of Kiewit.

     George B. Toll, Jr. Mr. Toll has been a director of Kiewit since August 1997. Mr. Toll was an Executive Vice President of Kiewit from August 1994 to June 1999. Mr. Toll was an Executive Vice President of Kiewit Construction Group Inc. from April 1994 to June 1998, and a Vice President of Kiewit Pacific from June 1992 to August 1994.

COMMITTEES

     The Kiewit board of directors has an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee recommends the selection of and reviews the services provided by Kiewit's independent auditors, consults with the independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls and reports and makes recommendations to the full board. The current Audit Committee members are Messrs. Kirkwood (Chairman), Bay and Kiewit.

     The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the compensation, securities ownership and benefits of Kiewit's executive officers. The current Compensation Committee members are Messrs. Scott (Chairman), Bay, Crowe, Kiewit and William Grewcock.

     The Compensation Committee has an Executive Compensation Subcommittee. The Executive Compensation Subcommittee reviews and approves or disapproves all compensation of whatever nature to be paid to the Chief Executive Officer of Kiewit and Kiewit's next four highest paid executive officers; establishes and administers performance goals pursuant to Kiewit's executive bonus plans, if any, adopted pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended; and approves or disapproves, on behalf of the board, the creation of any new bonus plans for the executive officers of Kiewit pursuant to Section 162(m) of the Code. The current Executive Compensation Subcommittee members are Messrs. Kiewit (Chairman) and Bay.

     The Executive Committee exercises, to the maximum extent permitted by law, all powers of the board of directors between board meetings, except those functions assigned to specific committees. The current Executive Committee members are Messrs. Stinson (Chairman), Cline, Colf, Bruce Grewcock and Kirkwood.

              SECURITY OWNERSHIP OF KIEWIT COMMON STOCK BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF KIEWIT


     The table below shows information about the expected ownership of Kiewit common stock as of the date of the spin-off, by each of Kiewit's directors and five most highly compensated executive officers in 1999 and each person who is expected to beneficially own more than 5 percent of Kiewit common stock. The table also shows the expected ownership of Kiewit common stock by all of the directors and executive officers as a group as of that date. The ownership information presented below with respect to all persons reflects the beneficial ownership of Kiewit common stock at August 14, 2000 and assumes no change in beneficial ownership of Kiewit common stock between that date and the date of the spin-off.


     "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared power to dispose of, or to direct the disposition of, a security. A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.


                                                               NUMBER OF SHARES
NAME                                                          BENEFICIALLY OWNED    PERCENT OF SHARES
----                                                          ------------------    -----------------
Kenneth E. Stinson(1)(2)....................................       2,770,968               8.3%
Richard W. Colf(3)..........................................       1,715,960               5.1%
Allan K. Kirkwood...........................................       1,257,664               3.8%
George B. Toll, Jr. ........................................       1,140,824               3.4%
Bruce E. Grewcock...........................................         941,336               2.8%
Richard Geary...............................................         717,780               2.1%
Roy L. Cline................................................         573,416               1.7%
Walter Scott, Jr. ..........................................         400,000               1.2%
William L. Grewcock.........................................           8,192                  *
Mogens C. Bay...............................................           4,000                  *
James Q. Crowe..............................................           4,000                  *
Peter Kiewit, Jr. ..........................................           4,000                  *
                                                                  ----------              ----
Directors and Executive Officers as a Group (20
  Individuals)..............................................      10,070,908              30.2%


---------------
 *  Less than 1%.

(1) Includes the 766,773 shares of Kiewit common stock held in trusts, for which Mr. Stinson is the trustee with sole voting and investment powers.

(2) Mr. Stinson's address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

(3) Mr. Colf's address is c/o 215 V Street, Vancouver, Washington 98661.

                        EXECUTIVE COMPENSATION OF KIEWIT

SUMMARY COMPENSATION TABLE

     The table below shows the annual compensation paid by Kiewit to its Chief Executive Officer and each of Kiewit's four other most highly compensated executive officers. In addition, annual compensation information is also provided for George B. Toll, Jr. who resigned as Executive Vice President of Kiewit in June 1999. Kiewit does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing or pension benefits are held by its executive officers.

                                                                                    OTHER ANNUAL
NAME AND PRINCIPAL POSITION                  YEAR    SALARY($)    BONUS($)(1)    COMPENSATION($)(2)
---------------------------                  ----    ---------    -----------    ------------------
Kenneth E. Stinson.........................  1999     656,207      1,500,000         109,780(3)
  Chief Executive Officer                    1998     570,835      1,500,000         111,422(4)
                                             1997     476,670        900,000
George B. Toll, Jr. .......................  1999     229,585        700,000
                                             1998     290,921        650,000
                                             1997     257,706        500,000
Allan K. Kirkwood..........................  1999     300,768        400,000
  Executive Vice President                   1998     254,885        360,000
                                             1997     221,250        310,000
Roy L. Cline...............................  1999     295,890        365,000
  Executive Vice President                   1998     271,046        407,260
                                             1997     257,670        223,667
Richard W. Colf............................  1999     302,229        250,000
  Executive Vice President                   1998     261,530        360,000
                                             1997     234,750        310,000
Bruce E. Grewcock..........................  1999     286,145        270,000
  Executive Vice President                   1998     226,415        175,000
                                             1997     199,831        175,000

---------------
(1) Bonuses reflect payments made in the specified year with respect to performance in the prior year.

(2) Other Annual Compensation means perquisites and other personal benefits received, if, in the aggregate, in excess of the lesser of $50,000 or 10% of their combined salary and bonus. No executive officer other than Mr. Stinson received any Other Annual Compensation in excess of the reporting threshold.

(3) In 1999, taxable income in the amount of $51,535 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $57,430 was imputed with respect to his interest free loan described below.

(4) In 1998, taxable income in the amount of $40,778 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $70,644 was imputed with respect to his interest free loan described below.

DIRECTOR COMPENSATION

     During 1999, each of the directors of Kiewit who were not employed by Kiewit during 1999 received directors' fees consisting of an annual retainer of $30,000 and fees of $1,500 for attending each board meeting and $1,200 for attending each committee meeting. Non-employee directors also receive $1,500 for attending Kiewit's annual operations meeting.

                              CERTAIN TRANSACTIONS

     Transactions with Level 3. In March 1998, Level 3 Communications, Inc., then known as "Peter Kiewit Sons', Inc.," separated its construction and materials business from its other businesses in a spin-off. As a result of that transaction, Kiewit became an independent company holding Level 3's former construction and materials businesses, with Level 3 retaining the other businesses. James Q. Crowe, a director of Kiewit, is the President and Chief Executive Officer and a director of Level 3. Walter Scott, Jr., a director of Kiewit, is the Chairman of the Board of Level 3. Kenneth E. Stinson, the President, Chief Executive Officer and Chairman of the Board of Kiewit, is a director of Level 3.

     A subsidiary of Level 3 and Kiewit Engineering Company, a subsidiary of Kiewit, are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Company provides Level 3's subsidiary with aircraft maintenance, operations and related services. During 1999, Level 3's subsidiary reimbursed Kiewit Engineering Company approximately $2.1 million in expenses incurred in connection with the operation of Level 3's aircraft. Level 3 also paid Kiewit Engineering Company a management fee of approximately $80,000.

     Level 3 and Kiewit Mining Group, Inc., a subsidiary of Kiewit, are parties to an amended mine management agreement pursuant to which Kiewit Mining Group provides mine management and related services for Level 3's coal mining properties. During 1999, Level 3 paid Kiewit Mining Group approximately $33 million in connection with services provided pursuant to such agreement.

     Level 3 and Kiewit Construction Company, a subsidiary of Kiewit, are parties to a contract for the construction of Level 3's North American Intercity Network. Construction, which is expected to be completed by the end of 2000, will cost an estimated $3 billion. In 1999, Level 3 paid Kiewit Construction Company approximately $699 million under this contract. In addition, Level 3 has retained Kiewit Construction Company as the general contractor for the construction of Level 3's campus headquarters facility being built in Broomfield, Colorado. In 1999, Level 3 paid Kiewit Construction Company approximately $100 million in connection with such activities.

     In connection with the 1998 spin-off of Kiewit from Level 3, Kiewit and Level 3 entered into various agreements intended to implement that spin-off, including a separation agreement and a tax sharing agreement, pursuant to which the parties allocated certain liabilities associated with their respective businesses and the costs and other liabilities related to the spin-off.

     Other Transactions. On January 25, 1999, Kiewit Engineering Company, sold its 60% interest in an aircraft to Elk Mountain Ventures, Inc., a corporation controlled by Mr. Scott, a director of Kiewit, for $10,800,000, the fair market value of the aircraft interest. Kiewit Engineering acquired the aircraft interest in a capital contribution from Level 3. Elk Mountain Ventures, Inc. and Kiewit Engineering Company are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Company provides Elk Mountain with aircraft maintenance, operations and related services. During 1999, Elk Mountain reimbursed Kiewit Engineering Company approximately $1.4 million in expenses incurred in connection with the operation of Elk Mountain's aircraft. Elk Mountain also paid Kiewit Engineering Company a management fee of approximately $44,000. Kiewit Construction Company provided various construction related services to Walter Scott, Jr. during 1999. Mr. Scott paid Kiewit Construction Company approximately $4 million in connection with those services.

     Kiewit provided George B. Toll, Jr., a director and a former executive officer of Kiewit, an interest-free loan of $800,000 during 1994 in connection with the purchase of a residence and relocation expenses. The full principal amount of his demand note payable to Kiewit is currently outstanding. This loan is scheduled to be repaid in January 2002.

     Kiewit provided the holders of its convertible debentures with interest-free loans in connection with the spin-off of Kiewit from Level 3 in 1998. The following is a list of directors and executive officers who had outstanding interest-free loans from Kiewit in excess of $60,000 during 1999, the largest aggregate amount outstanding during 1999 and the amount, if any, currently outstanding: (a) Kenneth E. Stinson -- $1,080,000 ($700,000 currently); (b) Roy L.
Cline -- $250,000 ($200,000 currently); (c) Bruce E. Grewcock -- $250,000
($200,000 currently); (d) Allan K. Kirkwood -- $240,000 ($200,000 currently);
(e) Richard W. Colf -- $150,000 ($100,000 currently); (f) Kenneth M.
Jantz -- $150,000 ($100,000 currently); (g) Richard Geary -- $100,000 ($0 currently); (h) Stephen A. Sharpe -- $100,000 ($100,000 currently); and (i) John Brad Chapman -- $80,000 ($55,000 currently). These loans are scheduled to be repaid over the next two years, with the final payments due on November 1, 2001.

     Valmont Industries, Inc. has retained Kiewit Construction Company as the general contractor for the construction of Valmont's headquarters facility in Omaha, Nebraska. Mogens C. Bay, a director of Kiewit, is the Chairman, President and Chief Executive Officer of Valmont. In 1999, Valmont paid Kiewit Construction Company approximately $7 million in connection with such activities.

     In 1999, Richard W. Colf, an executive vice president and director of Kiewit, acquired a used piece of construction equipment from a subsidiary of Kiewit for $80,000.

     The law firm of Gallagher & Kennedy provided various legal services to Kiewit and its subsidiaries during 1999. Peter Kiewit Jr., a director of Kiewit, is Of Counsel to Gallagher & Kennedy. Fees paid to Gallagher & Kennedy by Kiewit and its subsidiaries did not exceed 5% of Gallagher & Kennedy's revenues for 1999.

     Bruce E. Grewcock, an executive vice president and director of Kiewit, is the son of William L. Grewcock, a director of Kiewit.

     In connection with the spin-off, Kiewit and Materials will enter into agreements defining the ongoing relationships between them and their subsidiaries and affiliates after the spin-off and providing for an orderly separation of the two companies. See "Relationship between Kiewit and Materials."

     Kiewit believes that the fees paid in each of the transactions described above approximates the fair market value for the services rendered.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Kiewit board of directors consists of Messrs. Bay, Crowe, William Grewcock, Kiewit and Scott. Messrs. Scott and William Grewcock are employees of Kiewit. Messrs. Scott, William Grewcock and Crowe were formerly officers of Kiewit or its subsidiaries.

     A corporation controlled by Mr. Scott was a joint owner of an aircraft with Kiewit Engineering Company and such corporation's successor acquired Kiewit Engineering Company's interest in such aircraft on January 25, 1999. That company also paid Kiewit Engineering Company for certain aircraft related expenses in 1999. In 1999, Level 3 Communications, Inc. paid several subsidiaries of Kiewit for the construction of Level 3's North American Intercity Network and campus headquarters facilities and for certain mine management and aircraft related services. See "Certain Transactions."

     Mr. Stinson, the President, Chief Executive Officer and Chairman of the Board of Kiewit, is a director of Valmont Industries, Inc. Mr. Bay, a director of Kiewit, is the Chairman, President and Chief Executive Officer of Valmont.

          COMPARISON OF OUTSTANDING KIEWIT CONVERTIBLE DEBENTURES AND
           NEW REDUCED PRINCIPAL AMOUNT KIEWIT CONVERTIBLE DEBENTURES

     Each series of outstanding Kiewit debentures is issued in fully registered form under an indenture, dated July 1, 1986, as amended by a First Supplemental Indenture, dated March 31, 1998, between Kiewit and U.S. Bank, N.A. The indenture is qualified pursuant to the Trust Indenture Act of 1939. The indenture does not limit the aggregate principal amount of debentures which may be issued and provides that debentures may be issued from time to time in one or more series. The terms of the outstanding Kiewit debentures include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture.

     The new reduced principal Kiewit convertible debentures will be issued under the same indenture as the outstanding Kiewit convertible debentures.

     The following is a comparison of the material terms of the outstanding Kiewit convertible debentures and the new reduced principal amount Kiewit debentures and the terms of the repurchase agreement required to be executed by a holder of a Kiewit debenture.

BASIC FEATURES


     As of August 14, 2000, there were three series of Kiewit convertible debentures outstanding in an aggregate principal amount of $13,095,000: Series 1997, Series 1998 and Series 1999. There are three series of new reduced principal Kiewit convertible debentures being offered in the debenture exchange offer: Series 1997A, Series 1998A and Series 1999A. The outstanding Kiewit convertible debentures and the new reduced principal amount Kiewit convertible debentures are unsecured obligations of Kiewit, and the debentureholders rank equally with other unsecured creditors of Kiewit in bankruptcy. In addition, both the outstanding Kiewit debentures and the new reduced principal amount Kiewit convertible debentures are issued only in registered form, without coupons. The outstanding Kiewit convertible debentures are issued only in denominations of $1,000 or any integral multiple of $1,000. The new reduced principal Kiewit convertible debentures may be issued in any denomination.


     Following is a comparison of the basic features and terms of each series of outstanding Kiewit convertible debentures and the series of the new reduced principal Kiewit convertible debentures being offered in exchange for each outstanding series.

  Series 1997 and 1997A Convertible Debentures


     As of August 14, 2000, there were $3,335,000 aggregate principal amount 8.028% Series 1997 Convertible Debentures outstanding. Kiewit is offering to exchange both new reduced principal amount Series 1997A Convertible Debentures and shares of Materials common stock for its outstanding 8.028% Series 1997 Convertible Debentures. The principal amount of the Series 1997A Convertible Debentures will be equal to the principal amount of the Series 1997 Debentures for which they are exchanged less the initial formula price of the Materials common stock received in the debenture exchange offer. The following table provides a comparison of the basic features of the two Series.



                            8.028% SERIES 1997                   8.028% SERIES 1997A
FEATURE                   CONVERTIBLE DEBENTURE                 CONVERTIBLE DEBENTURE
ISSUER             Peter Kiewit Sons', Inc.              Peter Kiewit Sons', Inc.
INTEREST RATE      8.028%                                8.028%
INTEREST PAYMENT   Interest is payable annually on       Interest is payable annually on
  DATE             November 1.                           November 1.
                   If the debentures are converted into  If the debentures are converted into
                   Kiewit common stock, interest ceases  Kiewit common stock, interest ceases
                   to accrue on June 30, 2002.           to accrue on June 30, 2002.
MATURITY DATE      October 31, 2007                      October 31, 2010
CONVERSION PERIOD  October 1, 2002 to October 31, 2002   October 1, 2002 to October 31, 2002
CONVERSION RATE    The entire principal amount of a      The entire principal amount of a
                   debenture is convertible into whole   debenture is convertible into the
                   shares of Kiewit common stock at a    same whole number of shares of
                   conversion rate of 100 shares of      Kiewit common stock as the Series
                   Kiewit common stock per $1,000        1997 Convertible Debenture for which
                   principal amount. No partial          it was exchanged. No partial
                   conversions are permitted and a cash  conversions are permitted and a cash
                   payment by the debentureholder is     payment by the debentureholder is
                   required upon conversion where        required upon conversion where
                   necessary to avoid the issuance of    necessary to avoid the issuance of
                   fractional shares.                    fractional shares.
                   At August 14, 2000, the 100 shares    For an estimate of the initial
                   of Kiewit common stock into which a   aggregate formula price of the
                   $1,000 principal amount debenture     shares of Kiewit common stock
                   was convertible had an aggregate      issuable on conversion, see the
                   formula price of $2,035.00.           table on page 31.

  Series 1998 and 1998A Convertible Debentures


     As of August 14, 2000, there were $4,345,000 aggregate principal amount 7.35% Series 1998 Convertible Debentures outstanding. Kiewit is offering to exchange both new reduced principal amount Series 1998A Convertible Debentures and shares of Materials common stock for its outstanding 7.35% Series 1998 Convertible Debentures. The principal amount of the Series 1998A Convertible Debentures will be equal to the principal amount of the Series 1998 Debentures for which they are exchanged less the initial formula price of the Materials common stock received in the debenture exchange offer. The following table provides a comparison of the basic features of the two Series.



                            7.35% SERIES 1998                     7.35% SERIES 1998A
FEATURE                   CONVERTIBLE DEBENTURE                 CONVERTIBLE DEBENTURE
ISSUER             Peter Kiewit Sons', Inc.              Peter Kiewit Sons', Inc.
INTEREST RATE      7.35%                                 7.35%
INTEREST PAYMENT   Interest is payable annually on       Interest is payable annually on
  DATE             November 1.                           November 1.
                   If the debentures are converted into  If the debentures are converted into
                   Kiewit common stock, interest ceases  Kiewit common stock, interest ceases
                   to accrue on June 30, 2003.           to accrue on June 30, 2003.
MATURITY DATE      October 31, 2008                      October 31, 2010
CONVERSION PERIOD  October 1, 2003 to October 31, 2003   October 1, 2003 to October 31, 2003
CONVERSION RATE    The entire principal amount of a      The entire principal amount of a
                   debenture is convertible into whole   debenture is convertible into the
                   shares of Kiewit common stock at a    same whole number of shares of
                   conversion rate of 79.36 shares of    Kiewit common stock as the Series
                   Kiewit common stock per $1,000        1998 Convertible Debenture for which
                   principal amount. No partial          it was exchanged. No partial
                   conversions are permitted and a cash  conversions are permitted and a cash
                   payment by the debentureholder is     payment by the debentureholder is
                   required upon conversion where        required upon conversion where
                   necessary to avoid the issuance of    necessary to avoid the issuance of
                   fractional shares.                    fractional shares.
                   At August 14, 2000, the 79.36 shares  For an estimate of the initial
                   of Kiewit common stock into which a   aggregate formula price of the
                   $1,000 principal amount debenture     shares of Kiewit common stock
                   was convertible had an aggregate      issuable on conversion, see the
                   formula price of $1,614.98.           table on page 31.

  Series 1999 and Series 1999A Convertible Debentures


     As of August 14, 2000, there were $5,415,000 aggregate principal amount 8.25% Series 1999 Convertible Debentures outstanding. Kiewit is offering to exchange both new reduced principal amount Series 1999A Convertible Debentures and shares of Materials common stock for its outstanding 8.028% Series 1999 Convertible Debentures. The principal amount of the Series 1999A Convertible Debentures will be equal to the principal amount of the Series 1999 Debentures for which they are exchanged less the initial formula price of the Materials common stock received in the debenture exchange offer. The following table provides a comparison of the basic features of the two Series.



                            8.25% SERIES 1999                     8.25% SERIES 1999A
FEATURE                   CONVERTIBLE DEBENTURE                 CONVERTIBLE DEBENTURE
ISSUER             Peter Kiewit Sons', Inc.              Peter Kiewit Sons', Inc.
INTEREST RATE      8.25%                                 8.25%
INTEREST PAYMENT   Interest is payable annually on       Interest is payable annually on
  DATE             November 1.                           November 1.
                   If the debentures are converted into  If the debentures are converted into
                   Kiewit common stock, interest ceases  Kiewit common stock, interest ceases
                   to accrue on June 30, 2004.           to accrue on June 30, 2004.
MATURITY DATE      October 31, 2009                      October 31, 2010
CONVERSION PERIOD  October 1, 2004 to October 31, 2004   October 1, 2004 to October 31, 2004
CONVERSION RATE    The entire principal amount of a      The entire principal amount of a
                   debenture is convertible into whole   debenture is convertible into the
                   shares of Kiewit common stock at a    same whole number of shares of
                   conversion rate of 63.9 shares of     Kiewit common stock as the Series
                   Kiewit common stock per $1,000        1999 Convertible Debenture for which
                   principal amount. No partial          it was exchanged. No partial
                   conversions are permitted and a cash  conversions are permitted and a cash
                   payment by the debentureholder is     payment by the debentureholder is
                   required upon conversion where        required upon conversion where
                   necessary to avoid the issuance of    necessary to avoid the issuance of
                   fractional shares.                    fractional shares.
                   At August 14, 2000, the 63.9 shares   For an estimate of the initial
                   of Kiewit common stock into which a   aggregate formula price of the
                   $1,000 principal amount debenture     shares of Kiewit common stock
                   was convertible had an aggregate      issuable on conversion, see the
                   formula price of $1,300.37.           table on page 31.


CONVERSION RIGHTS

     If the outstanding Kiewit convertible debentures are not converted into shares of Kiewit common stock during the one month applicable conversion period described above, the conversion right is lost. Prior to exercising the conversion right, a debentureholder must have executed a repurchase agreement pertaining to all Kiewit common stock acquired by the holder. The conversion rights of the outstanding Kiewit convertible debentures will be adjusted to reflect stock splits, stock dividends, stock reclassifications or certain corporate reorganizations between the date of purchase of the debentures and the date of conversion.

     The new reduced principal amount Kiewit convertible debentures will have identical conversion rights. Similarly, debentureholders must have executed a repurchase agreement pertaining to Kiewit common stock prior to conversion.

OWNERSHIP AND TRANSFER RESTRICTIONS

     Holders of outstanding Kiewit convertible debentures are parties to repurchase agreements under which they agree not to transfer the debentures except in a sale to Kiewit. Kiewit must purchase any debentures offered to it by debentureholders. The repurchase agreement also provides that the debentures must be sold back to Kiewit upon the death or retirement of the purchaser of the debenture or the termination of the debentureholder's employment with Kiewit or its subsidiaries. In any of the above-described circumstances, Kiewit will buy back the debentures at a price equal to the principal amount of the debentures, together with accrued interest from the last interest payment date to the date of such purchase at the stated rate. No payment is made by Kiewit with respect to the original bond premium. In the event Kiewit is offered some, but not all, of a debentureholder's debentures, Kiewit may purchase all of such holder's debentures. Kiewit has determined, however, that it will not exercise this right in the event that a debentureholder tenders only a portion of his or her Kiewit debentures in the debenture exchange offer.

     New reduced principal amount Kiewit debentures received in the debenture exchange offer will remain subject to the repurchase agreement executed by the debentureholder at the time of the initial purchase of the Kiewit debentures.

REDEMPTION

     Upon not less than ten days' written notice, Kiewit may, at its option, redeem all, but not less than all, of the outstanding Kiewit convertible debentures of any given series at the principal amount thereof, together with accrued interest from the last interest payment date to the date fixed for redemption at the stated rate. No payment is made by Kiewit with respect to the original bond premium. Kiewit may not redeem outstanding Kiewit debentures of any series during the one-month conversion period applicable to that series.

     Kiewit has identical redemption rights with respect to the new reduced principal amount Kiewit convertible debentures.

MODIFICATION OF THE INDENTURE

     The indenture permits modification or amendment with the consent of the holders of not less than two-thirds in principal amount of each series of debentures, but no modification of the terms of payment, conversion rights, or the percentage required for modification will be effective against any debentureholder without such holder's consent.

     Both the outstanding Kiewit convertible debentures and the new reduced principal amount Kiewit convertible debentures are issued under the indenture.

EVENTS OF DEFAULT AND WITHHOLDING OF NOTICE TO DEBENTUREHOLDERS

     The indenture provides for the following events of default with respect to each series of the outstanding and new reduced principal amount Kiewit convertible debentures: (1) failure to pay interest upon any of the debentures of such series when due, continued for a period of 60 days, and (2) failure to pay principal of the debentures of such series when due, continued for a period of 60 days.

     The trustee under the indenture, within 90 days after the occurrence of a default with respect to a particular series of debentures, is to give the holders of debentures of such series notice of all defaults known to the trustee, unless cured prior to the giving of such notice, provided that, except in the case of default in the payment of principal or interest on any of the debentures of such series, the trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of debentures of such series.

     Upon the happening and during the continuance of a default with respect to a particular series of debentures, the trustee may declare the principal of all the debentures of such series and the interest accrued thereon due and payable, but if the default is cured, the holders of a majority of such debentures may waive all defaults and rescind such declaration. Subject to the provisions of the indenture relating to the duties of the trustee in case any such default shall have occurred and be continuing, the trustee will be under no obligation to exercise any of its rights or powers at the request, order or direction of any of the debentureholders unless they shall have offered to the trustee reasonable security or indemnity. A majority of the holders of outstanding Kiewit debentures of such series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to the debentures of such series.

THE TRUSTEE

     Kiewit maintains a demand deposit account and conducts routine banking business with the trustee. The indenture contains limitations on the right of the trustee, as a creditor of Kiewit under other instruments, to obtain payment of claims in specified cases, or to realize on certain property received in respect of any such claim as security or otherwise.

AUTHENTICATION AND DELIVERY

     The outstanding Kiewit convertible debentures may be authenticated and delivered upon the written order of Kiewit without any further corporate action.

     Kiewit will have identical powers with respect to the new reduced principal amount Kiewit convertible debentures.

SATISFACTION AND DISCHARGE OF INDENTURE

     The indenture may be discharged upon payment or redemption of all of the debentures or upon deposit with the trustee of funds sufficient therefor.

          COMPARISON OF OUTSTANDING KIEWIT CONVERTIBLE DEBENTURES AND
                        MATERIALS CONVERTIBLE DEBENTURES

     Each series of outstanding Kiewit debentures is issued in fully registered form under an indenture, dated July 1, 1986, as amended by a First Supplemental Indenture, dated March 31, 1998, between Kiewit and U.S. Bank, N.A. The indenture is qualified pursuant to the Trust Indenture Act of 1939. The indenture does not limit the aggregate principal amount of debentures which may be issued and provides that debentures may be issued from time to time in one or more series. The terms of the outstanding Kiewit debentures include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture.

     Each series of Materials convertible debentures will be issued in fully registered form under an indenture between Materials and UMB Bank, N.A. The indenture will be qualified pursuant to the Trust Indenture Act of 1939. The indenture will not limit the aggregate principal amount of debentures which may be issued and will provide that debentures may be issued from time to time in one or more series. The terms of the Materials convertible debentures will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture.

     The following is a comparison of the material terms of the outstanding Kiewit convertible debentures and the Materials convertible debentures and the terms of the repurchase agreements required to be executed by a holder of a Kiewit debenture and the purchaser of a Materials debenture.

BASIC FEATURES


     As of August 14, 2000, there were three series of Kiewit convertible debentures outstanding in an aggregate principal amount of $13,095,000: Series 1997, Series 1998 and Series 1999. There are three series of Materials convertible debentures being offered in the debenture exchange offer: Series 2000A, Series 2000B and Series 2000C.


     The outstanding Kiewit convertible debentures are unsecured obligations of Kiewit, and the debentureholders rank equally with other unsecured creditors of Kiewit in bankruptcy. In addition, the outstanding Kiewit debentures are issued only in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000.

     Similarly, the Materials convertible debentures are unsecured obligations of Materials, and the debentureholders rank equally with other unsecured creditors of Materials in bankruptcy. In addition, the Materials convertible debentures are issued only in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000.

     Following is a comparison of the basic features and terms of each series of outstanding Kiewit convertible debentures and the series of the Materials convertible debentures being offered in exchange for each outstanding series.

  Series 1997 Kiewit Convertible Debentures and Series 2000A Materials Convertible Debentures


     As of August 14, 2000, there were $3,335,000 aggregate principal amount 8.028% Series 1997 Convertible Debentures outstanding. Kiewit is offering to exchange Materials Series 2000A Convertible Debentures for its outstanding 8.028% Series 1997 Convertible Debentures. The principal amount of the Series 2000A Convertible Debentures will be equal to the principal amount of the Series 1997 Convertible Debentures for which they are exchanged. The following table provides a comparison of the basic features of the two Series.



                            8.028% SERIES 1997                   8.028% SERIES 2000A
FEATURE                   CONVERTIBLE DEBENTURE                 CONVERTIBLE DEBENTURE
ISSUER             Peter Kiewit Sons', Inc.              Kiewit Materials Company
INTEREST RATE      8.028%                                8.028%
INTEREST PAYMENT   Interest is payable annually on       Interest is payable annually on
  DATE             November 1.                           November 1.
                   If the debentures are converted into  If the debentures are converted into
                   Kiewit common stock, interest ceases  Materials common stock in October
                   to accrue on June 30, 2002.           2002, interest ceases to accrue on
                                                         June 30, 2002.
MATURITY DATE      October 31, 2007                      October 31, 2010
CONVERSION PERIOD  October 1, 2002 to October 31, 2002   October 1, 2002 to October 31, 2002
                                                         Prior to the above conversion
                                                         period, the Materials debentures
                                                         will also be convertible:
                                                         - for the 30-day period immediately
                                                           following the holder's death;
                                                         - for the 30-day period immediately
                                                           following a change of control of
                                                           Materials; or
                                                         - during the 30-day period
                                                           immediately prior to redemption of
                                                           the entire series of debentures of
                                                           which the holder's debentures are
                                                           a part.
CONVERSION RATE    The entire principal amount of a      The entire principal amount of a
                   debenture is convertible into whole   debenture is convertible into whole
                   shares of Kiewit common stock at a    shares of Materials common stock at
                   conversion rate of 100 shares of      a conversion rate that will result
                   Kiewit common stock per $1,000        in an initial aggregate formula
                   principal amount. No partial          price equal to the aggregate formula
                   conversions are permitted and a cash  price of the shares of Kiewit common
                   payment by the debentureholder is     stock into which the Series 1997
                   required upon conversion where        Convertible Debentures were
                   necessary to avoid the issuance of    convertible. No partial conversions
                   fractional shares.                    are permitted and a cash payment by
                                                         the debentureholder is required upon
                   At August 14, 2000, the 100 shares    conversion where necessary to avoid
                   of Kiewit common stock into which a   the issuance of fractional shares.
                   $1,000 principal amount debenture
                   was convertible had an aggregate
                   formula price of $2,035.00.

  Series 1998 Kiewit Convertible Debentures and Series 2000B Materials Convertible Debentures


     As of August 14, 2000, there were $4,345,000 aggregate principal amount 7.35% Series 1998 Convertible Debentures outstanding. Kiewit is offering to exchange Materials Series 2000B Convertible Debentures for its outstanding 7.35% Series 1998 Convertible Debentures. The following table provides a comparison of the basic features of the two Series.



                            7.35% SERIES 1998                     7.35% SERIES 2000B
FEATURE                   CONVERTIBLE DEBENTURE                 CONVERTIBLE DEBENTURE
ISSUER             Peter Kiewit Sons', Inc.              Kiewit Materials Company
INTEREST RATE      7.35%                                 7.35%
INTEREST PAYMENT   Interest is payable annually on       Interest is payable annually on
  DATE             November 1.                           November 1.
                   If the debentures are converted into  If the debentures are converted into
                   Kiewit common stock, interest ceases  Materials common stock in October
                   to accrue on June 30, 2003.           2003, interest ceases to accrue on
                                                         June 30, 2003.
MATURITY DATE      October 31, 2008                      October 31, 2010
CONVERSION PERIOD  October 1, 2003 to October 31, 2003   October 1, 2003 to October 31, 2003
                                                         Prior to the above conversion
                                                         period, the Materials debentures
                                                         will also be convertible:
                                                         - for the 30-day period immediately
                                                           following the holder's death;
                                                         - for the 30-day period immediately
                                                           following a change of control of
                                                           Materials; or
                                                         - during the 30-day period
                                                           immediately prior to redemption of
                                                           the entire series of debentures of
                                                           which the holder's debentures are
                                                           a part.
CONVERSION RATE    The entire principal amount of a      The entire principal amount of a
                   debenture is convertible into whole   debenture is convertible into whole
                   shares of Kiewit common stock at a    shares of Materials common stock at
                   conversion rate of 79.36 shares of    a conversion rate that will result
                   Kiewit common stock per $1,000        in an initial aggregate formula
                   principal amount. No partial          price equal to the aggregate formula
                   conversions are permitted and a cash  price of the shares of Kiewit common
                   payment by the debentureholder is     stock into which the Series 1998
                   required upon conversion where        Convertible Debentures were
                   necessary to avoid the issuance of    convertible. No partial conversions
                   fractional shares.                    are permitted and a cash payment by
                                                         the debentureholder is required upon
                   At August 14, 2000, the 79.36 shares  conversion where necessary to avoid
                   of Kiewit common stock into which a   the issuance of fractional shares.
                   $1,000 principal amount debenture
                   was convertible had an aggregate
                   formula price of $1,614.98.

  Series 1999 Kiewit Convertible Debentures and Series 2000C Materials Convertible Debentures


     As of August 14, 2000, there were $5,415,000 aggregate principal amount 8.25% Series 1999 Convertible Debentures outstanding. Kiewit is offering to exchange Materials Series 1999A Convertible Debentures for its outstanding 8.25% Series 1999 Convertible Debentures. The following table provides a comparison of the basic features of the two Series.



                            8.25% SERIES 1999                     8.25% SERIES 2000C
FEATURE                   CONVERTIBLE DEBENTURE                 CONVERTIBLE DEBENTURE
ISSUER             Peter Kiewit Sons', Inc.              Kiewit Materials Company
INTEREST RATE      8.25%                                 8.25%
INTEREST PAYMENT   Interest is payable annually on       Interest is payable annually on
  DATE             November 1.                           November 1.
                   If the debentures are converted into  If the debentures are converted into
                   Kiewit common stock, interest ceases  Materials common stock in October
                   to accrue on June 30, 2004.           2004, interest ceases to accrue on
                                                         June 30, 2004.
MATURITY DATE      October 31, 2009                      October 31, 2010
CONVERSION PERIOD  October 1, 2004 to October 31, 2004   October 1, 2004 to October 31, 2004
                                                         Prior to the above conversion
                                                         period, the Materials debentures
                                                         will also be convertible:
                                                         - for the 30-day period immediately
                                                           following the holder's death;
                                                         - for the 30-day period immediately
                                                           following a change of control of
                                                           Materials; or
                                                         - during the 30-day period
                                                           immediately prior to redemption of
                                                           the entire series of debentures of
                                                           which the holder's debentures are
                                                           a part.
CONVERSION RATE    The entire principal amount of a      The entire principal amount of a
                   debenture is convertible into whole   debenture is convertible into whole
                   shares of Kiewit common stock at a    shares of Materials common stock at
                   conversion rate of 63.9 shares of     a conversion rate that will result
                   Kiewit common stock per $1,000        in an initial aggregate formula
                   principal amount. No partial          price equal to the aggregate formula
                   conversions are permitted and a cash  price of the shares of Kiewit common
                   payment by the debentureholder is     stock into which the Series 1999
                   required upon conversion where        Convertible Debentures were
                   necessary to avoid the issuance of    convertible. No partial conversions
                   fractional shares.                    are permitted and a cash payment by
                                                         the debentureholder is required upon
                   At August 14, 2000, the 63.9 shares   conversion where necessary to avoid
                   of Kiewit common stock into which a   the issuance of fractional shares.
                   $1,000 principal amount debenture
                   was convertible had an aggregate
                   formula price of $1,300.37.


CONVERSION RIGHTS

     If the outstanding Kiewit convertible debentures are not converted into shares of Kiewit common stock during the one month applicable conversion period described above, the conversion right is lost. Prior to exercising the conversion right, a debentureholder must execute a repurchase agreement pertaining to the

Kiewit common stock acquired by means of the conversion. The conversion rights of the outstanding Kiewit convertible debentures will be adjusted to reflect stock splits, stock dividends, stock reclassifications or certain corporate reorganizations between the date of purchase of the debentures and the date of conversion.

     If the Materials convertible debentures are not converted into shares of Kiewit common stock during the one month applicable conversion period described above, the conversion right is lost. In addition to the conversion period specified above, the Materials debentures are convertible prior to the one month applicable conversion period:

     - for the 30-day period immediately following the holder's death;

     - for the 30-day period immediately following a change of control of Materials; or

     - during the 30-day period immediately prior to redemption of the entire series of debentures of which the holder's debentures are a part.

     The conversion rights of the Materials convertible debentures will be adjusted to reflect the following:

          (a) dividends and other distributions payable in common stock on shares of stock of Materials;

          (b) subdivisions, combinations and reclassifications of Materials common stock;

          (c) distributions to all holders of Materials common stock of evidences of indebtedness of Materials, shares of capital stock, cash or assets, including securities, but excluding those dividends, rights, options, warrants and distributions referred to in clauses (a) and (d), dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations to which the next succeeding paragraph applies;

          (d) the issuance to all holders of Materials common stock of rights, options or warrants entitling them to subscribe for or purchase Materials common stock or securities convertible into Materials common stock at less than the then average current market price, determined as provided in the indenture and equal to the formula price for so long as the Materials common stock is not publicly traded, of the Materials common stock as of the record date for holders entitled to receive those rights, options or warrants;

          (e) distributions consisting exclusively of cash, excluding any cash portion of distributions referred to in (c) above, or cash distributed upon a merger or consolidation to which the next succeeding paragraph applies, to all holders of Materials common stock in an aggregate amount that, combined together with (1) other such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made and
     (2) any cash and the fair market value of other consideration payable in respect of any tender offer by Materials or any of its subsidiaries for Materials common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 10% of Materials' market capitalization, being the product of the average current market price of the Materials common stock on the record date for the distribution and the number of shares of Materials common stock then outstanding; and

          (f) the successful completion of a tender offer made by Materials or any of its subsidiaries for common stock which involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender offer by Materials or any of its subsidiaries for common stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of common stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 10% of Materials' market capitalization on the expiration of such tender offer.

     Materials reserves the right to make such increases in the conversion rate in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. No adjustment of the conversion rate will be required to be made until the cumulative adjustments amount to 1.0% or more of the conversion rate. Materials shall compute any adjustments to the conversion rate pursuant to this paragraph and will give notice to the holders of any such adjustments.

     In case of any consolidation or merger involving Materials, other than a merger which does not result in any reclassification, conversion, exchange or cancellation of Materials common stock, or in the case of any sale or transfer of all or substantially all of the assets of Materials, each outstanding Materials debenture will, without the consent of the holder, become convertible into the kind and amount of securities, cash and other property receivable by a holder of common stock in that transaction.

OWNERSHIP AND TRANSFER RESTRICTIONS

     Holders of outstanding Kiewit convertible debentures are parties to repurchase agreements under which they agree not to transfer the debentures except in a sale to Kiewit. Kiewit must purchase any debentures offered to it by debentureholders. The repurchase agreement also provides that the debentures must be sold back to Kiewit upon the death or retirement of the debentureholder or the termination of the debentureholder's employment with Kiewit or its subsidiaries. In any of the above-described circumstances, Kiewit will buy back the debentures at a price equal to the principal amount of the debentures, together with accrued interest from the last interest payment date to the date of such purchase at the stated rate. No payment is made by Kiewit with respect to the original bond premium. In the event Kiewit is offered some, but not all, of a debentureholder's debentures, Kiewit may purchase all of that holder's debentures.

     The Materials debentures will be subject to substantial transfer restrictions. Each holder of Kiewit debentures who elects to receive Materials debentures will be required to execute a repurchase agreement with Materials. Specifically, the terms of the repurchase agreement will prohibit Materials debentureholders from transferring the Materials debentures in any manner except in a sale to Materials. The repurchase agreement will also require the holder to sell the Materials debentures back to Materials upon the termination of the holder's employment with Materials, other than as a result of the death of the holder. Under the repurchase agreement, if a debentureholder dies prior to the expiration of the applicable one-month conversion period and the debentureholder's representative or estate fails to convert the debentureholder's debentures prior to the earlier of (i) the 30-day period following the debentureholder's death, or (ii) the expiration of the applicable one-month conversion period, the debentureholder's representative or estate must sell the debentureholder's debentures back to Materials. If a debentureholder dies on or after the expiration of the applicable one-month conversion period, the debentureholder's representative or estate must sell the debentureholder's debentures back to Materials. In any of the above-described circumstances, Materials will buy back the debentures at a price equal to the principal amount of the debentures, together with accrued interest from the last interest payment date to the date of such purchase at the stated rate. No payment is made by Materials with respect to the original bond premium. In the event Materials is offered some, but not all, of a debentureholder's debentures, Materials may purchase all of that holder's debentures.

REDEMPTION

     Upon not less than ten days' written notice, Kiewit may, at its option, redeem all, but not less than all, of the outstanding Kiewit convertible debentures of any given series at the principal amount thereof, together with accrued interest from the last interest payment date to the date fixed for redemption at the stated rate. No payment is made by Kiewit with respect to the original bond premium. Kiewit may not redeem outstanding Kiewit debentures of any series during the one-month conversion period applicable to that series.

     Materials has substantially equivalent redemption rights with respect to the Materials convertible debentures. However, Materials debentures are convertible during the thirty-day period prior to the date fixed for redemption.

MODIFICATION OF THE INDENTURE

     The indenture under which the outstanding Kiewit convertible debentures are issued permits modification or amendment with the consent of the holders of not less than two-thirds in principal amount of each series of debentures, but no modification of the terms of payment, conversion rights, or the percentage required for modification will be effective against any debentureholder without such holder's consent.

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     The indenture under which the Materials convertible debentures are issued will have substantially equivalent modification provisions.

EVENTS OF DEFAULT AND WITHHOLDING OF NOTICE TO DEBENTUREHOLDERS

     The indenture under which the outstanding Kiewit convertible debentures are issued provides for the following events of default with respect to each series of the debentures: (i) failure to pay interest upon any of the debentures of such series when due, continued for a period of 60 days and (ii) failure to pay principal of the debentures of such series when due, continued for a period of 60 days.

     The trustee under the indenture, within 90 days after the occurrence of a default with respect to a particular series of debentures, is to give the holders of debentures of such series notice of all defaults known to the trustee, unless cured prior to the giving of such notice, provided that, except in the case of default in the payment of principal or interest on any of the debentures of such series, the trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of debentures of such series.

     Upon the happening and during the continuance of a default with respect to a particular series of debentures, the trustee may declare the principal of all the debentures of such series and the interest accrued thereon due and payable, but if the default is cured, the holders of a majority of such debentures may waive all defaults and rescind such declaration. Subject to the provisions of the indenture relating to the duties of the trustee in case any such default shall have occurred and be continuing, the trustee will be under no obligation to exercise any of its rights or powers at the request, order or direction of any of the debentureholders unless they shall have offered to the trustee reasonable security or indemnity. A majority of the holders of outstanding Kiewit debentures of such series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to the debentures of such series.

     The indenture under which the Materials convertible debentures are issued will have substantially equivalent provisions.

THE TRUSTEE

     Kiewit maintains a demand deposit account and conducts routine banking business with the trustee. The indenture under which the outstanding Kiewit convertible debentures are issued contains limitations on the right of the trustee, as a creditor of Kiewit under other instruments, to obtain payment of claims in specified cases, or to realize on certain property received in respect of any such claim as security or otherwise.

     The indenture under which the Materials convertible debentures are issued will also contain limitations on the right of the trustee, if it is a creditor of Materials under other instruments, to obtain payment of claims in specified cases, or to realize on certain property received in respect of any such claim as security or otherwise.

AUTHENTICATION AND DELIVERY

     The outstanding Kiewit convertible debentures may be authenticated and delivered upon the written order of Kiewit without any further corporate action.

     Materials has substantially equivalent powers with respect to the Materials convertible debentures.

SATISFACTION AND DISCHARGE OF INDENTURE

     The indenture under which the outstanding Kiewit convertible debentures are issued may be discharged upon payment or redemption of all of the outstanding Kiewit debentures or upon deposit with the trustee of funds sufficient therefor.

     The indenture under which the Materials convertible debentures are issued will contain a substantially equivalent provision.

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           COMPARISON OF RIGHTS OF HOLDERS OF KIEWIT COMMON STOCK AND
                             MATERIALS COMMON STOCK

GENERAL

     The following is a summary of material differences between the rights of holders of Kiewit common stock and the rights of holders of Materials common stock. Because each of Kiewit and Materials are organized under the laws of Delaware, these differences arise principally from provisions of the restated certificate of incorporation and bylaws of each of Kiewit and Materials.

     The authorized capital stock of Materials consists of 100,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.

     The authorized capital stock of Kiewit consists of 125,000,000 shares of common stock, par value $0.01 per share and 250,000 shares of preferred stock, par value $0.01 per share.


     The following summary does not purport to be a complete statement of the rights of stockholders of Kiewit under the restated certificate of incorporation and bylaws of Kiewit as compared with the rights of Materials stockholders under the restated certificate of incorporation and the bylaws of Materials or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not meant to indicate that other equal or more significant differences do not exist. The summary is qualified in its entirety by reference to the governing corporate instruments of Kiewit and Materials, to which stockholders are referred. Copies of the governing corporate instruments of Kiewit and Materials have been filed with the SEC. See "Where You Can Find More Information" on page 103.


DIVIDEND POLICY

     Materials currently does not intend to pay cash dividends on the Materials common stock.

     Kiewit intends to continue its current policy of paying a regular cash dividend on its common stock based on a percentage of the prior year's earnings from operations, with any special cash dividends based on earnings from unusual or non-recurring events.

VOTING RIGHTS

     The holders of Materials common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors from legally available funds. Holders of Materials common stock are not entitled to cumulative voting rights. The holders of Materials common stock have no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to the Materials common stock. All outstanding shares of Materials common stock, including the shares being offered in the share exchange, the debenture exchange offer and the spin-off, are, or will be upon completion of the share exchange, the debenture exchange offer and the spin-off, fully paid and non-assessable.

     The Materials restated certificate of incorporation provides that any amendment to the provisions in the restated certificate of incorporation regarding the classification of the board of directors requires the approval of at least 80% of the Materials common stock. Any amendment to the 80% threshold requires the approval of at least 80% of the Materials common stock. Amendments to the provisions in the restated certificate of incorporation regarding stockholders' repurchase rights, the definition of the formula price, stock ownership and transfer restrictions, the prohibition of stockholder action by written consent in place of a meeting, the limitation on the right of stockholders to call special meetings of stockholders, the limitation on the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders and amendments to the restated certificate of incorporation require the approval of at least 66 2/3% of the Materials common stock.

     Holders of Kiewit common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of Kiewit. Holders of Kiewit common stock are entitled to elect the entire Kiewit board of

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

directors by cumulative voting. The Kiewit restated certificate of incorporation provides that certain fundamental corporate changes, such as changes in the capital structure of Kiewit, are effective only upon the approval of at least 80% of Kiewit common stock, while certain other actions require the approval of 66 2/3% of Kiewit common stock.

REPURCHASE RIGHTS

     Holders of Materials common stock are generally permitted, at any time on or prior to the 15th day of any calendar month, to offer to sell all or part of their common stock to Materials at the current formula price. Materials is generally required to accept the offer within 10 days of receipt of the offer, provided, however, that after giving effect to the purchase, there remain at least 1,000 shares of capital stock of Materials issued and outstanding and having full voting power.

     The Materials board of directors may suspend Materials' duties to repurchase Materials common stock offered by a stockholder upon the Materials board's determination that the Materials adjusted book value to be determined at the end of the current fiscal year is likely to be less than the Materials adjusted book value determined at the end of the prior fiscal year, less dividends declared on Materials common stock since the prior fiscal year end. This suspension may not exceed one year.

     The Materials board has the right to decide to conserve Materials' cash by temporarily halting Materials' duty to repurchase Materials common stock for cash. In such event, payment will be in the form of interest-bearing promissory notes instead of cash. Such promissory notes will have such term to maturity, up to five years, as the Materials board may determine. Holders may withdraw tenders of shares of Materials common stock that would be paid for with notes. The Materials board has the right to invoke this cash repurchase limitation only after more than 5% of the outstanding shares of Materials common stock have been tendered in any fiscal year.

     Under Section 160 of the Delaware General Corporation Law, Materials may not repurchase shares of its common stock if its capital is impaired or if the repurchase would impair its capital.

     Materials' repurchase obligations may be terminated by Materials' board of directors at any time. However, the board shall not have that authority unless it has also determined that the Materials common stock is publicly traded.

     Holders of Kiewit common stock are generally permitted, at any time on or prior to the 15th day of any calendar month, to offer to sell all or a part of their common stock to Kiewit at the current formula price. Kiewit is generally required to accept the offer within 10 days of receipt of the offer, provided, however, that after giving effect to the purchase, there remain at least 1,000 shares of capital stock of Kiewit issued and outstanding having full voting power.

     The Kiewit board of directors may suspend Kiewit's duties to repurchase Kiewit common stock offered by a stockholder upon the Kiewit board's determination that the Kiewit adjusted book value to be determined at the end of the current fiscal year is likely to be less than the Kiewit adjusted book value determined at the end of the prior year, less dividends declared on Kiewit common stock since the prior fiscal year end. This suspension may not exceed one year.

     Under Section 160 of the Delaware General Corporation Law, Kiewit may not repurchase shares of its common stock if its capital is impaired or if the repurchase would impair its capital.

LIQUIDATION RIGHTS

     Upon the liquidation, dissolution or winding up of Materials, after the creditors of Materials and the holders of Materials preferred stock (if any) receive the full preferential amounts to which they are entitled, holders of Materials common stock will be entitled to receive any assets available for distribution to stockholders of Materials.

     The holders of Kiewit common stock have comparable rights upon liquidation of Kiewit.

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

FORMULA PRICE

     The formula price of Materials common stock is the price at which Materials purchases shares of its common stock and is based upon the adjusted book value of Materials at the end of the previous year.

     The per share Materials formula price is determined by decreasing the prior year's book value by the stockholders' equity attributable to any preferred stock, and increasing such result by the portion of the face amount of any outstanding Materials debentures convertible into Materials common stock at the end of such year, and then dividing this result by the sum of (1) the number of outstanding shares of Materials common stock and (2) the number of shares reserved for conversion of such debentures into Materials common stock, each at the end of such year. This quotient is rounded down to the nearest $.01 and the result represents the adjusted book value per share of the Materials common stock. For purposes of determining the formula price during the fiscal year 2000, shares of Materials common stock issued to Kiewit prior to the spin-off shall be deemed to be outstanding at the end of the fiscal year 1999. The per share formula price is determined by reducing this amount by any dividends per share declared on the Materials common stock since the prior year end. In addition to any adjustments for declared dividends during the current year, the initial formula price for Materials common stock is also adjusted for the amount of any capital contributions made by Kiewit to Materials during fiscal year 2000 prior to the spin-off, other than any capital contribution made in connection with the issuance of Materials debentures in exchange for Kiewit debentures.

     The formula price of Kiewit common stock is the price at which Kiewit purchases and sells shares of its common stock and is based upon the adjusted book value of Kiewit at the end of the previous year.

     The per share Kiewit formula price is determined by decreasing the prior year's book value by the sum of the book value of construction related property, plant and equipment and the stockholders' equity attributable to any preferred stock, and increasing such result by the portion of the face amount of any outstanding Kiewit debentures convertible into Kiewit common stock at the end of such year, and then dividing this result by the sum of (1) the number of outstanding shares of Kiewit common stock and (2) the number of shares reserved for conversion of such debentures into Kiewit common stock, each at the end of such year. This quotient is rounded to the nearest $.05 and the result represents the adjusted book value per share of the Kiewit common stock. The per share formula price is determined by reducing this amount by any dividends per share declared on the Kiewit common stock since the prior year end.

OWNERSHIP AND TRANSFER RESTRICTIONS

     Holders of Materials common stock are prohibited from transferring the common stock in any manner except in a sale to Materials and, with prior approval by the Materials board of directors, to certain authorized transferees of the holders. Those authorized transferees consist of fiduciaries for the benefit of the holders and members of the immediate families of the holders, corporations wholly owned by holders or holders and their spouses and/or children, fiduciaries for the benefit of such corporations and charities and fiduciaries for charities designated by any such persons. Upon the death of a Materials stockholder, the shares of Materials common stock owned by the deceased stockholder would be permitted to be transferred to his or her estate, provided that the shares transferred to the transferee would be subject to the same transfer restrictions. There is no restriction on the maximum amount of Materials common stock that may be owned by any individual or entity.

     Holders of Materials common stock are permitted to pledge the Materials common stock for loans in connection with the ownership of the Materials common stock.

     In the event that the board of directors decides to conduct an initial public offering of the Materials common stock, officers and directors of Materials and stockholders owning one percent or more of the Materials common stock outstanding at the time of the offering will not be permitted to sell or otherwise transfer any shares held by them for a period of up to one hundred eighty days following the offering. In addition to any officers and directors who may be subject to the 180 day transfer restriction following an initial public offering, Materials estimates that there may be up to seven additional stockholders, all of whom are

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

Kiewit employees, who may own 1% or more of Materials common stock and thus be subject to this transfer restriction.

     All transfer restrictions on Materials common stock may be terminated by the Materials board at any time.

     Kiewit common stock may generally be owned only by directors of Kiewit, employees of Kiewit and its subsidiaries and, with prior Kiewit board of directors approval, by certain authorized transferees of such employees (i.e., fiduciaries for the benefit of members of the immediate families of employees, corporations wholly owned by employees or employees and their spouses and/or children, fiduciaries for the benefit of such corporations, charities, and fiduciaries for charities designated by any such persons). No more than 10% of the total Kiewit common stock may be owned by any one employee and certain transferees at any time.

     Holders of Kiewit common stock are permitted to pledge the Kiewit common stock for loans in connection with the ownership of the Kiewit common stock.

     Each holder of Kiewit common stock is required to execute a repurchase agreement which provides that a stockholder may offer to sell all or part of the Kiewit common stock owned by such stockholder to Kiewit at any time at the current formula price and that Kiewit must accept any such offer. Upon the tender of a part of such holder's shares of Kiewit common stock, Kiewit is entitled, at its option, to require the holder to sell any or all remaining Kiewit common stock held by such holder back to Kiewit. Under the repurchase agreement, the employee will not be entitled to transfer the shares of Kiewit common stock held by such employee except in a sale to Kiewit or a transfer to an authorized transferee (i.e., a charity, etc.). Upon the death, termination of employment or retirement of such employee, all Kiewit common stock held by the employee and by such employee's authorized transferees is required to be sold back to Kiewit.

LISTING

     Neither Materials common stock nor Kiewit common stock is listed on any national securities exchange or quoted on the Nasdaq National Market.

LIMITATION ON DIRECTORS' LIABILITY

     The Materials restated certificate of incorporation provides that a director of Materials will not be personally liable to Materials or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     - any breach of the director's duty of loyalty to Materials or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

     - any transaction from which the director derived an improper personal benefit.

     The restated certificate of incorporation of Kiewit contains a comparable limitation on directors' liability.

PREFERRED STOCK

     The Materials board of directors is empowered, without approval of the stockholders, to issue shares of Materials preferred stock in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by the Materials board. Among the specific matters that may be determined by the board of directors are:

     - the rate of dividends;

     - the rights and terms of conversion or exchange;

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

     - voting rights;

     - the terms of redemption;

     - the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Materials; and

     - the terms of a sinking or purchase fund.

     The board of directors of Kiewit has similar power to issue shares of one or more series of preferred stock without stockholder approval and to determine the powers, preferences, rights and limitations of each series. However, no series of preferred stock may have any voting rights or be convertible into shares of stock having any voting rights.

ACTION BY STOCKHOLDER CONSENT; STOCKHOLDERS' MEETINGS

     Under the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action which is required or permitted to be taken at an annual or special meeting of stockholders may instead be taken without a meeting, without prior notice and without a vote, if the requirements for an action by written consent are met. The Materials restated certificate of incorporation provides that stockholders of Materials may only take action at an annual or special meeting and may not act by written consent.

     Under the Delaware General Corporation Law, special meetings of stockholders of a corporation may be called by the corporation's board of directors or by persons authorized by the corporation's certificate of incorporation or by-laws. The Materials restated certificate of incorporation provides that special meetings of the stockholders may be called only by the Materials board of directors, the Chairman of the Board or the Chief Executive Officer and may not be called by any other person or persons. Accordingly, stockholders of Materials may not call a special meeting of stockholders.

     Kiewit has no comparable consent and meeting provisions in its restated certificate of incorporation.

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                   RELATIONSHIP BETWEEN KIEWIT AND MATERIALS

     This section describes the primary agreements between Materials and Kiewit that will define the ongoing relationship between them and their subsidiaries and affiliates after the spin-off and will provide for an orderly separation of the two companies. The following description of agreements summarizes the material terms of the agreements. All stockholders should read the agreements which are filed as exhibits to the registration statement of which this information statement is a part.

SEPARATION AGREEMENT

     The separation agreement provides for the principal corporate transactions necessary to effect the spin-off, the relationship between Kiewit and Materials after the spin-off, the allocation of certain risks and responsibilities between Kiewit and Materials after the spin-off and the ongoing relationships between Kiewit and Materials after the spin-off.

     The separation agreement provides for the distribution of Materials common stock to holders of Kiewit common stock in the spin-off, the debenture exchange offer and the share exchange, and for the capital contributions necessary to effect the spin-off, the debenture exchange offer and the share exchange. The separation agreement also provides that Kiewit and Materials will each use their respective best efforts to effect the spin-off, the debenture exchange offer and the share exchange. The separation agreement provides that each of Materials and Kiewit will indemnify the other with respect to breaches of the separation agreement and with respect to the activities of its subsidiary business groups, except as specifically provided under the tax sharing agreement described below. The cross-indemnities are intended to allocate financial responsibility for liabilities arising out of the historical and future business of the construction business to Kiewit, and financial responsibility for liabilities arising out of the historical and future business of the materials business to Materials.

     The separation agreement provides that each of Materials and Kiewit will be granted access to certain records and information in the possession of the other company, and requires that each of Materials and Kiewit retain all such information in its possession for a period of ten years following the spin-off. Under the separation agreement, each company is required to give the other company prior notice of any intention to dispose of any such information.

     The separation agreement also provides that Kiewit and Materials will cooperate to ensure that any assets and liabilities of the construction business are retained by or transferred to Kiewit and any assets and liabilities of the materials business are retained by or transferred to Materials.

     The separation agreement provides that effective as of the date of the spin-off, all intercompany receivables and loans will be settled. In addition, any guaranties by Kiewit in favor of Materials or any of Materials' subsidiaries will also be terminated as of the effective date of the spin-off.

     The separation agreement provides Materials with a non-exclusive right to use the name "Kiewit" solely as part of the name "Kiewit Materials Company" at the sole discretion of the board of directors of Kiewit.

     The separation agreement provides that, except as otherwise set forth therein or in any related agreement, all costs and expenses in connection with the spin-off will be paid by Kiewit.

     The separation agreement also contains, among other things, short-term arrangements relating to:

     - the lease of office space by Kiewit to Materials; and

     - the provision of administrative services by Kiewit to Materials.

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

TAX SHARING AGREEMENT


     The tax sharing agreement defines each company's rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the business operations for tax years ending on or before (or tax years including) the spin-off and with respect to certain tax attributes of Materials and Kiewit both before and after the spin-off. The tax sharing agreement also specifies the parties' respective obligations in connection with any audit or investigation concerning any federal, state or other taxes or in the event that the spin-off is subsequently determined not to qualify, in whole or in part, as a tax-free transaction for U.S. federal income tax purposes. Under the tax sharing agreement, in general, with respect to tax years ending on or before the date of the spin-off, Kiewit will be responsible for preparing both consolidated federal tax returns for Kiewit and Materials, and combined state tax returns for Kiewit and Materials. In general, under the tax sharing agreement, Materials and Kiewit will be responsible for paying the taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities) that are allocable to the materials business and the construction business, respectively. Materials and Kiewit will cooperate with each other and share information in preparing such tax returns and in dealing with other tax matters.


OTHER

     After the spin-off, Kiewit will not own any of Materials' common stock. Six of Materials' eight initial directors will also be Kiewit directors. Of these six directors, three are executive officers of Kiewit.

     Conflicts of interest may arise between Kiewit and Materials in a number of areas relating to their past and ongoing relationships including the nature, quality and pricing of services rendered by the parties to each other. The directors holding positions in both companies may face conflicts of interest with respect to such matters as acquisitions, finances and other corporate opportunities that might be suitable for both Kiewit and Materials.

     In addition, Kiewit may, in the ordinary course of business, purchase construction materials from Materials, although it is under no contractual obligation to do so. Sales to Kiewit represented approximately 3% of Materials' total sales in 1999.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material United States federal income tax consequences of the debenture exchange offer. The discussion which follows is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder and judicial and administrative interpretations thereof, all as in effect on the date hereof, and is subject to any changes in these or other laws occurring after such date, possibly with retroactive effect. The discussion below is for general information only and does not address the effects of any state, local or foreign tax laws on the spin-off. The tax treatment of a holder of Kiewit debentures may vary depending on his or her particular situation, and certain holders may be subject to special rules not discussed below. The discussion assumes that a holder of Kiewit debentures holds those debentures as capital assets and that such debentures were not received, and will not be treated, as compensation. Except as set forth below, the following discussion does not address the tax consequences to a holder of Kiewit debentures that is a non-U.S. person. A non-U.S. person is (1) an alien individual who is not a resident of the United States, (2) a corporation or partnership that is not created or organized under the laws of the United States or of any state, (3) an estate that is not subject to United States federal income tax on a net income basis or (4) a trust the administration of which is not subject to primary supervision of a United States court or with respect to which no United States person has authority to control all substantial decisions.

     EACH HOLDER OF KIEWIT DEBENTURES IS URGED TO CONSULT THAT HOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DEBENTURE EXCHANGE OFFER TO THAT HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

     Kiewit has received a private letter ruling from the Internal Revenue Service to the effect that (i) the exchange of Kiewit debentures for Materials debentures will qualify as a transaction described in Sections 355(a) and 368(a)(1)(D) of the Code and (ii) the exchange of Kiewit debentures for Materials common stock and new reduced principal amount Kiewit debentures will qualify as a transaction described in Sections 355(a) and 368(a) of the Code. The ruling is based on current law and on representations as to factual matters made by, among others, Kiewit and Materials. Such representations, if incorrect in material respects, could jeopardize the conclusions reached in the ruling. Neither Kiewit nor Materials is aware of any facts or circumstances that would cause any such representations to be untrue or incorrect in any material respect.

     Based on the Internal Revenue Service ruling, the material United States federal income tax consequences expected to result from the exchange of Kiewit debentures for (1) Materials debentures or (2) Materials common stock and new reduced principal amount Kiewit debentures are as follows. No gain or loss will be recognized by Kiewit or Materials upon the exchange. A holder who receives Materials debentures in exchange for Kiewit debentures (and is not required to sell the Materials debentures so received back to Materials immediately following the spin-off) (i) will not recognize gain or loss as a result of the exchange, (ii) will have, immediately after the exchange, a tax basis for the Materials debentures that equals such holder's tax basis in his or her Kiewit debentures exchanged, and (iii) will include in his or her holding period for the Materials debentures the period during which the holder held the Kiewit debentures exchanged. A holder who receives Materials common stock and new reduced principal amount Kiewit debentures in exchange for Kiewit debentures (and is not required to sell the new reduced principal amount Kiewit debentures so received back to Kiewit immediately following the spin-off) (i) will not recognize gain or loss as a result of the exchange, (ii) will have, immediately after the exchange, a tax basis for the Materials common stock and new reduced principal amount Kiewit debentures that equals such holder's tax basis in his or her Kiewit debentures exchanged, allocated in proportion to the relative fair market values of the Materials common stock and the new reduced principal amount Kiewit debentures at the time of the exchange, and (iii) will include in his or her holding period for the Materials common stock and the new reduced principal amount Kiewit debentures the period during which the holder held the Kiewit debentures exchanged.

     If the spin-off does not qualify as a tax-free transaction under Section 355 of the Code, then, among other consequences, (i) the exchange of Kiewit debentures for new reduced principal amount Kiewit debentures should still be treated as tax-free to Kiewit and holders receiving new reduced principal amount Kiewit debentures in the exchange (except to the extent that the holder is required to sell the new reduced principal amount Kiewit debentures received back to Kiewit immediately following the spin-off), (ii) Kiewit would recognize gain equal to the amount by which the fair market value of the Materials debentures and Materials common stock distributed exceeded Kiewit's adjusted tax basis therein, and (iii) each holder who received Materials debentures or Materials common stock in exchange for Kiewit debentures would, depending on such holder's particular circumstances, recognize either (A) a dividend in an amount equal to the fair market value of the Materials debentures or Materials common stock so received or (B) capital gain or loss equal to the difference between the fair market value of the Materials debentures or Materials common stock on the date of the exchange and the holder's tax basis in the Kiewit debentures exchanged therefor. Such capital gain or loss would be long-term capital gain or loss if the Kiewit debentures exchanged were held for more than one year at the time of the exchange.

NON-U.S. PERSONS

     If the exchange qualifies as a transaction described in Sections 355 and 368 of the Code, the receipt of Materials debentures or Materials common stock and new reduced principal amount Kiewit debentures by a non-U.S. person who exchanges Kiewit debentures will not be subject to withholding of United States federal income tax. Even if the exchange does not qualify under Sections 355 and 368, a non-U.S. person generally would not be subject to withholding of United States federal income tax, provided that (i) any gain recognized on the exchange of Kiewit debentures is not effectively connected with the conduct by such non-U.S. person of a trade or business in the United States, (ii) the non-U.S. person (if an individual) is not present in the

United States for 183 days or more during his or her taxable year and (iii) certain certification requirements are met.

REPORTING REQUIREMENTS

     Applicable Treasury regulations require that each holder of Kiewit debentures attach to his or her federal income tax return for the taxable year in which the holder receives the Materials debentures or Materials common stock and new reduced principal amount Kiewit debentures in exchange for Kiewit debentures a statement indicating that Sections 355 and 368 of the Code apply to the exchange. Kiewit will provide each holder with the information necessary to comply with this requirement.

     BECAUSE OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH HOLDER OF KIEWIT DEBENTURES IS URGED TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THAT HOLDER OF THE DEBENTURE EXCHANGE OFFER, INCLUDING THE EFFECT OF UNITED STATES FEDERAL, STATE AND LOCAL, AND FOREIGN AND OTHER TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN SUCH LAWS.

               MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material Canadian federal income tax consequences of the debenture exchange offer generally applicable under the Income Tax Act (Canada) to a holder of Kiewit convertible debentures who participates in the debenture exchange offer. More particularly, it is applicable to a holder who, for purposes of the Act: (1) is a resident of Canada, (2) holds Kiewit debentures and will hold the shares of Materials common stock and new reduced principal amount Kiewit debentures as capital property,
(3) deals at arm's length with Kiewit, (4) acquired the Kiewit debentures by virtue of employment in Canada with Kiewit or a subsidiary of Kiewit, and (5) will, immediately following completion of the debenture exchange offer, continue to be employed by Kiewit or a subsidiary of Kiewit. It is assumed that the debentureholder is not and will not be an employee of Materials or a subsidiary of Materials. It is also assumed that all of the outstanding Kiewit convertible debentures were issued at a premium above par.

     This summary is based on the current provisions of the Act and the regulations under the Act, specific proposals to amend the Act or the regulations publicly announced by the Minister of Finance prior to the date of this offering circular-prospectus (except as set forth below) and an understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency, commonly referred to as the CCRA. Except for those tax proposals, this summary does not take into account or anticipate any proposed changes to the law or to the CCRA's administrative and assessing practices, whether by legislative, governmental or judicial action. On June 22, 2000, the Canadian federal Minister of Finance released draft amendments to the Act with respect to the taxation of participating interests in a "foreign investment entity." This draft legislation, if enacted in its current form, will result in a significant adverse change in the Canadian income tax consequences of holding shares or rights to acquire shares of a non-resident entity which is classified as a "foreign investment entity," effective for taxation years that begin after December 31, 2000. It is not clear whether this draft legislation will be enacted in its current form and, therefore, Kiewit has not yet determined whether either Kiewit or Materials will be a foreign investment entity under the draft legislation. Accordingly, the following summary does not address the possible application of the draft legislation to holders of shares of Kiewit common stock or shares of Materials common stock.

     THE FOLLOWING DISCUSSION IS INTENDED TO BE A GENERAL DESCRIPTION OF THE MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES GENERALLY APPLICABLE TO A CANADIAN DEBENTUREHOLDER BY REASON OF THE DEBENTURE EXCHANGE OFFER. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE TO ANY PARTICULAR DEBENTURE-HOLDER. EACH CANADIAN HOLDER IS URGED TO CONSULT THE HOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DEBENTURE EXCHANGE OFFER TO THAT HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY PROVINCIAL, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS, INCLUDING THE DRAFT LEGISLATION DESCRIBED ABOVE.

EXCHANGE OF OUTSTANDING KIEWIT DEBENTURES FOR MATERIALS COMMON STOCK AND NEW REDUCED PRINCIPAL AMOUNT KIEWIT DEBENTURES

     A debentureholder will generally realize a capital gain (or loss) to the extent that the Canadian dollar equivalent of the U.S. dollar principal amount of the outstanding Kiewit debentures the holder exchanges on the date of the exchange offer is greater (or less) than the holder's adjusted cost base of those debentures in Canadian dollars on the date(s) the debentures were acquired. The holder's adjusted cost base of his or her outstanding Kiewit debentures will not include the amount of the cost of the debentures, if any, in Canadian dollars attributable to the conversion right under those debentures. This gain or loss must be adjusted to reflect any increase or decrease in the fair market value of the debentures since the date of issue which is not attributable to foreign exchange fluctuations or to the conversion right.

     The tax treatment of the exchange of the conversion right in the debenture exchange offer is based on a value test that requires that no economic advantage be derived by the holder in the exchange. The value test may be satisfied if:
(1) the principal amount of the new Kiewit debentures is reduced by an amount equal to the value of the Materials common stock received in the debenture exchange offer, and (2) immediately following the exchange, the difference between the value of the Kiewit common stock issuable on conversion of the new Kiewit debentures and the principal amount of those debentures does not exceed the difference, immediately prior to the exchange, between the value of the Kiewit common stock issuable on conversion of the outstanding Kiewit debentures and the principal amount of those debentures.

  If the value test is satisfied:

     If the value test is satisfied, a debentureholder should not, other than in the event he or she realizes a capital gain or loss described above, recognize any income, gain or loss for Canadian federal income tax purposes in the debenture exchange offer. In particular, a debentureholder should not recognize a taxable employee stock option benefit.

     For purposes of the employee stock option rules, the conversion right under the new Kiewit debentures will be treated as a continuation of an embedded stock option originally granted with the outstanding Kiewit convertible debentures. Any stock option benefit will generally be recognized for Canadian tax purposes when the conversion right is exercised or disposed of or when the employee dies. The cost of the Materials common stock will be equal to the amount of the reduction in the principal amount of the outstanding Kiewit debentures in Canadian dollars at the time of the exchange. The cost of the new Kiewit convertible debentures will be equal to their principal amount in Canadian dollars at the time of the exchange.

  If the value test is not satisfied:

     If the value test is not satisfied, the debentureholder will recognize a taxable employee stock option benefit. That benefit will be equal to the amount by which (1) the total value of (x) the Materials common stock and (y) the value of the new reduced principal amount Kiewit debentures in excess of their principal amount, arising by reason of the conversion right, exceeds (2) the amount of the reduction of the principal amount of the new Kiewit debentures. The benefit will be reduced by the amount of the premium paid for the debentures, if any, attributable to the conversion right under those debentures, referred to as the conversion premium. This benefit will be included in income from the holder's employment in Canada. An offsetting deduction equal to one-quarter of the benefit will be available if, at the time the outstanding Kiewit debentures were acquired, the value of the Kiewit stock into which the debentures were convertible was less than the amount payable by the holder to acquire the stock (including the principal amount of the debentures) and the conversion premium.

     The cost of the Materials common stock will be equal to the amount of the reduction in the principal amount of the outstanding Kiewit debentures in Canadian dollars at the time of the exchange, plus any amount added as described below. The cost of the new Kiewit convertible debentures will be equal to their principal amount in Canadian dollars at the time of the exchange, plus any amount added as described below. The full amount of the taxable stock option benefit (prior to the one-quarter deduction, if any) and the conversion premium will be added to the cost of the Materials common stock and the new Kiewit convertible debentures, allocated in a reasonable manner in accordance with their values at the time of the exchange.

EXCHANGE OF OUTSTANDING KIEWIT DEBENTURES FOR MATERIALS CONVERTIBLE DEBENTURES

     If a debentureholder who is a Kiewit employee exchanges outstanding Kiewit debentures for Materials convertible debentures, he or she will realize a capital gain (or loss) to the extent that the Canadian dollar equivalent of the U.S. dollar principal amount of the outstanding Kiewit debentures on the date of the exchange offer is greater (or less) than the holder's adjusted cost base of those debentures in Canadian dollars on the date(s) the debentures were acquired.

     Kiewit employees will be required to sell Materials debentures back to Materials following the spin-off for an amount equal to their principal amount plus accrued interest. Any amount received by a debentureholder upon disposition of Materials debentures in respect of the principal amount of the debentures will be treated as proceeds of disposition of the debentures. Consequently, the debentureholder will realize a capital gain (or loss) to the extent that the proceeds of disposition in Canadian dollars at the time of the disposition is greater

(or less than) the holder's adjusted cost base of those debentures. Any amount received in respect of accrued interest will be included in income.

                              NEBRASKA TAX LETTER

     Kiewit has received a letter from the State of Nebraska Department of Revenue to the effect that, even though Kiewit and Materials will become independent companies if the spin-off is consummated, Kiewit and Materials generally would continue to be considered the same corporation for purposes of the Nebraska capital gain exclusion provisions. The letter provides that, provided certain requirements are met and an appropriate election is made, the Nebraska capital gain exclusion generally would be available for the sale of Materials common stock by residents of Nebraska.

     The above discussion is not intended to be, nor should it be construed as being, legal or tax advice to any particular securityholder. Each securityholder is urged to consult his or her own tax advisor as to any applicable state and local or other tax laws.

                                 LEGAL MATTERS

     The validity of the securities being issued in the debenture exchange offer will be passed upon by Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019.

                                    EXPERTS

     The audited financial statements of Peter Kiewit Sons', Inc. as of December 25, 1999 and December 26, 1998 and for each of the three years in the period ended December 25, 1999 included in this offering circular-prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited financial statements of Kiewit Materials Company as of December 25, 1999 and December 26, 1998 and for the three years in the period ended December 25, 1999 included in this offering circular-prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to Granite Canyon Joint Venture as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 by Arthur Andersen LLP, independent public accountants, and Pacific Rock Products L.L.C. and Pacific Rock Products Trucking L.L.C. (formerly River City Machinery, L.L.C.) as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998, and by Perkins & Company, P.C., independent accountants, respectively, both of whose reports thereon appear herein. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

     The audited financial statements of Granite Canyon Joint Venture as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999, not separately presented in this offering circular-prospectus, have been audited by Arthur Andersen LLP, independent public accountants, whose report thereon appears herein. Such financial statements, to the extent they have been included in the financial statements of Kiewit Materials Company, have been so included in reliance upon the reports of said firm as experts in auditing and accounting.

     The audited financial statements of Pacific Rock Products L.L.C. and Pacific Rock Products Trucking L.L.C. (formerly River City Machinery, L.L.C.) as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 included in this offering circular-prospectus have been so included in reliance on the report of Perkins & Company, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Kiewit files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Kiewit at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Kiewit's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     Following the spin-off, Materials will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

     Materials and Kiewit filed a registration statement on Form S-4 to register with the SEC the Materials convertible debentures and common stock and the new reduced principal amount Kiewit convertible debentures to be issued to Kiewit stockholders who tender their Kiewit debentures in the debenture exchange offer and whose Kiewit debentures are accepted for exchange. Kiewit will also file a tender offer statement on Schedule TO with respect to the debenture exchange offer. This offering circular-prospectus is a part of that registration statement and constitutes an offering circular of Kiewit in addition to being a prospectus of Materials. As allowed by SEC rules, this offering circular-prospectus does not contain all the information you can find in the registration statement, the exhibits to the registration statement or the tender offer statement.


     You should rely only on the information contained in this offering circular-prospectus or in the letter of transmittal in connection with the debenture exchange offer. Neither Kiewit nor Materials has authorized anyone to provide you with information that is different from what is contained in this offering circular-prospectus. This offering circular-prospectus is dated August
  , 2000. You should not assume that the information contained in this offering circular-prospectus is accurate as of any date other than such date, and neither the mailing of this offering circular-prospectus to debentureholders nor the issuance of Materials common stock, Materials debentures or Kiewit debentures shall create any implication to the contrary.


     This offering circular-prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the Materials convertible debentures, Kiewit convertible debentures or Materials common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Kiewit is not aware of any jurisdiction where the making of the exchange offer or the acceptance thereof would not be in compliance with applicable law. If Kiewit becomes aware of any jurisdiction where the making of the exchange offer or acceptance thereof would not be in compliance with any valid applicable law, Kiewit will make a good faith effort to comply with such law. If, after such good faith effort, Kiewit cannot comply with such law, the exchange offer will not be made to, nor will tenders be accepted from or on behalf of, Kiewit debentureholders in any such jurisdiction.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES


         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE


                                                              PAGES
                                                              -----
Report of Independent Accountants...........................   F-2
Consolidated Financial Statements as of December 25, 1999
  and December 26, 1998 and for the three years in the
  period ended December 25, 1999:
  Consolidated Statements of Earnings.......................   F-3
  Consolidated Balance Sheets...............................   F-4
  Consolidated Statements of Cash Flows.....................   F-6
  Consolidated Statements of Changes in Redeemable Common
     Stock and Comprehensive Income.........................   F-8
  Notes to Consolidated Financial Statements................  F-10
Report of Independent Accountants on Consolidated Financial
  Schedule..................................................  F-24
Consolidated Financial Statement Schedule for the three
  years in the period ended December 25, 1999...............  F-25
Consolidated Condensed Financial Statements as of June 30,
  2000 and for the three and six months ended June 30, 2000
  and 1999:
  Consolidated Condensed Statements of Earnings.............  F-26
  Consolidated Condensed Balance Sheet......................  F-27
  Consolidated Condensed Statements of Cash Flows...........  F-28
  Notes to Consolidated Condensed Financial Statements......  F-29

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of changes in redeemable common stock and comprehensive income, and of cash flows present fairly, in all material respects, the consolidated financial position of Peter Kiewit Sons', Inc. and Subsidiaries at December 25, 1999, and December 26, 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 25, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Omaha, Nebraska
March 17, 2000

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                  FOR THE THREE YEARS ENDED DECEMBER 25, 1999

                                                               1999       1998       1997
                                                              -------    -------    -------
                                                              (DOLLARS IN MILLIONS, EXCEPT
                                                                     PER SHARE DATA)
Revenue.....................................................  $ 4,013    $ 3,379    $ 2,742
Cost of revenue.............................................   (3,655)    (3,095)    (2,408)
                                                              -------    -------    -------
                                                                  358        284        334
General and administrative expenses.........................     (144)      (142)      (148)
                                                              -------    -------    -------
Operating earnings..........................................      214        142        186
Other income (expense):
  Investment income and equity earnings.....................       --         17         20
  Interest expense..........................................       (4)        (5)        (3)
  Other, net................................................       56         61         61
                                                              -------    -------    -------
                                                                   52         73         78
                                                              -------    -------    -------
Earnings before income taxes and minority interest..........      266        215        264
Minority interest in net earnings of subsidiaries...........       (1)        (1)        (2)
Provision for income taxes..................................     (100)       (78)      (107)
                                                              -------    -------    -------
Net earnings................................................  $   165    $   136    $   155
                                                              =======    =======    =======
Net earnings per share:
  Basic.....................................................  $  4.81    $  4.07    $  4.00
                                                              =======    =======    =======
  Diluted...................................................  $  4.71    $  4.02    $  3.84
                                                              =======    =======    =======

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 25, 1999 AND DECEMBER 26, 1998

                                                                1999         1998
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $  338       $  227
  Marketable securities.....................................       12            9
  Receivables, less allowance of $7 and $5..................      507          457
  Unbilled contract revenue.................................       73           88
  Contract costs in excess of related revenue...............       31           26
  Investment in construction joint ventures.................      197          190
  Deferred income taxes.....................................       60           64
  Other.....................................................       21           15
                                                               ------       ------
Total current assets........................................    1,239        1,076
Property, plant and equipment, at cost:
  Land......................................................       40           19
  Buildings.................................................       51           42
  Equipment.................................................      660          640
                                                               ------       ------
                                                                  751          701
  Less accumulated depreciation and amortization............     (508)        (489)
                                                               ------       ------
Net property, plant and equipment...........................      243          212
Other assets................................................      117           91
                                                               ------       ------
                                                               $1,599       $1,379
                                                               ======       ======

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 25, 1999 AND DECEMBER 26, 1998

                                                                1999         1998
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
LIABILITIES AND REDEEMABLE COMMON STOCK
Current liabilities:
  Accounts payable, including retainage of $50 and $47......   $  270       $  183
  Current portion of long-term debt.........................        4            8
  Accrued costs on construction contracts...................      120          125
  Billings in excess of related costs and earnings..........      122          132
  Accrued insurance costs...................................       84           81
  Other.....................................................       62           63
                                                               ------       ------
Total current liabilities...................................      662          592
Long-term debt, less current portion........................       18           13
Deferred income taxes.......................................        2            1
Other liabilities...........................................       67           70
Minority interest...........................................       13           12

Preferred stock, no par value, 250,000 shares authorized, no
  shares outstanding........................................       --           --
Redeemable common stock ($720 million aggregate redemption
  value):
  Common stock, $0.01 par value, 125 million shares
     authorized, 34,876,718 and 35,692,820 outstanding......       --           --
  Additional paid-in capital................................      175          161
  Accumulated other comprehensive income....................      (10)         (22)
  Retained earnings.........................................      672          552
                                                               ------       ------
Total redeemable common stock...............................      837          691
                                                               ------       ------
                                                               $1,599       $1,379
                                                               ======       ======

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 25, 1999

                                                              1999    1998    1997
                                                              ----    ----    -----
                                                              (DOLLARS IN MILLIONS)
Cash flows from operations:
  Net earnings..............................................  $165    $136    $ 155
  Adjustments to reconcile net earnings to net cash provided by operations:
     Depreciation and amortization..........................    73      71       67
     Gain on sale of property, plant and equipment and other
      investments, net......................................    (2)    (20)     (24)
     Equity (earnings) loss, net of distributions...........   (13)     --       11
     Change in other noncurrent liabilities.................    --      (7)      18
     Deferred income taxes..................................    (1)      6       --
     Change in working capital items:
       Receivables..........................................   (41)     (6)    (114)
       Unbilled contract revenue and contract costs in
        excess of related revenue...........................    10       5      (39)
       Investment in construction joint ventures............    (8)    (13)     (82)
       Other current assets.................................     9      --        7
       Accounts payable.....................................    42      (6)      10
       Accrued construction costs and billings in excess of
        revenue on uncompleted contracts....................   (16)     28      102
       Other liabilities....................................    (8)      5       23
       Other................................................   (18)     (3)       8
                                                              ----    ----    -----
Net cash provided by operations.............................   192     196      142
Cash flows from investing activities:
  Proceeds from sales and maturities of marketable
     securities.............................................     3      24       73
  Purchases of marketable securities........................    (7)     (7)     (39)
  Proceeds from sale of property, plant and equipment.......    32      25       36
  Capital expenditures......................................   (75)    (87)    (107)
  Investments and acquisitions, net of cash acquired........   (36)    (13)     (21)
  Additions to notes receivable.............................    (2)    (20)      --
  Payments received on notes receivable.....................     5       5       --
                                                              ----    ----    -----
Net cash used in investing activities.......................   (80)    (73)     (58)
                                                              ----    ----    -----

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 25, 1999

                                                              1999     1998    1997
                                                              -----    ----    ----
                                                              (DOLLARS IN MILLIONS)
Cash flows from financing activities:
  Long-term debt borrowings.................................  $   5    $  4    $ 12
  Short-term debt borrowings, net...........................     --      (5)     --
  Payments on long-term debt................................    (22)     --      --
  Issuances of common stock.................................     25      67      34
  Repurchases of common stock...............................    (39)    (35)     (2)
  Dividends paid............................................    (16)    (13)    (12)
  Exchange of Class C Stock for Level 3's Class D Stock,
     net....................................................     --    (122)    (72)
  Change in outstanding checks in excess of funds on
     deposit................................................     43     (21)     17
                                                              -----    ----    ----
Net cash used in financing activities.......................     (4)   (125)    (23)
Effect of exchange rates on cash............................      3      (3)     (2)
                                                              -----    ----    ----
Net change in cash and cash equivalents.....................    111      (5)     59
Cash and cash equivalents at beginning of year..............    227     232     173
                                                              -----    ----    ----
Cash and cash equivalents at end of year....................  $ 338    $227    $232
                                                              =====    ====    ====
Supplemental disclosures of cash flow information:
  Taxes paid................................................  $  95    $ 91    $ 94
  Interest paid.............................................      4       5       2
Non-cash financing activities:
  Conversion of convertible debentures to common stock......  $  --    $(10)   $ --

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE COMMON STOCK AND
                              COMPREHENSIVE INCOME
                  FOR THE THREE YEARS ENDED DECEMBER 25, 1999

                                                                   ACCUMULATED                 TOTAL
                                        REDEEMABLE   ADDITIONAL       OTHER                  REDEEMABLE
                                          COMMON      PAID-IN     COMPREHENSIVE   RETAINED     COMMON
                                          STOCK       CAPITAL        INCOME       EARNINGS     STOCK
                                        ----------   ----------   -------------   --------   ----------
BALANCE AT DECEMBER 28, 1996..........      $1          $100          $ (6)         $467        $562
                                            --          ----          ----          ----        ----
Dividends(a)..........................                                               (13)        (13)
Issuance of stock.....................      --            34            --            --          34
Repurchase of stock...................      --            --            --            (2)         (2)
Exchange of Class C stock for Class D
  Stock, net..........................      --           (17)           --           (55)        (72)
Comprehensive income:
  Net earnings........................      --            --            --           155         155
  Other comprehensive income:
  Foreign currency adjustment.........      --            --            (2)           --          (2)
  Change in unrealized holding loss,
     net of tax.......................      --            --           (10)           --         (10)
                                                                                                ----
  Total other comprehensive income....                                                           (12)
                                                                                                ----
Total comprehensive income............      --            --            --            --         143
                                            --          ----          ----          ----        ----
BALANCE AT DECEMBER 27, 1997..........       1           117           (18)          552         652
                                            --          ----          ----          ----        ----
Dividends(a)..........................      --            --            --           (13)        (13)
Issuance of stock.....................      --            77            --            --          77
Repurchase of stock...................      --            (7)           --           (28)        (35)
Exchange of Class C stock for Class D
  stock, net..........................      --           (27)           --           (95)       (122)
Change in par value of common stock...      (1)            1            --            --          --
Comprehensive income:
  Net earnings........................      --            --            --           136         136
  Other comprehensive income:
  Foreign currency adjustment.........      --            --            (1)           --          (1)
  Change in unrealized holding loss,
     net of tax.......................      --            --            (3)           --          (3)
  Total other comprehensive income....                                                            (4)
                                                                                                ----
Total comprehensive income............                                                           132
                                            --          ----          ----          ----        ----
BALANCE AT DECEMBER 26, 1998..........      --           161           (22)          552         691
                                            --          ----          ----          ----        ----

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE COMMON STOCK AND
                      COMPREHENSIVE INCOME -- (CONTINUED)
                  FOR THE THREE YEARS ENDED DECEMBER 25, 1999

                                                                 ACCUMULATED                   TOTAL
                                    REDEEMABLE    ADDITIONAL        OTHER                    REDEEMABLE
                                      COMMON       PAID-IN      COMPREHENSIVE    RETAINED      COMMON
                                      STOCK        CAPITAL         INCOME        EARNINGS      STOCK
                                    ----------    ----------    -------------    --------    ----------
Dividends(a)......................      --             --             --            (17)         (17)
Issuance of stock.................      --             25             --             --           25
Repurchase of stock...............      --            (11)            --            (28)         (39)
Comprehensive income:
  Net earnings....................      --             --             --            165          165
  Other comprehensive income:
  Foreign currency adjustment.....      --             --              1             --            1
  Change in unrealized holding
     loss, net of tax.............      --             --             11             --           11
                                                                                               -----
  Total other comprehensive
     income.......................                                                                12
                                                                                               -----
Total comprehensive income........      --             --             --             --          177
                                       ---           ----           ----           ----        -----
BALANCE AT DECEMBER 25, 1999......     $--           $175           $(10)          $672        $ 837
                                       ===           ====           ====           ====        =====

---------------
(a) Dividends include $.27, $.225 and $.20 for dividends declared in 1999, 1998 and 1997 but paid in January of the following year.

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

     Peter Kiewit Sons', Inc. (the "Company") was formed by its former parent, Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) ("Level 3"), in connection with a transaction (the "Transaction") intended to separate the Construction and Materials Businesses and the diversified business of Level 3 into two independent companies. On March 31, 1998, pursuant to the terms of a Separation Agreement between the Company, Level 3 and certain other parties (the "Separation Agreement"), Level 3 consummated the Transaction by: (i) transferring 100 shares of the $100 par value common stock ("KCG Stock") of Kiewit Construction Group Inc. ("KCG"), representing all of the issued and outstanding shares of KCG Stock, as well as certain other assets and liabilities related to the construction and materials businesses which together comprised the Construction and Mining Group (the "Construction & Mining Group"), to the Company in exchange for 30,711,680 shares of the $.01 par value common stock of the Company ("Common Stock") (125 million shares authorized) and (ii) distributing 100% of its shares of the Common Stock to the holders of Level 3's $0.0625 par value Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock ("Class C Stock") as of March 31, 1998, in exchange for such shares of Class C Stock. Prior to the Transaction, the Company was a wholly-owned subsidiary of Level 3. As a result of the Transaction, the Company became owned by the former holders of Level 3's Class C Stock. Prior to consummation of the Transaction, Level 3's Class C Common stock was convertible to Level 3's Class D Common Stock ("Class D Stock"). As the Construction & Mining Group comprised all of the net assets and operations of the Company at the time of the Transaction, the Construction & Mining Group is the Company's predecessor. Thus, the term "the Company", as used herein, refers to Peter Kiewit Sons', Inc., its predecessor, and its consolidated subsidiaries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation:

     The consolidated financial statements include the accounts of the Company and subsidiaries in which it has control, which are engaged in enterprises primarily related to construction and materials. Investments in construction joint ventures and partnerships in which the Company exercises significant influence over operating and financial policies are accounted for by the equity method in the consolidated balance sheet. The Company accounts for its share of the operations of the construction joint ventures and partnerships on a pro rata basis in the consolidated statements of earnings. Investments in materials limited liability companies in which the Company exercises significant influence over operations and financial policies are accounted for by the equity method. The Company accounts for its share of a materials joint venture on a pro rata basis. All significant intercompany accounts and transactions have been eliminated.

  Construction Contracts:

     The Company operates as a general contractor throughout North America and engages in various types of construction projects for both public and private owners. Credit risk is minimal with public (government) owners since the Company ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. However, in the event of termination, the Company is entitled to receive the contract price on completed work and reimbursement of termination-related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Company high priority in the event of lien foreclosures following financial difficulties of private owners.

     The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of the Company's business involves construction contracts obtained through competitive bidding. The volume and profitability of the Company's construction work depends to a significant extent upon the general state of the economies of North America and the volume of work available to contractors. The

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
Company's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies or other governmental action.

     The Company uses the percentage of completion method of accounting on long-term construction contracts and joint ventures. Under the percentage of completion method, an estimated percentage for each contract, as determined by the Company's engineering estimate based on the amount of work performed, is applied to total estimated revenue. Provision is made for the entire amount of future estimated losses on contracts and joint ventures in progress; claims for additional contract compensation, however, are not reflected in the accounts until the year in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term.

     In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

  Depreciation:

     Property, plant and equipment are recorded at cost. Depreciation for the majority of the Company's property, plant and equipment is calculated using accelerated methods.

  Intangible Assets:

     Intangible assets primarily consist of amounts allocated upon purchase of existing operations. Those assets are amortized on a straight-line basis over the expected period of benefit, which does not exceed 20 years.

  Long-Lived Assets:

     The Company reviews the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of the present value of the estimated future operating cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets.

  Foreign Currencies:

     The local currencies of foreign subsidiaries are the functional currencies for financial reporting purposes. Assets and liabilities are translated into U.S. dollars at year end exchange rates. Revenue and expenses are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are recorded as adjustments to accumulated other comprehensive income.

  Earnings Per Share:

     Basic earnings per share have been computed using the weighted average number of shares outstanding during each period. Diluted earnings per share give effect to convertible debentures considered to be dilutive common stock equivalents. The potentially dilutive convertible debentures are calculated in accordance with the "if converted" method. This method assumes that the after-tax interest expense associated with the debentures is an addition to income and the debentures are converted into equity with the resulting common shares being aggregated with the weighted average shares outstanding.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                                                            1999      1998      1997
                                                           ------    ------    ------
Net earnings available to common stockholders (in
  millions)..............................................  $  165    $  136    $  155
Add: Interest expense, net of tax effect, associated with
  convertible debentures.................................       *         *         1
                                                           ------    ------    ------
Net earnings for diluted shares..........................  $  165    $  136    $  156
                                                           ======    ======    ======
Total number of weighted average shares outstanding used
  to compute basic earnings per share (in thousands).....  34,299    33,396    38,912
Additional dilutive shares assuming conversion of
  convertible debentures.................................     753       432     1,764
                                                           ------    ------    ------
Total number of shares used to compute diluted earnings
  per share..............................................  35,052    33,828    40,676
                                                           ======    ======    ======
Net earnings
  Basic earnings per share...............................  $ 4.81    $ 4.07    $ 4.00
                                                           ======    ======    ======
  Diluted earnings per share.............................  $ 4.71    $ 4.02    $ 3.84
                                                           ======    ======    ======

---------------
* Interest expense attributable to convertible debentures was less than $.5 million.

  Income Taxes:

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recent Pronouncements:

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for all fiscal years beginning after June 15, 2000. Management does not expect adoption of this statement to materially affect the Company's financial statements as the Company has no significant derivative instruments or hedging activities.

  Stock Split:

     On January 11, 1999, the Company declared a four-for-one stock split in the form of a stock dividend of three shares of Common Stock for each share issued and outstanding, payable on January 15, 1999. All share and per share amounts for all periods presented have been retroactively restated to reflect the stock split.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
  Fiscal Year:

     The Company has a 52-53 week fiscal year which ends on the last Saturday in December. 1999, 1998 and 1997 were all 52 week years.

  Reclassifications:

     When appropriate, items within the consolidated financial statements have been reclassified in the previous periods to conform to current year presentation. Additionally, the 1998 and 1997 financial statements differ from those originally issued because of certain reclassifications related to the presentation of operating results of materials limited liability companies. Such reclassifications had no impact on redeemable common stock or net earnings.

3. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The following methods and assumptions were used to determine classification and fair values of financial instruments:

  Cash and Cash Equivalents:

     Cash equivalents generally consist of funds invested in Wilmington Trust-Money Market Portfolio and highly liquid instruments purchased with original maturities of three months or less. The securities are stated at cost, which approximates fair value.

     Outstanding checks in excess of funds on deposit in the amount of $100 million and $57 million at December 25, 1999 and December 26, 1998, respectively, have been reclassified to accounts payable.

  Marketable Securities and Non-current Investments:

     The Company has classified all marketable securities and marketable non-current investments not accounted for under the equity method as available-for-sale. The amortized cost of the securities used in computing unrealized and realized gains and losses is determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses are reported as a separate component of accumulated other comprehensive income, net of tax.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

3. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED:
     The following summarizes the amortized cost, unrealized holding gains and losses, and estimated fair values of marketable securities and marketable non-current investments at December 25, 1999 and December 26, 1998:

                                                                   UNREALIZED    UNREALIZED
                                                      AMORTIZED     HOLDING       HOLDING      FAIR
                                                        COST         GAINS         LOSSES      VALUE
                                                      ---------    ----------    ----------    -----
                                                                  (DOLLARS IN MILLIONS)
1999
Marketable securities:
  U.S. debt securities..............................     $12          $ --          $ --        $12
                                                         ---          ----          ----        ---
Non-current investments:
  Equity securities.................................     $12          $ --          $ (4)       $ 8
                                                         ===          ====          ====        ===
1998
Marketable securities:
  U.S. debt securities..............................     $ 9          $ --          $ --        $ 9
                                                         ---          ----          ----        ---
Non-current investments:
  Equity securities.................................     $30          $ --          $(21)       $ 9
                                                         ===          ====          ====        ===

     For debt securities, amortized costs do not vary significantly from principal amounts. Realized gains and losses on sales of marketable securities were each less than $1 million in 1999, 1998 and 1997.

     The contractual maturities of the debt securities are from one to five years.

     During 1999, the Company determined that the decline in market value of an investment was other-than-temporary. This investment was written down to market value and a loss of $18 million was recognized in the Statement of Earnings. This investment had previously been carried at market value and the write-down had been recorded as an unrealized loss as a separate component of other comprehensive income. As a result, this write-down had no effect on total comprehensive income or total redeemable common stock. Subsequent changes in the market value of the security will be included as a separate component of comprehensive income.

  Retainage on Construction Contracts:

     Receivables at December 25, 1999 and December 26, 1998 include approximately $90 million and $86 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amounts are $29 million and $26 million, respectively, of securities which are being held by the owners of various construction projects in lieu of retainage. Also included in accounts receivable are $15 million and $15 million, respectively, of securities held by the owners which are now due as the contracts are completed. These securities are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of accumulated other comprehensive income, net of tax.

  Long-term Debt:

     The fair value of debt was estimated using the incremental borrowing rates of the Company for debt of the same remaining maturities and approximates the carrying amount.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

4. INVESTMENT IN CONSTRUCTION JOINT VENTURES AND PARTNERSHIP:

     The Company has entered into a number of construction joint venture arrangements and owns a 49% interest in a partnership, Aker-Gulf Marine. The partnership engages in the engineering, construction, fabrication and installation of steel and concrete structures. Under these arrangements, if one venturer is financially unable to bear its share of the costs, the other venturers will be required to pay those costs.

     Summary joint venture and partnership financial information follows:

FINANCIAL POSITION                                              1999         1998
------------------                                            ---------    --------
                                                              (DOLLARS IN MILLIONS)
TOTAL JOINT VENTURES AND PARTNERSHIP
Current assets..............................................   $  866       $ 917
Other assets (principally construction equipment)...........      105         145
                                                               ------       -----
                                                                  971       1,062
Current liabilities.........................................     (600)       (703)
                                                               ------       -----
  Net assets................................................   $  371       $ 359
                                                               ======       =====
COMPANY'S SHARE
Equity in net assets........................................   $  192       $ 199
Receivable from joint ventures and partnership..............       52          15
                                                               ------       -----
                                                                  244         214
Less: Construction partnership (Note 5).....................      (47)        (24)
                                                               ------       -----
  Investment in construction joint ventures.................   $  197       $ 190
                                                               ======       =====

OPERATIONS                                                  1999      1998      1997
----------                                                 ------    ------    ------
                                                             (DOLLARS IN MILLIONS)
TOTAL JOINT VENTURES AND PARTNERSHIP
Revenue..................................................  $1,841    $2,237    $1,635
Costs....................................................   1,692     2,082     1,461
                                                           ------    ------    ------
  Operating income.......................................  $  149    $  155    $  174
                                                           ======    ======    ======
COMPANY'S SHARE
Revenue..................................................  $  908    $1,116    $  857
Costs....................................................     833     1,024       753
                                                           ------    ------    ------
  Operating income.......................................  $   75    $   92    $  104
                                                           ======    ======    ======

     Depreciation is computed by the joint ventures and partnership using straight-line and declining balance methods over the estimated useful lives of the assets which range from 2 to 20 years.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

5. OTHER ASSETS:

     Other assets consist of the following at December 25, 1999 and December 26, 1998:

                                                             1999           1998
                                                            -------        -------
                                                            (DOLLARS IN MILLIONS)
Marketable securities (note 3)............................   $  8            $ 9
Equity method investments.................................      5             14
Construction partnership (note 4).........................     47             24
Goodwill, net of accumulated amortization of $15 and
  $12.....................................................     40             26
Land option...............................................      2             --
Notes receivable..........................................     15             18
                                                             ----            ---
                                                             $117            $91
                                                             ====            ===

     The marketable securities are an investment in a publicly traded company.

     The notes receivable are primarily non-interest bearing employee notes.

     The equity method investments consist of a 33% interest in a concrete products business that is not publicly traded and does not have a readily determinable market value and a 40% interest in Pacific Rock Products, L.L.C. and a 40% interest in Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery, L.L.C.) (collectively "Pacific Rock") in 1998 and 1997. In 1999, Pacific Rock became a wholly owned subsidiary. Pacific Rock is engaged in the mining of rock products.

     Financial data relating to the equity method investments are summarized below:

                                                              1999     1998     1997
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
     Current assets.........................................  $ 11     $ 28
     Property, plant and equipment, net.....................     6       38
     Other noncurrent assets................................    --        1
                                                              ----     ----
                                                                17       67
                                                              ----     ----
     Current liabilities....................................    (4)     (11)
     Noncurrent liabilities.................................    --      (13)
                                                              ----     ----
       Net assets...........................................  $ 13     $ 43
                                                              ====     ====
     Equity in net assets...................................  $  5     $ 14
                                                              ====     ====

     Revenue................................................  $ 37     $ 80     $ 81
                                                              ====     ====     ====
     Gross margin...........................................  $  7     $ 21     $ 19
                                                              ====     ====     ====
     Net earnings...........................................  $  3     $ 16     $ 13
                                                              ====     ====     ====
     Equity in net earnings.................................  $  1     $  6     $  5
                                                              ====     ====     ====

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

6. LONG-TERM DEBT:

     At December 25, 1999 and December 26, 1998 long-term debt consisted of the following:

                                                               1999           1998
                                                              -------        -------
                                                              (DOLLARS IN MILLIONS)
7.35% - 8.03% Convertible debentures, 2007 - 2009...........    $14            $ 8
BICC Cables Corp. note......................................     --              6
Stockholder notes and other.................................      8              7
                                                                ---            ---
                                                                 22             21
Less current portion........................................      4              8
                                                                ---            ---
                                                                $18            $13
                                                                ===            ===

     The convertible debentures are convertible during October of the fifth year preceding their maturity date. Each annual series may be redeemed in its entirety prior to the due date except during the conversion period. At December 25, 1999, 1,032,069 shares of stock were reserved for future conversions.

     In 1997, the Company borrowed $6 million from BICC Cables Corp. ("BICC"). BICC is affiliated with a joint venture partner of the Company. The note was paid in full in 1999 and required quarterly interest payments at a rate equal to one month LIBOR. The proceeds from the note were used for working capital requirements.

     In 1998, $9 million of convertible debentures were converted to common stock.

     Scheduled maturities of long-term debt are as follows (in millions):
2000 -- $4; 2001 -- $1; 2002 -- $1; 2003 -- $0; 2004 -- $0; and 2005 and
thereafter -- $16.

7. INCOME TAXES:

     An analysis of the (provision) benefit for income taxes relating to earnings before minority interest and income taxes for the three years ended December 25, 1999 follows:

                                                             1999     1998     1997
                                                             -----    -----    -----
                                                              (DOLLARS IN MILLIONS)
Current:
  U.S. federal.............................................  $ (85)   $ (55)   $ (88)
  Foreign..................................................     (4)      (5)      (9)
  State....................................................    (12)     (12)     (10)
                                                             -----    -----    -----
                                                              (101)     (72)    (107)
Deferred:
  U.S. federal.............................................      5       (8)       1
  Foreign..................................................     (2)       2       (1)
  State....................................................     (2)      --       --
                                                             -----    -----    -----
                                                                 1       (6)      --
                                                             -----    -----    -----
                                                             $(100)   $ (78)   $(107)
                                                             =====    =====    =====

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

7. INCOME TAXES, CONTINUED:
     The United States and foreign components of earnings, for tax reporting purposes, before minority interest and income taxes follows:

                                                              1999     1998     1997
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
United States...............................................  $267     $213     $228
Foreign.....................................................    (1)       2       36
                                                              ----     ----     ----
                                                              $266     $215     $264
                                                              ====     ====     ====

     A reconciliation of the actual (provision) benefit for income taxes and the tax computed by applying the U.S. federal rate (35%) to the earnings before minority interest and income taxes for the three years ended December 25, 1999 follows:

                                                              1999    1998    1997
                                                              -----   ----    -----
                                                              (DOLLARS IN MILLIONS)
Computed tax at statutory rate..............................  $ (93)  $(75)   $ (92)
State income taxes..........................................     (9)    (7)      (8)
Prior year tax adjustments..................................      2     --       (5)
Other.......................................................     --      4       (2)
                                                              -----   ----    -----
                                                              $(100)  $(78)   $(107)
                                                              =====   ====    =====

     Possible taxes, beyond those provided, on remittances of undistributed earnings of foreign subsidiaries, are not expected to be material.

     The components of the net deferred tax assets for the years ended December 25, 1999 and December 26, 1998 were as follows:

                                                               1999           1998
                                                              -------        -------
                                                              (DOLLARS IN MILLIONS)
Deferred tax assets:
  Construction accounting...................................    $26            $27
  Investments in construction joint ventures................     24             27
  Insurance claims..........................................     34             33
  Compensation -- retirement benefits.......................      2              8
  Other.....................................................      9              2
                                                                ---            ---
Total deferred tax assets...................................     95             97
Deferred tax liabilities:
  Asset bases/accumulated depreciation......................     15             14
  Other.....................................................     22             20
                                                                ---            ---
Total deferred tax liabilities..............................     37             34
                                                                ---            ---
Net deferred tax assets.....................................    $58            $63
                                                                ===            ===

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

8. EMPLOYEE BENEFIT PLANS:

     The Company makes contributions, based on collective bargaining agreements related to its construction operations, to several multi-employer union pension plans. These contributions are included in the cost of revenue. Under federal law, the Company may be liable for a portion of future plan deficiencies; however, there are no known deficiencies.

     Approximately 16% of the employees of the Company are covered under the Company's profit sharing plan. The expense related to the profit sharing plan was $4 million in 1999, $3 million in 1998 and $5 million in 1997.

9. REDEEMABLE COMMON STOCK:

     Ownership of Redeemable Common Stock is restricted to certain employees conditioned upon the execution of repurchase agreements which restrict the employees from transferring the Redeemable Common Stock. The Company is generally committed to purchase all Redeemable Common Stock at the amount computed pursuant to its Restated Certificate of Incorporation. Issuances and repurchases of Redeemable Common Stock, including conversions, for the three years ended December 25, 1999, were as follows:

Balance at December 28, 1996................................   44,026,564
Shares issued in 1997.......................................    3,575,696
Shares repurchased in 1997..................................   (7,072,888)
                                                              -----------
Balance at December 27, 1997................................   40,529,372
Shares issued in 1998.......................................    6,852,196
Shares repurchased in 1998..................................  (11,688,748)
                                                              -----------
Balance at December 26, 1998................................   35,692,820
Shares issued in 1999.......................................    1,622,550
Shares repurchased in 1999..................................   (2,438,652)
                                                              -----------
Balance at December 25, 1999................................   34,876,718
                                                              ===========

10. SEGMENT AND GEOGRAPHIC DATA:

     The Company is managed and operated in two segments, Construction and Materials. The Construction segment performs services for a broad range of public and private customers primarily in North America. Construction services are performed in the following construction markets: transportation (including highways, bridges, airports, railroads and mass transit), commercial buildings, water supply, sewage and waste disposal, dams, mining, power, heat and cooling, and oil and gas. The Materials segment primarily operates in Southwest and Northwest portions of the United States. This segment produces construction materials including ready-mix concrete, asphalt and sand and gravel, landscaping materials and railroad ballast.

     Intersegment sales are recorded at cost. Operating earnings are comprised of net sales less all identifiable operating expenses, allocated general and administrative expenses, depreciation and amortization. Interest income, interest expense and income taxes have been excluded from segment operations. The management fee earned by the Company as described in Note 11 is excluded from the segment information that follows as it is

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

10. SEGMENT AND GEOGRAPHIC DATA, CONTINUED:
included in other income on the Statement of Earnings and not included in operating earnings. Segment asset information has not been presented as it is not reported to or reviewed by the chief operating decision maker.

                                             1999                       1998                       1997
                                   ------------------------   ------------------------   ------------------------
SEGMENT DATA                       CONSTRUCTION   MATERIALS   CONSTRUCTION   MATERIALS   CONSTRUCTION   MATERIALS
------------                       ------------   ---------   ------------   ---------   ------------   ---------
                                                               (DOLLARS IN MILLIONS)
Revenue
  External customers.............     $3,594        $422         $3,057        $346         $2,474        $290
  Intersegment...................         --          10             --           6             --           8
                                      ------        ----         ------        ----         ------        ----
     Total revenues..............      3,594         432          3,057         352          2,474         298
  Equity earnings
     adjustment(1)...............         --          (3)            --         (24)            --         (22)
  Elimination of intersegment
     revenues....................         --         (10)            --          (6)            --          (8)
                                      ------        ----         ------        ----         ------        ----
     Total consolidated
       revenues..................     $3,594        $419         $3,057        $322         $2,474        $268
                                      ======        ====         ======        ====         ======        ====
Depreciation and amortization....     $   56        $ 17         $   65        $  6         $   61        $  6
                                      ======        ====         ======        ====         ======        ====
Operating earnings...............     $  178        $ 36         $  124        $ 18         $  178        $  8
                                      ======        ====         ======        ====         ======        ====

---------------
(1) Adjust revenue of limited liability companies accounted for by the equity method.

GEOGRAPHIC DATA                                                1999      1998      1997
---------------                                               ------    ------    ------
                                                                (DOLLARS IN MILLIONS)
Revenue, by location of services provided:
  United States.............................................  $3,907    $3,282    $2,572
  Canada....................................................      87        77        90
  Other.....................................................      19        20        80
                                                              ------    ------    ------
                                                              $4,013    $3,379    $2,742
                                                              ======    ======    ======
Long-lived assets:
  United States.............................................  $  239    $  208
  Canada....................................................       4         4
                                                              ------    ------
                                                              $  243    $  212
                                                              ======    ======

     During 1999, the Company earned 21.7% of revenues from contracts with Level 3.

11. MANAGEMENT FEES:

     The Company manages certain coal mines for Level 3. Fees for these services were $33 million in 1999, $34 million in 1998 and $32 million in 1997. The Company's fee is a percentage of adjusted operating earnings of the coal mines, as defined. The mines managed by the Company for Level 3 earn the majority of their revenues under long-term contracts. The remainder of the mines' sales are made on the spot market where prices are substantially lower than those of the long-term contracts. After a significant long-term contract expires next year, adjusted operating earnings at the mines will decrease substantially, thereby similarly decreasing the management fee earned by the Company.

     Additionally, the Minerals Management Service and Montana Department of Revenue have issued assessments to the Level 3 mines for the underpayment of royalties and production taxes. Level 3 is vigorously contesting the assessments. If Level 3 pays these assessments, the payments could materially decrease future mine management fees, but will not affect fees previously received.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

12. OTHER COMPREHENSIVE INCOME:

     Other comprehensive income consisted of the following:

                                                                       TAX
                                                                    (EXPENSE)
                                                      BEFORE TAX     BENEFIT     AFTER TAX
                                                      ----------    ---------    ---------
                                                             (DOLLARS IN MILLIONS)
FOR THE YEAR ENDED DECEMBER 27, 1997
Foreign currency translation adjustments............     $ (3)        $  1         $ (2)
                                                         ----         ----         ----
Unrealized holding loss:
  Unrealized holding losses arising during the
     period.........................................      (14)           5           (9)
  Plus reclassification adjustment for gains
     realized in net earnings.......................       (1)          --           (1)
                                                         ----         ----         ----
                                                          (15)           5          (10)
                                                         ----         ----         ----
Other comprehensive income December 27, 1997........     $(18)        $  6         $(12)
                                                         ====         ====         ====
FOR THE YEAR ENDED DECEMBER 26, 1998
Foreign currency translation adjustments............     $ (2)        $  1         $ (1)
                                                         ----         ----         ----
Unrealized holding loss:
  Unrealized holding losses arising during the
     period.........................................       (4)           1           (3)
  Plus reclassification adjustment for gains
     realized in net earnings.......................       --           --           --
                                                         ----         ----         ----
                                                           (4)           1           (3)
                                                         ----         ----         ----
Other comprehensive income December 26, 1998........     $ (6)        $  2         $ (4)
                                                         ====         ====         ====
FOR THE YEAR ENDED DECEMBER 25, 1999
Foreign currency translation adjustments............     $  1         $ --         $  1
                                                         ----         ----         ----
Unrealized holding loss:
  Unrealized holding losses arising during the
     period.........................................       (1)          --           (1)
  Less reclassification adjustment for losses
     realized in net earnings.......................       18           (6)          12
                                                         ----         ----         ----
                                                           17           (6)          11
                                                         ----         ----         ----
Other comprehensive income December 25, 1999........     $ 18         $ (6)        $ 12
                                                         ====         ====         ====

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

12. OTHER COMPREHENSIVE INCOME, CONTINUED:
     Accumulated other comprehensive income consisted of the following:

                                                  FOREIGN       UNREALIZED       ACCUMULATED
                                                 CURRENCY         HOLDING           OTHER
                                                TRANSLATION     GAIN/(LOSS)     COMPREHENSIVE
                                                ADJUSTMENTS    ON SECURITIES       INCOME
                                                -----------    -------------    -------------
                                                            (DOLLARS IN MILLIONS)
BALANCE AT DECEMBER 28, 1996..................      $(5)           $ (1)            $ (6)
Change during the year........................       (2)            (10)             (12)
                                                    ---            ----             ----
BALANCE AT DECEMBER 27, 1997..................       (7)            (11)             (18)
Change during the year........................       (1)             (3)              (4)
                                                    ---            ----             ----
BALANCE AT DECEMBER 26, 1998..................       (8)            (14)             (22)
                                                    ---            ----             ----
Change during the year........................        1              11               12
                                                    ---            ----             ----
BALANCE AT DECEMBER 25, 1999..................      $(7)           $ (3)            $(10)
                                                    ===            ====             ====

13. OTHER MATTERS:

     In connection with the Transaction, the Company and Level 3 entered into various agreements including a Separation Agreement, a Tax-Sharing Agreement and an amended Mine Management Agreement.

     The Separation Agreement provides for the allocation of certain risks and responsibilities between Level 3 and the Company and for cross-indemnifications that are intended to allocate financial responsibility to the Company for liabilities arising out of the construction business and to allocate to Level 3 financial responsibility for liabilities arising out of the non-construction businesses. The Separation Agreement also provides for the payment, by the Company, of a majority of the third party costs and expenses associated with the Transaction.

     Under the Tax Sharing Agreement, with respect to periods, or portions thereof, ending on or before the closing date of the Transaction, Level 3 and the Company generally will be responsible for paying the taxes relating to such periods, including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities, that are allocable to the non-construction businesses and construction businesses, respectively. The Tax Sharing Agreement also provides that Level 3 and the Company will indemnify the other from certain taxes and expenses that would be assessed if the Transaction was determined to be taxable, but solely to the extent that such determination arose out of the breach by Level 3 or the Company, respectively, of certain representations made to the Internal Revenue Service in connection with the ruling issued with respect to the Transaction or made in the Tax-Sharing Agreement. If the Transaction were determined to be taxable for any other reason, those taxes ("Transaction Taxes") would be allocated 50% to Level 3 and 50% to the Company. Finally, under certain circumstances, Level 3 would make certain liquidated damage payments to the Company if the Transaction was determined to be taxable in order to take into account the fact that the Transaction is taxable to the holders of the Company's Common Stock.

     Additionally, the Mine Management Agreement, pursuant to which the Company provides mine management and related services to Level 3's coal mining operations, was amended to provide the Company with a right of offer in the event that Level 3 would determine to sell any or all of its coal mining properties. Under the right of offer, Level 3 would be required to offer to sell those properties to the Company at the price that Level 3 would seek to sell the properties to a third party. If the Company declined to purchase the properties at that price, Level 3 would be free to sell them to a third party for an amount greater than or equal

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

13. OTHER MATTERS, CONTINUED:
to that price. If Level 3 sold the properties to a third party, thus terminating the Mine Management Agreement, it would be required to pay the Company an amount equal to the discounted present value of the Mine Management Agreement, determined, if necessary, by an appraisal process.

     In 1997, the Company and a partner each invested $15 million to acquire a 96% interest in Oak Mountain Energy LLC ("Oak Mountain"). Oak Mountain then acquired the existing assets of an underground coal mine located in Alabama for approximately $18 million and assumed approximately $14 million of related liabilities. Oak Mountain used cash and $18 million of nonrecourse bank borrowings to retire the existing debt and develop and modernize the mine.

     Oak Mountain's results are consolidated with those of the Company on a pro-rata basis since the date of acquisition. Due to higher than anticipated costs in modernizing and operating the mine, Oak Mountain incurred operating losses since acquisition. Production at the mine was significantly below anticipated levels, and as a result of this and other factors, Oak Mountain fell out of compliance with certain covenants of the bank borrowings. Those events caused the Company to assess whether its investment was impaired. In 1997, the Company determined its investment in Oak Mountain was impaired and reduced the Company's investment to zero. In June 1998, the Company disposed of its investment in Oak Mountain. In 1998, the Company realized operating losses of $3 million.

     On February 28, 1999, the Company purchased the remaining 60% of a materials operation in Portland, Oregon/Vancouver, Washington area. Goodwill recognized on the purchase is being amortized over 20 years. Had the results of operations of this acquisition been consolidated for the periods prior to acquisition, there would have been no material impact to the Company's results.

     The Company and certain other defendants are party to certain litigation involving repairs to runways at Denver International Airport. In December 1998, a jury determined that the defendants were liable for compensatory and punitive damages. The Company intends to appeal the verdict. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

     The Company is involved in various other lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

     The Company leases various buildings and equipment under both operating and capital leases. Minimum rental payments on buildings and equipment subject to noncancellable operating leases during the next 20 years aggregate $32 million.

     It is customary in the Company's industry to use various financial instruments in the normal course of business. These instruments include items such as letters of credit. Letters of credit are conditional commitments issued on behalf of the Company in accordance with specified terms and conditions. The Company has informal arrangements with a number of banks to provide such commitments. As of December 25, 1999, the Company had outstanding letters of credit of approximately $201 million.

14. SUBSEQUENT EVENTS:

     The Company has filed various documents with the Securities and Exchange Commission pursuant to which the Company is proposing to spin-off the Materials Business to its shareholders in a transaction that is intended to be tax-free for U.S. Federal income tax purposes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

     Our audits of the consolidated financial statements referred to in our report dated March 17, 2000 appearing on page F-2 also included an audit of the financial statement schedule appearing on page F-25. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Omaha, Nebraska
March 17, 2000

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                                                                     SCHEDULE II

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                           ADDITIONS     AMOUNTS
                                               BALANCE     CHARGED TO    CHARGED              BALANCE
                                              BEGINNING    COSTS AND        TO                END OF
                                              OF PERIOD     EXPENSES     RESERVES    OTHER    PERIOD
                                              ---------    ----------    --------    -----    -------
                                                               (DOLLARS IN MILLIONS)
YEAR ENDED DECEMBER 25, 1999
Allowance for doubtful trade accounts.......     $ 5          $ 3          $ (1)      $--       $ 7
Reserves:
  Insurance claims..........................      81           23           (20)      --         84
YEAR ENDED DECEMBER 26, 1998
Allowance for doubtful trade accounts.......     $ 9          $--          $ (4)      $--       $ 5
Reserves:
  Insurance claims..........................      76           15           (10)      --         81
YEAR ENDED DECEMBER 27, 1997
Allowance for doubtful trade accounts.......     $17          $ 3          $(11)      $--       $ 9
Reserves:
  Insurance claims..........................      81            7           (12)      --         76

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                                  (UNAUDITED)


                                                          THREE MONTHS ENDED        SIX MONTHS ENDED
                                                               JUNE 30,                 JUNE 30,
                                                        ----------------------    ---------------------
                                                          2000          1999        2000        1999
                                                        ---------     --------    --------    ---------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue...............................................    $1,313        $ 996      $2,396      $ 1,769
Cost of revenue.......................................    (1,207)        (923)     (2,239)      (1,653)
                                                          ------        -----      ------      -------
                                                             106           73         157          116
General and administrative expenses...................       (44)         (32)        (89)         (75)
                                                          ------        -----      ------      -------
Operating earnings....................................        62           41          68           41
Other income (expense):
  Investment income and equity earnings...............         4            3          10            7
  Interest expense....................................        (1)          --          (1)          (1)
  Other, net..........................................        18           14          30           31
                                                          ------        -----      ------      -------
                                                              21           17          39           37
                                                          ------        -----      ------      -------
Earnings before income taxes..........................        83           58         107           78
Provision for income taxes............................       (33)         (23)        (43)         (31)
                                                          ------        -----      ------      -------
Net earnings..........................................    $   50        $  35      $   64      $    47
                                                          ======        =====      ======      =======
Net earnings per share:
  Basic...............................................    $ 1.57        $1.04      $ 2.01      $  1.39
                                                          ======        =====      ======      =======
  Diluted.............................................    $ 1.52        $1.02      $ 1.95      $  1.36
                                                          ======        =====      ======      =======


     See accompanying notes to consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)


                                                               JUNE 30,
                                                                 2000
                                                              -----------
                                                              (DOLLARS IN
                                                               MILLIONS)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $  288
  Marketable securities.....................................         5
  Receivables, less allowance of $7.........................       494
  Unbilled contract revenue.................................       152
  Contract costs in excess of related revenue...............        47
  Investment in construction joint ventures.................       163
  Deferred income taxes.....................................        61
  Other.....................................................        28
                                                                ------
Total current assets........................................     1,238

Property, plant and equipment, less accumulated depreciation
  and amortization of $518..................................       278
Other assets................................................       129
                                                                ------
                                                                $1,645
                                                                ======
LIABILITIES AND REDEEMABLE COMMON STOCK
Current liabilities:
  Accounts payable, including retainage of $47..............    $  239
  Current portion of long-term debt.........................         2
  Accrued costs on construction contracts...................       161
  Billings in excess of related costs and earnings..........       175
  Accrued insurance costs...................................        93
  Other.....................................................        45
                                                                ------
Total current liabilities...................................       715

Long-term debt, less current portion........................        18
Deferred income taxes.......................................         4
Other liabilities...........................................        66
Minority interest...........................................        13
                                                                ------
  Total liabilities.........................................       816
Preferred stock, no par value, 250,000 shares authorized, no
  shares outstanding........................................        --
Redeemable common stock ($648 million aggregate redemption
  value):
  Common stock, $0.01 par value; 125 million shares
     authorized 31,846,072 shares outstanding...............        --
  Additional paid-in capital................................       159
  Accumulated other comprehensive income....................       (11)
  Retained earnings.........................................       681
                                                                ------
Total redeemable common stock...............................       829
                                                                ------
                                                                $1,645
                                                                ======


     See accompanying notes to consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              ----------------
                                                              2000       1999
                                                              -----      -----
                                                                (DOLLARS IN
                                                                 MILLIONS)
Cash flows from operations:
Net cash provided by operations.............................  $114       $113
Cash flows from investing activities:
  Proceeds from sales and maturities of marketable
     securities.............................................     9          1
  Purchases of marketable securities........................    (2)        (4)
  Proceeds from sales of property, plant and equipment......    14         20
  Acquisitions, net of cash acquired........................   (37)       (33)
  Distributions from investees..............................    --          2
  Capital expenditures......................................   (53)       (33)
  Additions to notes receivable.............................    (4)        --
  Payments received on notes receivable.....................     1          1
                                                              ----       ----
Net cash used in investing activities.......................   (72)       (46)
Cash flows from financing activities:
  Payments on long-term debt................................    (2)       (16)
  Issuance of common stock..................................    --         25
  Repurchases of common stock...............................   (63)       (37)
  Dividends paid............................................   (18)       (16)
  Change in outstanding checks in excess of funds on
     deposit................................................    (9)        (3)
                                                              ----       ----
Net cash used in financing activities.......................   (92)       (47)
                                                              ----       ----

Net (decrease) increase in cash and cash equivalents........   (50)        20

Cash and cash equivalents at beginning of period............   338        227
                                                              ----       ----

Cash and cash equivalents at end of period..................  $288       $247
                                                              ====       ====

Noncash investing activities:
  Issuance of debt for materials acquisitions...............  $  2       $ --


     See accompanying notes to consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:


     The consolidated condensed financial statements of Peter Kiewit Sons', Inc. (the "Company") contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations for the periods presented. The Company's accounting policies and certain other disclosures are set forth in the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K.



     Receivables at June 30, 2000 include approximately $102 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amount is $33 million of securities which are being held by the owners of various construction projects in lieu of retainage. Also included in accounts receivable are $10 million of securities held by the owners which are now due as the contracts are completed. These securities are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of accumulated other comprehensive income, net of tax.



     The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for the full year.


     When appropriate, items within the consolidated condensed financial statements have been reclassified in the previous periods to conform to current year presentation.

2. EARNINGS PER SHARE:


     Basic earnings per share has been computed using the weighted average number of shares outstanding during each period. Diluted earnings per share gives effect to convertible debentures considered to be dilutive common stock equivalents. The potentially dilutive convertible debentures are calculated in accordance with the "if converted" method. This method assumes that the after-tax interest expense associated with the debentures is an addition to income and the debentures are converted into equity with the resulting common shares being aggregated with the weighted average shares outstanding.



                                                    THREE MONTHS ENDED       SIX MONTHS ENDED
                                                         JUNE 30,                JUNE 30,
                                                    ------------------      ------------------
                                                     2000        1999        2000        1999
                                                    ------      ------      ------      ------
Net earnings available to common stockholders (in
  millions).......................................  $   50      $   35      $   64      $   47
Add: Interest expense, net of tax effect,
  associated with convertible debentures..........       *           *           *           *
                                                    ------      ------      ------      ------
Net earnings for diluted shares...................  $   50      $   35      $   64      $   47
                                                    ======      ======      ======      ======
Total number of weighted average shares
  outstanding used to compute basic earnings per
  share (in thousands)............................  31,878      33,555      32,119      33,717
Additional dilutive shares assuming conversion of
  convertible debentures..........................   1,025         706       1,027         707
                                                    ------      ------      ------      ------
Total number of shares used to compute diluted
  earnings per share..............................  32,903      34,261      33,146      34,424
                                                    ======      ======      ======      ======
Net earnings
  Basic earnings per share........................  $ 1.57      $ 1.04      $ 2.01      $ 1.39
                                                    ======      ======      ======      ======
  Diluted earnings per share......................  $ 1.52      $ 1.02      $ 1.95      $ 1.36
                                                    ======      ======      ======      ======


---------------
* Interest expense attributable to convertible debentures was less than $.5 million.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

3. COMPREHENSIVE INCOME:


     Comprehensive income includes net income, unrealized gains (losses) on securities and foreign currency translation adjustments which are charged or credited to the cumulative translation account within Redeemable Common Stock. Comprehensive income for the three months and six months ended June 30, 2000 and 1999 was as follows:



                                                       THREE MONTHS ENDED       SIX MONTHS ENDED
                                                            JUNE 30,                JUNE 30,
                                                       -------------------      -----------------
                                                       2000          1999       2000         1999
                                                       -----         -----      ----         ----
                                                                 (DOLLARS IN MILLIONS)
Net earnings.........................................   $50           $35       $64          $47
Other comprehensive income, before tax:
  Foreign currency translation adjustments...........     2             2         2            4
  Unrealized gains (losses) arising during period....    (4)           (2)       (4)          (2)
  Income tax (expense) benefit related to items of
     other comprehensive income......................     1            --         1           (1)
                                                        ---           ---       ---          ---
Comprehensive income.................................   $49           $35       $63          $48
                                                        ===           ===       ===          ===


4. SEGMENT DATA:

     The Company is managed and operated in two segments, Construction and Materials. The Construction segment performs services for a broad range of public and private customers primarily in North America. Construction services are performed in the following construction markets: transportation (including highways, bridges, airports, railroads and mass transit), commercial buildings, water supply, sewage and waste disposal, dams, mining, power, telecommunication infrastructure, heating and cooling, and oil and gas. The Materials segment primarily operates in the Southwest and Northwest portions of the United States. This segment produces construction materials primarily for sale to the private sector including ready-mix concrete, asphalt, sand and gravel, landscaping materials and railroad ballast.


     Intersegment sales are recorded at cost. Operating earnings is comprised of net sales less all identifiable operating expenses, allocated general and administrative expenses, depreciation and amortization. Investment income, interest expense, and income taxes have been excluded from segment operations. The management fee earned by the Company as described in Note 5 is excluded from the segment information that follows as it is included in other income on the Statement of Earnings and not included in operating earnings. Segment asset information has not been presented as it is not reported to or reviewed by the chief operating decision maker.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

4. SEGMENT DATA, CONTINUED:

                                                                        ELIMINATION      EQUITY
                                                                             OF         EARNINGS        TOTAL       DEPRECIATION
                                   EXTERNAL   INTERSEGMENT    TOTAL     INTERSEGMENT   ADJUSTMENT    CONSOLIDATED       AND
                                   REVENUES     REVENUES     REVENUES     REVENUES         (1)         REVENUES     AMORTIZATION
                                   --------   ------------   --------   ------------   -----------   ------------   ------------
                                                                       (DOLLARS IN MILLIONS)
SIX MONTHS ENDED 6/30/00
Construction.....................   $2,180        $--         $2,180        $--            $--          $2,180          $25
Materials........................   $  216        $ 6         $  222        $(6)           $--          $  216          $ 9

THREE MONTHS ENDED 6/30/00
Construction.....................   $1,189        $--         $1,189        $--            $--          $1,189          $13
Materials........................   $  124        $ 2         $  126        $(2)           $--          $  124          $ 4

SIX MONTHS ENDED 6/30/99
Construction.....................   $1,569        $--         $1,569        $--            $--          $1,569          $26
Materials........................   $  202        $ 4         $  206        $(4)           $(2)         $  200          $ 5

THREE MONTHS ENDED 6/30/99
Construction.....................   $  887        $--         $  887        $--            $--          $  887          $14
Materials........................   $  109        $ 2         $  111        $(2)           $--          $  109          $ 3


                                   OPERATING
                                   EARNINGS
                                   ---------

SIX MONTHS ENDED 6/30/00
Construction.....................     $54
Materials........................     $14
THREE MONTHS ENDED 6/30/00
Construction.....................     $52
Materials........................     $10
SIX MONTHS ENDED 6/30/99
Construction.....................     $28
Materials........................     $13
THREE MONTHS ENDED 6/30/99
Construction.....................     $34
Materials........................     $ 7


---------------

(1) Adjust revenue of limited liability companies accounted for by the equity method.



     During the second quarter of 2000 and 1999, the Company earned 40.2% and 32.4%, respectively, of revenues from contracts with Level 3 Communications, Inc. ("Level 3"). For the first six months of 2000, the Company earned 40.2% of revenues from contracts with Level 3, as compared to 23.6% for the same period in 1999.


5. OTHER MATTERS:


     In connection with the spin-off of the Company from Level 3 in 1998, various agreements were entered into including a Separation Agreement, a Tax-Sharing Agreement and an amended Mine Management Agreement.


     The Separation Agreement provides for the allocation of certain risks and responsibilities between Level 3 and the Company and for cross-indemnifications that are intended to allocate financial responsibility to the Company for liabilities arising out of the construction business and to allocate to Level 3 financial responsibility for liabilities arising out of the non-construction businesses.

     The Tax Sharing Agreement provides, with respect to periods, or portions thereof, ending on or before the closing date of the spin-off that Level 3 and the Company generally will be responsible for paying the taxes relating to such periods, including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities, that are allocable to the non-construction businesses and construction businesses, respectively. The Tax Sharing Agreement also provides that Level 3 and the Company will indemnify the other from certain taxes and expenses that would be assessed if the spin-off was determined to be taxable, but solely to the extent that such determination arose out of the breach by Level 3 or the Company, respectively, of certain representations made to the Internal Revenue Service in connection with the ruling issued with respect to the spin-off or made in the Tax-Sharing Agreement. If the spin-off was determined to be taxable for any other reason, those taxes would be allocated 50% to Level 3 and 50% to the Company. Finally, under certain circumstances, Level 3 would make certain liquidated damage payments to the Company if the spin-off was determined to be taxable in order to take into account the fact that the spin-off is taxable to the holders of Common Stock.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

5. OTHER MATTERS, CONTINUED:
     The amended Mine Management Agreement, pursuant to which the Company provides mine management and related services to Level 3's coal mining operations, provides the Company with a right of offer in the event that Level 3 would determine to sell any or all of its coal mining properties. Under the right of offer, Level 3 would be required to offer to sell those properties to the Company at the price that Level 3 would seek to sell the properties to a third party. If the Company declined to purchase the properties at that price, Level 3 would be free to sell them to a third party for an amount greater than or equal to that price. If Level 3 sold the properties to a third party, thus terminating the Mine Management Agreement, it would be required to pay the Company an amount equal to the discounted present value of the Mine Management Agreement, determined, if necessary, by an appraisal process.

     The Company and certain other defendants are party to certain litigation involving repairs to runways at Denver International Airport. In December 1998, a jury determined that the defendants were liable for compensatory and punitive damages. The Company intends to appeal the verdict. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

     The Company is involved in various other lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

6. SUBSEQUENT EVENTS:


     The Company has filed various documents with the Securities and Exchange Commission pursuant to which the Company is proposing to spin-off its materials business to its shareholders in a transaction that is intended to be tax-free for U.S. Federal income tax purposes.



     On July 11, 2000, the Company notified Aker Maritime, Inc. ("Aker"), the Company's partner in Aker Gulf Marine (the "Partnership"), that the Company was exercising its right to either sell its 49% interest in the Partnership to Aker, or purchase Aker's 51% interest in the Partnership. Pursuant to the terms of the Company's notice, Aker has until September 9, 2000, to determine whether either Aker or the Company will be the acquiror. The transaction is anticipated to close on September 11, 2000. The purchase price payable by the acquiring partner will be determined based upon the value of the Partnership of $175 million.



     On August 4, 2000, the Company acquired 100% of the outstanding common stock and related assets of Fort Calhoun Stone Company, a limestone quarry business located in Washington County, Nebraska, for approximately $41 million. The acquisition will be accounted for as a purchase. The purchase price allocation will be determined when additional information becomes available.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE


                                                              PAGES
                                                              -----
Reports of Independent Accountants..........................  F-34
Consolidated Financial Statements as of December 25, 1999
  and December 26, 1998 and for the three years in the
  period ended December 25, 1999:
  Consolidated Statements of Earnings.......................  F-37
  Consolidated Balance Sheets...............................  F-38
  Consolidated Statements of Cash Flows.....................  F-39
  Consolidated Statements of Changes in Stockholder's Equity
     and Comprehensive Income...............................  F-40
  Notes to Consolidated Financial Statements................  F-41
Report of Independent Accountants on Consolidated Financial
  Schedule..................................................  F-53
Consolidated Financial Statement Schedule for the three
  years in the period ended December 25, 1999...............  F-54
Consolidated Condensed Financial Statements as of June 30,
  2000 and for the three and six months ended June 30, 2000
  and 1999:
  Consolidated Condensed Statements of Earnings.............  F-55
  Consolidated Condensed Balance Sheet......................  F-56
  Consolidated Condensed Statements of Cash Flows...........  F-57
  Notes to Consolidated Condensed Financial Statements......  F-58

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholder
Kiewit Materials Company

     In our opinion, based on our audits and the reports of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of earnings, changes in stockholder's equity and comprehensive income, and cash flows present fairly, in all material respects, the financial position of Kiewit Materials Company and its subsidiaries (the "Company") at December 25, 1999 and December 26, 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 25, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Granite Canyon Quarry for 1999, 1998 and 1997 and, Pacific Rock Products, L.L.C. and Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery, L.L.C.) for 1998 and 1997 the investments in which comprise $5,121,686 and $15,615,740 of the Company's total assets as of December 25, 1999 and December 26, 1998, respectively, and $4,290,969, $8,190,779 and $6,243,716 of the Company's
earnings before income taxes for each of the three years in the period ended December 25, 1999. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Granite Canyon Quarry, Pacific Rock Products, L.L.C. and Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery, L.L.C.), is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Omaha, Nebraska
March 17, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management Committee of
Granite Canyon Quarry:

We have audited the balance sheets of GRANITE CANYON QUARRY (the "Venture") as of December 31, 1999 and 1998, and the related statements of income, changes in venturers' capital and cash flows for the years then ended (not presented herein). These financial statements are the responsibility of the Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Granite Canyon Quarry as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Denver, Colorado,
March 3, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management Committee of
Granite Canyon Quarry:

We have audited the balance sheets of GRANITE CANYON QUARRY (the "Venture") as of December 31, 1998 and 1997, and the related statements of income, changes in venturers' capital and cash flows for the years then ended (not presented herein). These financial statements are the responsibility of the Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Granite Canyon Quarry as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Denver, Colorado,
March 29, 1999

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                  FOR THE THREE YEARS ENDED DECEMBER 25, 1999

                                                    1999             1998             1997
                                                -------------    -------------    -------------
Revenue.......................................  $ 437,057,648    $ 333,060,002    $ 277,308,896
Cost of revenue...............................   (358,112,282)    (286,046,917)    (231,304,212)
Depreciation, depletion and amortization......    (16,819,147)     (12,112,930)     (10,985,109)
                                                -------------    -------------    -------------
                                                   62,126,219       34,900,155       35,019,575
General and administrative expenses...........    (24,683,403)     (19,062,488)     (16,227,521)
                                                -------------    -------------    -------------
Operating earnings............................     37,442,816       15,837,667       18,792,054
Other income (expense):
  Investment income...........................      4,585,287        3,551,074        3,526,354
  Equity earnings.............................        265,664        5,599,268        4,272,210
  Interest expense............................     (1,853,497)        (934,888)        (547,704)
  Gain on sale of property, plant and
     equipment, net...........................        899,122          853,436        1,005,530
  Other.......................................        242,135          323,322          299,003
                                                -------------    -------------    -------------
                                                    4,138,711        9,392,212        8,555,393
                                                -------------    -------------    -------------
Earnings before income taxes and minority
  interests...................................     41,581,527       25,229,879       27,347,447
Minority interests in (earnings) losses of
  subsidiaries................................        (60,727)         (58,101)          52,277
Income tax expense............................    (15,692,822)      (9,793,440)     (10,857,416)
                                                -------------    -------------    -------------
Net earnings..................................  $  25,827,978    $  15,378,338    $  16,542,308
                                                =============    =============    =============
Net earnings per share:
  Basic and diluted...........................  $     258,280    $     153,783    $     165,423
                                                =============    =============    =============

          See accompanying notes to consolidated financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 25, 1999 AND DECEMBER 26, 1998

                                                                  1999            1998
                                                              ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 72,330,127    $ 65,601,870
  Marketable securities.....................................     2,533,975       2,584,050
  Accounts receivable:
     Trade, net of allowance for doubtful accounts of
       $993,998 and $780,445................................    51,042,146      40,529,060
     Affiliates.............................................       325,014         292,108
                                                              ------------    ------------
  Total accounts receivable.................................    51,367,160      40,821,168
  Inventories...............................................    11,140,897       7,766,988
  Deferred income taxes.....................................     4,662,000       2,855,000
  Other.....................................................     1,884,960       2,200,369
                                                              ------------    ------------
     Total current assets...................................   143,919,119     121,829,445
Property, plant and equipment at cost.......................   196,278,215     145,892,746
  Less accumulated depreciation.............................    96,277,685      86,454,443
                                                              ------------    ------------
Net property, plant and equipment...........................   100,000,530      59,438,303
Investments and other assets................................    32,970,988      25,785,949
                                                              ------------    ------------
                                                              $276,890,637    $207,053,697
                                                              ============    ============
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable:
     Trade..................................................  $ 18,202,993    $ 22,913,995
     Affiliates.............................................     5,600,639      14,675,013
                                                              ------------    ------------
  Total accounts payable....................................    23,803,632      37,589,008
  Current portion of long-term debt.........................       561,538         739,965
  Accrued payroll and payroll taxes.........................     6,772,340       5,787,804
  Accrued insurance costs...................................     6,776,798       5,626,346
  Income taxes payable -- parent company....................    11,815,841       5,559,111
  Other.....................................................     1,719,859       2,040,055
                                                              ------------    ------------
     Total current liabilities..............................    51,450,008      57,342,289
Long-term debt, less current portion........................     3,753,298         760,834
Deferred income taxes.......................................     8,976,000       6,606,000
Other liabilities...........................................     2,622,906       2,762,503
Minority interest...........................................       355,770         295,044
Stockholder's equity:
  Common stock of $.01 par value. 100 shares authorized,
     issued and outstanding.................................             1               1
  Additional paid-in capital................................   126,627,470      82,466,491
  Accumulated other comprehensive income....................         1,434        (456,172)
  Retained earnings.........................................    83,103,750      57,276,707
                                                              ------------    ------------
Total stockholder's equity..................................   209,732,655     139,287,027
                                                              ------------    ------------
                                                              $276,890,637    $207,053,697
                                                              ============    ============

          See accompanying notes to consolidated financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 25, 1999

                                                       1999            1998            1997
                                                   ------------    ------------    ------------
Cash flows from operating activities:
  Net earnings...................................  $ 25,827,978    $ 15,378,338    $ 16,542,308
  Adjustments to reconcile net earnings to net
     cash provided by operating activities:
     Depreciation, depletion and amortization....    16,819,147      12,112,930      10,985,109
     Gain on sale of property, plant and
       equipment, net............................      (899,122)       (853,436)     (1,005,530)
     Gain on sale of securities..................            --         (25,714)             --
     Deferred income taxes.......................       748,000         707,000       1,038,000
     Undistributed equity earnings...............       129,273      (1,078,437)     (4,246,212)
     Minority interest in earnings (losses)......        60,727          58,101         (52,277)
     Change in operating assets and liabilities:
       Accounts receivable.......................    (1,669,564)     (3,548,729)     (6,263,241)
       Inventories...............................    (2,002,757)       (163,240)       (278,122)
       Other assets..............................       933,929        (749,466)       (469,808)
       Accounts payable..........................   (15,016,433)      5,437,919      13,316,821
       Accrued payroll and other.................       984,536       2,135,446        (111,141)
       Accrued insurance cost....................     1,150,453         792,517         327,575
       Income taxes payable......................     6,256,730        (367,437)        (87,334)
       Other liabilities.........................    (1,621,305)       (206,800)     (1,220,587)
                                                   ------------    ------------    ------------
Net cash provided by operating activities........    31,701,592      29,628,992      28,475,561
Cash flows from investing activities:
  Proceeds from sale of property, plant and
     equipment...................................     2,676,119       1,448,503       1,304,334
  Capital expenditures...........................   (19,447,225)    (13,351,000)    (20,213,136)
  Purchases of marketable securities.............            --         (16,874)        (43,947)
  Sales of marketable securities.................            --         760,621              --
  Additions to notes receivable..................    (1,994,973)     (1,837,933)       (760,642)
  Payments received on notes receivable..........     1,542,182       1,316,489         363,750
  Investments and acquisitions...................   (36,151,653)     (2,136,356)     (8,132,363)
                                                   ------------    ------------    ------------
Net cash used in investing activities............   (53,375,550)    (13,816,550)    (27,482,004)
Cash flows from financing activities:
  Payments of long-term debt.....................   (15,758,764)       (378,419)        (86,221)
  Contributions by minority owner................            --              --         209,445
  Contributions from parent......................    44,160,979       2,145,923      10,713,084
  Dividends......................................            --              --     (13,970,000)
                                                   ------------    ------------    ------------
Net cash provided by (used in) financing
  activities.....................................    28,402,215       1,767,504      (3,133,692)
                                                   ------------    ------------    ------------
Net increase (decrease) in cash and cash
  equivalents....................................     6,728,257      17,579,946      (2,140,135)
Cash and cash equivalents at beginning of year...    65,601,870      48,021,924      50,162,059
                                                   ------------    ------------    ------------
Cash and cash equivalents at end of year.........  $ 72,330,127    $ 65,601,870    $ 48,021,924
                                                   ============    ============    ============
Supplemental disclosures of cash flow
  information:
  Interest paid..................................  $  1,848,988    $    944,672    $    528,031
  Income taxes paid..............................     7,465,923       7,701,132       7,441,421

          See accompanying notes to consolidated financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                            AND COMPREHENSIVE INCOME
                  FOR THE THREE YEARS ENDED DECEMBER 25, 1999

                                                            ACCUMULATED
                                             ADDITIONAL        OTHER                         TOTAL
                                   COMMON     PAID-IN      COMPREHENSIVE    RETAINED     STOCKHOLDER'S
                                   STOCK      CAPITAL         INCOME        EARNINGS        EQUITY
                                   ------   ------------   -------------   -----------   -------------
BALANCE AT DECEMBER 28, 1996.....   $ 1     $ 69,408,464     $ (82,951)    $29,326,061   $ 98,651,575
Dividends ($39,700 per share)....    --               --            --      (3,970,000)    (3,970,000)
Contribution from parent.........    --       10,713,084            --              --     10,713,084
Comprehensive income:
  Net earnings...................    --               --            --      16,542,308     16,542,308
     Other comprehensive income:
     Change in unrealized holding
       gain, net of tax..........    --               --         8,537              --          8,537
     Minimum pension liability
       adjustment................    --               --      (314,926)             --       (314,926)
                                                                                         ------------
     Total other comprehensive
       income....................                                                            (306,389)
                                                                                         ------------
Total comprehensive income.......                                                          16,235,919
                                    ---     ------------     ---------     -----------   ------------
BALANCE AT DECEMBER 27, 1997.....     1       80,121,548      (389,340)     41,898,369    121,630,578
Contribution from parent.........    --        2,344,943            --              --      2,344,943
Comprehensive income:
  Net earnings...................    --               --            --      15,378,338     15,378,338
     Other comprehensive income:
     Change in unrealized holding
       loss, net of tax..........    --               --        (7,857)             --         (7,857)
     Minimum pension liability
       adjustment................    --               --       (58,975)             --        (58,975)
                                                                                         ------------
     Total other comprehensive
       income....................                                                             (66,832)
                                                                                         ------------
Total comprehensive income.......                                                          15,311,506
                                    ---     ------------     ---------     -----------   ------------
BALANCE AT DECEMBER 26, 1998.....     1       82,466,491      (456,172)     57,276,707    139,287,027
                                    ---     ------------     ---------     -----------   ------------
Dividends($9 per share)..........                                                 (935)          (935)
Contribution from parent.........    --       44,160,979            --              --     44,160,979
Comprehensive income:
  Net earnings...................    --               --            --      25,827,978     25,827,978
     Other comprehensive income:
     Change in unrealized holding
       loss, net of tax..........    --               --       (24,578)             --        (24,578)
     Minimum pension liability
       adjustment................    --               --       482,184              --        482,184
                                                                                         ------------
     Total other comprehensive
       income....................                                                             457,606
                                                                                         ------------
Total comprehensive income.......                                                          26,285,584
                                    ---     ------------     ---------     -----------   ------------
BALANCE AT DECEMBER 25, 1999.....   $ 1     $126,627,470     $   1,434     $83,103,750   $209,732,655
                                    ===     ============     =========     ===========   ============

          See accompanying notes to consolidated financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  General:

     The consolidated financial statements include the accounts of Kiewit Materials Company ("KMC") and its subsidiaries (collectively, the "Company") and the Company's pro rata portion of the accounts of Granite Canyon Joint Venture. The Company was formed on February 2, 1999. Several affiliated operating corporations under common ownership (the "Predecessors"), each one of which is engaged in an aspect of the materials business, were combined (the "Combination") on March 1, 1999 through a series of nonmonetary contributions from KMC's parent, Peter Kiewit Sons', Inc. ("Kiewit").

     The Combination has been accounted for at historical cost in a manner similar to a pooling of interests. All material intercompany transactions have been eliminated in consolidation.

     The Company has a 52-53 week fiscal year which ends on the last Saturday in December. 1999, 1998 and 1997 were all 52 week years.

     The Company principally operates in the Southwest and Northwest portions of the United States. The Company produces and distributes construction materials including ready-mix concrete, asphalt, sand, gravel, crushed stone and railroad ballast ("materials products").

     Demand for the Company's products is subject to factors affecting the level of general construction activity including the level of interest rates, availability of funds for construction, appropriations by federal and state governments for construction, past overbuilding, labor relations in the construction industry, energy shortages, material shortages, weather, climate and other factors affecting the construction industry in general. Labor disputes in the construction industry may result in work stoppages which may interrupt sales in the affected area. Precipitation or freezing temperatures may cause a reduction in construction activity and related demand for the Company's products. During the winter months, sales and income of the Company's quarries and Northwest operations are adversely affected by the impact of inclement weather. A decrease in the level of general construction activity in any of the Company's market areas caused by any of the above factors may have a material adverse effect on the Company's sales and income derived therefrom.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition:

     Materials revenue, net of discounts, is recognized at the time the products are shipped and all significant contractual obligations have been satisfied.

     Construction revenue is recognized using the percentage of completion method of accounting. Under the percentage of completion method, an estimated percentage for each contract, as determined by the Company's engineering estimate based on the amount of work performed, is applied to total estimated profit. Provision is made for the entire amount of future estimated losses on contracts in progress; claims for additional contract compensation, however, are not reflected in the accounts until the year in which such claims are allowed. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
  Limited Liability Companies and Joint Ventures:

     Investments in limited liability companies in which the Company exercises significant influence over operations and financial policies are accounted for by the equity method. The Company accounts for its 49% share of Granite Canyon Joint Venture on a pro rata basis.

  Inventories:

     Inventories consist primarily of raw materials, repair parts, fuel and building materials that the Company holds for use or sale in the ordinary course of business. Inventories are stated at the lower of average cost or market.

  Depreciation:

     Property, plant and equipment are recorded at cost. Depreciation is provided on a straight line method based on the following useful lives:

                                                              YEARS
                                                              -----
Buildings and improvements..................................    39
Equipment and other.........................................  5-10

  Depletion:

     Depletion of mineral properties is provided on a unit-of-extraction basis determined in relation to estimated recoverable reserves at each mineral site.

  Intangible Assets:

     Intangible assets consist principally of goodwill. These assets are amortized on a straight-line basis over the expected period of benefit, which does not exceed 20 years.

  Long Lived Assets:

     The Company reviews the carrying amount of long lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of the present value of the estimated future operating cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets.

  Income Taxes:

     The Company is included in a consolidated income tax return. The provision for Federal income tax is computed on the separate results of operations of the Company as if a separate return was filed.

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  Accrued Insurance Costs:

     The Company is self-insured for certain general, auto, and worker's compensation claims and accrues for the estimated ultimate liability for incurred losses. It is at least reasonably possible that the estimate of ultimate liability will be revised in the near-term.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
  General and Administrative Costs:

     General and administrative costs historically recorded by Kiewit or other affiliates of the Company, but that were incurred for the benefit of the Company, have been recorded in the accompanying financial statements. These costs have been allocated to the Company based upon historical assessments of the level of effort incurred for the benefit of the Company that were used for internal reporting purposes, and have been, in management's opinion, reasonably allocated to the Company.

  Earnings Per Share:

     The basic and diluted earnings per share were calculated using the 100 shares the Company issued to its parent in March 1999 in connection with the Combination.

                                                 1999           1998           1997
                                              -----------    -----------    -----------
Net earnings available to common
  stockholders..............................  $25,827,978    $15,378,338    $16,542,308
                                              ===========    ===========    ===========
Total number of weighted average shares
  outstanding...............................          100            100            100
                                              ===========    ===========    ===========
Basic and diluted earnings per share........  $   258,280    $   153,783    $   165,423
                                              ===========    ===========    ===========

  Recent Pronouncements:

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement is effective for all fiscal years beginning after June 15, 2000. Management does not expect adoption of this statement to materially affect the Company's financial statements as the Company has no derivative instruments or hedging activities.

2. FINANCIAL INSTRUMENTS:

     The following methods and assumptions were used to determine classification and fair values of financial instruments:

  Cash and Cash Equivalents:

     Cash and cash equivalents are stated at cost, which approximates fair value. Cash equivalents generally consist of highly liquid instruments purchased with a maturity of three months or less and cash deposited with Kiewit Construction Company ("KCC"), an indirect subsidiary of Kiewit. The Company's deposits with KCC are commingled with the funds of other affiliated companies for investment purposes and are available for withdrawal upon demand. These deposits earn interest at a rate based on LIBOR. The Company's net deposits totaled $57,791,265 and $54,520,320 in 1999 and 1998.

  Marketable Securities:

     The Company has classified all marketable securities as available-for-sale. The amortized cost of the securities used in computing unrealized and realized gains and losses are determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of accumulated other comprehensive income, net of tax.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

2. FINANCIAL INSTRUMENTS, CONTINUED:
     At December 25, 1999 and December 26, 1998, the cost, estimated fair values and unrealized holding gains of the Company's marketable securities are as follows:

                                                                UNREALIZED
                                                  AMORTIZED      HOLDING         FAIR
                                                     COST          GAIN         VALUE
                                                  ----------    ----------    ----------
1999:
U.S. debt securities............................  $2,531,652     $ 2,323      $2,533,975
                                                  ==========     =======      ==========
1998:
U.S. debt securities............................  $2,541,925     $42,125      $2,584,050
                                                  ==========     =======      ==========

     Realized gain on sale of marketable securities was $-- in 1999 and $25,714 in 1998.

     All debt securities mature within one to five years.

  Long-term debt:

     The fair value of debt was estimated using the incremental borrowing rates of the Company for debt of the same remaining maturities and approximates the carrying amount.

3. INVENTORIES:

     Inventories consist of the following:

                                                        1999           1998
                                                     -----------    ----------
Raw materials......................................  $ 9,523,973    $6,573,036
Other..............................................    1,616,924     1,193,952
                                                     -----------    ----------
                                                     $11,140,897    $7,766,988
                                                     ===========    ==========

4. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:


                                                      1999            1998
                                                  ------------    ------------
Land and mineral properties.....................  $ 25,039,783    $  8,844,421
Buildings and improvements......................     7,176,851       6,073,090
Equipment and other.............................   164,061,581     130,975,235
                                                  ------------    ------------
                                                  $196,278,215    $145,892,746
                                                  ============    ============

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

5. INVESTMENT AND OTHER ASSETS:

     Investments and other assets consists of the following:

                                                       1999           1998
                                                    -----------    -----------
Investment in limited liability companies.........  $        --    $10,724,511
Intangible assets, principally goodwill, net of
  accumulated amortization of $6,050,026 and
  $4,169,800......................................   29,738,772     14,063,793
Land option.......................................    2,000,000             --
Notes receivable..................................      949,252        521,218
Other.............................................      282,964        476,427
                                                    -----------    -----------
                                                    $32,970,988    $25,785,949
                                                    ===========    ===========

     The Company's investment in limited liability companies is comprised of a 40% interest in Pacific Rock Products, L.L.C. and a 40% interest in Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery, L.L.C.). Pacific Rock Products, L.L.C. is engaged in the production and distribution of materials products. Pacific Rock Products Trucking, L.L.C. rents equipment to affiliated companies. During 1999, the Company acquired the remaining 60% interest of both limited liability companies.

6. EMPLOYEE BENEFIT PLANS:

     The Company makes contributions based on collective bargaining agreements to several multi-employer union pension plans. These contributions are included in cost of revenue. Under federal law, the Company may be liable for a portion of future plan deficiencies; however, there are no known deficiencies.

     Approximately 10% of the employees of the Company are covered under the Kiewit profit sharing plan. The expense related to the profit sharing plan was $302,774, $447,795 and $617,784 in 1999, 1998 and 1997, respectively.

     The Company sponsors a defined benefit pension plan covering certain union employees. Benefits are based on negotiated rates multiplied by years of service. It is the Company's policy to make contributions to these plans sufficient to meet minimum funding requirements of the applicable laws and regulations, plus such additional amounts, if any, as the Company's actuarial consultants advise to be appropriate. Plan assets consist principally of fixed income instruments, equity securities and cash equivalents.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

6. EMPLOYEE BENEFIT PLANS, CONTINUED:

                                                               1999           1998
                                                            -----------    -----------
Change in benefit obligation:
  Benefit obligation at beginning of year.................  $ 4,799,238    $ 3,174,787
  Service cost............................................    1,137,407        974,369
  Interest cost...........................................      310,258        226,788
  Actuarial (gain) loss...................................   (1,190,656)       577,594
  Benefits paid...........................................     (201,781)      (154,300)
                                                            -----------    -----------
Benefit obligation at end of year.........................    4,854,466      4,799,238
Change in plan assets:
  Fair value of plan assets at beginning of year..........    3,340,878      2,821,262
  Actual return on plan assets............................      603,336        673,916
  Employer contribution...................................    1,023,964             --
  Benefits paid...........................................     (201,781)      (154,300)
                                                            -----------    -----------
Fair value of plan assets at end of year..................    4,766,397      3,340,878
                                                            -----------    -----------
Funded status.............................................      (88,069)    (1,458,360)
Unrecognized net actuarial (gain) loss....................     (762,296)       741,822
Unrecognized prior service cost...........................      160,943        183,216
                                                            -----------    -----------
(Accrued) prepaid benefit cost............................  $  (689,422)   $  (533,322)
                                                            ===========    ===========
Amounts recognized in the statement of financial position
  consist of:
  Prepaid benefit cost....................................  $        --    $        --
  Accrued benefit liability...............................     (689,422)    (1,458,360)
  Intangible asset........................................           --        183,216
  Accumulated other comprehensive income..................           --        741,822
                                                            -----------    -----------
Net amount recognized.....................................  $  (689,422)   $  (533,322)
                                                            ===========    ===========

                                                         1999          1998         1997
                                                      ----------    ----------    --------
     Weighted-average assumptions as of year end:
       Discount rate................................     8.0%          6.5%         7.0%
       Expected return on plan assets...............     8.0%          8.0%         8.0%
     Components of net periodic benefit cost:
       Service cost.................................  $1,137,407    $  974,369    $762,450
       Interest cost................................     310,258       226,788     156,768
       Expected return on plan assets...............    (313,813)     (224,321)   (145,444)
       Amortization of prior service cost...........      22,273        22,273      22,273
       Recognized net actuarial loss................      23,939        37,268         968
                                                      ----------    ----------    --------
     Net periodic benefit cost......................  $1,180,064    $1,036,377    $797,015
                                                      ==========    ==========    ========

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plan with accumulated benefit obligations in excess of plan assets were $4,854,466, $4,854,466 and $4,766,397, respectively, as of December 25, 1999 and $4,799,238, $4,799,238 and $3,340,878,
respectively, as of December 26, 1998.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

7. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                 1999          1998
                                                              ----------    ----------
8% note payable monthly to 2009.............................  $1,442,074    $       --
7% note payable quarterly to 2003...........................     355,858       430,429
9.5% note payable monthly to 2002...........................     151,902       205,228
9.25% notes payable monthly to 2003.........................          --       304,830
9% note payable monthly to 2007.............................     649,104        81,044
7.629% note payable monthly to 2016.........................     776,272            --
Other.......................................................     939,626       479,268
                                                              ----------    ----------
                                                               4,314,836     1,500,799
Less current portion........................................     561,538       739,965
                                                              ----------    ----------
                                                              $3,753,298    $  760,834
                                                              ==========    ==========

     Long-term debt repayments are due as follows:

2000.............................................  $  561,538
2001.............................................     921,155
2002.............................................     304,985
2003.............................................     294,023
2004.............................................     205,646
2005 and thereafter..............................   2,027,489
                                                   ----------
                                                   $4,314,836
                                                   ==========

     The 8% note payable was issued in 1999 to purchase land and is collateralized by a deed of trust.

     The 7% note payable is not collateralized and was issued as additional consideration as part of a 1997 acquisition.

     The 9.25% notes payable were collateralized by deeds of trust and were retired in February 1999.

     The 9% and 7.629% notes payable are collateralized by deeds of trust and were assumed as part of the Company's 1999 acquisition of the remaining 60% of Pacific Rock Products, L.L.C.

     All remaining items of debt are collateralized by equipment.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

8. INCOME TAXES:

     An analysis of the provision for income taxes relating to earnings before minority interest and income taxes for the three years ended December 25, 1999 follows:

                                                 FEDERAL        STATE          TOTAL
                                               -----------    ----------    -----------
1999:
Current......................................  $11,691,349    $3,253,473    $14,944,822
Deferred.....................................      559,000       189,000        748,000
                                               -----------    ----------    -----------
                                               $12,250,349    $3,442,473    $15,692,822
                                               ===========    ==========    ===========
1998:
Current......................................  $ 6,961,899    $2,124,541    $ 9,086,440
Deferred.....................................      593,000       114,000        707,000
                                               -----------    ----------    -----------
                                               $ 7,554,899    $2,238,541    $ 9,793,440
                                               ===========    ==========    ===========
1997:
Current......................................  $ 7,643,867    $2,175,549    $ 9,819,416
Deferred.....................................      833,000       205,000      1,038,000
                                               -----------    ----------    -----------
                                               $ 8,476,867    $2,380,549    $10,857,416
                                               ===========    ==========    ===========

     The actual income tax expense differs from the "expected" tax expense computed by applying the U.S. Federal corporate tax rate of 35% to earnings before minority interest and income taxes as follows:

                                                 1999           1998           1997
                                              -----------    -----------    -----------
Federal income tax expense at statutory
  rate......................................  $14,553,534    $ 8,830,458    $ 9,571,606
State income tax, net of Federal tax
  benefit...................................    2,307,998      1,394,993      1,584,486
Percentage depletion........................   (1,161,782)    (1,310,610)      (942,905)
Prior year adjustment.......................     (367,132)       521,371        496,187
Other.......................................      360,204        357,228        148,042
                                              -----------    -----------    -----------
                                              $15,692,822    $ 9,793,440    $10,857,416
                                              ===========    ===========    ===========

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

8. INCOME TAXES, CONTINUED:
     The components of the net deferred tax liabilities for the years ended December 25, 1999 and December 26, 1998 were as follows:

                                                               1999           1998
                                                            -----------    -----------
Deferred tax assets:
  Construction accounting.................................  $(2,905,384)   $  (806,000)
  Insurance claims........................................   (2,762,474)    (2,229,000)
  Compensation and retirement benefits....................   (1,340,608)    (1,291,000)
  Other...................................................   (1,513,534)    (1,033,000)
                                                            -----------    -----------
Total deferred tax assets.................................   (8,522,000)    (5,359,000)
Deferred tax liabilities:
  Asset bases/accumulated depreciation....................    9,162,071      7,332,000
  Investments in limited liability companies/joint
     ventures.............................................    3,673,265      1,678,000
  Other...................................................          664        100,000
                                                            -----------    -----------
Total deferred tax liabilities............................   12,836,000      9,110,000
                                                            -----------    -----------
Net deferred tax liabilities..............................  $ 4,314,000    $ 3,751,000
                                                            ===========    ===========

9. SEGMENT REPORTING:

     The Company currently operates under one segment and all operations and long-lived assets are in the United States.

     The Company's external revenues by product for the three years ended December 25, 1999 are as follows:

                                               1999            1998            1997
                                           ------------    ------------    ------------
Aggregates (sand, gravel, crushed stone
  and railroad ballast)..................  $ 98,976,438    $ 54,722,819    $ 44,388,081
Asphalt..................................    78,442,724      57,862,340      75,732,891
Ready mix concrete.......................   250,874,384     209,842,986     144,908,912
Construction.............................     8,764,102      10,631,857      12,279,012
                                           ------------    ------------    ------------
                                           $437,057,648    $333,060,002    $277,308,896
                                           ============    ============    ============

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

10. OTHER COMPREHENSIVE INCOME:

     Other comprehensive income consisted of the following:

                                                                   TAX
                                                                (EXPENSE)
                                                  BEFORE TAX    OR BENEFIT    AFTER TAX
                                                  ----------    ----------    ---------
1999:
Unrealized holding losses:
  Unrealized holding losses arising during the
     period.....................................  $ (39,802)    $  15,224     $ (24,578)
Minimum pension liability adjustment............    741,822      (259,638)      482,184
                                                  ---------     ---------     ---------
Other comprehensive income......................  $ 702,020     $(244,414)    $ 457,606
                                                  =========     =========     =========
1998:
Unrealized holding losses:
  Unrealized holding gains arising during the
     period.....................................  $  11,924     $  (4,561)    $   7,363
  Plus reclassification adjustment for gains
     realized in net earnings...................    (24,648)        9,428       (15,220)
                                                  ---------     ---------     ---------
Net unrealized losses...........................    (12,724)        4,867        (7,857)
Minimum pension liability adjustment............    (90,731)       31,756       (58,975)
                                                  ---------     ---------     ---------
Other comprehensive income......................  $(103,455)    $  36,623     $ (66,832)
                                                  =========     =========     =========
1997:
Unrealized holding gains:
  Unrealized holding gains arising during the
     period.....................................  $  13,825     $  (5,288)    $   8,537
Minimum pension liability adjustment............   (484,502)      169,576      (314,926)
                                                  ---------     ---------     ---------
Other comprehensive income......................  $(470,677)    $ 164,288     $(306,389)
                                                  =========     =========     =========

     Accumulated other comprehensive income consisted of the following:

                                                                CURRENT
                                                  BEGINNING      YEAR        ENDING
                                                   BALANCE      CHANGE       BALANCE
                                                  ---------    ---------    ---------
1999:
Unrealized holding gain on securities...........  $  26,012    $ (24,578)   $   1,434
Minimum pension liability adjustment............   (482,184)     482,184           --
                                                  ---------    ---------    ---------
Accumulated other comprehensive income..........  $(456,172)   $ 457,606    $   1,434
                                                  =========    =========    =========
1998:
Unrealized holding gain on securities...........  $  33,869    $  (7,857)   $  26,012
Minimum pension liability adjustment............   (423,209)     (58,975)    (482,184)
                                                  ---------    ---------    ---------
Accumulated other comprehensive income..........  $(389,340)   $ (66,832)   $(456,172)
                                                  =========    =========    =========
1997:
Unrealized holding gain on securities...........  $  25,332    $   8,537    $  33,869
Minimum pension liability adjustment............   (108,283)    (314,926)    (423,209)
                                                  ---------    ---------    ---------
Accumulated other comprehensive income..........  $ (82,951)   $(306,389)   $(389,340)
                                                  =========    =========    =========

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

11. OPERATING LEASES:

     The Company leases mineral properties, buildings and certain equipment under noncancelable operating lease agreements. Total rent expense was $12,291,760, $11,625,294 and $10,176,629 in 1999, 1998 and 1997, respectively.
Future minimum lease commitments are as follows:

2000............................................  $ 9,093,959
2001............................................    8,096,764
2002............................................    7,504,509
2003............................................    6,682,634
2004............................................    5,622,128
Thereafter......................................   26,797,577
                                                  -----------
                                                  $63,797,571
                                                  ===========

12. RELATED PARTY TRANSACTIONS:

     During 1999, 1998 and 1997 the Company was involved in transactions with affiliated companies as follows:

                                                   1999           1998          1997
                                                -----------    ----------    ----------
Equipment rental income.......................  $    39,076    $  203,334    $  186,911
Equipment rental expense......................      562,022        19,288            --
Insurance premium expense.....................       43,738        32,839        49,387
Interest income...............................    3,180,932     2,847,501     2,753,194
Interest expense..............................    1,236,391       583,673       478,885
Administrative service fee income.............      106,282       199,031       182,001
Administrative service fee expense............    3,973,892     1,402,834     1,181,156
Asset acquisitions............................    2,031,475       135,500       107,558
Asset disposals, proceeds.....................      444,900       223,500       270,907
Gain on asset disposals.......................      183,129        11,134       101,607
Engineering & estimating expense..............           --        79,249        52,505
Sales.........................................   10,411,786     7,326,151     8,838,367

     During 1997, the Company declared and paid a cash dividend of $3,970,000.

     During 1998, the Company received a noncash contribution from its parent for the assumption of certain operating liabilities of $199,020.

     During 1999, the Company dividended net operating assets of $935 to a subsidiary of Kiewit.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

13. ACQUISITIONS:

     During 1999, 1998 and 1997, the Company acquired the assets of various materials operations, all of which were accounted for by the purchase method and, accordingly, results of operations for the acquired businesses have been included in the consolidated statement of income from their respective dates of acquisition. Pro forma financial information is not presented for the acquisitions because the impact is not material to the results of operations. The aggregate purchase prices were $4,270,000, $2,136,356 and $9,477,347 during 1999, 1998 and 1997, respectively. A $1,450,000 long-term note payable was issued in connection with the 1999 purchase. Included in the 1997 purchase price was the assumption of long-term debt totaling $1,339,381 and the issuance of a $500,000 long-term note payable. Goodwill related to these acquisitions was $357,111 and $2,120,022 during 1998 and 1997, respectively, and is amortized over periods of 15 to 20 years.

     On February 28, 1999, the Company purchased the remaining 60% of Pacific Rock Products, L.L.C., and Pacific Rock Products Trucking L.L.C. (formerly River City Machinery L.L.C.), a materials operation operating in the Portland, Oregon area, for $40,000,000. The acquisition was accounted for by the purchase method of accounting. The fair value of the identifiable assets acquired and liabilities assumed was $35,791,460 and $13,096,664, respectively. The excess of aggregate purchase price over fair value of identifiable assets and liabilities acquired of approximately $17,305,204 was recognized as goodwill and is being amortized over 20 years. The operating results of the remaining 60% are included in the consolidated results of operations from the date of acquisition. The following pro forma financial information assumes the acquisition occurred at the beginning of 1998. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of 1998, or the results which may occur in the future.

                                                          DECEMBER 25,    DECEMBER 26,
                                                              1999            1998
                                                          ------------    ------------
Revenue.................................................  $444,119,978    $395,820,004
Net earnings............................................    26,038,104      20,837,624
Net earnings per share:
  Basic and diluted.....................................  $    260,381    $    208,376

14. OTHER MATTERS:

     The Company is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability should not materially affect the Company's financial position, future results of operations or cash flows.

15. SUBSEQUENT EVENTS:

     On January 3, 2000, the Company acquired 100% of the outstanding common stock and related assets of a materials operation operating in the Northern California area, for approximately $30,000,000. Identifiable intangible assets related to this purchase will be amortized over their useful life of 27.5 years. There was no goodwill related to this transaction.

     The Company has filed various documents with the Securities and Exchange Commission pursuant to which Kiewit is proposing to spin-off the Company to its shareholders in a transaction that is intended to be tax-free for U.S. Federal income tax purposes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholder
Kiewit Materials Company

Our audit of the consolidated financial statements referred to in our report dated March 17, 2000 appearing on page F-34 also included an audit of the financial statement schedule appearing on page F-54. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Omaha, Nebraska
March 17, 2000

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                                                                     SCHEDULE II

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                       ADDITIONS
                                       BALANCE         CHARGED TO         AMOUNTS               BALANCE
                                      BEGINNING        COSTS AND         CHARGED TO             END OF
                                      OF PERIOD         EXPENSES          RESERVES     OTHER    PERIOD
                                      ---------    ------------------    ----------    -----    -------
                                                           (DOLLARS IN THOUSANDS)
YEAR ENDED DECEMBER 25, 1999
Allowance for doubtful trade
  accounts..........................   $  780            $  447           $  (233)      $--     $  994
Reserves:
  Insurance claims..................    5,626             2,370            (1,219)      --       6,777
YEAR ENDED DECEMBER 26, 1998
Allowance for doubtful trade
  accounts..........................   $  785            $   42           $   (47)      $--     $  780
Reserves:
  Insurance claims..................    4,834             2,030            (1,238)      --       5,626
YEAR ENDED DECEMBER 27, 1997
Allowance for doubtful trade
  accounts..........................   $  863            $  153           $  (231)      $--     $  785
Reserves:
  Insurance claims..................    4,506             1,427            (1,099)      --       4,834

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                                  (UNAUDITED)


                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
                                           JUNE 30,                          JUNE 30,
                                 -----------------------------    ------------------------------
                                     2000             1999            2000             1999
                                 -------------    ------------    -------------    -------------
Revenue........................  $ 127,930,873    $109,258,819    $ 227,470,710    $ 208,746,819
Cost of revenue................   (106,572,791)    (93,209,800)    (190,729,935)    (177,015,210)
Depreciation, depletion and
  amortization.................     (4,962,514)     (4,440,660)      (9,637,042)      (7,607,247)
                                 -------------    ------------    -------------    -------------
                                    16,395,568      11,608,359       27,103,733       24,124,362
General and administrative
  expenses.....................     (5,391,202)     (5,890,179)     (11,842,104)     (12,495,527)
                                 -------------    ------------    -------------    -------------
Operating earnings.............     11,004,366       5,718,180       15,261,629       11,628,835
Other income (expense):
  Investment income............      1,257,863         948,699        2,705,546        1,959,653
  Equity earnings..............             --          (1,940)              --          269,554
  Interest expense.............       (551,007)       (622,286)      (1,282,330)        (864,520)
  Gain on sale of property,
     plant and equipment,
     net.......................        340,336         310,954          436,372          456,268
  Other, net...................         54,877         230,346          111,790          285,120
                                 -------------    ------------    -------------    -------------
                                     1,102,069         865,773        1,971,378        2,106,075
                                 -------------    ------------    -------------    -------------
Earnings before income taxes
  and minority interest........     12,106,435       6,583,953       17,233,007       13,734,910
Minority interest..............         74,375         391,598           17,234          (44,830)
Income tax expense.............     (4,830,798)     (2,655,004)      (6,867,976)      (5,493,964)
                                 -------------    ------------    -------------    -------------
Net earnings...................  $   7,350,012    $  4,320,547    $  10,382,265    $   8,196,116
                                 =============    ============    =============    =============
Net earnings per share:
  Basic and diluted............  $      73,500    $     43,205    $     103,823    $      81,961
                                 =============    ============    =============    =============


     See accompanying notes to consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)


                                                                JUNE 30,
                                                                  2000
                                                              ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 47,355,863
  Receivables, less allowance of $1,036,724.................    59,939,866
  Inventories...............................................    14,807,025
  Deferred income taxes.....................................     5,227,000
  Other.....................................................     2,452,738
                                                              ------------
Total current assets........................................   129,782,492
Property, plant and equipment, less accumulated depreciation
  of $104,250,171...........................................   130,394,513
Other assets................................................    46,569,770
                                                              ------------
                                                              $306,746,775
                                                              ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable..........................................  $ 35,229,121
  Current portion of long-term debt.........................       570,514
  Accrued payroll and payroll taxes.........................     5,545,099
  Accrued insurance costs...................................     8,720,669
  Income taxes payable -- parent company....................    16,747,691
  Other.....................................................     1,643,733
                                                              ------------
Total current liabilities...................................    68,456,827
Long-term debt, less current portion........................     5,231,061
Deferred income taxes.......................................    10,092,000
Other liabilities...........................................     2,641,206
Minority interest...........................................       338,537
                                                              ------------
     Total liabilities......................................    86,759,631
Stockholder's equity:
  Common stock, par $.01; and 100 shares authorized, issued
     and outstanding........................................             1
  Additional paid-in capital................................   126,501,127
  Retained earnings.........................................    93,486,016
                                                              ------------
Total stockholder's equity..................................   219,987,144
                                                              ------------
                                                              $306,746,775
                                                              ============


     See accompanying notes to consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                              ----------------------------
                                                                  2000            1999
                                                              ------------    ------------
Cash flows from operations:
Net cash provided by operations.............................  $ 25,605,182    $ (6,848,717)
Cash flows from investing activities:
  Sales of marketable securities............................     2,500,000              --
  Proceeds from sales of property, plant and equipment......       693,222       1,156,967
  Investments and acquisitions..............................   (33,515,432)    (32,426,029)
  Capital expenditures......................................   (20,856,218)    (13,206,957)
  Additions to notes receivable.............................       (85,552)       (394,972)
  Payments on notes receivable..............................       758,087         525,575
                                                              ------------    ------------
Net cash used in investing activities.......................   (50,505,893)    (44,345,416)
Cash flows from financing activities:
  Payments on long-term debt................................      (275,162)    (15,516,935)
  Contributions from parent.................................       201,609      45,372,722
                                                              ------------    ------------
Net cash (used in) provided by financing activities.........       (73,553)     29,855,787
                                                              ------------    ------------
Net decrease in cash and cash equivalents...................   (24,974,264)    (21,338,346)
Cash and cash equivalents at beginning of period............    72,330,127      65,601,870
                                                              ------------    ------------
Cash and cash equivalents at end of period..................  $ 47,355,863    $ 44,263,524
                                                              ============    ============



     See accompanying notes to consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

     The consolidated condensed financial statements include the accounts of Kiewit Materials Company ("KMC") and its subsidiaries (collectively, the "Company"). The Company was formed on February 2, 1999. Several affiliated operating corporations under common ownership (the "Predecessors"), each one of which is engaged in an aspect of the materials business, were combined on March 1, 1999 through a series of non monetary contributions from KMC's parent, Peter Kiewit Sons', Inc. ("Kiewit").

     All financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations for the periods presented. The Company's accounting policies and certain other disclosures are set forth in the notes to the consolidated financial statements.


     The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for the full year.


2. EARNINGS PER SHARE:

     Basic earnings per share have been computed using the weighted average number of shares outstanding during each period.


                                        THREE MONTHS ENDED          SIX MONTHS ENDED
                                             JUNE 30,                   JUNE 30,
                                     ------------------------   -------------------------
                                        2000          1999         2000           1999
                                     ----------    ----------   -----------    ----------
Net earnings available to common
  stockholders.....................  $7,350,012    $4,320,546   $10,382,265    $8,196,116
                                     ==========    ==========   ===========    ==========
Total number of weighted average
  shares outstanding used to
  compute basic earnings per
  share............................         100           100           100           100
                                     ==========    ==========   ===========    ==========
Net earnings
  Basic earnings per share.........  $   73,500    $   43,205   $   103,823    $   81,961
                                     ==========    ==========   ===========    ==========


3. INVENTORIES:

     Inventories consist of the following:


                                                               JUNE 30,
                                                                 2000
                                                              -----------
Raw Materials...............................................  $11,534,558
Other.......................................................    3,272,467
                                                              -----------
                                                              $14,807,025
                                                              ===========


4. COMPREHENSIVE INCOME:

     Comprehensive income includes net earnings and unrealized gains (losses) on securities and minimum pension liability adjustments.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

4. COMPREHENSIVE INCOME, CONTINUED:

     Comprehensive income for the three months and six months ended June 30, 2000 and 1999 was as follows:



                                      THREE MONTHS ENDED           SIX MONTHS ENDED
                                           JUNE 30,                    JUNE 30,
                                   ------------------------    -------------------------
                                      2000          1999          2000           1999
                                   ----------    ----------    -----------    ----------
Net earnings.....................  $7,350,012    $4,320,547    $10,382,265    $8,196,116
Other comprehensive income,
  before tax:
  Unrealized losses arising
     during period...............        (995)      (14,233)        (2,323)      (23,945)
  Minimum pension liability
     adjustment..................          --         5,986             --        11,971
  Income tax benefit related to
     items of other comprehensive
     income......................         381         3,349            889         4,969
                                   ----------    ----------    -----------    ----------
Comprehensive income.............  $7,349,398    $4,315,649    $10,380,831    $8,189,111
                                   ==========    ==========    ===========    ==========


5. ACQUISITION:

     On February 28, 1999, the Company purchased the remaining 60% of Pacific Rock Products, L.L.C., and Pacific Rock Products Trucking, L.L.C. (formerly River City Machinery L.L.C.) a materials operation operating in the Portland, Oregon area, for $40,000,000. The acquisition was accounted for by the purchase method of accounting. The excess of aggregate purchase price over fair value of identifiable assets and liabilities acquired of approximately $17,305,204 was recognized as goodwill and is being amortized over 20 years. The operating results of the remaining 60% are included in the consolidated results of operations from the date of acquisition.


     On January 3, 2000, the Company acquired 100% of the outstanding common stock and related assets of Solano Concrete Co., Inc., a materials operation operating in the Northern California area, for $30,880,432. Identifiable intangible assets related to this purchase of $15,447,711 will be amortized over their useful life of 27.5 years. There was no goodwill related to this transaction. Pro forma financial information is not presented for this acquisition because the impact is not material to the results of operations.



     The following pro forma financial information assumes the acquisitions occurred at the beginning of 1999. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of 1999, or the results which may occur in the future:



                                 THREE MONTHS ENDED               SIX MONTHS ENDED
                                      JUNE 30,                        JUNE 30,
                            ----------------------------    ----------------------------
                                2000            1999            2000            1999
                            ------------    ------------    ------------    ------------
Revenue...................  $127,930,873    $112,332,160    $227,470,710    $223,610,162
Net earnings..............     7,350,012       4,383,781      10,382,265       9,282,231
Net earnings per share:
  Basic and diluted.......  $     73,500    $     43,838    $    103,823    $     92,822



     During the first six months of 2000, the Company acquired the assets of various materials operations, all of which were accounted for by the purchase method and, accordingly, results of operations for the acquired

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

5. ACQUISITION, CONTINUED:

businesses have been included in the consolidated statement of income from their respective dates of acquisition. Pro forma financial information is not presented for the acquisitions because the impact is not material to the results of operations. The aggregate purchase price was $4,396,901 during 2000. Notes payable of $1,761,900 were issued in connection with the purchase. Goodwill related to one of the acquisitions was $961,901 and is being amortized over a period of 27.25 years.


6. OTHER MATTERS:

     The Company is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.


7. SUBSEQUENT EVENT:



     On August 4, 2000, the Company acquired 100% of the outstanding common stock and related assets of Fort Calhoun Stone Company, a limestone quarry business located in Washington County, Nebraska, for approximately $41,000,000. The acquisition will be accounted for as a purchase. The purchase price allocation will be determined when additional information becomes available.

         PACIFIC ROCK PRODUCTS, L.L.C. AND RIVER CITY MACHINERY, L.L.C.

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE


                                                              PAGES
                                                              -----
Combined Financial Statements as of December 31, 1998 and
  December 31, 1997 and for the years ended December 31,
  1998 and 1997:
Independent Auditors' Report................................  F-62
Combined Balance Sheets.....................................  F-63
Combined Statements of Income and Members' Equity...........  F-64
Combined Statements of Cash Flows...........................  F-65
Notes to Combined Financial Statements......................  F-66

Financial Statement Schedule for the two years in the period ended December 31, 1998...................................  F-71

                          INDEPENDENT AUDITORS' REPORT

To the Members
Pacific Rock Products, L.L.C. and
  River City Machinery, L.L.C.

     We have audited the accompanying combined balance sheets of Pacific Rock Products, L.L.C. and River City Machinery, L.L.C. as of December 31, 1998 and 1997, and the related combined statements of income and members' equity, and cash flows for the years then ended. We have also audited the related Schedule II Combined Valuation and Qualifying Accounts. These combined financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the combined financial statements referred to above present fairly, in all material respects, the financial position of Pacific Rock Products, L.L.C. and River City Machinery, L.L.C. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     Also, in our opinion, the schedule referred to above presents fairly, in all material respects, the information set forth therein.

Perkins & Company, P.C.
Portland, Oregon
February 24, 1999

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                 1998           1997
                                                              -----------    -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 1)........................  $ 7,085,802    $ 7,865,893
  Accounts receivable -- trade, less allowance for doubtful
     accounts of $296,136 in 1998 and $271,700 in 1997 (Note
     3).....................................................    8,117,955      9,831,538
  Accounts receivable -- related parties (Notes 3 and 6)....       70,783        562,323
  Inventories (Notes 2 and 3)...............................    1,175,963      1,876,357
  Other current assets......................................      595,656        410,219
                                                              -----------    -----------
     Total current assets...................................   17,046,159     20,546,330
PROPERTY, PLANT AND EQUIPMENT (Notes 1, 3 and 5):
  Buildings.................................................    1,414,399        978,994
  Equipment.................................................   36,310,382     31,696,135
                                                              -----------    -----------
                                                               37,724,781     32,675,129
  Less accumulated depreciation.............................   12,447,063      9,138,028
                                                              -----------    -----------
                                                               25,277,718     23,537,101
  Land and gravel deposits, net.............................   10,093,814     10,546,235
                                                              -----------    -----------
                                                               35,371,532     34,083,336
GOODWILL (Note 1)...........................................    1,032,287      1,154,935
DEPOSITS....................................................      103,160        116,666
                                                              -----------    -----------
                                                              $53,553,138    $55,901,267
                                                              ===========    ===========
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
  Long-term debt due in one year (Note 3)...................  $ 4,411,641    $ 4,219,989
  Accounts payable -- trade.................................    1,294,481      1,453,479
  Accounts payable -- related parties (Note 6)..............       98,947        236,464
  Accrued interest..........................................      120,377        198,862
  Accrued payroll and taxes.................................      749,770      1,084,572
  Other accrued liabilities.................................      679,662        268,277
                                                              -----------    -----------
     Total current liabilities..............................    7,354,878      7,461,643
LONG-TERM DEBT -- NET OF PORTION DUE IN ONE YEAR (Note 3)...   13,434,094     18,801,817
COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)
MEMBERS' EQUITY.............................................   32,764,166     29,637,807
                                                              -----------    -----------
                                                              $53,553,138    $55,901,267
                                                              ===========    ===========

            See accompanying notes to combined financial statements.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

               COMBINED STATEMENTS OF INCOME AND MEMBERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                 1998           1997
                                                              -----------    -----------
REVENUES:
  Sales.....................................................  $62,760,002    $55,373,472
  Gain on sales of property and equipment...................    1,446,429        235,543
  Other.....................................................    1,022,453        623,617
                                                              -----------    -----------
                                                               65,228,884     56,232,632
COSTS AND EXPENSES:
  Cost of sales.............................................   42,485,630     38,415,384
  General and administrative................................    3,274,376      2,398,693
  Depreciation, depletion and amortization..................    3,704,762      2,901,084
  Interest..................................................    1,637,757      1,709,447
                                                              -----------    -----------
                                                               51,102,525     45,424,608
                                                              -----------    -----------
NET INCOME..................................................   14,126,359     10,808,024
MEMBERS' EQUITY, BEGINNING OF YEAR..........................   29,637,807     18,829,783
LESS DISTRIBUTIONS..........................................   11,000,000             --
                                                              -----------    -----------
MEMBERS' EQUITY, END OF YEAR................................  $32,764,166    $29,637,807
                                                              ===========    ===========

            See accompanying notes to combined financial statements.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

                       COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                  1998           1997
                                                              ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 14,126,359    $10,808,024
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation, depletion and amortization...............     3,704,762      2,901,084
     Provision for bad debts................................       383,519         65,118
     Gain on sales of property and equipment................    (1,446,429)      (235,543)
     (Increase) decrease in assets:
       Accounts receivable..................................     1,821,604     (1,036,545)
       Inventories..........................................       700,394     (1,168,254)
       Other current assets and deposits....................      (165,931)        33,812
     (Decrease) increase in liabilities:
       Accounts payable and accrued expenses................      (298,417)       289,691
                                                              ------------    -----------
          Net cash provided by operating activities.........    18,825,861     11,657,387
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of property and equipment.............     1,046,585        326,044
  Purchases of property, plant and equipment................    (5,458,085)    (7,990,661)
  Purchase of goodwill......................................            --       (931,176)
                                                              ------------    -----------
          Net cash used in investing activities.............    (4,411,500)    (8,595,793)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from new long-term borrowings....................            --      8,000,000
  Principal payments on long-term debt......................    (4,194,452)    (3,779,737)
  Distributions paid........................................   (11,000,000)            --
                                                              ------------    -----------
          Net cash provided (used) by financing
            activities......................................   (15,194,452)     4,220,263
                                                              ------------    -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........      (780,091)     7,281,857
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............     7,865,893        584,036
                                                              ------------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $  7,085,802    $ 7,865,893
                                                              ============    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $  1,716,243    $ 1,687,737
  Noncash investing and financing activities:
     Long-term debt incurred to purchase property and
       equipment............................................  $         --    $   716,413
     Long-term debt incurred to purchase goodwill...........  $         --    $   295,304
     Long-term debt repaid from proceeds from sale of
       property.............................................  $    981,619    $        --

            See accompanying notes to combined financial statements.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

     Organization -- In February 1996, Aggregate Services, Inc. (ASI) and Rock Products Leasing, Inc. (RPL), entered into an agreement with Gilbert Southern Corp. (Gilbert), an affiliate of Peter Kiewit Sons' Inc., to form two new entities, Pacific Rock Products, L.L.C. and River City Machinery, L.L.C., which are hereinafter referred to as the "Company." As part of that agreement, Gilbert has an option, in March, 2002, to offer to purchase the 60% membership interests of ASI and RPL. If Gilbert does not exercise its option, ASI and RPL have an option to offer to purchase Gilbert's 40% membership interest. Each member has the right to purchase the other member's interest by increasing the offer price by a predetermined formula. In the event Gilbert does not acquire the membership interest of ASI and RPL, it has an option to purchase certain specified real property of the Company at its then current market value.

     The members of the Company expect to enter into an agreement in February 1999 whereby an affiliate of Peter Kiewit Sons' Inc. will purchase the entire 60% membership interests of ASI and RPL.

     Nature of Operations -- Pacific Rock Products, L.L.C. produces sand and gravel, crushed rock products, asphalt and concrete mix. It operates from seven sources of supply which are owned and leased, none of which produced greater than 27% of revenues in 1998. The products are used in commercial and residential construction and in construction and maintenance of roads and utilities.

     River City Machinery, L.L.C.'s principal activity is leasing equipment to Pacific Rock Products, L.L.C.

     Basis of Accounting -- The financial statements of Pacific Rock Products, L.L.C. and River City Machinery, L.L.C. have been combined due to common business activities, intercompany transactions and common ownership. All material intercompany transactions have been eliminated in the combination.

     Cash and Cash Equivalents -- For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Concentrations of Credit Risk -- The Company grants credit to material suppliers and contractors located in southwestern Washington and northwestern Oregon. Concentration of credit risk with respect to accounts receivable is limited as the receivables are predominately secured by lien and bond rights. The Company's practice is generally to perfect these rights after 60 days.

     The Company places its cash and cash equivalents with two financial institutions located in Washington and Oregon. Cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998 and 1997, the Company's cash balances exceeded the insured amounts. Cash equivalents are invested in short term prime quality repurchase agreements and are not insured by the Federal Deposit Corporation. Cash equivalents were approximately $7,303,000 and $7,436,000 at December 31, 1998 and 1997, respectively.

     Inventories -- Inventories are stated at the lower of cost or market. Cost is determined by the average cost method for gravel and rock and the first-in, first-out method for fuel.

     Property, Plant and Equipment -- Property, plant and equipment is recorded at cost. Depletion of gravel deposits is provided based on the ratio of quantities extracted during the year to total estimated quantities available. Land and gravel deposits are reported net of accumulated depletion of $2,642,246 and $2,578,597 at December 31, 1998 and 1997, respectively. Depreciation for plant and equipment is computed using the straight-line and declining balance methods over estimated useful lives of 3 to 10 years for equipment and 10 to 20 years for buildings.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     Maintenance and repair costs are charged to current earnings. Upon disposal of assets the cost of assets and the related accumulated depreciation are removed from the accounts. Gains or losses are reflected in current earnings.

     Goodwill -- Goodwill represents the excess of the cost of acquiring an unrelated concrete business in 1997, over the fair value of net assets at the date of acquisition. Amortization for goodwill is computed using the straight-line method over 10 years. Accumulated amortization amounted to $194,193 and $71,545 at December 31, 1998 and 1997, respectively. Amortization expense charged to operations in 1998 and 1997 was $122,648 and $71,545, respectively.

     Income Taxes -- Income and losses of the Company are included in the federal and state income tax returns of its members. Accordingly, no provision is made in these financial statements for income taxes.

     Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- INVENTORIES

     Inventories consist of the following:

                                                         1998          1997
                                                      ----------    ----------
Gravel and rock.....................................  $1,123,967    $1,803,930
Fuel and oil........................................      51,996        72,427
                                                      ----------    ----------
                                                      $1,175,963    $1,876,357
                                                      ==========    ==========

NOTE 3 -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                               1998           1997
                                                            -----------    -----------
Notes payable to U.S. Bank through December 2001, due in
  monthly installments of $223,727 plus interest at LIBOR
  plus 2.0% (7.85% at December 31, 1998), collateralized
  by accounts receivable, inventories and equipment.......  $ 7,643,267    $10,327,990
Note payable to U.S. Bank through March 2003, due in
  monthly installments of $161,661, including interest at
  7.77%, collateralized by accounts receivable,
  inventories and equipment...............................    6,985,457      8,000,000
Notes payable to Lewis Rock and Redi-Mix through May 2007,
  due in monthly installments of $12,275 including
  interest at 8.0%, collateralized by equipment...........      900,094        972,222
Note payable to Hulit through November 2016, due in
  monthly installments of $6,835 including interest at
  7.629%, collateralized by a deed of trust on real
  property................................................      799,910        820,066

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- LONG-TERM DEBT, CONTINUED

                                                               1998           1997
                                                            -----------    -----------
Note payable to Wilmes through November 2016, due in
  monthly installments of $5,731 including interest at 9%,
  collateralized by a second trust deed on real
  property................................................      610,884        624,030
Note and lease payable....................................           --      1,217,702
Capital lease obligation (Note 5).........................      906,123      1,059,796
                                                            -----------    -----------
                                                             17,845,735     23,021,806
Less current portion......................................    4,411,641      4,219,989
                                                            -----------    -----------
                                                            $13,434,094    $18,801,817
                                                            ===========    ===========

     As of December 31, 1998, future annual maturities of long-term debt are as follows:

1999.............................................  $4,411,641
2000.............................................   4,549,711
2001.............................................   4,659,597
2002.............................................   1,971,818
2003.............................................     617,302
Thereafter.......................................   1,635,666

     The Company has financing agreements with U.S. Bank which specify certain minimum financial ratios and tangible net worth requirements for the Company. The Company was in compliance with the financial covenants of the agreements at December 31, 1998.

     The Company has available through U.S. Bank an operating line of credit at the lesser of $2,500,000 or the sum of 80% of eligible accounts receivable plus 50% of eligible inventory, with interest at the prime rate or LIBOR borrowing rate plus 2.0%, due on demand. There were no amounts outstanding on the line of credit at December 31, 1998 and 1997.

NOTE 4 -- PENSION AND PROFIT SHARING PLANS

     Qualified defined contribution pension and profit sharing plans are maintained by the Company for all employees meeting length of service requirements except those employees that receive benefits of a retirement nature under state and federal prevailing wage laws. The pension plan provides for contributions of 5% of salaries. Contributions to the profit sharing plan are at the discretion of the managers, not to exceed the amount deductible under the Internal Revenue Code or 15% of salaries. The Company expenses pension and profit sharing costs as incurred, which amounted to $926,763 and $634,084 for 1998 and 1997, respectively.

NOTE 5 -- LEASES AND COMMITMENTS

     The Company extracts rock and sand from six leased properties. The properties are leased for terms expiring through 2015 and generally require the payment of royalties which are based on quantities extracted. The royalty agreements generally specify a minimum annual royalty and provide for increases in the royalty amount based on a variety of inflationary indexes. One lease contains a provision providing for an incentive payment of approximately $372,000 to the Company, if the property is completely mined by December 2003. The Company also leases real property for two retail outlets under noncancelable real property leases expiring through 2001. The Company is obligated under the terms of various noncancelable equipment leases expiring through 2003. The Company is also obligated under noncancelable real property leases with Freeway Land Company and Production Land Company, Inc. which call for annual payments of $103,500 plus an amount

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- LEASES AND COMMITMENTS, CONTINUED based on quantities sold through January 2004 and annual payments of $322,800 through December 2002, respectively. Certain leases contain renewal options. Other equipment and real property are leased on a month-to-month basis.

     The Company leases an asphalt plant under a long-term lease agreement classified as a capital lease. The cost of the plant as of December 31, 1998 and 1997 was $1,608,745. Accumulated amortization amounted to $686,863 and $538,102 at December 31, 1998 and 1997, respectively. The amortization of this lease, amounting to $149,033 and $149,722 for 1998 and 1997, respectively, has been included in the Company's depreciation, depletion and amortization expense.

     Future minimum lease and royalty payments are as follows:

                                                  CAPITAL      OPERATING
                                                   LEASE         LEASES      ROYALTIES
                                                 ----------    ----------    ----------
Years ending December 31,
1999...........................................  $  228,620    $1,126,839    $1,862,501
2000...........................................     228,620     1,070,473       362,500
2001...........................................     592,659       984,955       307,500
2002...........................................          --       845,412       307,500
2003...........................................          --       251,689       307,500
Thereafter.....................................          --            --     1,025,950
                                                 ----------    ----------    ----------
Total minimum lease payments required..........   1,049,899    $4,279,368    $4,173,451
                                                               ==========    ==========
Less amount representing interest..............     143,776
                                                 ----------
Present value of minimum lease payments........     906,123
Less current portion...........................     165,714
                                                 ----------
Long-term portion of capital lease
  obligation...................................  $  740,409
                                                 ==========

     Total rent and royalty expense consists of the following:

                                                                 1998          1997
                                                              ----------    ----------
Equipment rent..............................................  $2,906,280    $2,672,033
Real property rent..........................................     646,144       750,335
Rock and sand lease and royalties:
  Minimum...................................................   2,083,688     2,030,734
  Contingent................................................     702,906       688,608
                                                              ----------    ----------
                                                              $6,339,018    $6,141,710
                                                              ==========    ==========

     The Company subleases portions of its leased property under agreements expiring through 2000. Lease rentals received totaled $192,000 annually for the years ended December 31, 1998 and 1997. Future lease rentals are as follows:

1999..............................................  $168,000
2000..............................................    40,000
                                                    --------
                                                    $208,000
                                                    ========

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- RELATED PARTY TRANSACTIONS

     Accounts receivable and accounts payable -- related parties consist of amounts due from or to members and their affiliates and owners.

     Equipment and real property rents amounting to approximately $2,067,000 and $2,357,000 for the years ended December 31, 1998 and 1997, respectively, were paid to members and their affiliates and owners.

NOTE 7 -- CONTINGENCIES

     The Company is involved with two claims filed with the National Labor Relations Board and a claim filed with the Equal Employment Opportunity Commission. The Company's management does not believe that the ultimate resolution of these claims will have a material effect on its financial position, results of operations or cash flows.

     In addition, the Company, in its regular course of business, is involved in various claims and legal proceedings incidental to its normal business activities. The Company's management does not believe that the ultimate resolution of these investigations, claims and legal proceedings will have a material effect on its financial position, results of operations or cash flows.

NOTE 8 -- YEAR 2000 ISSUE (UNAUDITED)

     Like other businesses, the Company could be adversely affected if the computer systems used by its personnel, suppliers or customers do not properly process and calculate date related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, scales, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                       PACIFIC ROCK PRODUCTS, L.L.C. AND
                          RIVER CITY MACHINERY, L.L.C.
                                  SCHEDULE II
                   COMBINED VALUATION AND QUALIFYING ACCOUNTS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                      ADDITIONS
                                           BALANCE    CHARGED TO    AMOUNTS
                                          BEGINNING   COSTS AND    CHARGED TO               BALANCE END
                                          OF PERIOD    EXPENSES     RESERVES      OTHER      OF PERIOD
                                          ---------   ----------   ----------    --------   -----------
YEAR ENDED DECEMBER 31, 1998
Allowance for doubtful accounts.........  $271,700     $383,519    $(359,083)    $  --       $296,136

YEAR ENDED DECEMBER 31, 1997
Allowance for doubtful accounts.........  $250,000     $ 65,118    $ (43,418)    $  --       $271,700

                         INDEX TO PRO FORMA INFORMATION


                                                              PAGES
                                                              -----
Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma
  Consolidated Condensed Statements of Earnings.............  F-74
Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma
  Consolidated Condensed Balance Sheet......................  F-78
Notes to Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma
  Consolidated Condensed Financial Statements...............  F-82
Kiewit Materials Company and Subsidiaries Pro Forma
  Consolidated Condensed Statements of Earnings.............  F-84
Kiewit Materials Company and Subsidiaries Pro Forma
  Consolidated Condensed Balance Sheet......................  F-88
Notes to Kiewit Materials Company and Subsidiaries Pro Forma
  Consolidated Condensed Financial Statements...............  F-90

                        PRO FORMA FINANCIAL INFORMATION

     The pro forma financial information of Peter Kiewit Sons', Inc. ("Kiewit") and Kiewit Materials Company ("KMC") has been prepared to give effect, as further described below, to the share exchange, the debenture exchange offer and the spin-off.


     The pro forma consolidated condensed statements of earnings assume that these transactions are consummated at the beginning of the indicated period. The pro forma consolidated condensed balance sheets assume that these transactions are consummated as of June 30, 2000.


     The pro forma information assumes two separate scenarios concerning the transaction. The scenarios are as follows: 100% (Scenario 1) and 50% (Scenario
2) of Kiewit common stock held by KMC employees will be exchanged for KMC's common stock with an equal aggregate formula price. Each scenario also assumes that Kiewit debenture holders that are KMC employees will exchange 100% (Scenario 1) and 50% (Scenario 2) of their Kiewit debentures for KMC debentures. In both scenarios, the remaining debentures held by Kiewit employees will be exchanged for both shares of KMC common stock and reduced principal amount convertible debentures of Kiewit.

     The pro forma financial information is not intended to reflect results of operations or the financial position of Kiewit and KMC which actually would have resulted had these transactions been effected on the dates indicated. Moreover, the pro forma information is not intended to be indicative of future results of operations or financial position of Kiewit and KMC.

     The pro forma financial information should be read in conjunction with Kiewit's and KMC's historical financial statements, and the notes thereto which are contained elsewhere herein.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                              (SCENARIOS 1 AND 2)


                                                             SIX MONTHS ENDED JUNE 30, 2000
                                                   ---------------------------------------------------
                                                                 SEPARATE       OTHER
                                                   HISTORICAL      KMC       ADJUSTMENTS     PRO FORMA
                                                   ----------    --------    -----------     ---------
Revenue..........................................   $ 2,396       $(227)       $       5(b)   $ 2,174
Cost of Revenue..................................    (2,239)        200               (5)(b)   (2,044)
                                                    -------       -----        ---------      -------
                                                        157         (27)              --          130
General and Administrative Expenses..............       (89)         12               --          (77)
                                                    -------       -----        ---------      -------
Operating Earnings...............................        68         (15)                           53
Other Income (Expense)
  Investment Income (Loss) and Equity Earnings...        10          (3)              --            7
  Interest Expense...............................        (1)          1               --(a)        --
  Other, net.....................................        30          --               --           30
                                                    -------       -----        ---------      -------
                                                         39          (2)                           37
                                                    -------       -----        ---------      -------
Earnings from Continuing Operations before Income
  Taxes..........................................       107         (17)              --           90
Provision for Income Taxes.......................       (43)          7               --(c)       (36)
                                                    -------       -----        ---------      -------
Earnings from Continuing Operations..............   $    64       $ (10)       $      --      $    54
                                                    =======       =====        =========      =======
Earnings from Continuing Operations per Share:
  Basic..........................................   $  2.01                                   $  1.75
                                                    =======                                   =======
  Diluted........................................   $  1.95                                   $  1.70
                                                    =======                                   =======
Weighted Average Shares Outstanding (in
  thousands):
  Basic..........................................    32,119                       (1,081)(d)   31,038
                                                    =======                    =========      =======
  Diluted........................................    33,146                       (1,133)(d)   32,013
                                                    =======                    =========      =======


See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                              (SCENARIOS 1 AND 2)

                                                            YEAR ENDED DECEMBER 25, 1999
                                                 ---------------------------------------------------
                                                               SEPARATE       OTHER
                                                 HISTORICAL      KMC       ADJUSTMENTS     PRO FORMA
                                                 ----------    --------    -----------     ---------
Revenue........................................   $ 4,013      $   (437)     $      10(b)   $ 3,586
Cost of Revenue................................    (3,655)          375            (10)(b)   (3,290)
                                                  -------      --------      ---------      -------
                                                      358           (62)            --          296
General and Administrative Expenses............      (144)           25             --         (119)
                                                  -------      --------      ---------      -------
Operating Earnings.............................       214           (37)            --          177
Other Income (Expense)
  Investment Income (Loss) and Equity
     Earnings..................................        --            (5)            --           (5)
  Interest Expense.............................        (4)            2              1(a)        (1)
  Other, net...................................        56            (2)            --           54
                                                  -------      --------      ---------      -------
                                                       52            (5)             1           48
                                                  -------      --------      ---------      -------
Earnings from Continuing Operations before
  Income Taxes.................................       266           (42)            --          225
Provision for Income Taxes.....................      (101)           16             --(c)       (85)
                                                  -------      --------      ---------      -------
Earnings from Continuing Operations............   $   165      $    (26)     $       1      $   140
                                                  =======      ========      =========      =======
Earnings from Continuing Operations per Share:
  Basic........................................   $  4.81                                   $  4.20
                                                  =======                                   =======
  Diluted......................................   $  4.71                                   $  4.11
                                                  =======                                   =======
Weighted Average Shares Outstanding (in
  thousands):
  Basic........................................    34,299                       (1,100)(d)   33,199
                                                  =======                    =========      =======
  Diluted......................................    35,052                       (1,151)(d)   33,901
                                                  =======                    =========      =======

See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                              (SCENARIOS 1 AND 2)


                                                           YEAR ENDED DECEMBER 26, 1998
                                                ---------------------------------------------------
                                                              SEPARATE       OTHER
                                                HISTORICAL      KMC       ADJUSTMENTS     PRO FORMA
                                                ----------    --------    -----------     ---------
Revenue.......................................   $ 3,379      $   (333)   $         7(b)   $ 3,053
Cost of Revenue...............................    (3,095)          298             (7)(b)   (2,804)
                                                 -------      --------    -----------      -------
                                                     284           (35)            --          249
General and Administrative Expenses...........      (142)           19             --         (123)
                                                 -------      --------    -----------      -------
Operating Earnings............................       142           (16)            --          126
Other Income (Expense)
  Investment Income and Equity Earnings.......        17            (9)            --            8
  Interest Expense............................        (5)            1             --           (4)
  Other, net..................................        61            (1)            --           60
                                                 -------      --------    -----------      -------
                                                      73            (9)                         64
                                                 -------      --------    -----------      -------
Earnings from Continuing Operations before
  Income Taxes................................       215           (25)            --          190
Provision for Income Taxes....................       (79)           10             --          (69)
                                                 -------      --------    -----------      -------
Earnings from Continuing Operations...........   $   136      $    (15)   $        --      $   121
                                                 =======      ========    ===========      =======
Earnings from Continuing Operations per Share:
  Basic.......................................   $  4.07
                                                 =======
  Diluted.....................................   $  4.02
                                                 =======
Weighted Average Shares Outstanding (in thousands):
  Basic.......................................    33,396
                                                 =======
  Diluted.....................................    33,828
                                                 =======

See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                              (SCENARIOS 1 AND 2)


                                                            YEAR ENDED DECEMBER 27, 1997
                                                 --------------------------------------------------
                                                               SEPARATE       OTHER
                                                 HISTORICAL      KMC       ADJUSTMENTS    PRO FORMA
                                                 ----------    --------    -----------    ---------
Revenue........................................   $ 2,742      $   (277)     $    9(b)     $ 2,474
Cost of Revenue................................    (2,408)          242          (9)(b)     (2,175)
                                                  -------      --------      ------        -------
                                                      334           (35)         --            299
General and Administrative Expenses............      (148)           16          --           (132)
                                                  -------      --------      ------        -------
Operating Earnings.............................       186           (19)         --            167
Other Income (Expense)
  Investment Income and Equity Earnings........        20            (8)         --             12
  Interest Expense.............................        (3)            1          --             (2)
  Other, net...................................        61            (1)         --             60
                                                  -------      --------      ------        -------
                                                       78            (8)                        70
                                                  -------      --------      ------        -------
Earnings from Continuing Operations before
  Income Taxes.................................       264           (27)                       237
Provision for Income Taxes.....................      (109)           10          --            (99)
                                                  -------      --------      ------        -------
Earnings from Continuing Operations............   $   155      $    (17)                   $   138
                                                  =======      ========      ======        =======
Earnings from Continuing Operations per Share:
  Basic........................................   $  4.00
                                                  =======
  Diluted......................................   $  3.84
                                                  =======
Weighted Average Shares Outstanding (in
  thousands):
  Basic........................................    38,912
                                                  =======
  Diluted......................................    40,676
                                                  =======

See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                 JUNE 30, 2000

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 1)


                                                                       REPURCHASE/
                                                                        EXCHANGE
                                                            CASH         STOCK/      SEPARATE
                                           HISTORICAL   CONTRIBUTION   DEBENTURES      KMC      PRO FORMA
                                           ----------   ------------   -----------   --------   ---------
ASSETS
Current Assets:
  Cash and cash equivalents..............    $  288         $(50)(a)       $(1)(b)    $ (47)     $  190
  Marketable securities..................         5           --            --           --           5
  Receivables, net.......................       494           --            --          (60)        434
  Unbilled contract revenue..............       152           --            --           --         152
  Contract costs in excess of related
     revenue.............................        47           --            --           --          47
  Investment in construction joint
     ventures............................       163           --            --           --         163
  Deferred income taxes..................        61           --            --           (5)         56
  Other..................................        28           --            --          (18)         10
                                             ------         ----           ---        -----      ------
Total Current Assets.....................     1,238          (50)           (1)        (130)      1,057
Property, Plant and Equipment, net.......       278           --            --         (130)        148
Other Assets.............................       129           --            --          (47)         82
                                             ------         ----           ---        -----      ------
                                             $1,645         $(50)          $(1)       $(307)     $1,287
                                             ======         ====           ===        =====      ======


See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                 JUNE 30, 2000

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 1)


                                                                  REPURCHASE/
                                                                   EXCHANGE
                                                     CASH           STOCK/        SEPARATE
                                  HISTORICAL     CONTRIBUTION     DEBENTURES        KMC        PRO FORMA
                                  ----------     ------------     -----------     --------     ---------
LIABILITIES AND REDEEMABLE
COMMON STOCK
Current Liabilities:
  Accounts payable..............    $  239           $ --            $ --          $ (35)       $  204
  Current portion of long-term
     debt.......................         2             --              --             (1)            1
  Accrued costs on construction
     contracts..................       161             --              --             --           161
  Billings in excess of related
     costs and earnings.........       175             --              --             --           175
  Accrued insurance costs.......        93             --              --             (9)           84
  Other.........................        45             --              --            (24)           21
                                    ------           ----            ----          -----        ------
Total Current Liabilities.......       715             --              --            (69)          646
Long-term debt, less current
  portion.......................        18             --              (8)(b)(d)      (5)            5
Other liabilities...............        70             --              --            (13)           57
Minority interest...............        13             --              29(c)(d)      (29)(e)        13
                                    ------           ----            ----          -----        ------
     Total Liabilities..........       816             --              21           (116)          721
Redeemable Common Stock.........
  Common Stock..................        --             --              --             --            --
  Additional paid-in capital....       159             --              (6)(c)         --           153
  Accumulated other
     comprehensive income.......       (11)            --              --             --           (11)
  Retained earnings.............       681            (50)(a)         (16)(c)       (191)(e)       424
                                    ------           ----            ----          -----        ------
Total Redeemable Common Stock...       829            (50)            (22)          (191)          566
                                    ------           ----            ----          -----        ------
                                    $1,645           $(50)           $ (1)         $(307)       $1,287
                                    ======           ====            ====          =====        ======


See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                 JUNE 30, 2000

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 2)


                                                                              REPURCHASE/
                                                                               EXCHANGE
                                                                  CASH          STOCK/       SEPARATE
                                                 HISTORICAL   CONTRIBUTION    DEBENTURES       KMC      PRO FORMA
                                                 ----------   ------------    -----------    --------   ---------
ASSETS
Current Assets:
  Cash and cash equivalents....................    $  288         $(50)(a)       $(12)(b)(c)  $ (47)     $  179
  Marketable securities........................         5           --             --            --           5
  Receivables, net.............................       494           --             --           (60)        434
  Unbilled contract revenue....................       152           --             --            --         152
  Contract costs in excess of related
    revenue....................................        47           --             --            --          47
  Investment in construction joint ventures....       163           --             --            --         163
  Deferred income taxes........................        61           --             --            (5)         56
  Other........................................        28           --             --           (18)         10
                                                   ------         ----           ----         -----      ------
Total Current Assets...........................     1,238          (50)           (12)         (130)      1,046
Property, Plant and Equipment, net.............       278           --             --          (130)        148
Other Assets...................................       129           --             --           (47)         82
                                                   ------         ----           ----         -----      ------
                                                   $1,645         $(50)          $(12)        $(307)     $1,276
                                                   ======         ====           ====         =====      ======


See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                 JUNE 30, 2000

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 2)


                                                                  REPURCHASE/
                                                                   EXCHANGE
                                                     CASH           STOCK/        SEPARATE
                                  HISTORICAL     CONTRIBUTION     DEBENTURES        KMC        PRO FORMA
                                  ----------     ------------     -----------     --------     ---------
LIABILITIES AND REDEEMABLE
COMMON STOCK
Current Liabilities:
  Accounts payable..............    $  239           $ --            $             $ (35)       $  204
  Current portion of long-term
     debt.......................         2             --                             (1)            1
  Accrued costs on construction
     contracts..................       161             --                             --           161
  Billings in excess of related
     costs and earnings.........       175             --                             --           175
  Accrued insurance costs.......        93             --                             (9)           84
  Other.........................        45             --                            (24)           21
                                    ------           ----            ----          -----        ------
Total Current Liabilities.......       715             --                            (69)          646
Long-term debt, less current
  portion.......................        18             --              (9)(b)(d)      (5)            4
Other liabilities...............        70             --              --            (13)           57
Minority interest...............        13             --              19(c)(d)      (19)(e)        13
                                    ------           ----            ----          -----        ------
     Total Liabilities..........       816             --              10           (106)          720
Redeemable Common Stock.........
  Common Stock..................        --             --                             --            --
  Additional paid-in capital....       159             --              (6)(c)         --           153
  Accumulated other
     comprehensive income.......       (11)            --              --             --           (11)
  Retained earnings.............       681            (50)(a)         (16)(c)       (201)(e)       414
                                    ------           ----            ----          -----        ------
Total Redeemable Common Stock...       829            (50)            (22)          (201)          556
                                    ------           ----            ----          -----        ------
                                    $1,645           $(50)           $(12)         $(307)       $1,276
                                    ======           ====            ====          =====        ======


See accompanying notes to pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF REPORTING

     The accompanying pro forma consolidated condensed financial statements of Peter Kiewit Sons', Inc. ("Kiewit") are presented based upon the historical consolidated financial statements and the notes thereto of Kiewit, as adjusted to remove the earnings statement and balance sheet accounts of Kiewit Materials Company ("KMC") and to give effect to certain other elements of the share exchange, the debenture exchange offer and the spin-off. The pro forma information assumes, in two separate scenarios, that 100% (Scenario 1) and 50% (Scenario 2) of the current Kiewit shares held by KMC employees will be exchanged for shares of KMC common stock with an equal aggregate formula price. It also assumes that 100% (Scenario 1) and 50% (Scenario 2) of Kiewit's debenture holders that are employees of KMC will exchange their Kiewit debentures for KMC debentures and that the remaining Kiewit debentures held by Kiewit employees will be exchanged for both shares of KMC common stock and reduced principal amount convertible debentures of Kiewit. The remaining shares of KMC common stock will be distributed as a dividend on a pro rata basis to the Kiewit stockholders on a one-to-one ratio.

     Such pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of Kiewit, included elsewhere herein. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.


     Completion of the foregoing transactions has been assumed to be as of June 30, 2000 in the pro forma consolidated condensed balance sheet. In the pro forma consolidated condensed statements of earnings, completion of these transactions has been assumed to be at the beginning of the indicated period. If less than $1 million, no adjustment has been made due to effects of rounding.


     The significant accounting policies followed by Kiewit, described in the notes to its historical consolidated financial statements included elsewhere herein, have been used in preparing the accompanying pro forma consolidated condensed financial statements.

2. STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS

     As described in Note 1, the historical consolidated condensed statements of earnings for Kiewit have been adjusted to remove the earnings statement accounts of KMC. Other adjustments made in preparation of Kiewit's Pro Forma Consolidated Condensed Statements of Earnings are described below:

     (a) Adjustment made to reflect a decrease in interest expense due to the exchange of Kiewit's convertible debentures into either KMC debentures or both shares of KMC common stock and new reduced principal amount convertible debentures of Kiewit. The interest rates used to calculate the decrease in interest expense were the actual rates applicable to each issue of debentures as follows: 1999 issuance -- 8.25%, 1998 issuance -- 7.35% and 1997 issuance -- 8.028%.

     (b) Adjustment made to reverse any elimination of intercompany materials sales between Kiewit and KMC.

     (c) Adjustments made to reflect the tax effect of the above adjustments.

     (d) Adjustments made to reflect the change in the number of Kiewit's shares and convertible debentures outstanding as a result of the transactions described in Note 1.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
                           STATEMENTS -- (CONTINUED)

3. BALANCE SHEET PRO FORMA ADJUSTMENTS

     As described in Note 1, the historical consolidated condensed balance sheet of Kiewit has been adjusted to remove the balance sheet accounts of KMC. Other adjustments made in preparation of Kiewit's Pro Forma Consolidated Condensed Balance Sheet are described below:

     (a) Adjustments made to reflect the decrease in cash as a result of an estimated $50 million capital contribution to KMC.

     (b) Adjustments made to reflect the payment of cash of $1 million for Kiewit's debentures held by KMC employees exchanged for KMC debentures (Scenario
1) or partially exchanged and partially repurchased (Scenario 2).

     (c) (Scenario 1) Adjustments made to reflect the exchange of $22 million of Kiewit's common stock held by KMC employees for shares of KMC common stock.

        (Scenario 2) Adjustments made to reflect the exchange of 50% or $11 million of Kiewit's common stock held by KMC employees for shares of KMC common stock and an $11 million cash payment to KMC employees for the shares of common stock repurchased.


     (d) Adjustments made to reflect the conversion of Kiewit's convertible debentures into either KMC convertible debentures or both shares of KMC common stock and new reduced principal amount convertible debentures of Kiewit. $8 million in both Scenarios 1 and 2.


     (e) Included in these line items is the impact of the minority interest in KMC held by KMC and Kiewit employees after the share exchange and the debenture exchange offer.

4. EARNINGS PER SHARE

     Basic and diluted earnings per share of Kiewit's common stock have been computed using the weighted average number of shares outstanding during each period after giving effect to common stock equivalents.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 1)


                                                            SIX MONTHS ENDED JUNE 30, 2000
                                                       ----------------------------------------
                                                                     EXCHANGE OF
                                                       HISTORICAL    DEBENTURES      PRO FORMA
                                                       ----------    -----------    -----------
Revenue..............................................  $ 227,471     $        --    $   227,471
Cost of Revenue......................................   (200,367)             --       (200,367)
                                                       ---------     -----------    -----------
                                                          27,104              --         27,104
General and Administrative Expenses..................    (11,842)             --        (11,842)
                                                       ---------     -----------    -----------
Operating Earnings...................................     15,262              --         15,262
Other Income (Expense)
  Investment Income and Equity Earnings..............      2,706              --          2,706
  Interest Expense...................................     (1,282)            (27)(a)      (1,309)
  Other, net.........................................        564              --            564
                                                       ---------     -----------    -----------
                                                           1,988             (27)         1,961
                                                       ---------     -----------    -----------
Earnings before Income Taxes.........................     17,250             (27)        17,223
Provision for Income Taxes...........................     (6,868)              9(b)      (6,859)
                                                       ---------     -----------    -----------
Net Earnings.........................................  $  10,382     $       (18)   $    10,364
                                                       =========     ===========    ===========
Earnings per Share:
  Basic..............................................  $ 103,823                    $      0.30
                                                       =========                    ===========
  Diluted............................................  $ 103,823                    $      0.30
                                                       =========                    ===========
Weighted Average Shares Outstanding:
  Basic..............................................  $     100      34,554,174(c)  34,554,274
                                                       =========     ===========    ===========
  Diluted............................................  $     100      34,687,863(c)  34,687,963
                                                       =========     ===========    ===========


See accompanying notes to pro forma consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 2)


                                                            SIX MONTHS ENDED JUNE 30, 2000
                                                       ----------------------------------------
                                                                     EXCHANGE OF
                                                       HISTORICAL    DEBENTURES      PRO FORMA
                                                       ----------    -----------    -----------
Revenue..............................................  $ 227,471     $        --    $   227,471
Cost of Revenue......................................   (200,367)             --       (200,367)
                                                       ---------     -----------    -----------
                                                          27,104              --         27,104
General and Administrative Expenses..................    (11,842)             --        (11,842)
                                                       ---------     -----------    -----------
Operating Earnings...................................     15,262              --         15,262
Other Income (Expense)
  Investment Income and Equity Earnings..............      2,706              --          2,706
  Interest Expense...................................     (1,282)            (13)(a)      (1,295)
  Other, net.........................................        564              --            564
                                                       ---------     -----------    -----------
                                                           1,988             (13)         1,975
                                                       ---------     -----------    -----------
Earnings before Income Taxes.........................     17,250             (13)        17,237
Provision for Income Taxes...........................     (6,868)              5(b)      (6,863)
                                                       ---------     -----------    -----------
Net Earnings.........................................  $  10,382     $        (8)   $    10,374
                                                       =========     ===========    ===========
Earnings per Share:
  Basic..............................................  $ 103,823                    $      0.31
                                                       =========                    ===========
  Diluted............................................  $ 103,823                    $      0.31
                                                       =========                    ===========
Weighted Average Shares Outstanding:
  Basic..............................................        100      33,086,340(c)  33,086,440
                                                       =========     ===========    ===========
  Diluted............................................        100      33,150,317(c)  33,150,417
                                                       =========     ===========    ===========


See accompanying notes to pro forma consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 1)

                                                             YEAR ENDED DECEMBER 25, 1999
                                                       ----------------------------------------
                                                                     EXCHANGE OF
                                                       HISTORICAL    DEBENTURES      PRO FORMA
                                                       ----------    -----------    -----------
Revenue..............................................  $ 437,058     $        --    $   437,058
Cost of Revenue......................................   (374,952)             --       (374,952)
                                                       ---------     -----------    -----------
                                                          62,106              --         62,106
General and Administrative Expenses..................    (24,684)             --        (24,684)
                                                       ---------     -----------    -----------
Operating Earnings...................................     37,422              --         37,422
Other Income (Expense)
  Investment Income and Equity Earnings..............      4,496              --          4,496
  Interest Expense...................................     (1,852)            (54)(a)      (1,906)
  Other, net.........................................      1,516              --          1,516
                                                       ---------     -----------    -----------
                                                           4,160             (54)         4,106
                                                       ---------     -----------    -----------
Earnings before Income Taxes.........................     41,582             (54)        41,528
Provision for Income Taxes...........................    (15,754)             19(b)     (15,735)
                                                       ---------     -----------    -----------
Net Earnings.........................................  $  25,828     $       (35)   $    25,793
                                                       =========     ===========    ===========
Earnings per Share:
  Basic..............................................  $ 258,280                    $      0.68
                                                       =========                    ===========
  Diluted............................................  $ 258,280                    $      0.68
                                                       =========                    ===========
Weighted Average Shares Outstanding:
  Basic..............................................        100      38,084,235     38,084,335
                                                       =========     ===========    ===========
  Diluted............................................        100      38,191,779     38,191,879
                                                       =========     ===========    ===========

See accompanying notes to pro forma consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 2)

                                                             YEAR ENDED DECEMBER 25, 1999
                                                       ----------------------------------------
                                                                     EXCHANGE OF
                                                       HISTORICAL    DEBENTURES      PRO FORMA
                                                       ----------    -----------    -----------
Revenue..............................................  $ 437,058     $        --    $   437,058
Cost of Revenue......................................   (374,952)             --       (374,952)
                                                       ---------     -----------    -----------
                                                          62,106              --         62,106
General and Administrative Expenses..................    (24,684)             --        (24,684)
                                                       ---------     -----------    -----------
Operating Earnings...................................     37,422              --         37,422
Other Income (Expense)
  Investment Income and Equity Earnings..............      4,496              --          4,496
  Interest Expense...................................     (1,852)            (27)(a)      (1,879)
  Other, net.........................................      1,516              --          1,516
                                                       ---------     -----------    -----------
                                                           4,160             (27)         4,133
                                                       ---------     -----------    -----------
Earnings before Income Taxes.........................     41,582             (27)        41,555
Provision for Income Taxes...........................    (15,754)             10(b)     (15,744)
                                                       ---------     -----------    -----------
Net Earnings.........................................  $  25,828     $       (17)   $    25,811
                                                       =========     ===========    ===========
Earnings per Share:
  Basic..............................................  $ 258,280                    $      0.71
                                                       =========                    ===========
  Diluted............................................  $ 258,280                    $      0.71
                                                       =========                    ===========
Weighted Average Shares Outstanding:
  Basic..............................................        100      36,344,995     36,345,095
                                                       =========     ===========    ===========
  Diluted............................................        100      36,419,015     36,419,115
                                                       =========     ===========    ===========

See accompanying notes to pro forma consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                 JUNE 30, 2000

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 1)


                                                                  CASH          ISSUE
                                                HISTORICAL    CONTRIBUTION    DEBENTURES    PRO FORMA
                                                ----------    ------------    ----------    ---------
ASSETS
Current Assets:
  Cash and cash equivalents...................   $ 47,356       $50,000(a)      $1,044(b)   $ 98,400
  Marketable securities.......................         --            --             --            --
  Receivables, net............................     59,940            --             --        59,940
  Deferred income taxes.......................      5,227            --             --         5,227
  Other.......................................     17,259            --             --        17,259
                                                 --------       -------         ------      --------
Total Current Assets..........................    129,782        50,000          1,044       180,826
Property, Plant and Equipment, net............    130,395            --             --       130,395
Other Assets..................................     46,570            --             --        46,570
                                                 --------       -------         ------      --------
                                                 $306,747       $50,000         $1,044      $357,791
                                                 ========       =======         ======      ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable............................   $ 35,229       $    --         $   --      $ 35,229
  Current portion of long-term debt...........        571            --             --           571
  Accrued insurance costs.....................      8,720            --             --         8,720
  Other.......................................     23,937            --             --        23,937
                                                 --------       -------         ------      --------
Total Current Liabilities.....................     68,457            --             --        68,457
Long-term debt, less current portion..........      5,231            --            670(b)      5,901
Other liabilities.............................     12,733            --             --        12,733
Minority interest.............................        339            --             --           339
                                                 --------       -------         ------      --------
     Total Liabilities........................     86,760            --            670        87,430
Stockholder's Equity:
  Common stock................................         --            --             --            --
  Additional paid-in capital..................    126,501        50,000(a)         374(b)    176,875
  Accumulated other comprehensive income......         --            --             --            --
  Retained earnings...........................     93,486            --             --        93,486
                                                 --------       -------         ------      --------
Total Stockholder's Equity....................    219,987        50,000            374       270,361
                                                 --------       -------         ------      --------
                                                 $306,747       $50,000         $1,044      $357,791
                                                 ========       =======         ======      ========


See accompanying notes to pro forma consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                 JUNE 30, 2000

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
                                  (SCENARIO 2)


                                                                  CASH          ISSUE
                                                HISTORICAL    CONTRIBUTION    DEBENTURES    PRO FORMA
                                                ----------    ------------    ----------    ---------
ASSETS
Current Assets:
  Cash and cash equivalents...................   $ 47,356       $50,000(a)      $  522(b)   $ 97,878
  Marketable securities.......................         --            --             --            --
  Receivables, net............................     59,940            --             --        59,940
  Deferred income taxes.......................      5,227            --             --         5,227
  Other.......................................     17,259            --             --        17,259
                                                 --------       -------         ------      --------
Total Current Assets..........................    129,782        50,000            522       180,304
Property, Plant and Equipment, net............    130,395            --             --       130,395
Other Assets..................................     46,570            --             --        46,570
                                                 --------       -------         ------      --------
                                                 $306,747       $50,000         $  522      $357,269
                                                 ========       =======         ======      ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable............................   $ 35,229       $    --         $   --      $ 35,229
  Current portion of long-term debt...........        571            --             --           571
  Accrued insurance costs.....................      8,720            --             --         8,720
  Other.......................................     23,937            --             --        23,937
                                                 --------       -------         ------      --------
Total Current Liabilities.....................     68,457            --             --        68,457
Long-term debt, less current portion..........      5,231            --            335(b)      5,566
Other liabilities.............................     12,733            --             --        12,733
Minority interest.............................        339            --             --           339
                                                 --------       -------         ------      --------
     Total Liabilities........................     86,760            --            335        87,095
Stockholder's Equity:
  Common stock................................         --            --             --            --
  Additional paid-in capital..................    126,501        50,000(a)         187(b)    176,688
  Accumulated other comprehensive income......         --            --             --            --
  Retained earnings...........................     93,486            --             --        93,486
                                                 --------       -------         ------      --------
Total Stockholder's Equity....................    219,987        50,000            187       270,174
                                                 --------       -------         ------      --------
                                                 $306,747       $50,000         $  522      $357,269
                                                 ========       =======         ======      ========


See accompanying notes to pro forma consolidated condensed financial statements.

                   KIEWIT MATERIALS COMPANY AND SUBSIDIARIES

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF REPORTING

     The accompanying pro forma consolidated condensed financial statements of Kiewit Materials Company ("KMC") are presented based upon the historical consolidated financial statements and the notes thereto of KMC adjusted to give effect to certain elements of the share exchange, the debenture exchange offer and the spin-off. The pro forma information assumes, in two separate scenarios, that 100% (Scenario 1) and 50% (Scenario 2) of the current Kiewit shares held by KMC employees will be exchanged for shares of KMC common stock with an equal aggregate formula price. It also assumes that 100% (Scenario 1) and 50% (Scenario 2) of Kiewit debenture holders that are KMC employees will exchange their Kiewit debentures for debentures of KMC and that the remaining Kiewit debentures held by Kiewit employees will be exchanged for both shares of KMC common stock and reduced principal amount convertible debentures of Kiewit. The remaining shares of KMC's common stock will be distributed as a dividend at a pro rata basis to the Kiewit stockholders on a one-to-one ratio.

     Such pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of KMC, included elsewhere herein. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.


     Completion of the foregoing transactions has been assumed to be as of June 30, 2000 in the pro forma consolidated condensed balance sheet. In the pro forma consolidated condensed statements of earnings, completion of these transactions has been assumed to be at the beginning of the indicated period.


     The significant accounting policies followed by KMC, described in the notes to its historical consolidated financial statements included elsewhere herein, have been used in preparing the accompanying pro forma consolidated condensed financial statements.

2. STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS

     As described in Note 1, the historical consolidated condensed statements of earnings for KMC have been adjusted to give effect to certain elements of the transactions. The adjustments made in preparation of KMC's Pro Forma Consolidated Condensed Statements of Earnings are described below:

     (a) Adjustments made to reflect an increase in interest expense due to the exchange of the Kiewit convertible debentures held by KMC's employees into KMC's convertible debentures. The interest rate used to calculate the increase in interest were the actual rates applicable to each issue of debentures as follows: 1999 issuance -- 8.25%, 1998 issuance -- 7.35% and 1997 issuance -- 8.028%.

     (b) Adjustments made to reflect the tax effect of the above adjustments.

     (c) Adjustments made to reflect the change in the number of the Company's shares and convertible debentures outstanding as a result of the transactions described in Note 1.

3. BALANCE SHEET PRO FORMA ADJUSTMENTS

     As described in Note 1, the historical consolidated condensed balance sheet of the Company has been adjusted to reflect certain elements of the transactions. The adjustments made in preparation of the Company's Pro Forma Consolidated Condensed Balance Sheet are described below:

     (a) Adjustments made to reflect the increase in cash as a result of an estimated $50 million capital contribution from Kiewit.

     (b) Adjustments made to reflect the receipt of cash for the issuance of KMC's convertible debentures exchanged for Kiewit debentures held by KMC employees.

                            KIEWIT MATERIALS COMPANY

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

4. EARNINGS PER SHARE

     Basic and diluted earnings per share of KMC common stock have been computed using the weighted average number of shares outstanding during each period after giving effect to common stock equivalents. Pro forma earnings per share reflect the additional shares issued in the share exchange, the debenture exchange offer and the spin-off.

          DELIVERY OF LETTERS OF TRANSMITTAL AND REPURCHASE AGREEMENTS


     Manually signed facsimile copies of the Letters of Transmittal and Repurchase Agreements will be accepted. The Letters of Transmittal, Repurchase Agreements and Kiewit Convertible Debentures and any other required documents should be sent or delivered by each tendering debentureholder in the envelope provided to Kiewit at the address set forth below:


                        BY REGISTERED OR CERTIFIED MAIL:
                            Peter Kiewit Sons', Inc.
                                  Kiewit Plaza
                             Omaha, Nebraska 68131
                           Attention: Stock Registrar

                           BY FACSIMILE TRANSMISSION:
                                 (402) 271-2829

                TO CONFIRM BY TELEPHONE OR FOR INFORMATION CALL:
                                 (402) 342-2052

     Questions and requests for assistance or for additional copies of this offering circular-prospectus may be directed to:

                            PETER KIEWIT SONS', INC.
                                  KIEWIT PLAZA
                             OMAHA, NEBRASKA 68131
                           TELEPHONE: (402) 342-2052
                           ATTENTION: STOCK REGISTRAR

                        [PETER KIEWIT SONS', INC. LOGO]

Dealer Prospectus Delivery Obligation


     Until September 14, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Materials and Kiewit have authority under Section 145 of the Delaware General Corporation Law to indemnify their directors and officers to the extent provided for in the statute. Both Materials' Restated Certificate of Incorporation and Kiewit's Restated Certificate of Incorporation provide for indemnification of their officers and directors to the extent permitted under the Delaware General Corporation Law.

     Both Materials' Restated Certificate of Incorporation and Kiewit's Restated Certificate of Incorporation limit the liability of directors to the maximum extent permitted by Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. Materials' Restated Certificate of Incorporation provides that Materials shall indemnify its directors and officers to the fullest extent permitted by Delaware law, except against actions by Materials approved by its board of directors, and requires Materials to advance expenses to such directors and officers to defend any action for which rights of indemnification are provided in the Restated Certificate of Incorporation, and also permits the board of directors to grant such rights to its employees and agents. Kiewit's Restated Certificate of Incorporation provides that Kiewit shall indemnify its directors and officers to the fullest extent permitted by Delaware law, except against actions by Kiewit approved by its board of directors, and requires Kiewit to advance expenses to such directors and officers to defend any action for which rights of indemnification are provided in the Restated Certificate of Incorporation, and also permits the board of directors to grant such rights to its employees and agents.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, Materials and Kiewit have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Materials or Kiewit in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Materials and/or Kiewit will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are included as a part of this Registration
Statement:


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    2.1       Form of Separation Agreement, by and between Peter Kiewit
              Sons', Inc., Kiewit Materials Company and Kiewit
              Construction Group Inc.
    3.1*      Form of Restated Certificate of Incorporation of Kiewit
              Materials Company.
    3.2       Restated Certificate of Incorporation, effective June 19,
              1999, of Peter Kiewit Sons', Inc.(1)
    3.3*      Form of Amended and Restated By-laws of Kiewit Materials
              Company.
    3.4       Amended and Restated By-laws, effective June 19, 1999, of
              Peter Kiewit Sons', Inc.(2)

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1*      Specimen certificate representing shares of common stock,
              par value $0.01 per share, of Kiewit Materials Company.
    4.2       Form of Indenture, by and between Kiewit Materials Company and UMB Bank, N.A., as trustee.
    4.3       Form of Series 2000A Convertible Debentures due October 31,
              2010 of Kiewit Materials Company.
    4.4       Form of Series 2000B Convertible Debentures due October 31,
              2010 of Kiewit Materials Company.
    4.5       Form of Series 2000C Convertible Debentures due October 31,
              2010 of Kiewit Materials Company.
    4.6       Indenture, dated as of July 1, 1986, as amended pursuant to a First Supplemental Indenture, dated as of March 31, 1998, by and between Peter Kiewit Sons', Inc. and U.S. Bank, N.A., as trustee.(3)
    4.7*      Form of 8.028% Series 1997 Convertible Debentures due
              October 31, 2007 of Peter Kiewit Sons', Inc.
    4.8       Form of 7.35% Series 1998 Convertible Debentures due October
              31, 2008, of Peter Kiewit Sons', Inc.(4)
    4.9       Form of 8.25% Series 1999 Convertible Debentures due October
              31, 2009, of Peter Kiewit Sons', Inc.(5)
    4.10*     Form of Series 1997A Convertible Debentures due October 31,
              2010 of Peter Kiewit Sons', Inc.
    4.11      Form of Series 1998A Convertible Debentures due October 31,
              2010 of Peter Kiewit Sons', Inc.
    4.12*     Form of Series 1999A Convertible Debentures due October 31,
              2010 of Peter Kiewit Sons', Inc.
    4.13      Form of Stock Repurchase Agreement for Peter Kiewit Sons',
              Inc. Employees.(6)
    4.14      Form of Repurchase Agreement for Holders of Peter Kiewit
              Sons', Inc. Convertible Debentures.(7)
    4.15*     Form of Repurchase Agreement for holders of Kiewit Materials
              Company Convertible Debentures.
    5.1*      Opinion of Willkie Farr & Gallagher.
    8.1*      Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois),
              with respect to certain tax matters.
    8.2*      Opinion of Blake, Cassels & Graydon LLP, with respect to
              certain Canadian tax matters.
   10.1       Form of Tax Sharing Agreement by and between Peter Kiewit
              Sons', Inc. and Kiewit Materials Company.
   21.1*      List of Subsidiaries of Kiewit Materials Company.
   21.2*      List of Subsidiaries of Peter Kiewit Sons', Inc.
   23.1       Consent of PricewaterhouseCoopers LLP.
   23.2       Consent of Arthur Andersen LLP.
   23.3       Consent of Perkins & Company, P.C.
   23.4*      Consent of Willkie Farr & Gallagher (included in their
              opinion filed as Exhibit 5.1).
   23.5*      Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
              (included in their opinion filed as Exhibit 8.1).

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   23.6*      Consent of Blake, Cassels & Graydon LLP (included in their opinion filed as Exhibit 8.2).
   24.1*      Power of attorney.
   25.1*      Statement on Form T-1 of Eligibility of Trustee for the
              Kiewit Materials Company. Convertible Debentures.
   25.2       Statement on Form T-1 of Eligibility of Trustee for the
              Peter Kiewit Sons', Inc. Convertible Debentures.(8)
   99.1       Form of Letter of Transmittal.
   99.2*      Form of Letter to Debentureholders.


---------------
   * Previously filed.

 (1) Filed as Exhibit 3.1 to Peter Kiewit Sons', Inc.'s Quarterly Report on Form 10-Q, for the quarter ended June 30, 1999 filed with the Securities and Exchange Commission, and incorporated herein by reference.

 (2) Filed as Exhibit 3.2 to Peter Kiewit Sons', Inc.'s Quarterly Report on Form 10-Q, for the quarter ended June 30, 1999 filed with the Securities and Exchange Commission, and incorporated herein by reference.

 (3) Filed as Exhibit 4.3 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 5, 1998, and incorporated herein by reference.

 (4) Filed as Exhibit 4.4 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 5, 1998, and incorporated herein by reference.

 (5) Filed as Exhibit 4.4 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 4, 1999, and incorporated herein by reference.

 (6) Filed as Exhibit 1 to Peter Kiewit Sons', Inc.'s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 24, 1998, and incorporated herein by reference.

 (7) Filed as Exhibit 4.5 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 5, 1998, and incorporated herein by reference.

 (8) Filed as Exhibit 99.1 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 4, 1999, and incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. Each of the undersigned registrants hereby further undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of or included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 8th day of August, 2000.


                                          KIEWIT MATERIALS COMPANY

                                          By:   /s/ CHRISTOPHER J. MURPHY
                                            ------------------------------------
                                            Christopher J. Murphy
                                            President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.


NAME                                                               TITLE                      DATE
----                                                               -----                      ----

                         *                           President, Chief Executive Officer  August 8, 2000
---------------------------------------------------    and Director
               Christopher J. Murphy

               /s/ DONALD E. BOWMAN                  Vice President and Chief Financial  August 8, 2000
---------------------------------------------------    Officer
                 Donald E. Bowman

                /s/ TODD A. FREYER                   Controller                          August 8, 2000
---------------------------------------------------
                  Todd A. Freyer

                         *                           Director                            August 8, 2000
---------------------------------------------------
                  Richard W. Colf

                         *                           Director                            August 8, 2000
---------------------------------------------------
                 Bruce E. Grewcock

                         *                           Director                            August 8, 2000
---------------------------------------------------
                William L. Grewcock

                         *                           Director                            August 8, 2000
---------------------------------------------------
                   Richard Geary

                 /s/ JAMES GOODWIN                   Director                            August 8, 2000
---------------------------------------------------
                   James Goodwin

                         *                           Director                            August 8, 2000
---------------------------------------------------
                 Walter Scott, Jr.

                         *                           Chairman of the Board of Directors  August 8, 2000
---------------------------------------------------
                Kenneth E. Stinson


     Mark E. Belmont, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission in the Registrant's Registration Statement on February 18, 2000.

By: /s/      MARK E. BELMONT
    ------------------------------------
              Attorney-in-fact
              Mark E. Belmont

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 8th day of August, 2000.


                                          PETER KIEWIT SONS', INC.

                                          By:    /s/ KENNETH E. STINSON
                                            ------------------------------------
                                            Kenneth E. Stinson
                                            President, Chief Executive Officer
                                              and Chairman of the Board of
                                              Directors

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.


NAME                                                               TITLE                      DATE
----                                                               -----                      ----
                         *                           Director                            August 8, 2000
---------------------------------------------------
                   Mogens C. Bay

                         *                           Executive Vice President and        August 8, 2000
---------------------------------------------------    Director
                   Roy L. Cline

                         *                           Executive Vice President and        August 8, 2000
---------------------------------------------------    Director
                  Richard W. Colf

                         *                           Director                            August 8, 2000
---------------------------------------------------
                  James Q. Crowe

                         *                           Director                            August 8, 2000
---------------------------------------------------
                   Richard Geary

                         *                           Executive Vice President and        August 8, 2000
---------------------------------------------------    Director
                 Bruce E. Grewcock

                         *                           Director                            August 8, 2000
---------------------------------------------------
                William L. Grewcock

               /s/ GREGORY D. BROKKE                 Controller                          August 8, 2000
---------------------------------------------------
                 Gregory D. Brokke

                         *                           Director                            August 8, 2000
---------------------------------------------------
                 Peter Kiewit, Jr.

                         *                           Executive Vice President and        August 8, 2000
---------------------------------------------------    Director
                 Allan K. Kirkwood

NAME                                                               TITLE                      DATE
----                                                               -----                      ----
             /s/ MICHAEL J. PIECHOSKI                Vice President and Treasurer        August 8, 2000
---------------------------------------------------
               Michael J. Piechoski

                         *                           Director                            August 8, 2000
---------------------------------------------------
                 Walter Scott, Jr.

                         *                           Chief Executive Officer, President  August 8, 2000
---------------------------------------------------    and Chairman of the Board of
                Kenneth E. Stinson                     Directors

                         *                           Director                            August 8, 2000
---------------------------------------------------
                George B. Toll, Jr.


     Tobin A. Schropp, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission in the Registrant's Registration Statement on February 18, 2000.

By:      /s/ TOBIN A. SCHROPP
    ----------------------------------
             Attorney-in-fact
             Tobin A. Schropp

                                 EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    2.1       Form of Separation Agreement by and between Peter Kiewit
              Sons', Inc., Kiewit Materials Company and Kiewit
              Construction Group Inc.
    3.1*      Form of Restated Certificate of Incorporation of Kiewit
              Materials Company
    3.2       Restated Certificate of Incorporation, effective June 19,
              1999, of Peter Kiewit Sons', Inc.(1)
    3.3*      Form of Amended and Restated By-laws of Kiewit Materials
              Company
    3.4       Amended and Restated By-laws, effective June 19, 1999, of
              Peter Kiewit Sons', Inc.(2)
    4.1*      Specimen certificate representing shares of common stock,
              par value $0.01 per share, of Kiewit Materials Company
    4.2       Form of Indenture, by and between Kiewit Materials Company and UMB Bank, N.A., as trustee.
    4.3       Form of Series 2000A Convertible Debentures due October 31,
              2010 of Kiewit Materials Company
    4.4       Form of Series 2000B Convertible Debentures due October 31,
              2010 of Kiewit Materials Company
    4.5       Form of Series 2000C Convertible Debentures due October 31,
              2010 of Kiewit Materials Company
    4.6       Indenture, dated as of July 1, 1986, as amended pursuant to a First Supplemental Indenture, dated as of March 31, 1998, by and between Peter Kiewit Sons', Inc. and U.S. Bank, N.A., as trustee.(3)
    4.7*      Form of 8.028% Series 1997 Convertible Debentures due
              October 31, 2007 of Peter Kiewit Sons', Inc.
    4.8       Form of 7.35% Series 1998 Convertible Debentures due October
              31, 2008 of Peter Kiewit Sons', Inc.(4)
    4.9       Form of 8.25% Series 1999 Convertible Debentures due October
              31, 2009 of Peter Kiewit Sons', Inc.(5)
    4.10*     Form of Series 1997A Convertible Debentures due October 31,
              2010 of Peter Kiewit Sons', Inc.
    4.11      Form of Series 1998A Convertible Debentures due October 31,
              2010 of Peter Kiewit Sons', Inc.
    4.12*     Form of Series 1999A Convertible Debentures due October 31,
              2010 of Peter Kiewit Sons', Inc.
    4.13      Form of Stock Repurchase Agreement for Peter Kiewit Sons',
              Inc. Employees.(6)
    4.14      Form of Repurchase Agreement for Holders of Peter Kiewit
              Sons', Inc. Convertible Debentures.(7)
    4.15*     Form of Repurchase Agreement for holders of Kiewit Materials
              Company Convertible Debentures.
    5.1*      Opinion of Willkie Farr & Gallagher.
    8.1*      Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois),
              with respect to certain tax matters.
    8.2*      Opinion of Blake, Cassels & Graydon LLP, with respect to
              certain Canadian tax matters.
   10.1       Form of Tax Sharing Agreement, by and between Peter Kiewit
              Sons', Inc. and Kiewit Materials Company
   21.1*      List of Subsidiaries of Kiewit Materials Company

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   21.2*      List of Subsidiaries of Peter Kiewit Sons', Inc.
   23.1       Consent of PricewaterhouseCoopers LLP.
   23.2       Consent of Arthur Andersen LLP.
   23.3       Consent of Perkins & Company, P.C.
   23.4*      Consent of Willkie Farr & Gallagher (included in their
              opinion filed as Exhibit 5.1).
   23.5*      Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
              (included in their opinion filed as Exhibit 8.1).
   23.6*      Consent of Blake, Cassels & Graydon LLP (included in their opinion filed as Exhibit 8.2).
   24.1*      Power of attorney.
   25.1*      Statement on Form T-1 of Eligibility of Trustee for the
              Kiewit Materials Company Convertible Debentures.
   25.2       Statement on Form T-1 of Eligibility of Trustee for the
              Peter Kiewit Sons', Inc. Convertible Debentures.(8)
   99.1       Form of Letter of Transmittal.
   99.2*      Form of Letter to Debentureholders.


---------------
   * Previously filed.

 (1) Filed as Exhibit 3.1 to Peter Kiewit Sons', Inc.'s Quarterly Report on Form 10-Q, for the quarter ended June 30, 1999 filed with the Securities and Exchange Commission, and incorporated herein by reference.

 (2) Filed as Exhibit 3.2 to Peter Kiewit Sons', Inc.'s Quarterly Report on Form 10-Q, for the quarter ended June 30, 1999 filed with the Securities and Exchange Commission, and incorporated herein by reference.

 (3) Filed as Exhibit 4.3 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 5, 1998, and incorporated herein by reference.

 (4) Filed as Exhibit 4.4 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 5, 1998, and incorporated herein by reference.

 (5) Filed as Exhibit 4.4 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 4, 1999, and incorporated herein by reference.

 (6) Filed as Exhibit 1 to Peter Kiewit Sons', Inc.'s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 24, 1998, and incorporated herein by reference.

 (7) Filed as Exhibit 4.5 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 5, 1998, and incorporated herein by reference.

 (8) Filed as Exhibit 99.1 to Peter Kiewit Sons', Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 4, 1999, and incorporated herein by reference.